Filed Pursuant to Rule 424(b)(4)

Registration No. 333-291410

PROSPECTUS

UP TO 68,696,076 ORDINARY SHARES

OF

BRAIIN LIMITED

This prospectus relates to the registration of the resale of up to 68,696,076 ordinary shares (the “ordinary shares”) by our shareholders identified in this prospectus (the “Registered Shareholders”). Unlike an initial public offering, the resale by the Registered Shareholders is not being underwritten on a firm-commitment basis by any investment bank. The Registered Shareholders may, or may not, elect to sell their ordinary shares covered by this prospectus, as and to the extent they may determine. If the Registered Shareholders utilize a broker-dealer in the sale of the ordinary shares being offered by this prospectus on the Nasdaq Global Market (the “Primary Exchange”), such broker-dealer may receive commissions in the form of discounts, concessions, or commissions which may be in excess of those customary in the types of transactions involved. See “Plan of Distribution.” If the Registered Shareholders choose to sell their ordinary shares, we will not receive any proceeds from the sale of ordinary shares by the Registered Shareholders.

No public market for our ordinary shares currently exists, and our ordinary shares have a limited history of trading in private transactions. Recent purchase prices of our ordinary shares in private transactions may have little or no relation to the opening public price of our ordinary shares on the Primary Exchange or the subsequent trading price of our ordinary shares on the Primary Exchange. We have sold ordinary shares in private transactions for a price of $40.68 per share. See “Sale Price History of Our Capital Stock” below. Further, the listing of our ordinary shares on the Primary Exchange, without a firm-commitment underwritten offering, is a novel method for commencing public trading in ordinary shares, and consequently, the trading volume and price of ordinary shares may be more volatile than if ordinary shares were initially listed in connection with an initial public offering underwritten on a firm-commitment basis.

On the day that our ordinary shares are initially listed on the Primary Exchange, the Primary Exchange will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by the Primary Exchange on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which Maxim Group LLC (the “Advisor” or “Maxim”), in its capacity as our financial advisor, must notify the Primary Exchange that our shares are “ready to trade.” Once the Advisor has notified the Primary Exchange that our ordinary shares are ready to trade, the Primary Exchange will confirm the Current Reference Price for our ordinary shares, in accordance with the Primary Exchange rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will be executed at such price and regular trading of our ordinary shares on the Primary Exchange will commence, subject to the Primary Exchange conducting validation checks in accordance with the Primary Exchange rules. Under the Primary Exchange rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our ordinary shares will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by the Primary Exchange in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder. The Registered Shareholders will not be involved in the Primary Exchange’s price-setting mechanism, including any decision to delay or proceed with trading, nor will they control or influence the Advisor in carrying out its role as a financial adviser. The Advisor will determine when our ordinary shares are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. For more information, see “Plan of Distribution.”

We are considered a “controlled company” within the meaning of the Primary Exchange’s corporate governance rules because Mr. Balasubramanian, our Founder and Chief Executive Officer, controls approximately 61% of our combined voting power. As a result of Mr. Balasubramanian’s voting control, Mr. Balasubramanian will effectively be able to determine the outcome of all matters requiring shareholder approval, including the election and removal of directors, mergers and acquisitions, payment of dividends and other matters of corporate or management policy.  As a controlled company, we are permitted to elect not to comply with certain corporate governance requirements of the Primary Exchange, including the requirements that our board of directors be comprised of a majority of independent directors and that we establish fully independent compensation and nominating and corporate governance committees. While we qualify for these exemptions, we do not currently intend to rely on any exemptions. Accordingly, although we are a controlled company, we believe our governance structure will provide shareholders with meaningful independent oversight while allowing us to retain the stability and long-term vision associated with founder leadership.

We expect to remain a controlled company until Mr. Balasubramanian no longer controls more than 50% of our combined voting power.

We have applied to list our ordinary shares on the Primary Exchange under the symbol “BRAI.” We expect our ordinary shares to begin trading on the Primary Exchange on or about February 5, 2026.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our ordinary shares involves risks. See the “Risk Factors” section beginning on page 26 for risks you should consider before investing in our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved, or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated February 2, 2026

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). Neither we nor any of the Registered Shareholders have authorized anyone to provide any information different from, or in addition to, the information contained in this prospectus and in any free writing prospectuses we have prepared. Neither we nor any of the Registered Shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Registered Shareholders are offering to sell, and seeking offers to buy, shares of their ordinary shares only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since such date.

Through and including March 2, 2026 (approximately the 25th day after the listing date of our ordinary shares), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

For investors outside the United States: Neither we nor any of the Registered Shareholders have done anything that would permit the use of or possession or distribution of this prospectus or any related free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our ordinary shares by the Registered Shareholders and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration or continuous offering process. Under this process, the Registered Shareholders may, from time to time, sell the ordinary shares covered by this prospectus in the manner described in the section titled “Plan of Distribution.” Additionally, we may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus, including the section titled “Plan of Distribution”. You may obtain this information without charge by following the instructions under the “Where You Can Find Additional Information” section of this prospectus. You should read this prospectus and any prospectus supplement before deciding to invest in our ordinary shares.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find Additional Information.”

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PROSPECTUS SUMMARY

This summary highlights select information contained elsewhere in this prospectus and does not contain all the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the sections entitled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the accompanying notes included elsewhere in this prospectus before making an investment decision. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to outstanding shares and all references to “we,” “us,” “our,” the “Company,” “Braiin” and similar terms refer to Braiin Limited.

Company Overview

Braiin Limited is an Australian technology company leveraging proprietary intellectual property and patented artificial intelligence/machine learning (“AI/ML”) technologies to deliver actionable insights across high-growth verticals: Agriculture, Property Technology, and Customer Experience as a Service (“CXaaS”). Our platforms are designed to address inefficiencies and drive data-backed decision-making across traditionally analog sectors. Our first commercial focus is on the agriculture technology sector, where we have successfully deployed our AI-powered solutions across multiple implementations.

As of the date of this prospectus, the Company has executed long-term contracts for its AI/ML-powered robotic services amounting to approximately US$35.93 million over a five-year term and has also entered into non-binding Memoranda of Understanding (“MoUs”) representing an additional US$111.98 million in potential contract value. These agreements relate to autonomous spraying, precision agriculture, and UAV-based analytics services. Deployment, integration, and customer onboarding for these agreements is underway. The Company began generating initial revenue in Q4 of calendar year 2025, following the commencement of deployment and customer onboarding under its long-term commercial agreements. The Company expects revenue to further scale up from Q1 of calendar year 2026.

1. Our AI Enabled AgTech Platform

Our AgTech platform uses autonomous aerial robots, AI/ML-based analytics, and internet of things (“IoT”) integration to provide real-time insights into crop health, irrigation, soil conditions, pest detection, yield prediction, and weather risk management. Braiin was the first company in the world to be certified by a national aviation authority to operate fully autonomous aerial drones for crop spraying. These robots are capable of generating multispectral maps and executing precision spraying, significantly reducing chemical use and increasing efficiency.

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AI Dashboard and Insights

Our AI-powered dashboard integrates satellite and drone imagery, IoT sensors, and predictive models to offer actionable insights in real-time. Users can visualize vegetation health, pest risks, irrigation needs, and expected yield via a unified platform. Technologies like EfficientNet, ResNet-50, YOLOv8, and LSTM are used for image recognition, anomaly detection, weather forecasting, and yield prediction. Farmers receive real-time alerts and intelligent recommendations.

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ERP and Smart Farm Automation

Braiin’s enterprise resource platform (“ERP”) system provides end-to-end farm management, from inventory and financial tracking to crop scheduling and weather risk mitigation. Drones and AI models continuously collect and learn from new data, enabling automated and optimized responses for resource allocation, crop spraying, and harvesting. This system supports sustainability by minimizing pesticide usage and maximizing resource efficiency.

Market Opportunity

The agriculture technology sector presents the largest near-term opportunity for Braiin. With the global AgTech market expected to reach $74 billion by 20341, precision farming solutions are in high demand. The integration of AI, aerial robotics, and IoT represents a major leap forward for global food production and sustainability efforts.

Platform Architecture and Technology Stack

The core technology stack includes AI/ML frameworks like TensorFlow and PyTorch, spectral imaging with OpenCV and Google Earth Engine, and cloud solutions such as AWS SageMaker. IoT integration is enabled via AWS Greengrass and Apache Kafka for real-time analytics and edge computing capabilities.

1 Exploding Topics. (n.d.). AgTech Market: Growth, Trends & Forecast. Retrieved from https://explodingtopics.com/blog/agtech-market.

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Expanded Detail:

Agriculture Technology Sector:

One of our flagship offerings is our Autonomous Aerial Robots, equipped with advanced sensors, cameras, and AI/ML capabilities. We believe these robots have the potential to revolutionize agriculture by providing real-time insights into crop health, soil conditions, and other variables, which assists with optimizing farming practices, reducing resource wastage, and maximizing yields. Braiin was the first company in the world to be certified by a country to operate fully Autonomous Aerial Robots for crop spraying.

In the agriculture technology sector, our Autonomous Aerial Robots collect data on crop health and soil conditions, enabling farmers to make data-driven decisions. The maps captured from Braiin’s Autonomous Aerial Robots are used for analysis and monitoring of crop harvests. The Autonomous Aerial Robots can produce both two-dimensional and three-dimensional maps using data from hyper spectral, multispectral light detecting and ranging or thermal sensors. By employing AI/ML algorithms, these robots offer actionable recommendations for irrigation, fertilization, and pest management, with the goal of providing increased productivity and reduced environmental impact.

The Autonomous Aerial Robots are capable of scanning an entire plantation for plant health, seven to ten days before human eyes can identify any hydration, insect or herbicide issues. This information can be used to determine how to reallocate plant treatment and when to pick crops, which subsequently increases yields.

The data collected from our Autonomous Aerial Robots can also be used to pre-plan estate development. The Autonomous Aerial Robots can scan drainage elevation across a plantation, which can then be used to optimize irrigation, drainage and determine whether any topography changes are needed and determine where to put the next field.

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Plant and Land Health Scanning Map

Our Autonomous Aerial Drones are used for more than just collecting data. We also provide customized Autonomous Aerial Drones for crop spraying that can cover 2-3 hectares per hour and carry 50 kilograms of chemicals. The Autonomous Aerial Drones have the capability to spray crops based on some or all insights provided in our ERP (described further below). By utilizing the Autonomous Aerial Drones, crops can be sprayed at up to 15 times the speed of humans while using less chemicals, which has the potential to save both time and money. We believe that using the Autonomous Aerial Drone for spraying is also safer than using human labor to spray crops and limits pesticide exposure risk to humans.

Autonomous Aerial Drones Spraying Crops

While we recognize the potential of AI/ML across the various sectors in which we operate, we also acknowledge the need for a balanced approach to address our customers’ diverse needs and requirements. For example, we offer a comprehensive ERP platform that offers quality control services, production and post-production planning services, and inventory, sales and analytic services that is currently tailored for the agriculture technology sector but has the potential to be expanded for use across other industries. By integrating processes such as inventory management, sales, and financial reporting, we believe our ERP platform enables farmers and agribusinesses to manage their farming operations, supply chains, and financial transactions efficiently in a single platform, thereby enhancing productivity, reducing errors, and improving decision-making capabilities.

The single-user friendly dashboard can enable a user to easily make decisions based on our technology’s actionable insights. For example, our Autonomous Aerial Drones may alert one of our users of a specific weather pattern resulting in abnormally high rainfall amounts, resulting in a certain portion of the user’s farm receiving more water than is typical. This insight could be displayed on the ERP platform, allowing the user to make adjustments to react to the data, such as adjustments to reduce the amount of water being used in irrigation. These types of insights help farmers identify and act on decisions, increasing productivity and reducing negative environmental impacts through lowering pesticide or water usage, for example. Each Autonomous Aerial Drone incorporates AI/ML by running continually and adding to the dataset available to our users and further improving the quality of the actionable intelligence and reporting.

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Industry Overview and Market Opportunity

We believe that we operate at the forefront of technology, targeting a range of industries, including agriculture, finance, insurance, and telecommunications among others. With our innovative solutions and commitment to excellence, we believe that we are poised to seize market opportunities and establish ourselves as leaders in the technology industry.

$45B	**$32B**	**$13B**	**$10B**
Infrastructure	Agriculture	Transport	Security
$9B	**$7B**	**$6B**	**$4B**
Media	Insurance	Telecom	Mining

PwC report 2016

Drone services market size by industry ($ billions)

Agriculture Technology Sector

The agriculture technology sector (“AgTech”) represents the largest market opportunity for Braiin. As the global population is expected to reach 9.7 billion by 2050, there is mounting pressure to increase food production while minimizing environmental impact. We expect that the integration of agricultural technology solutions that integrate IoT and aerial robotics, among other technologies, will play a crucial role in addressing these challenges. According to market research, the global AgTech market is currently worth approximately $26.27 billion and is expected to reach $74 billion by 2034, growing at a CAGR of 12.2%.2

The total addressable market for AgTech solutions like IoT and aerial robotics in crop spraying is substantial. According to market research, the global smart agriculture market size is projected to grow from $15.7 billion in 2025 to $23.38 billion by 2029, with a CAGR of 10.2% during the forecast period.3 This growth is primarily driven by the increasing adoption of precision farming techniques and the need for sustainable agricultural practices.

Within the smart agriculture market, the IoT segment is expected to experience significant growth. The integration of IoT devices in agriculture enables farmers to monitor and control various aspects of their operations remotely. IoT sensors can collect data on soil moisture, temperature, humidity, and other environmental factors, providing farmers with valuable insights for informed decision-making. The global market for IoT in agriculture is estimated to reach $15.95 billion by 2025, with a CAGR of 14.32% and $31.08 billion by 2030.4

In addition to IoT, aerial robotics for crop spraying also has a substantial global market. While traditional crop spraying methods often involve the indiscriminate use of chemicals, resulting in wastage and potential harm to the environment, our Autonomous Aerial Robots have the potential to revolutionize crop spraying processes. These Autonomous Aerial Robots can precisely apply pesticides and fertilizers, minimizing chemical wastage and reducing the environmental impact. This technology not only enhances the effectiveness of crop protection but also promotes sustainable farming practices. The market for agricultural drones, which includes aerial robots used for crop spraying, is projected to grow from $6.10 billion in 2024 to $23.78 billion by 2032, with a CAGR of 18.5% during the forecast period.5

2 Exploding Topics. (n.d.). AgTech Market: Growth, Trends & Forecast. Retrieved from https://explodingtopics.com/blog/agtech-market.

3 MarketsandMarkets. (2024). Smart Agriculture Market by Precision Farming, Livestock Monitoring, Precision Aquaculture, On-Cloud, On-Premises, System Integration & Consulting, Harvesting Management, HVAC Management and Water and Fertilizer Management – Global Forecast to 2029. Retrieved from https://www.marketsandmarkets.com/Market-Reports/smart-agriculture-market-239736790.html.

4 360iResearch. (2025). Agriculture IoT Market by Application, Component, Technology, Farm Type, Connectivity – Global Forecast 2025–2030. Retrieved from https://www.360iresearch.com/library/intelligence/agriculture-iot

5 Fortune Business Insights. (2025). Agriculture Drone Market Size, Share & Industry Analysis, By Offering, Components, Payload Capacity, Application, and Regional Forecast, 2024–2032. Retrieved from https://www.fortunebusinessinsights.com/agriculture-drones-market-102589.

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Braiin’s AgTech platform is built from the ground up using proprietary AI/ML models, integrating aerial robotics, edge IoT sensors, and a full-service ERP. Unlike standalone drone or sensor vendors, Braiin unifies data collection, real-time processing, and predictive analytics into one seamless decision-making system for farmers.

Our AI models power disease detection, irrigation optimization, fertilization recommendation, and yield forecasting. The platform continuously learns from incoming sensor and image data, fine-tuning recommendations and increasing operational efficiency. These tools directly impact farmer profitability, sustainability, and risk management.

2. AI Enabled Customer Experience and Employee Experience Sector

Braiin currently owns a patent on a Semi-supervised question answering machine (Patent number #10650818), which Braiin believes has significant applicability is the CXaaS industry. See “Intellectual Property” below. Through the acquisition of VIS Private Networks Limited (“VIS Networks”) (as described below), Braiin will significantly expanding our capabilities in the CX and EX as a Service sector. VIS Networks is a global provider of unified communications, contact center solutions, video conferencing, audio-visual systems, and AI-powered customer engagement tools, with operations across Singapore, Malaysia, the United Kingdom, Oman, and other jurisdictions.

Our CXaaS platform is an AI-powered, end-to-end solution designed to transform how enterprises engage with customers and manage internal teams. By integrating cloud-based CRM, workforce management, and contact center technologies, our platform delivers a unified, intelligent customer engagement experience.

Through advanced analytics, speech recognition, sentiment analysis, call routing, and real-time behavioral insights, the platform captures every customer and agent interaction to generate predictive insights and next-best-action recommendations. These tools empower frontline teams to personalize experiences, resolve issues faster, and improve customer satisfaction and retention.

Our proprietary AI/ML engines continuously learn from interactions, enhancing operational intelligence through behavioral analytics at the individual, team, and enterprise levels. This learning capability enables rapid adaptation to changing customer demands while driving efficiency across all service touchpoints. VIS’s advanced capabilities include:

●	AI-driven speech analytics and intelligent call routing.

●	Secure, scalable CX platforms supporting high-volume enterprise environments.

●	Cloud-native integration across multiple customer interaction channels.

●	End-to-end consulting and system design for large-scale CX transformation programs.

Through VIS Networks and our proprietary AI frameworks, we deliver comprehensive contact center management solutions via a consulting-led approach that provides clients with deep insights into their operational challenges and actionable recommendations for improvement.

With this combination of VIS Networks’ global scale and Braiin’s proprietary AI/ML capabilities, our CXaaS platform is positioned to deliver a complete, integrated, and future-ready solution that spans:

●	CX Design & Consulting — Understanding what customers and employees want, then designing connected journeys supported by the right people, processes, and technology.

●	CX Products & Platforms — A comprehensive suite of products and platforms delivering highly connected experiences in an agile and cost-effective way.

●	CX Services & Digital — Orchestrating CX operations across applications, infrastructure, and network domains, wrapped in digital-first, microservices-based architectures.

●	CX Cloud — Pre-built integrations with leading contact center and CX solutions to simplify and de-risk cloud adoption without sacrificing performance or control.

●	Analytics, Automation & AI — Leveraging analytics and automation to enhance CX and EX in real time across all channels.

This unified approach allows us to deliver scalable, cloud-native tools that are customizable, agile, and deeply embedded in our clients’ business workflows — providing measurable return on investment, stronger customer retention, and increased enterprise agility.

OUR SOLUTION

Customer Experience as a Service Sector

System integration as a cloud service is a relatively new market opportunity to combine professional services-based software development with cloud-based service delivery as well as provide unified user and application management and business insights as high-margin value added services. While system integration as a cloud service is generic and applicable to multiple business processes, it is particularly attractive in the customer engagement and agent experience management market where customer relationship management and contact center solutions are provided by different software service vendors thus necessitating integration and customization of these applications to suit the business needs of the enterprise.

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With the signing of a binding term sheet to acquire VIS Private Networks Limited — an acquisition that will complete upon effectiveness of a Registration Statement with the SEC — we are expanding our capabilities in the CX and EX as a Service sector. Through this acquisition and our proprietary technologies, we are well-positioned to deliver comprehensive contact center management solutions via a consulting-led framework that provides clients with detailed insights into their existing challenges and actionable recommendations for improvement. With the growth trajectory in the similar space, we plan to expand into other related areas of marketing technology, automation and customer relationship management, which creates a significant opportunity to scale. The below tables depict the total addressable market for the customer experience space and way to expand further.

3. AI-Enabled Property Technology Platform

Utility Connections, Comparison and Billing Infrastructure

With the signing of a binding share sale agreement to acquire Connect Simple — an acquisition that will complete upon effectiveness of a Registration Statement with the SEC — we are expanding our capabilities in the Property Technology Sector. Our property technology (“PropTech”) division is focused on simplifying residential service delivery and billing through an AI-powered, white-labelled platform. This platform serves as a digital infrastructure layer for utility connections, bill comparison, and ongoing household expense management, with applications across rental, ownership, and agency-managed properties.

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Using AI-trained assistants and proprietary application programming interface (“APIs”), the platform automates the process of connecting essential services (electricity, gas, broadband, insurance, and more) at the point of property transaction, such as leasing, purchasing, or moving. Customers interact through a unified portal that facilitates connections and enables ongoing bill tracking and payments. AI also personalizes the customer journey, offering hyper-relevant product suggestions, optimized based on usage and household composition.

Key technologies include:

●	Real-time API integrations with service providers for automated switching and provisioning.

●	AI-driven lead routing and call center support, informed by 15+ years of behavioral insights.

●	Digital assistant interface that enables non-technical users to manage multiple services in one place.

●	Secure payment infrastructure, supported by a regulated digital wallet partner, enabling card issuance, transaction analytics, and bill smoothing.

The PropTech platform acts as the connective tissue between property movements and downstream services. By embedding into tenancy applications, bond deposit processes, or conveyancing platforms, it captures high-intent customers at the ideal moment and converts them into recurring bill management users.

Customer platform can support:

●	Household energy usage.

●	Home warranty and protection add-ons.

●	SME (small business) product lines for landlord and commercial property services.

As a high-cash-flow, data-rich business, the PropTech unit complements our broader AI strategy and contributes to long-term revenue resilience through repeat billing, embedded finance, and cross-selling opportunities for home services and devices (e.g security, cameras, doorbells, smart devices).

OCR-Powered Bill Comparison Engine

Bill Comparison platform includes proprietary Optical Character Recognition (“OCR”) technology that automatically scans uploaded utility bills, extracting key data such as usage, supply charges, tariff structures, and billing periods. This data is then matched in real time against a curated panel of service providers. By analyzing cost structures and plan suitability, the system identifies and recommends better-value options tailored to each customer’s profile. This AI-enhanced process simplifies switching, ensures customers remain on competitive rates, and eliminates manual data entry, delivering both savings and convenience.

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Energy and Home Insurance Sectors

The Company’s core platform is designed to engage high-intent consumers at key transition moments, particularly when moving home and to capitalize on recurring service needs across the energy and home insurance sectors. These two verticals represent foundational pillars in the household services ecosystem, offering strong revenue predictability and natural alignment with the Company’s embedded referral model.

United Kingdom

The UK energy sector is one of the most active switching environments globally, with over 1 million electricity customers changing providers annually. Regulatory mandates for price transparency and consumer protections have led to a fragmented but competitive retail energy landscape. New challenger brands are winning share, creating demand for comparison engines that offer clarity and trust. Our ability to plug directly into tenancy and mover data streams allows the business to reach customers at their moment of need — resulting in high conversion, low churn, and low acquisition cost.

United States

Energy market deregulation across key states like Texas, New York, and Ohio opens up an addressable market of over 20 million households.6 While energy switching rates vary by region, the combination of rising energy prices, climate-focused product innovation, and policy-driven customer empowerment is fueling demand for comparison and concierge switching services. The US strategy involves operating in deregulated states. The Company’s AI agent and API stack allows for rapid onboarding of partners and customers alike.

Australia & New Zealand

In Australia and New Zealand, we believe utility switching is increasingly digital, with growing consumer interest in comparing energy and telco plans. We already operate with over 50 integrated real estate and property platforms in this region. This B2B2C model has proven efficient in reaching moving customers and delivering a high return per referral through commission-based revenue models. The platform’s success here serves as a blueprint for replication in larger markets.

6 U.S. Energy Information Administration. (n.d.). Texas - State Energy Profile Overview., from https://www.eia.gov/electricity/state/Texas/ and U.S. Energy Information Administration. (2024). Electric Power Annual, from https://www.eia.gov/electricity/annual/pdf/epa.pdf

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United Kingdom: The UK home insurance market shows high product penetration7 but suffers from customer fatigue due to policy complexity and inconsistent claims experiences.8 By embedding curated insurance options within the onboarding and bill management workflows, the platform delivers simplicity, speed, and better alignment with customer needs. This approach can drive incremental revenue while maintaining low acquisition cost through digital automation.

United States: With a fragmented insurance landscape and a rise in direct-to-consumer models, the US market is ripe for disruption.9 Renters in particular remain underserved — creating a clear opportunity to offer bundled insurance options at the point of utility or broadband activation.10 Our unified service experience positions it to introduce embedded insurance into the user journey, increasing wallet share and deepening engagement.

Australia & New Zealand: The Australia and New Zealand operation has secured exclusive distribution relationships with innovative underwriters, allowing the Company to offer unique insurance propositions within our tenancy and property ecosystem. These offers are built into real estate and finance partner journeys, with referral flows built directly into CRMs and lease platforms. The rollout of contents insurance, landlord protection, and home warranty products has already begun, delivering a new recurring revenue layer.

Strategic Alignment: The integration of energy and home insurance within a single customer platform enhances both customer experience and business performance. These services are not only essential — they are expected. By embedding them into the property journey via CRM integrations, referral APIs, and AI-powered bill management tools, Connect Simple (as defined below) becomes the default hub for setting up and managing the home. As product verticals mature, cross-sell opportunities will further increase customer lifetime value and partner monetization.

By the end of 2023, North America’s installed base of smart electricity meters had reached nearly 146 million units, with penetration surpassing 80%. Forecasts anticipate continued growth, with both installed units and penetration climbing towards the low- to mid-90s by the end of the decade.11

7 MarkWide Research. (n.d.). UK Home Insurance Market., from https://markwideresearch.com/uk-home-insurance-market.

8 Financial Conduct Authority. (2025, July 22). Home and travel claims handling arrangements: good practice and areas for improvement. Retrieved from https://www.fca.org.uk/publications/good-and-poor-practice/home-travel-claims-handling-arrangement.

9 William Blair Equity Research. (2025). Insurance Distribution: Expanding Opportunities and Evolving Business Models. Retrieved from https://www.williamblair.com/-/media/downloads/eqr/2025/williamblair-insurance-distribution-expanding-opportunities-and-evolving-business-models.pdf

10 Assurant. (n.d.). Renters Affinity Market Opportunity [Infographic]. Retrieved August 27, 2025, from https://www.assurant.com/documents/assurant/multifamily-housing-docs/renters-affinity-market-opportunity-infographic.pdf

11 Spencer Jones, J. (2024, June 11). Smart meter penetration surpasses 80% in North America. Smart Energy International. Retrieved from https://www.smart-energy.com/industry-sectors/smart-meters/smart-meter-penetration-surpasses-80-in-north-america.

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Projections indicate that the global smart meter market will grow from around 1.06 billion in 2023 to over 1.75 billion by 2030, driven by an approximate 6% CAGR.12

150M+
METERS
40M+
UK
METERS*
13M+
AUS
METERS*
2.5M+
NZ
METERS*
Currently Serviced
900M+
GLOBAL
SMART
METERS
BY
2021*
*(GTM Research)

These sectors present significant opportunities for growth, driven by recurring customer needs and the increasing demand for streamlined digital solutions. By embedding essential services into the customer journey — particularly during high-intent moments like moving — we provide meaningful value to both end users and strategic partners. With strong foundations already in place and scalable infrastructure, we are well-positioned to expand our impact, enhance customer retention, and increase the long-term value of every relationship we support.

Unified Technology Stack

Single IP Spine: All platforms leverage the same architecture for ingestion, insight generation, and automation — enabling speed to market across verticals

Raptor300, Inc.

Raptor300 Inc. (“Raptor”), established in 2015, holds the core intellectual property underpinning our Autonomous Aerial Robots (see “— Intellectual Property” below). For a detailed overview of these technologies and the market segments they serve, refer to “Diverse Range of Services and Products — Agriculture Technology Sector” below.

Raptor’s customer base is primarily composed of enterprises within the agricultural industry. Raptor has secured binding long-term contracts for its AI/ML-powered robotic services totaling $35.93 million over a five-year term, and has also executed non-binding Memoranda of Understanding (“MoUs”) representing an additional $111.98 million in potential contract value. Raptor’s operations are headquartered in Subiaco, Western Australia.

On July 26, 2022, Braiin acquired 100% of Raptor’s outstanding equity, making it a wholly owned subsidiary of Braiin.

Connect Simple Pty Ltd

Connect Simple Pty Ltd (“Connect Simple”) was incorporated in Australia on December 01, 2023 having registered office in Melbourne, Victoria Australia. It has business operations in Australia, New Zealand, UK and the United States. Connect Simple is focused on simplifying residential service delivery and billing through an AI-powered, white-labelled platform. This platform serves as a digital infrastructure layer for utility connections, bill comparison, and ongoing household expense management, with applications across rental, ownership, and agency-managed properties.

Pursuant to the Share Sale Agreement, dated December 8, 2025, by and among Braiin and Gomazz Pty. Ltd. as trustee for the Georgiou Family Trust, Braiin agreed to acquire 100% of the issued shares of Connect Simple for aggregate consideration of $98 million, payable in Braiin ordinary shares issued at a price of $10.17 per share at settlement. Completion of the transaction is subject to customary conditions. The consideration shares to be issued to the seller will be subject to a 12-month lock-up from the date of issue.

12 Krishnan, A. (2024, February 21). Smart electricity meter market 2024: Global adoption landscape. IoT Analytics. Retrieved August 27, 2025, from https://iot-analytics.com/smart-meter-adoption.

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VIS Networks Private Limited

VIS Networks Private Limited (“VIS Networks”) was Incorporated on April 18, 2011, and headquartered in Bangalore, Karnataka, VIS Networks has evolved into a global provider of next-generation communication and CX technologies. The company operates through its subsidiaries across Singapore, Malaysia, the United Kingdom, Oman, and other jurisdictions, delivering enterprise-grade solutions to a diverse international client base.

VIS Networks is recognized as a trusted partner for organizations seeking to modernize and optimize their CX infrastructure. Its comprehensive offering spans unified communications, contact center solutions, video conferencing, and audio-visual systems. More recently, VIS has expanded into AI-powered CX innovation, including speech analytics, intelligent call routing, and machine learning — driven customer engagement tools.

With a strong focus on secure, scalable, and efficient platforms, VIS Networks supports clients across industries in building resilient and future-ready communication ecosystems.

Pursuant to the binding Amended and Restated Heads of Agreement, dated December 4, 2025, by and between Braiin and VIS Networks, Braiin will acquire 100% of the shares of VIS Networks (the “VIS Acquisition”) for an aggregate consideration of $24 million (the “VIS Agreement”), $12 million of which will be paid on the closing date of the VIS Acquisition, $7.2 million of which will be paid on the 12 month anniversary of the VIS Acquisition, and $4.8 million of which will be paid on the 24 month anniversary of the VIS Acquisition. VIS Networks’ business relates to technology services. Also on December 4, 2025, Braiin and VIS Networks entered into a binding Heads of Agreement whereby certain owners of VIS Networks shares will be issued $44.57 million of Braiin Shares. The consummation of the transactions contemplated by the VIS Agreement are subject to customary closing conditions, including effectiveness of a Registration Statement with the SEC. The shares will also be subject to lock-up period as described in the VIS Agreement, dated as of December 4, 2025. The VIS Agreement may be terminated if a Share Subscription Agreement is not executed by the later of January 31, 2026 or the listing of Braiin’s securities on the Primary Exchange (the “VIS End Date”), by mutual agreement of all Parties in writing, or by VIS or Braiin communicating at any time prior to the VIS End Date of their intent not to pursue the transactions described in the VIS Agreement. The shares issued to VIS are subject to a lock-up agreement as found in the VIS Agreement, dated as of December 4, 2025.

Vega Global Technologies Limited

Vega is a holding company formed in 2023 that will hold all of the outstanding equity interests of Nisus and Mirragin RAS Consulting Pty Limited (“Mirragin”) following the Direct Listing. Vega, through its subsidiaries, will be a technology company specializing in providing AI and coding language services to farmers. Vega holds proprietary intellectual property in AI-enabled drone fleet management, predictive maintenance, autonomous navigation, and multispectral analytics. These capabilities are expected to generate incremental value when integrated into Nisus’s and Mirragin’s existing operations.  See “Diverse Range of Services and Products — Agriculture Technology Sector” and “Diverse Range of Services and Products — Finance and Insurance Sectors” below for additional information on Vega’s products and services. On September 16, 2023, Braiin entered into a binding heads of agreement contract with Vega, which was terminated on September 2, 2025.

On December 10, 2025, Braiin and Vega entered into a new binding heads of agreement contract (the “Vega Agreement”) that supersedes all previously signed agreements, pursuant to which Braiin will acquire 100% of the shares of Vega for consideration of US $82,606,096 of Braiin shares and $2,393,904 in cash consideration. The consummation of the transactions contemplated by the Vega Agreement are subject to customary closing conditions, including effectiveness of a Registration Statement with the SEC. The Vega Agreement may be terminated on the later of October 30, 2025, or the listing of Braiin’s securities on the Primary Exchange if the conditions precedent have not been satisfied or waived.

Pursuant to the Restated Share Sale Agreement, dated December 5, 2025, by and among Vega, Ni Family Investments Pty Ltd, Nisus, Xiaolong Ni, and Braiin, Vega agreed to acquire 100% of the issued shares in the Nisus Companies for aggregate consideration consisting of AUD $3,000,000 in cash and Vega ordinary shares having a value of US $3,160,000 based on US $10.17 per share (the “Nisus Acquisition”). Completion of the Nisus Acquisition is subject to customary closing conditions and regulatory approvals. Following settlement, Nisus will be wholly owned by Vega, and Vega will be a wholly owned subsidiary of Braiin.

Upon the consummation of the share sale agreement with Nisus, Nisus will be wholly owned by Vega. Nisus is a specialist technology provider focused on delivering advanced data science, cybersecurity, and secure communication solutions to Australian government agencies, defense, emergency services, and enterprise clients. With a strong track record in supporting public sector digital transformation, Nisus designs and implements mission-critical systems that protect sensitive information and enable informed decision-making.

In addition to its cybersecurity and analytics capabilities, Nisus supplies a comprehensive range of secure hardware and mobility solutions that enhance communication and operational readiness across high-security environments. Its client base spans government departments, agriculture, defense, emergency services, large enterprises, and mobile network carriers, as well as small to medium-sized businesses.

Headquartered in Australia, Nisus plays a key role in strengthening national digital resilience through its expertise in data governance, threat intelligence, and secure infrastructure. See “Diverse Range of Services and Products — Customer Experience and Employee Experience Sector” below for additional information related to Nisus’s products and services. Nisus’s facilities are located in Canberra, Australia.

Pursuant to the binding Share Sale Agreement, dated December 5, 2025, by and among Vega, Relms Consolidated Pty Ltd as trustee for the Sutton Family Trust, and Mirragin (the “Mirragin Agreement”), Vega will acquire 100% of the shares of Mirragin for aggregate consideration comprising (i) 353,982 fully paid ordinary shares of Vega and (ii) AUD $550,000 in cash, payable at settlement. Following settlement, Mirragin will be a wholly owned subsidiary of Vega, and Vega will be a wholly owned subsidiary of Braiin.

Upon the consummation of the Mirragin Agreement, Mirragin will be wholly-owned by Vega. Mirragin was established in Australia, on April 01, 2011, and operates under a business license issued by Australian Securities Exchange. The registered address of the Company is QLD, 4074 Australia. Mirragin is a specialist Australian consulting and technology firm focused on the deployment of high-end aerial robotics, autonomous systems, and AI/ML-driven solutions for mission-critical applications. With deep expertise in agriculture, defense, emergency response, and industrial operations, Mirragin helps organizations design and implement advanced autonomous technologies that reduce operational risk, lower costs, and enhance decision-making capabilities.

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The company is a recognized leader in the integration of drone-based systems with artificial intelligence and machine learning for use cases such as real-time surveillance, precision logistics, and situational awareness. Mirragin’s multidisciplinary team supports both government and enterprise clients in accelerating the adoption of robotics programs through end-to-end support — from concept development to deployment.

Mirragin’s solutions are built to operate in complex, high-stakes environments, making it a key partner in Australia’s push for innovation in defense tech, aviation, and critical infrastructure resilience.

Our Anticipated Structure

Listing on Primary Exchange
Australia
Braiin Limited
100%
Vega Global Technologies Ltd
100%
Nisus Australia
Nisus Payroll
100%
Mirragin Consulting
100%
Connect Simple
India
100%
VIS Networks
Sri Lanka
100%
Raptor300 Pvt. Ltd.
100%
Raptor300 Inc.
USA
100%
Braiin LLC
Currently part of Braiin Group
Upon Effectiveness of Registration Statement

Diverse Range of Services and Products

Our proprietary technology is currently being used in various sectors, including agriculture, CXaaS, and PropTech. We believe that our technology has the potential to span a variety of industries and sectors to increase efficiency and provide user-friendly solutions for our customers.

Environmental Impact

In recent years, there has been an increased global focus on environmental consciousness, digital efficiency, and sustainability. At Braiin, we believe our integrated AI-driven platforms across Agriculture, CXaaS, and PropTech are aligned with these broader sustainability goals.

AgTech Solutions:

Our AgTech platforms are designed to promote precision farming practices through the use of autonomous aerial robots, AI/ML analytics, and IoT integration. These technologies help reduce chemical usage, optimize water consumption, and minimize environmental degradation. Features such as multispectral imaging, real-time weather-based recommendations, and ERP integration ensure efficient use of pesticides and fertilizers, resulting in increased crop yields and reduced environmental footprint. Our blockchain-enabled transparency mechanisms also allow consumers to verify the sustainability and origin of their food, enabling ethical choices and promoting traceability in the global food chain.

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CXaaS Platform:

Our CXaaS division leverages AI to improve customer and employee experience while minimizing energy and resource waste through process automation. By integrating cloud-native contact centers, AI-driven analytics, and automated digital assistants, our systems reduce the carbon footprint associated with traditional legacy infrastructure and physical service centers. These platforms offer real-time insights that enable businesses to streamline operations, reduce customer service cycles, and eliminate redundancies — thus optimizing digital resource consumption. Furthermore, our Smart Hub product minimizes documentation waste by creating a centralized digital knowledge base accessible on demand, removing the need for printed manuals, long training sessions, or repetitive customer inquiries.

PropTech Platform:

Our AI-enabled Property Technology platform streamlines residential utility connections, energy switching, and bill management through an intelligent digital interface. This solution not only promotes operational efficiency for property managers and tenants but also supports environmental goals by enabling users to select greener energy providers and monitor household energy consumption in real time. The platform’s AI-powered OCR engine ensures accurate utility comparisons, helping customers transition to more sustainable and cost-effective service options. By integrating into tenancy applications and CRM workflows, we reduce administrative overhead and help homes become more energy-aware and carbon-efficient. Additionally, embedded smart home integrations — such as intelligent thermostats, security, and connected devices — empower users to reduce waste and energy use without compromising convenience.

Cross-Sector Strategy:

Across all three verticals, Braiin’s unified approach combines AI/ML, real-time data processing, and automation to address pressing environmental challenges. Whether through reducing chemical runoff in farming, streamlining digital communication in enterprises, or helping households choose eco-friendly utility options, our goal is to drive sustainability and long-term impact. Our platforms are not only revenue-generating — they are impact-focused and designed to promote smarter decisions at every level of the value chain.

As environmental regulations continue to evolve, we are committed to remaining ahead of the curve — ensuring that our solutions help clients meet their environmental, social and governance (“ESG”) goals, while contributing to a more sustainable, transparent, and resilient global ecosystem.

Competition

We operate at the intersection of artificial intelligence and industry-specific verticals — AgTech, CxaaS, and PropTech — each of which is characterized by rapid innovation, evolving customer demands, and increasing investment in digital transformation.

In the AgTech sector, we face competition from both established players and emerging startups that are leveraging AI, ML, IoT, and drone-based technologies to deliver precision agriculture solutions. Competitors in this space are continuously developing proprietary platforms to improve crop yields, optimize inputs, and provide predictive insights — many of which are adjacent to or overlap with our current offerings.

In the CxaaS space, we compete with companies offering AI-based customer service, voice intelligence, and personalized engagement solutions. This is a fast-evolving vertical, with traditional CRM and contact center platforms integrating AI features and newer entrants offering focused, verticalized AI customer solutions.

In PropTech, we expect to face competition from startups and established software as a service (“SaaS”) companies deploying AI to improve asset management, rental automation, predictive maintenance, and tenant engagement.

As a general AI technology company operating across multiple verticals, we anticipate increasing competition from a diverse range of players — ranging from large incumbents expanding their feature sets to domain-specific startups bringing focused innovations. Many of these competitors dedicate substantial resources to research and development and have established customer bases, brand recognition, and deeper capital reserves. To maintain our competitive advantage, we continue to invest in proprietary technology, deep vertical expertise, and differentiated platform capabilities tailored to the unique needs of each industry we serve.

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Competitive Strengths

We believe that we have five main competitive strengths that set us apart from the current market:

●	Technological Integration: Our integration of advanced technologies from Raptor, Connect Simple and Vega, including our Autonomous Aerial Robots, AI/ML, IoT, and ERP, allows us to deliver end-to-end solutions that cater to diverse industry needs.

●	Proven Track Record: We have a successful history of conducting trials and forming partnerships with industry leaders, demonstrating our capability to execute projects and deliver positive outcomes.

●	Intellectual Property: We hold essential patents and regulatory certifications, providing a barrier to entry for potential competitors and enhancing our credibility as an industry leader.

●	Experienced Leadership: Our management team is comprised of experienced professionals with deep expertise in technology, data science, and investment in emerging markets.

●	Collaborative Culture: Our multidisciplinary team fosters a culture of collaboration, creativity, and continuous improvement, allowing us to develop innovative solutions for complex challenges.

Growth Strategy

Our growth strategy encompasses:

●	Continuous Innovation: We invest in research and development in key areas such as AI/ML, robotics, and software to remain at the forefront of technological advancements.

●	Geographical Expansion: We are expanding into new sectors, countries, and markets, with a focus on developed markets like USA, UK, Australia and New Zealand and emerging markets like India, UAE and Sri Lanka.

●	Cross-Selling: We leverage synergies between divisions to offer comprehensive and integrated solutions to our clients.

●	Targeted Sales Approach: We identify potential customers’ pain points and challenges and develop tailored solutions to meet their specific needs.

●	Strategic Acquisitions and Investments: We seek partnerships and collaborations with complementary technology companies to access new markets, expand our customer base, and enhance our capabilities.

With these strategies, we aim to strengthen our market presence, capture new opportunities, and deliver sustainable growth in the technology industry. We remain committed to delivering value to clients and shareholders while driving innovation and achieving long-term success.

Research and Development Policies

Over the past three years, Braiin has maintained a strong commitment to innovation through continued investment in research and development activities across our core verticals: AgTech, CXaaS, and PropTech, which will be strengthened by the acquisition of Connect Simple. Mirragin, Nisus Australia, Nisus Payroll and VIS Networks. Our research and development initiatives have focused on the development and enhancement of proprietary technologies including autonomous aerial robotics, AI/ML-driven analytics platforms, voice and speech recognition engines, and ERP and utility-switching platforms. These efforts have supported the advancement of our autonomous agricultural drones, AI-powered call center solutions, and intelligent tenant service automation tools.

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Our research and development policies emphasize internal capability building, strategic collaborations with external domain experts, and iterative development informed by customer feedback and pilot deployments. We have prioritized agile methodologies and cross-functional innovation sprints to rapidly bring enhancements to market while maintaining product reliability and regulatory compliance.

Intellectual Property

Overview

We own certain intellectual property rights that we use in connection with our business.

OWNER OF INTELLECTUAL PROPERTY	JURISDICTION	SERIAL AND APPLICATION NUMBER/TITLE		STATUS	EXPIRATION DATE
Raptor300	USA	●	Unmanned Aerial System Autonomous Tank Refilling	Pending	—
		●	Application #63/829,259
Raptor300	USA	●	Unmanned Aerial System Vectorized Spraying System	Pending	—
		●	Application #63/830,023
Flamingo AI (1)	USA	●	Semi-supervised question answering machine	Granted May 12, 2020	November 12, 2027
		●	Application #16/119,400 Patent number #10650818

With the signing of a share sale agreement to acquire Connect Simple Pty Ltd, we expect to acquire the proprietary intellectual property it owns upon effectiveness of a Registration Statement with the SEC.

Connect Simple	USA	●	Energy Comparison IP Framework
		●	Application # 1-14951669111	Pending	—
Connect Simple	USA	●	Connect Easy Information Technology Infrastructure	Pending	—
		●	Application #1-14952069191
Connect Simple	USA	●	Proptech Integration IP Framework	Pending	—
		●	Application #: 1-14952018321

(1)	Mr. Balasubramanian and Mr. McVean were owners of this patent through Flamingo AI prior to incorporation of Braiin and sold 100 percent of the rights to the patent to Braiin on October 31,2022 for $1.

Government Regulation

Overview

Our business operations and product offerings span multiple jurisdictions and are subject to an evolving landscape of international, federal, and local laws and regulations. These regulatory requirements affect not only our autonomous aerial robotics activities, but also our AI-powered customer experience platforms and property technology services.

Rapidly Evolving Drone and Aviation Regulations

Our AgTech division relies on the operation of fully autonomous aerial robots, which are subject to stringent and evolving aviation regulations in each jurisdiction where we operate. Regulatory authorities may impose restrictions or additional licensing requirements relating to drone flight paths, chemical spraying, remote operations, airspace access, or safety standards. Failure to comply with these regulations, or delays in receiving appropriate certifications, could adversely impact our ability to deploy or scale our UAV-based offerings. Inconsistent rules across jurisdictions may further complicate international expansion of our aerial robotics services.

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Compliance with Data Privacy and AI Governance Frameworks

Our CXaaS and PropTech platforms collect and process significant volumes of personal and behavioral data, which subjects us to an array of data privacy and protection laws including the General Data Protection Regulation (“GDPR”) in the EU, the California Consumer Privacy Act (“CCPA”) in the U.S., and equivalent laws in Australia, India, and the United Kingdom. These laws regulate data collection, storage, transfer, and use, and impose significant obligations on data controllers and processors. Additionally, emerging frameworks surrounding AI governance, such as the EU AI Act, may impose transparency, explainability, and fairness requirements on machine learning systems embedded in our platforms. Non-compliance could result in fines, enforcement actions, or reputational harm.

Regulatory Complexity in Property Technology and Embedded Services

Our PropTech offerings involve integration with third-party utilities, insurers, and financial service providers to enable utility switching, embedded finance, and digital billing. These operations are subject to licensing, consumer protection, anti-money laundering, and financial services regulations in multiple regions. For example, the provision of comparison and switching services in the energy and insurance markets may require specific licenses, adherence to advertising standards, and mandated disclosures. In addition, partnerships with digital wallet providers and embedded payment infrastructure must comply with payment processing regulations and cybersecurity standards. Regulatory changes, investigations, or restrictions in any of these domains could impair our product delivery or monetization strategies.

Cross-Border and Industry-Specific Regulatory Risks

Given the global nature of our operations, we are subject to diverse compliance regimes across jurisdictions where we deliver services, including laws governing:

●	Taxation and transfer pricing;

●	Consumer protection and advertising;

●	Telecommunications and electronic communications;

●	E-commerce and online contracting;

●	Environmental regulation related to electronic devices and UAV operations; and

●	Workplace safety and labor laws, particularly for UAV field deployments.

Certain jurisdictions may also impose restrictions on cross-border data flows, foreign ownership of technology providers, or classify certain drone or AI systems as dual-use or export-controlled technologies.

Operational and Financial Impact of Regulatory Non-Compliance

Failure to maintain compliance with applicable laws and regulations may lead to fines, audits, license revocation, business suspension, or civil and criminal penalties. Moreover, the cost of ongoing compliance — including legal fees, internal controls, cybersecurity, and policy development — could increase as regulatory scrutiny intensifies globally. If we are required to significantly change our business practices or technologies to meet evolving legal requirements, we may experience operational delays, increased costs, or lost business opportunities.

We proactively monitor regulatory developments and engage in internal compliance reviews to minimize these risks. However, given the pace and complexity of global regulatory change, there is no assurance that we will always be in full compliance, or that new laws will not adversely affect our ability to operate or expand.

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Environmental

We are subject to various federal, state, local and non-U.S. laws and regulations relating to environmental protection, including the discharge, treatment, storage, disposal and remediation of hazardous substances and wastes. We could also be affected by future laws and regulations relating to climate change, including laws related to greenhouse gas emissions, chemical use, and regulating energy efficiency. These laws and regulations could lead to increased environmental compliance expenditures, increased energy and raw materials costs and new and/or additional investment in designs and technologies. We continually assess our compliance status and management of environmental matters to ensure our operations are in compliance with all applicable environmental laws and regulations. Investigation, remediation and operation and maintenance costs associated with environmental compliance and management of sites are a normal, recurring part of our operations. While environmental protection regulations have not had a significant adverse effect on our overall operations, it is possible that costs incurred to ensure continued environmental compliance in the future could have a material impact on our results of operations, financial condition or cash flows if additional work requirements or more stringent clean-up standards are imposed by regulators, new areas of soil, air and groundwater contamination are discovered and/or expansion of work scope are prompted as a result of investigations.

Manufacturing

We assemble our Autonomous Aerial Robots at our facilities in Sri Lanka or, in certain cases, purchase off-the-shelf drones, that we optimize for our customers’ purposes. All parts of our Autonomous Aerial Robots are manufactured by third parties.

Employees and Human Capital

As of June 30, 2025, the Company has 5 employees and 21 consultants. Our human capital objectives include identifying, recruiting, retaining, incentivizing, and integrating both our existing and additional employees to drive our company’s success.

Facilities

Our corporate headquarters are located in Subiaco, Western Australia. We believe that our existing facilities are adequate for our near-term needs but expect to need additional space as we grow. We believe that suitable additional or alternative space would be available as required in the future on commercially reasonable terms.

Legal Proceedings

Although we may be subject to litigation in the ordinary course, we are not currently a party to any material legal proceedings.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties that you should be aware of before making an investment decision, including those highlighted in the section entitled “Risk Factors” in this prospectus. These risks include, but are not limited to, the following:

●	If Braiin does not effectively manage our growth and the associated demands on our operational, risk management, sales and marketing, technology, compliance and finance and accounting resources, our business may be adversely impacted.

●	Braiin has identified internal control deficiencies which result in material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of Braiin’s consolidated financial statements, and have other adverse consequences.

●	Braiin’s future growth depends significantly on our marketing efforts, and if our marketing efforts are not successful, our business and results of operations will be harmed.

●	Adverse economic conditions may adversely affect Braiin’s business.

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●	Braiin may be adversely affected by natural disasters, pandemics, and other catastrophic events, and by man-made problems such as war or terrorism, that could disrupt our business operations, and our business continuity and disaster recovery plans may not adequately protect Braiin from a serious disaster.

●	Significant political, trade, regulatory developments, and other circumstances beyond our control, could have a material adverse effect on our financial condition or results of operations.

●	Customers may rescind or back out of non-binding agreements due to various reasons which could adversely affect our revenue streams, project timelines, and overall financial performance.

●	Acquisitions, joint ventures or other strategic transactions create certain risks and may adversely affect Braiin’s business, financial condition or results of operations.

●	We may not be able to realize the potential benefits of business investments or acquisitions, and we may not be able to successfully integrate acquisition targets, which could hurt our ability to grow our business, develop new products or sell our products.

●	The overall agricultural industry is susceptible to commodity and raw material price changes.

●	The agricultural industry is highly seasonal, which may cause Braiin’s sales and operating results to fluctuate significantly.

●	We may have product liability claims if our agricultural products damage individuals or property and may need to recall items which do or could cause such damage.

●	Compliance with, or violation of, environmental, health and safety laws and regulations, including laws pertaining to the use of pesticides, could result in significant costs that adversely impact our reputation, businesses, financial position, results of operations and cash flows.

●	If we are unable to develop and release technology enhancements and new technologies to respond to rapid technological change, or to develop new designs and technologies for our unmanned aerial vehicles (“UAVs”) in a timely and cost-effective manner, our business, financial condition and results of operations could be harmed.

●	Braiin faces both external and internal cybersecurity threats.

●	Cyberattacks and security breaches of Braiin’s systems, or those impacting our customers or third parties, could adversely impact our brand and reputation and our business, operating results and financial condition.

●	Because of the unique difficulties and uncertainties inherent in technology development, Braiin faces a risk of business failure.

●	Successful technical development of Braiin’s products does not guarantee successful commercialization.

●	Braiin’s intellectual property rights are valuable, and any inability to protect them could adversely impact Braiin’s business, operating results, and financial condition.

●	In the future Braiin may be sued by third parties for alleged infringement of their proprietary rights.

●	The nature of Braiin’s business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

●	Braiin is subject to governmental export and import controls that could impair our ability to compete in international markets due to licensing requirements and subject Braiin to liability if it is not in compliance with applicable laws.

●	Braiin is subject to anti-corruption and anti-money laundering laws with respect to both our domestic and international operations, and non-compliance with such laws can subject Braiin to criminal and civil liability and harm our business.

●	Government regulation is evolving, and unfavorable changes could harm our business.

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●	As a foreign private issuer, Braiin will be exempt from a number of rules under the Exchange Act, Braiin will be permitted to file less information with the SEC than domestic companies and permitted to follow home country practice in lieu of the listing requirements of the Primary Exchange, subject to certain exceptions. Accordingly, there may be less publicly available information concerning Braiin than there is for issuers that are not foreign private issuers.

●	It may be difficult to enforce a judgment in the United States against Braiin and our officers and directors, assert U.S. securities laws claims in Australia or serve process on Braiin’s officers and directors.

●	Braiin may be affected by fluctuations in currency exchange rates.

●	The direct listing process differs from an initial public offering underwritten on a firm-commitment basis.

●	Our ordinary shares currently have no public market. An active trading market may not develop or continue to be liquid and the market price of shares of our ordinary shares may be volatile.

●	Future sales of ordinary shares by our Registered Shareholders and other existing shareholders could cause our share price to decline.

●	You may be diluted by future issuances of preferred stock or additional ordinary shares in connection with our incentive plans, acquisitions or otherwise; future sales of such shares in the public market, or the expectations that such sales may occur, could lower our stock price.

●	We are an emerging growth company and a smaller reporting company, and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our ordinary shares less attractive to investors.

●	The public price of our ordinary shares, upon listing on the Primary Exchange, may have little or no relationship to the historical sales prices of our ordinary shares in private transactions.

●	The uncertainty associated with the fact that few companies have undertaken direct listings to date may lead to increased volatility and pricing challenges for our ordinary shares.

●	The direct listing process differs from an initial public offering underwritten on a firm-commitment basis and the impact of awareness of our brand and investor recognition of our Company on the demand for our ordinary shares is unpredictable and our marketing and brand development efforts may not be successful.

●	We have not agreed to indemnify the Registered Shareholders for claims arising in connection with sales of our ordinary shares in this offering, however, claims for indemnification by our directors and officers may reduce the amount of money available to us.

Implications of being an emerging growth company and a smaller reporting company

We are an “emerging growth company” as defined in the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take, and intend to take, advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of this offering, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our ordinary shares held by non-affiliates was $700.0 million or more as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting ordinary shares held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting ordinary shares held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Corporate Information

We were incorporated under the laws of Australia in July 2022. The mailing address and telephone of the principal executive offices of Braiin is 283 Rokeby Road, Subiaco, Western Australia 6008, +61 412 474 180 and our website address is www.braiin.com. Information contained on or that can be accessed through our website is neither a part of, nor incorporated by reference into, this prospectus, and you should not consider information on our website to be part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

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SUMMARY FINANCIAL AND OTHER DATA

The summary financial and other data set forth below should be read together with our financial statements and the related notes to those statements, as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus.

The following tables present Braiin’s summary consolidated financial data. We present our consolidated financial statements in accordance with IFRS. The summary historical consolidated statement of comprehensive income for the fiscal years ended June 30, 2025 and 2024, and the consolidated statement of financial position as of June 30, 2025, have been derived from our consolidated financial statements, which are included elsewhere in this registration statement. Our consolidated financial statements were prepared on a basis consistent with our audited consolidated financial statements and include, in our opinion, all adjustments, consisting only of normal recurring adjustments that we consider necessary for the fair statement of the financial information set forth in those statements. Our historical results for any prior period are not necessarily indicative of results expected in any future period.

The financial data set forth below should be read in conjunction with, and is qualified by reference to, “Braiin’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included elsewhere in this registration statement.

STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

	Braiin Ltd.
	Year Ended June 30,
	2025	2024
Income	—	—

Expenses
Administration and other expenses	477,075	268,307
Audit fees	201,871	232,454
Professional and legal fees	590,149	798,466
Rent	248,800	-
Depreciation and amortization	113,370	148,313
Interest expense	317,103	82,755
Loss on deconsolidation	-	5,469
Loss on loan forgiveness	-	175,386
Loss on foreign currency exchange	24,585	4,225
Total expenses	(1,972,954)	(1,715,375)

Loss before income tax expense	(1,972,954)	(1,715,375)
Income tax	—	—
Loss after tax from continuing operations	(1,972,954)	(1,715,375)
Foreign currency translation	19,896	19,967
Total comprehensive loss for the year	(1,953,058)	(1,695,408)

STATEMENTS OF FINANCIAL POSITION

	Braiin Ltd.
	As of June 30, 2025	As of June 30, 2024
Total assets	294,004	844,848
Total liabilities	5,073,270	3,671,056
Net assets/(liabilities)	(4,779,266)	(2,826,208)
Total equity	(4,779,266)	(2,826,208)

STATEMENTS OF CASH FLOWS

	Braiin Ltd.
	Year Ended June 30,
	2025	2024
Net cash from (used in) operating activities	(1,177,659)	(706,870)
Net cash from (used in) investing activities	(24,000)	(885)
Net cash from (used in) financing activities	715,024	63,826
Net increase (decrease) in cash and cash equivalents	(486,636)	(643,929)

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RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. You should carefully consider the following risks and uncertainties, together with all of the other information contained in this prospectus, including our financial statements and related notes appearing elsewhere in this prospectus, before deciding whether to invest in our ordinary shares. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event you could lose all or part of your investment. The risks and uncertainties described below are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those described below.

Risks Relating to Braiin’s Business and Industry

If Braiin does not effectively manage its growth and the associated demands on its operational, risk management, sales and marketing, technology, compliance and finance and accounting resources, its business may be adversely impacted.

Braiin will experience recent significant growth through its acquisition of Connect Simple, VIS Networks and Vega. These acquisitions make Braiin’s business more complex by expanding the services it offers. To effectively manage and capitalize on Braiin’s growth, it must continue to expand its information technology and financial, operating, and administrative systems and controls, and continue to manage headcount, capital, and processes efficiently. Braiin’s continued growth could strain its existing resources, and it could experience ongoing operating difficulties in managing its business as it expands across numerous jurisdictions, including difficulties in hiring, training, and managing an employee base. Failure to scale and preserve Braiin’s company culture with growth could harm its future success, including its ability to retain and recruit personnel and to effectively focus on and pursue its corporate objectives. If Braiin does not adapt to meet these evolving challenges, or if its management team does not effectively scale with its growth, Braiin may experience erosion to its brand, the quality of its products and services may suffer, and its company culture may be harmed. Moreover, the failure of Braiin systems and processes could undermine its ability to provide accurate, timely, and reliable reports on its financial and operating results, including the financial statements provided herein, and could impact the effectiveness of its internal controls over financial reporting. In addition, Braiin’s systems and processes may not prevent or detect all errors, omissions, or fraud, though Braiin has experienced no such material errors, omissions or fraud in the past. For example, Braiin’s employees may fail to identify transaction errors or fraudulent information provided by its customers. Any of the foregoing operational failures could lead to noncompliance with laws, loss of operating licenses or other authorizations, or loss of relationships that could substantially impair or even suspend company operations.

Braiin intends to continue to develop its technology. Successful implementation of this strategy may require significant expenditures before any substantial associated revenue is generated and Braiin cannot guarantee that these increased investments will result in corresponding and offsetting revenue growth. Braiin’s growth may not be sustainable and depends on its ability to retain existing customers, attract new customers, expand product offerings, and increase processed volumes and revenue from both new and existing customers.

A customer’s use of Braiin’s services may decrease for a variety of reasons, including the customer’s level of satisfaction with its products and services, the expansion of business to offer new products and services, the effectiveness of its support services, the pricing of its products and services, the pricing, range and quality of competing products or services, the effects of global economic conditions, regulatory limitations, trust, or perception and interest in our products and services. Furthermore, the complexity and costs associated with switching to a competitor may not be significant enough to prevent a customer from switching service providers, especially for larger customers.

Any failure by Braiin to retain existing customers, attract new customers, and increase revenue from both new and existing customers could materially and adversely affect its business, financial condition, results of operations and prospects. These efforts may require substantial financial expenditures, commitments of resources, developments of Braiin’s processes, and other investments and innovations.

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Braiin has identified internal control deficiencies which result in material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of Braiin’s consolidated financial statements, and have other adverse consequences.

Braiin has identified internal control deficiencies which result in material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of Braiin’s consolidated financial statements, and have other adverse consequences. A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of Braiin’s consolidated financial statements would not be prevented or detected on a timely basis.

Specifically, we have identified two material weaknesses being:

1.	the lack of a formally implemented system of internal control over financial reporting and limited or no associated written documentation of our internal control policies and procedures, and

2.	the lack of sufficient resources and key accounting personnel with sufficient knowledge and experience in reporting and compliance with the SEC and PCAOB

The identified material weaknesses, if not corrected, could result in a material misstatement to Braiin’s consolidated financial statements that may not be prevented or detected. Given that Braiin operated as a private company prior to the Direct Listing, it did not have the necessary formalized processes to effectively implement review controls within its internal control over financial reporting. If we fail to remediate the material weaknesses or experience additional material weaknesses in the future or fail to otherwise maintain effective financial reporting systems and processes, we may be unable to accurately and timely report our financial results or comply with the requirements of being a public company, which could cause investors to lose confidence in our financial information and the price of our common shares could decline. We cannot assure you that the measures we have taken to date, and are continuing to implement, will be sufficient to remediate the material weaknesses. Moreover, we cannot be certain that we will not in the future have additional material weaknesses in our internal control over financial reporting, or that we will successfully remediate any that we find. See “Internal Control over Financial Reporting” below for additional information.

The material weaknesses did not result in a material misstatement of Braiin’s consolidated financial statements.

We will be required pursuant to Section 404 of the Sarbanes-Oxley Act, as amended, or Section 404, to maintain internal control over financial reporting and to assess and report on the effectiveness of those controls. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Although we prepare our financial statements in accordance with the International Financial Reporting Standards, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our internal control over financial reporting or disclosure controls and procedures, we may be obligated to report control deficiencies, in which case we could become subject to regulatory sanction or investigation. Further, such an outcome could damage investor confidence in the accuracy and reliability of our financial statements, which may adversely affect the value of our ordinary shares.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations.

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Braiin’s future growth depends significantly on its marketing efforts, and if its marketing efforts are not successful, its business and results of operations will be harmed.

Braiin has dedicated some, and intends to significantly increase, resources to marketing efforts. Braiin’s ability to attract and retain customers depends in large part on the success of these marketing efforts and the success of the marketing channels it uses to promote its products and services. Braiin’s marketing channels include, but are not limited to, social media, traditional media such as the press, online affiliations, search engine optimization, search engine marketing, and offline partnerships.

While Braiin’s goal remains to increase the strength, recognition and trust in its brand by increasing its customer base and expanding its products and services, if any of its current marketing channels becomes less effective, if Braiin is unable to continue to use any of these channels, if the cost of using these channels was to significantly increase or if Braiin is not successful in generating new channels, it may not be able to attract new customers in a cost-effective manner or increase the use of its products and services. If Braiin is unable to recover its marketing costs through increases in the size, value or other product selection and utilization, it could have a material adverse effect on its business, financial condition, results of operations, cash flows and future prospects.

Adverse economic conditions may adversely affect Braiin’s business.

Braiin’s performance is subject to general economic conditions, and their impact on the industries in which Braiin operates, as well as its customers. Australia, the United States and other key European and other international economies have experienced cyclical downturns from time to time in which economic activity declined resulting in lower consumption rates, restricted credit, reduced profitability, weaknesses in financial markets, bankruptcies, and overall uncertainty with respect to the economy. The impact of general economic conditions on Braiin’s business is highly uncertain and dependent on a variety of factors, including market activity, global economic trends, and other events beyond Braiin’s control. Geopolitical developments, such as trade wars and foreign exchange limitations can also increase the severity and levels of unpredictability globally and increase the volatility of global financial markets. To the extent that conditions in the general economic markets materially deteriorate, Braiin’s ability to attract and retain customers may suffer.

Braiin may be adversely affected by natural disasters, pandemics, and other catastrophic events, and by man-made problems such as war or terrorism, that could disrupt its business operations, and its business continuity and disaster recovery plans may not adequately protect Braiin from a serious disaster.

Natural disasters or other catastrophic events may also cause damage or disruption to Braiin’s operations, international commerce, and the global economy, and could have an adverse effect on its business, operating results, and financial condition. Braiin’s business operations are subject to interruption by natural disasters, fire, power shortages, and other events beyond its control.

In addition, Braiin’s global operations expose it to risks associated with public health crises, such as pandemics and epidemics, which could harm our business and cause its operating results to suffer. For example, the events like the COVID-19 pandemic and/or the precautionary measures that Braiin has adopted in the past or may adopt in the future have resulted, and could result in the future, in difficulties or changes to Braiin’s customer support, or create operational or other challenges, any of which could adversely impact its business and operating results.

Further, war, acts of terrorism, labor activism and other geopolitical unrest could cause disruptions in Braiin’s business or the businesses of its partners or the economy as a whole. In the event of a natural disaster, including a major earthquake, blizzard, or hurricane, or a catastrophic event such as a fire, power loss, or telecommunications failure, Braiin may be unable to continue its operations and may endure system interruptions, reputational harm, delays in development of its products and services, lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could have an adverse effect on its future operating results.

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Escalating global tensions, including the conflict between Russia and Ukraine, could negatively impact Braiin.

The ongoing conflict between Russia and Ukraine has led to disruption, instability and volatility in global markets and industries that could negatively impact Braiin’s operations. The Australian government and other governments in jurisdictions in which Braiin operates have imposed severe sanctions and export controls against Russia and Russian interests and threatened additional sanctions and controls. The impact of these measures, as well as potential responses to them by Russia, is currently unknown and they could adversely affect Braiin’s business, partners or customers.

Significant political, trade, regulatory developments, and other circumstances beyond our control, could have a material adverse effect on our financial condition or results of operations.

Significant political, trade, or regulatory developments, including tariffs, such as those stemming from the change in U.S. federal administration, are difficult to predict and may have a material adverse effect on us. Similarly, changes in U.S. federal policy that affect the geopolitical landscape could give rise to circumstances outside our control that could have negative impacts on our business operations. Political tensions as a result of trade policies could reduce trade volume, investment, technological exchange, and other economic activities between major international economies, resulting in a material adverse effect on global economic conditions and the stability of global financial markets. Any changes in political, trade, regulatory, and economic conditions, including, but not limited to, U.S. and China trade policies, could have a material adverse effect on our financial condition or results of operations.

Customers may rescind or back out of non-binding agreements due to various reasons which could adversely affect our revenue streams, project timelines, and overall financial performance.

We have entered into, and may continue to enter into non-binding agreements, such as memoranda of understandings, a letter of interest with customers for the purchase of services or to collaborate on projects. These memorandums of understanding and letters of interest are non-binding, and the underlying contracts may not come to fruition as a result of among other things, changes in business priorities, financial constraints, regulatory changes, force majeure events, failure to obtain necessary approvals, or failure to meet contractual obligations by either party. The termination of these agreements could adversely affect our business. Additionally, loss of planned customers or projects may negatively impact our reputation and future business prospects.

There can be no guarantee that Braiin will complete any or all of the acquisition of Vega, Nisus, Mirragin, Isidore, VIS and Connect Simple.

There can be no assurance that any or all of the acquisitions of Vega, Nisus, Mirragin, Isidore, VIS and Connect Simple will close or that the transactions will take place as planned or at all. If one or more of the acquisitions do not close, the Company will not acquire any or all of its planned acquisitions and will not have the benefit of the acquisitions as it seeks to expand its business. Additionally, if the acquisitions do not close, it may result in the loss of business opportunities and potential disruption to the Company’s strategic plans.

Acquisitions, joint ventures or other strategic transactions create certain risks and may adversely affect Braiin’s business, financial condition or results of operations.

Acquisitions, partnerships and joint ventures are part of Braiin’s growth strategy. Braiin evaluates and expects in the future to evaluate potential strategic acquisitions of, and partnerships or joint ventures with, complementary businesses, services or technologies. Braiin may not be successful in identifying acquisition, partnership and joint venture targets. In addition, Braiin may not be able to successfully finance or integrate any businesses, services or technologies that it acquires or with which it forms a partnership or joint venture.

Braiin may not be able to identify suitable acquisition candidates or complete acquisitions in the future, which could adversely affect its future growth; or businesses that it acquires may not perform as well as expected or may be more difficult or expensive to integrate and manage than expected, which could adversely affect Braiin’s business and results of operations. In addition, the process of integrating these acquisitions may disrupt Braiin’s business and divert its resources.

In addition, acquisitions outside Braiin’s current operating jurisdictions often involve additional or increased risks including, for example:

●	Managing geographically separated organizations, systems and facilities;

●	integrating personnel with diverse business backgrounds and organizational cultures;

●	complying with foreign regulatory requirements;

●	fluctuations in exchange rates;

●	enforcement and protection of intellectual property in some foreign countries;

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●	difficulty entering new foreign markets due to, among other things, customer acceptance and business knowledge of these new markets; and

●	general economic and political conditions.

These risks may arise for a number of reasons: Braiin may not be able to find suitable businesses to acquire at affordable valuations or on other acceptable terms; Braiin may face competition for acquisitions from other potential acquirers; Braiin may need to borrow money or sell equity or debt securities to the public to finance acquisitions and the terms of these financings may be adverse to Braiin; changes in accounting, tax, securities or other regulations could increase the difficulty or cost for Braiin to complete acquisitions; Braiin may incur unforeseen obligations or liabilities in connection with acquisitions; Braiin may need to devote unanticipated financial and management resources to an acquired business; Braiin may not realize expected operating efficiencies or product integration benefits from an acquisition; Braiin could enter markets where it has minimal prior experience; and it may experience decreases in earnings as a result of non-cash impairment charges.

Braiin cannot ensure that any acquisition, partnership or joint venture it makes will not have a material adverse effect on its business, financial condition and results of operations.

We may not be able to realize the potential benefits of business investments or acquisitions, and we may not be able to successfully integrate acquisition targets, which could hurt our ability to grow our business, develop new products or sell our products.

We have acquired and invested and may continue to do so in businesses that offer products, services and technologies that we believe will help expand or enhance our existing strategic objectives. Acquisitions or investments involve significant challenges and risks and could impair our ability to grow our business, develop new products or services or sell our products or services and ultimately could have a negative impact on our financial results. If we pursue a particular transaction, we may limit our ability to enter into other transactions that could help us achieve our other strategic objectives. If we are unable to timely complete acquisitions, including due to delays and challenges in obtaining regulatory approvals, we may be unable to pursue other transactions, we may not be able to retain critical talent from the target company, technology may evolve and make the acquisition less attractive, and other changes can take place which could reduce the anticipated benefits of the transaction and negatively impact our business.

Additional risks related to acquisitions or strategic investments include, but are not limited to:

●	difficulty in integrating the technology, systems, products, policies, processes, or operations and integrating and retaining the employees, including key personnel, of the acquired business;

●	diversion of capital and other resources, including management’s attention;

●	assumption of liabilities and incurring amortization expenses, impairment charges to goodwill or write-downs of acquired assets;

●	integrating accounting, forecasting and controls, procedures and reporting cycles;

●	coordinating and integrating operations, particularly in countries in which we do not currently operate;

●	difficulty in realizing a satisfactory return and uncertainties to realize the benefits of an acquisition or strategic investment, if at all;

●	difficulty or inability in obtaining governmental, regulatory approval or restrictions or other consents and approvals or financing;

●	stock price impact, fines, fees or reputation harm if we are unable to obtain regulatory approval for an acquisition or are otherwise unable to close an acquisition;

●	legal proceedings initiated as a result of an acquisition or investment;

●	potential issuances of debt to finance our acquisitions, resulting in increased debt, increased interest expense, and compliance with debt covenants or other restrictions;

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●	the potential for our acquisitions to result in dilutive issuances of our equity securities;

●	the potential variability of the amount and form of any performance-based consideration;

●	negative changes in general economic conditions in the regions or the industries in which we or our target operate;

●	exposure to additional cybersecurity risks and vulnerabilities;

●	potential failure of our due diligence processes to identify significant issues with the assets or company in which we are investing or are acquiring; and

●	impairment of relationships with, or loss of our or our target’s employees, vendors and customers.

For example, when integrating acquisition target systems into our own, we may experience challenges including lengthy and costly systems integration, delays in purchasing and shipping products, difficulties with system integration via electronic data interchange and other processes with our key suppliers and customers, and training and changing management needs of integration personnel. These challenges may impact our results of operations.

Risk Related to the Agricultural Industry

The overall agricultural industry is susceptible to commodity and raw material price changes.

Prices for agricultural commodities and their byproducts are often volatile and sensitive to local and international changes in supply and demand caused by a variety of factors, including general economic conditions, farmer planting and selling decisions, government agriculture programs and policies, global and local inventory levels, demand for biofuels, weather and crop conditions, food safety concerns, government regulations, and demand for and supply of, competing commodities and substitutes. As a result, Braiin may not be able to anticipate or react to changing costs by adjusting its practices, which could cause its operating results to deteriorate. Braiin may engage in hedging or other financial transactions to mitigate these risks. If these efforts are not successful, it could materially affect Braiin’ business, operating results and prospects and cause the value of its securities to decline.

The agricultural industry is highly seasonal, which may cause Braiin’s sales and operating results to fluctuate significantly.

The sale of agricultural products is dependent upon growing and harvesting seasons, which vary from year to year and across geographies as a result of weather-related shifts in planting schedules and purchase patterns of farmers. Seasonality in the agricultural industry is expected to result in both highly seasonal patterns and substantial fluctuations in quarterly sales and profitability for Braiin’s business and may be further impacted by climate change.

Seasonality also relates to the limited windows of opportunity that farmers have to complete required tasks at each stage of crop cultivation. Weather and environmental conditions and natural disasters, such as heavy rains, hurricanes, hail, floods, tornadoes, freezing conditions, excessively hot or cold weather, drought or fire, affect decisions by farmers about the types and amounts of seeds to plant and the timing of harvesting and planting such seeds. Should adverse conditions occur during key growing and harvesting seasons, such conditions could substantially impact demand for agricultural inputs. Any delayed or cancelled orders as a result of such conditions would negatively affect the quarter in which they occur and cause fluctuations in Braiin’s operating results.

Any decline in agricultural production could have a material adverse effect on the market for our services and on our results of operations and financial position.

Conditions in the agricultural industry will significantly impact demand for our products. The agricultural industry has contracted in recent periods, and can be affected by a number of factors, including weather patterns and field conditions, current and projected agricultural inventories and prices, domestic and international demand for agricultural products and governmental policies regarding trade in agricultural products. Governmental policies, including farm subsidies and commodity support programs, as well as increases in costs of agricultural production and the prices at which agricultural goods may be sold, may also directly or indirectly influence the demand for our services.

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We may have product liability claims if our agricultural products damage individuals or property and may need to recall items which do or could cause such damage.

If our products or services are used for an application they are not intended for or become adulterated or mislabeled, we may need to recall such products. A widespread product recall could result in significant losses due to the costs of a recall, the destruction of product inventory, and lost sales due to the unavailability of product for a period of time. We could also suffer losses from a significant product liability judgment against us. A significant product recall or product liability case could also result in adverse publicity, damage to our reputation, and a loss of confidence in our products, which could have an adverse effect on our business, results of operations and financial condition and the value of our brands.

Compliance with, or violation of, environmental, health and safety laws and regulations, including laws pertaining to the use of pesticides, could result in significant costs that adversely impact our reputation, businesses, financial position, results of operations and cash flows.

International, federal, state, territorial, provincial and local laws and regulations relating to environmental, health and safety matters affect us in several ways in light of the ingredients that are used in our services. The failure by one of our partners to obtain or the cancellation of any such registration, or the withdrawal from the marketplace of such pesticides, could have an adverse effect on our businesses, the severity of which would depend on the products involved, whether other products could be substituted and whether our competitors were similarly affected.

In addition, the end user application or use of certain pesticide products is regulated by various international, federal, state, provincial and local environmental and public health agencies. Although we strive to educate the end user with such laws and regulations, we may be unable to prevent violations of these or other laws and regulations from occurring. Even if we are able to comply with all applicable laws and regulations and obtain all necessary registrations and licenses, the pesticides or other products we distribute could be alleged to cause injury to the environment, to people or to animals, or such products could be banned in certain circumstances. The costs of compliance, noncompliance, investigation, remediation, combating reputational harm or defending civil or criminal proceedings, products liability, personal injury or other lawsuits could have a material adverse impact on our reputation, businesses, financial position, results of operations and cash flows.

Risks Related to the Customer Experience as a Service (CXaaS) Sector

A substantial part of our business depends on clients continuing their use of our services. Any decline in our client retention would harm our future operating results.

Revenue from CXaaS is often linked to client usage volumes, such as call traffic or number of active agents. Economic downturns, client restructuring, or shifts in service models may reduce usage and in turn lower revenue. High client switching and pilot-based procurement models also create volatility and may delay meaningful scale.

Recruiting and retaining talent in the highly specialized fields of AI and robotics is a challenge we face. The departure of key personnel could disrupt our operations and slow our pace of innovation.

Delivering advanced CX solutions requires ongoing access to skilled professionals in AI, cloud infrastructure, and human-centered design. Talent shortages or retention issues in these critical areas may delay product roadmaps, affect service quality, and slow down implementation for enterprise clients.

The highly competitive market for our services may continue and create adverse price pressures.

The CXaaS space is intensely competitive, with a growing number of global and regional providers offering overlapping functionalities. Many competitors offer aggressive pricing, bundling, or free trials that may pressure Braiin to discount or increase customer acquisition costs. Failure to differentiate on value, functionality, or outcomes may limit our ability to expand market share.

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Risks Related to the Property Technology Sector

The insurance and energy industries are subject to complex laws and regulations, and new laws or regulations and/or changes to existing laws or regulations could impact our clients and, in turn, materially and adversely impact our business or may reduce our profitability.

The PropTech platform operates across highly regulated verticals, including energy retail and home insurance, in multiple jurisdictions such as Australia, the United Kingdom, and the United States. Each region has distinct regulatory frameworks regarding pricing transparency, switching protocols, and customer data handling. Non-compliance or sudden regulatory changes may result in penalties, loss of market access, or increased operational complexity and costs.

A decline in general economic conditions or a disruption of financial markets may affect property markets or the discretionary income of consumers, which in turn could adversely affect our profitability.

Our revenue model relies on reaching consumers at key moments — typically during property transactions such as leasing or moving. A downturn in the real estate market or changes in consumer behavior could reduce the volume of high-intent leads entering the platform. Economic conditions, interest rates, or housing policy shifts may adversely impact transaction flow and reduce referral-based income.

If we fail to maintain our relationships with our partners, our business, results of operations, financial condition and business prospects could be materially and adversely affected.

A significant portion of PropTech revenues is derived from commissions and referral fees paid by service providers. Changes to commercial terms, partner insolvency, or shifts in pricing models (e.g., regulatory caps on commissions) could materially impact profitability. The company’s reliance on a relatively small number of high-volume partners may further amplify this risk.

Defects or performance problems in our products could result in loss of customers, reputational damage, and decreased revenue, and we may face warranty, indemnity, and product liability claims arising from defective products.

While the platform aims to simplify service setup and management, any errors in recommendation algorithms (e.g., mismatched utility plans or insurance products) could result in negative customer outcomes. Dissatisfaction could lead to refund claims, reputational harm, or regulatory complaints, particularly in jurisdictions with strong consumer protections.

Risks Related to Technology

Our results of operations and ability to grow could be materially negatively affected if we cannot successfully keep pace with technological changes in the development and implementation of our services and solutions.

The markets in which we operate are subject to continuous innovation and rapid evolution. If we are unable to develop and release enhancements to our aerial robotics systems, CXaaS platforms, or PropTech infrastructure in a timely and cost-effective manner, our competitive position and financial performance could be materially impacted. Competitors may introduce technologies that outperform or replace our offerings in fields such as predictive analytics, natural language processing, optical recognition, or energy management. Delays in innovation cycles or failure to meet customer expectations could result in revenue shortfalls, lost market share, or higher churn.

We incorporate AI technologies into some of our products and services, which may present operational and reputational risks.

Our platforms rely heavily on proprietary artificial intelligence and machine learning models. Developing and maintaining performant AI systems — whether for crop spraying optimization, speech analytics in contact centers, or household utility management — requires access to high-quality training data, compute resources, and specialist talent. Inaccurate model outputs, ethical concerns such as algorithmic bias, or regulatory restrictions on AI use could hinder adoption and diminish customer trust in our systems.

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We rely on third parties to integrate with our offerings and as a result, our business also depends on the measures that such third parties take to ensure the continuity of their services.

Our CXaaS and PropTech platforms rely on a complex ecosystem of third-party integrations, including cloud service providers, payment processors, customer relationship management vendors, IoT devices, and national utility APIs. Failures in any part of this interconnected system — including API deprecations, cybersecurity breaches, or latency issues — may cause disruption to our end-user experience, erode partner confidence, and impact recurring revenues. Similarly, our aerial robotics systems depend on sensor components, edge processors, and embedded firmware that must evolve in parallel to stay competitive.

Our products may become obsolete and decreased availability or increased costs of key logistics and supply chain inputs, including third-party supplies of equipment and materials could impact our ability to keep pace with current innovations.

Designing and maintaining our autonomous aerial robots for the agriculture technology sector is both capital-intensive and technically demanding. Changes in sensor availability, battery technology, or regulatory certification requirements could render existing units obsolete. Moreover, adding new payloads or sensors may reduce drone endurance or performance, which could affect commercial viability. We may face delays in manufacturing or supply chain disruptions that limit our ability to scale.

Rapid advancements in robotics and AI technology can potentially outpace our current offerings. Failure to manage our resources effectively and continue to innovate could negatively affect our competitive edge.

Developing cutting-edge solutions across three sectors — agriculture, customer experience, and property technology — requires substantial investment in engineering, design, support, and compliance. Balancing innovation pipelines across diverse verticals may strain internal resources and increase customer support costs. These factors may compress margins and extend time-to-market for key enhancements, particularly if we cannot achieve efficient cross-platform reuse or economies of scale.

Our business is dependent on consumer awareness and market acceptance of our products. We may not be able to anticipate and react to trends within the industries we target in a timely manner or accurately assess the impact that such trends may have on consumer preferences.

There is no assurance that our future technologies — whether in UAV automation, speech intelligence, or AI-driven utility switching — will gain market acceptance. Customers may prefer more established or lower-cost alternatives, especially during economic downturns. Even successful technology launches may cannibalize revenue from existing services or require changes in pricing strategy, which could result in temporary or permanent revenue dilution.

Data privacy and security laws and regulations in the jurisdictions in which we do business could increase the cost of our operations and subject us to possible sanctions and other penalties.

The platform processes large volumes of sensitive customer and employee data. Non-compliance with global data privacy regulations — including the GDPR, the CCPA, and other jurisdiction-specific frameworks — could result in substantial fines, lawsuits, and reputational damage. A cybersecurity breach or misuse of AI-generated recommendations could further erode customer trust and lead to legal liabilities.

Braiin faces both external and internal cybersecurity threats.

Braiin faces external threats from sophisticated cybercriminals, state-sponsored actors, and hacktivists attempting to gain unauthorized access, disrupt operations, or steal sensitive data. Braiin also faces insider threats, whether intentional or unintentional, that pose a substantial risk. These could stem from disgruntled employees, inadequate access controls, or negligent behaviors.

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In the future, we may use “open source” software components in our solutions as well as other licensed software, which may require that we release the source code of certain software subject to open source licenses or subject us to possible litigation or other actions that could adversely affect our business.

In the future, we may utilize software that is licensed under so-called “open source,” “free” or other similar licenses, or that contain components that are licensed in such manner. Any use of open source software may entail different or greater risks than use of third-party commercial software. Open source licensors sometimes do not provide warranties or other contractual protections regarding infringement claims or the quality of the code, and open source software is sometimes made available to the general public on an “as-is” basis under the terms of a non-negotiable license. In addition, if we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release the source code of our proprietary software to the public. We do not believe we have combined any of our proprietary software with open source software in such a manner, but if that were to occur this would allow our competitors to create similar offerings with lower development effort and time.

In the future, we may also face claims alleging noncompliance with open source license terms or other license terms, or infringement or misappropriation of proprietary software. These claims could result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our software, any of which would have a negative effect on our business and results of operations. Few courts have interpreted open source licenses and these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to use our proprietary software. We cannot guarantee that we will incorporate open source or other software in our software in a manner that will not subject us to liability or require us to release the source code of our proprietary software to the public.

Braiin’s vulnerability assessment focuses and mitigation strategies may not be effective.

Braiin is undertaking a vulnerability assessment focusing on three main areas:

●	Network Security: Vulnerabilities within the network infrastructure, including outdated software, unpatched systems, or misconfigured devices, create entry points for potential breaches;

●	Data Security: Storage, transmission, and handling of sensitive data may be vulnerable to breaches if encryption protocols, data classification, and access controls are not robustly implemented; and

●	Third-party Risks: Dependencies on third-party vendors or partners may introduce vulnerabilities if their security standards do not align with Braiin’s.

Braiin is also developing the following mitigation strategies to minimize the cyber risk to Braiin:

●	Cybersecurity Framework: Implementing a robust cybersecurity framework (to identify, protect, detect, respond to, and recover from cyber threats;

●	Regular Assessments and Audits: Conducting frequent security assessments, penetration testing, and audits to identify and remediate vulnerabilities;

●	Employee Training and Awareness: Continuous training programs to educate employees about cybersecurity best practices and the importance of adhering to security protocols;

●	Incident Response Plan: Developing and regularly testing an incident response plan to ensure a swift and coordinated response to cyber incidents;

●	Cyberattacks and security breaches of Braiin’s systems, or those impacting its customers or third parties, could adversely impact its brand and reputation and its business, operating results and financial condition;

●	Because of the unique difficulties and uncertainties inherent in technology development, Braiin faces a risk of business failure; and

●	Successful technical development of Braiin’s products does not guarantee successful commercialization.

There can be no guarantee that Braiin’s assessments and minimization strategies will be effective at identifying and protecting Braiin from cybersecurity attacks.

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Cyberattacks and security breaches of Braiin’s systems, or those impacting its customers or third parties, could adversely impact its brand and reputation and its business, operating results and financial condition.

Braiin’s business involves the collection, storage, processing and transmission of confidential information, customer, employee, service provider and other personal data, as well as information required to access customer assets. Any actual or perceived security breach of Braiin or its third-party partners may:

●	harm its reputation and brand;

●	result in its systems or services being unavailable and interrupt its operations;

●	result in improper disclosure of data and violations of applicable privacy and other laws;

●	result in significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory and financial exposure;

●	cause Braiin to incur significant remediation costs;

●	lead to theft of irretrievable loss of its or its customers’ assets;

●	reduce customer confidence in, or decreased use of, its products and services;

●	divert the attention of management from the operation of its business;

●	result in significant compensation or contractual penalties from Braiin to its customers or third parties as a result of losses to them or claims by them; and

●	adversely affect its business and operations results.

Further, any actual or perceived breach or cybersecurity attack directed at other similar institutions, whether or not Braiin is directly impacted, could lead to a general loss of customer confidence in the use of its technology, which could negatively impact Braiin including the market perception of the effectiveness of its security measures and technology infrastructure.

An increasing number of organizations, including large businesses, technology companies and financial institutions, as well as government institutions, have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks, including on their websites, mobile applications, and infrastructure. Attacks upon systems across a variety of industries are increasing in their frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper, or illegal access to systems and information (including customers’ personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on Braiin’s systems or those of its third-party service providers or partners. Certain types of cyberattacks could harm Braiin even if its systems are left undisturbed. For example, attacks may be designed to deceive employees and service providers into releasing control of Braiin’s systems to a hacker, while others may aim to introduce computer viruses or malware into Braiin’s systems with a view to stealing confidential or proprietary data. Additionally, certain threats are designed to remain dormant or undetectable until launched against a target and Braiin may not be able to implement adequate preventative measures.

Although Braiin does not have a past history of material security breaches or cyberattacks and does not believe it is a target of such breaches or attacks, Braiin has developed systems and processes designed to protect the data it manages, prevent data loss and other security breaches, effectively respond to known and potential risks. Braiin expects to continue to expend significant resources to bolster these protections, but there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. Certain threat actors may be supported by significant financial and technological resources, making them even more sophisticated and difficult to detect. As a result, Braiin’s costs and the resources it devotes to protecting against these advanced threats and their consequences may increase over time.

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Although Braiin maintain insurance coverage that it believes is adequate for its business, it may be insufficient to protect Braiin against all losses and costs stemming from security breaches, cyberattacks, and other types of unlawful activity, or any resulting disruptions from such events. Outages and disruptions of Braiin’s systems, including any caused by cyberattacks, may harm our reputation and Braiin’s business, operating results, and financial condition.

Braiin have developed the Braiin Security Management Plan to address the issues of cyber risk to the Company. The Security Management Plan for Braiin provides a robust framework for safeguarding information assets and responding effectively to cyber threats. Through preventive measures, enhanced detection capabilities, and a well-defined incident response plan, Braiin aims to ensure the ongoing integrity and security of its operations.

●	Braiin addresses the risks of security breaches, cyberattacks, and other types of unlawful activity by:

●	Engaging with a team of security experts who are constantly working to identify and mitigate threats.

●	Using a variety of security measures, such as firewalls, intrusion detection systems, and data encryption.

●	Has a business continuity plan in place to ensure that the company can continue to operate in the event of a security breach.

●	Regularly training its employees on cybersecurity best practices.

Because of the unique difficulties and uncertainties inherent in technology development, Braiin faces a risk of business failure.

Potential investors should be aware of the difficulties normally encountered by companies developing new technology and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of new technology with limited personnel and financial means. These potential problems include, but are not limited to, unanticipated technical problems that extend the time and cost of product development, or unanticipated problems with the operation of Braiin’s technology or that with which Braiin is licensing that also extend the time and cost of product development.

Successful technical development of Braiin’s products does not guarantee successful commercialization.

Braiin may successfully complete the technical development for one or all of its product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

●	Competing products;

●	Ineffective distribution and marketing;

●	Lack of sufficient cooperation from its partners; and

●	Demonstrations of the products not aligning with or meeting customer needs.

Braiin’s success in the market for the products it develops will depend largely on its ability to prove its products’ capabilities. Upon demonstration, Braiin’s products and/or technology may not have the capabilities they were designed to have or that Braiin believed they would have. Furthermore, even if Braiin does successfully demonstrate its products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than Braiin. Moreover, competing products may prevent Braiin from gaining wide market acceptance of its products. Significant revenue from new product investments may not be achieved for a number of years, if at all.

Risks Related to Intellectual Property

Braiin’s intellectual property rights are valuable, and any inability to protect them could adversely impact Braiin’s business, operating results, and financial condition.

Braiin’s business depends in large part on its proprietary technology and its brand. Braiin relies on, and expects to continue to rely on, a combination of trademark, trade dress, domain name, copyright, and trade secret and laws, as well as confidentiality and license agreements with its employees, contractors, consultants, and third parties with whom it has relationships, to establish and protect its brand and other intellectual property rights.

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Braiin’s efforts to protect its intellectual property rights may not be sufficient or effective. Braiin’s proprietary technology and trade secrets could be lost through misappropriation or breach of its confidentiality and license agreements, and any of its intellectual property rights may be challenged, which could result in them being narrowed in scope or declared invalid or unenforceable. There can be no assurance that Braiin’s intellectual property rights will be sufficient to protect against others offering products, services, or technologies that are substantially similar to ours and that compete with its business.

As Braiin grows, it will seek to obtain and protect its intellectual property rights in an increasing number of countries, a process that can be expensive and may not always be successful. For example, the U.S. Patent and Trademark Office and various foreign governmental intellectual property agencies require compliance with a number of procedural requirements to complete the trademark application process and to maintain issued trademarks, and noncompliance or non-payment could result in abandonment or lapse of a trademark or trademark application, resulting in partial or complete loss of trademark rights in a relevant jurisdiction. Further, intellectual property protection may not be available to us in every country in which Braiin’s products and services are available. Braiin may also agree to license its intellectual property to third parties as part of various agreements. Those licenses may diminish Braiin’s ability, though, to counter-assert its intellectual property rights against certain parties that may bring claims against it.

In the future Braiin may be sued by third parties for alleged infringement of their proprietary rights.

In recent years, there has been considerable patent, copyright, trademark, domain name, trade secret and other intellectual property development activity, as well as litigation, based on allegations of infringement or other violations of intellectual property, including by large financial institutions. Furthermore, individuals and groups can purchase patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like ours. Braiin’s use of third-party intellectual property rights also may be subject to claims of infringement or misappropriation.

Braiin cannot guarantee that its internally developed or acquired/licensed technologies and content do not or will not infringe the intellectual property rights of others. From time to time, Braiin’s competitors or other third parties may claim that it is infringing upon or misappropriating their intellectual property rights, and Braiin may be found to be infringing upon such rights. Any claims or litigation could cause Braiin to incur significant expenses and, if successfully asserted against Braiin, could require that Braiin pay substantial damages or ongoing royalty payments, prevent Braiin from offering its products or services or using certain technologies, force Braiin to implement expensive work-arounds, or impose other unfavorable terms. Braiin’s exposure to damages resulting from infringement claims could increase and this could further exhaust its financial and management resources. Further, during the course of any litigation, Braiin may make announcements regarding the results of hearings and motions, and other interim developments. If securities analysts and investors regard these announcements as negative, the market price of Braiin’s Ordinary Shares may decline. Even if intellectual property claims do not result in litigation or are resolved in Braiin’s favor, these claims, and the time and resources necessary to resolve them, could divert the resources of its management and require significant expenditures. Any of the foregoing could prevent Braiin from competing effectively and could have an adverse effect on its business, operating results, and financial condition.

If Braiin fails to protect its intellectual property rights, it could lose its ability to compete in the marketplace.

Braiin’s intellectual property and proprietary rights are important to its ability to remain competitive and for the success of its products and its business. Braiin relies on, and in the future may rely on, a combination of patent, trademark and trade secret laws as well as confidentiality agreements and procedures, non-compete agreements and other contractual provisions to protect its intellectual property, other proprietary rights and its brand. Braiin has confidentiality agreements in place with its consultants, customers and certain business suppliers and plans to require future employees to enter into confidentiality and non-compete agreements. Braiin has little protection when its must rely on trade secrets and nondisclosure agreements. Braiin’s intellectual property rights may be challenged, invalidated or circumvented by third parties. Braiin may not be able to prevent the unauthorized disclosure or use of its technical knowledge or other trade secrets by employees or competitors. Furthermore, Braiin’s competitors may independently develop technologies and products that are substantially equivalent or superior to its technologies and/or products, which could result in decreased revenues. Moreover, the laws of foreign countries may not protect Braiin’s intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce Braiin’s intellectual property rights which could result in substantial costs to it and substantial diversion of management attention.

If Braiin does not adequately protect its intellectual property, its competitors could use it to enhance their products. Braiin’s inability to adequately protect its intellectual property rights could adversely affect its business and financial condition, and the value of its brand and other intangible assets.

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Other companies may claim that Braiin infringes their intellectual property, which could materially increase our costs and harm Braiin’s ability to generate future revenue and profit.

Braiin does not believe that it infringes the proprietary rights of any third party, but claims of infringement are becoming increasingly common, and third parties may assert infringement claims against Braiin. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require Braiin to obtain a license for the intellectual property rights of third parties. If Braiin is required to obtain licenses to use any third-party technology, Braiin would have to pay royalties, which may significantly reduce any profit on its products. In addition, any such litigation could be expensive and disruptive to Braiin’s ability to generate revenue or enter into new market opportunities. If any of Braiin’s products were found to infringe other parties’ proprietary rights and Braiin was unable to come to terms regarding a license with such parties, Braiin may be forced to modify its products to make them non-infringing or to cease production of such products altogether.

The nature of Braiin’s business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

Braiin develops and sells products where insurance or indemnification may not be available, including:

●	Designing and developing products using advanced technologies in intelligence and homeland security applications that are intended to operate in high demand, high risk situations; and

●	Designing and developing products to collect, distribute and analyze various types of information.

Certain products may raise questions with respect to issues of privacy rights, civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others. Braiin is not able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, failure of its product, or liability arising from its products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm Braiin’s financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect Braiin’s reputation among our customers and the public, and make it more difficult for Braiin to compete effectively.

Risks Related to Legal, Compliance and Regulations

Braiin is subject to governmental export and import controls that could impair its ability to compete in international markets due to licensing requirements and subject Braiin to liability if it is not in compliance with applicable laws.

Exports of Braiin’s technologies must be made in compliance with laws in regulations in the jurisdictions in which it operates. If Braiin fails to comply with these laws and regulations, Braiin and certain of its employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges; fines, which may be imposed on Braiin and the responsible employees or managers; and, in extreme cases, the incarceration of the responsible employees or managers.

In addition, changes in Braiin’s technologies or changes in applicable export or import laws and regulations may create delays in the introduction and sale of products containing Braiin’s technologies in international markets, prevent Braiin’ customers from deploying their products or, in some cases, prevent the export or import of Braiin’ technologies to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations, could also result in decreased use of Braiin’ technologies, or in its decreased ability to export or sell its products to existing or potential customers. Any decreased use of Braiin’ technologies or limitation on Braiin’ ability to export or sell such technologies would likely adversely affect its business, financial condition and results of operations.

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Braiin is subject to anti-corruption and anti-money laundering laws with respect to both its domestic and international operations, and non-compliance with such laws can subject Braiin to criminal and civil liability and harm its business.

Braiin is subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, and possibly other anti-bribery and anti-money laundering laws in countries in which it conducts activities. Anti-corruption laws are interpreted broadly and prohibit Braiin from authorizing, offering, or directly or indirectly providing improper payments or benefits to recipients in the public or private sector. Braiin may have direct and indirect interactions with government agencies and state affiliated entities and universities in the course of its business. Braiin may also have certain matters come before public international organizations such as the United Nations. Braiin uses third-party contractors, strategic commercial partners, law firms, and other representatives for certain aspects of regulatory compliance, patent registration, lobbying, deregulation advocacy, field testing, and other purposes in a variety of countries. Braiin can be held liable for the corrupt or other illegal activities of these third-parties, Braiin’s employees, representatives, contractors and agents, even if Braiin does not explicitly authorize such activities. In addition, although Braiin has implemented policies and procedures to ensure compliance with anti-corruption and related laws, there can be no assurance that all of its employees, representatives, contractors, partners, or agents will comply with these laws at all times. Noncompliance with these laws could subject Braiin to whistleblower complaints, investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and debarment from contracting with certain governments or other persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if Braiin does not prevail in any possible civil or criminal litigation, its business, results of operations and financial condition could be materially harmed. In addition, responding to any action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. Enforcement actions and sanctions could further harm Braiin’ business, results of operations and financial condition.

Government regulation is evolving, and unfavorable changes could harm our business.

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the Internet, e-commerce, electronic devices, and other services. Existing and future laws and regulations may impede establishment of our business and our growth. These regulations and laws could cover taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic device certification, electronic waste, energy consumption, environmental regulation, electronic contracts and other communications, competition, consumer protection, web services, the provision of online payment services, information reporting requirements, unencumbered Internet access to our services, the design and operation of websites, the characteristics and quality of products and services, and the commercial operation of UAVs. It is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet, e-commerce, digital content, and web services. Jurisdictions may regulate consumer-to-consumer online businesses, including certain aspects of our seller programs. Unfavorable regulations and laws could diminish the demand for our products and services and increase our cost of doing business.

Risks Related to Australia

As a foreign private issuer, Braiin will be exempt from a number of rules under the Exchange Act, Braiin will be permitted to file less information with the SEC than domestic companies and permitted to follow home country practice in lieu of the listing requirements of the Primary Exchange, subject to certain exceptions. Accordingly, there may be less publicly available information concerning Braiin than there is for issuers that are not foreign private issuers.

As a foreign private issuer, Braiin will be exempt from certain rules under the Exchange Act, including certain disclosure and procedural requirements applicable to proxy solicitations under Section 14 of the Exchange Act, Braiin’s Board, officers and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act, and Braiin is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as companies whose securities are registered under the Exchange Act but are not foreign private issuers. Foreign private issuers are also not required to comply with Regulation Fair Disclosure (“Regulation FD”), which restricts the selective disclosure of material non-public information. Accordingly, there may be less publicly available information concerning Braiin than there is for companies whose securities are registered under the Exchange Act but are not foreign private issuers, and such information may not be provided as promptly as it is provided by such companies.

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In addition, certain information may be provided by Braiin in accordance with Australian law, which may differ in substance or timing from such disclosure requirements under the Exchange Act. As a foreign private issuer, under the Primary Exchange rules Braiin is subject to less stringent corporate governance requirements. Subject to certain exceptions, the rules of the Primary Exchange permit a foreign private issuer to follow its home country practice in lieu of the listing requirements of the Primary Exchange, including, for example, certain internal controls as well as board, committee and director independence requirements. If Braiin determines to follow Australian corporate governance practices in lieu of the Primary Exchange corporate governance standards, Braiin will disclose each the Primary Exchange rule that Braiin does not intend to follow and describe the Australian practice that we will follow in lieu thereof.

It may be difficult to enforce a judgment in the United States against Braiin and its officers and directors, assert U.S. securities laws claims in Australia or serve process on Braiin’s officers and directors.

Braiin is incorporated in Australia. The majority of Braiin’s directors and executive officers are and will be non-residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. There is doubt as to the enforceability in Australia in original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal securities laws of the United States. In Australia, civil liability of directors and officers is dealt with by both common law and by various statutes, including the Corporations Act and the Civil Liability Act 2003 (Qld).

Braiin may be affected by fluctuations in currency exchange rates.

Braiin is potentially exposed to adverse as well as beneficial movements in currency exchange rates. An increase in the value of the dollar could increase the real cost to Braiin’s customers of its products in those markets outside the U.S. where Braiin sells in dollars, and a weakened dollar could increase the cost of local operating expenses from sources outside the United States, and overseas capital expenditures. Braiin also conducts certain investing and financing activities in local currencies. Therefore, changes in exchange rates could harm Braiin’s financial condition and results of operations.

Risks Related to This Offering and Ownership of Our Ordinary Shares

The direct listing process differs from an initial public offering underwritten on a firm-commitment basis.

This is not an underwritten initial public offering of ordinary shares. This listing of our ordinary shares on the Primary Exchange differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

●	There are no underwriters engaged on a firm-commitment basis. Consequently, prior to the opening of trading on the Primary Exchange, there will be no traditional book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on the Primary Exchange. Therefore, buy and sell orders submitted prior to and at the opening of trading of our ordinary shares on the Primary Exchange will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an initial public offering underwritten on a firm-commitment basis. Moreover, there will be no underwriters engaged on a firm-commitment underwritten basis assuming risk in connection with the initial resale of shares of our ordinary shares. In an initial public offering underwritten on a firm-commitment basis, the underwriters may engage in “covered” short sales in an amount of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions, there could be greater volatility in the public price of our ordinary shares during the period immediately following the listing. See also “— Our ordinary shares have no prior public market. An active trading market may not develop or continue to be liquid and the market price of our ordinary shares may be volatile.”

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●	There is not a fixed number of ordinary shares available for sale. Therefore, there can be no assurance that any Registered Shareholders or other existing shareholders will sell any or all of their ordinary shares and there may initially be a lack of supply of, or demand for, our ordinary shares on the Primary Exchange. Alternatively, we may have a large number of Registered Shareholders or other existing shareholders who choose to sell their ordinary shares in the near term resulting in an oversupply of our ordinary shares, which could adversely impact the public price of our ordinary shares once listed on the Primary Exchange and thereafter.

●	None of our Registered Shareholders or other existing shareholders have entered into contractual lock-up agreements or other contractual restrictions on transfer, except for existing Registered Shareholders holding 10,000 shares or more immediately prior to the effectiveness of this Registration Statement (“Lock-Up Shareholders”). Such shareholders are subject to a 12-month transfer restriction, commencing on the date the Company’s ordinary shares begin trading on the Nasdaq Stock Market. In a firm-commitment underwritten initial public offering, it is customary for an issuer’s officers, directors, and most of its other shareholders to enter into a 180-day contractual lock-up arrangement with the underwriters to help promote orderly trading immediately after such initial public offering. Consequently, any of our shareholders with the exception of Lock-Up Shareholders, including our directors and officers who own our ordinary shares and other significant shareholders, may sell any or all of their ordinary shares at any time (subject to any restrictions under applicable law), including immediately upon listing. If such sales were to occur in a significant volume in a short period of time following our listing, it may result in an oversupply of our ordinary shares in the market, which could adversely impact the public price of our ordinary shares.

●	We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading on the Primary Exchange. Instead, we intend to host an investor day, as well as engage in certain other investor education meetings. In advance of the investor day, we will announce the date for such day over financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for this investor day, which will have content similar to a traditional roadshow presentation, and make one version of the presentation publicly available, without restriction, on a website. There can be no guarantees that the investor day and other investor education meetings will have the same impact on investor education as a traditional “roadshow” conducted in connection with a firm-commitment underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our ordinary shares

Such differences from a firm-commitment underwritten initial public offering could result in a volatile trading price for our ordinary shares and uncertain trading volume, which may adversely affect your ability to sell any ordinary shares that you may purchase.

Our ordinary shares currently have no public market. An active trading market may not develop or continue to be liquid and the market price of shares of our ordinary shares may be volatile.

We expect our ordinary shares to be listed and traded on the Primary Exchange. Prior to the listing on the Primary Exchange, there has not been a public market for any of our securities, and an active market for our ordinary shares may not develop or be sustained after the listing, which could depress the market price of shares of our ordinary shares and could affect the ability of our shareholders to sell our ordinary shares. In the absence of an active public trading market, investors may not be able to liquidate their investments in our ordinary shares. An inactive market may also impair our ability to raise capital by selling shares of our ordinary shares, our ability to motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using shares of our ordinary shares as consideration.

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In addition, we cannot predict the prices at which our ordinary shares may trade on the Primary Exchange following the listing of our ordinary shares, and the market price of our ordinary shares may fluctuate significantly in response to various factors, some of which are beyond our control. In particular, as this listing is taking place through a novel process that is not a firm-commitment underwritten initial public offering, there will be no traditional book building process and no price at which traditional underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on the Primary Exchange. On the day that our ordinary shares are initially listed on the Primary Exchange, the Primary Exchange will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by the Primary Exchange on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor to perform the functions under the Primary Exchange Rule 4120(c)(8), must notify the Primary Exchange that our shares are “ready to trade.” Once the Advisor has notified the Primary Exchange that our ordinary shares are ready to trade, the Primary Exchange will calculate the Current Reference Price for our ordinary shares, in accordance with the Primary Exchange rules. If the Advisor then approves proceeding at the Current Reference Price, the Primary Exchange will conduct a price validation test in accordance with the Primary Exchange Rule 4120(c)(8). As part of conducting such price validation test, the Primary Exchange may consult with the Advisor, if the price bands need to be modified, to select the new price bands for purposes of applying such test iteratively until the validation tests yield a price within such bands. Upon completion of such price validation checks, the applicable orders that have been entered will be executed at such price and regular trading of shares of our ordinary shares on the Primary Exchange will commence. The Advisor will determine when our ordinary shares are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate preopening buy and sell interest), the Advisor will request that the Primary Exchange delay the open until such a time that sufficient price discovery has been made to ensure a reasonable amount of volume crosses on the opening trade. For more information, see “Plan of Distribution.”

Additionally, prior to the opening trade, there will not be a price at which underwriters initially sold ordinary shares to the public as there would be in a firm-commitment underwritten initial public offering. The absence of a predetermined initial public offering price could impact the range of buy and sell orders collected by the Primary Exchange from various broker-dealers. Consequently, upon listing on the Primary Exchange, the public price of our ordinary shares may be more volatile than in a firm-commitment underwritten initial public offering and could decline significantly and rapidly.

Furthermore, because of our novel listing process on the Primary Exchange, the Primary Exchange’s rules for ensuring compliance with its initial listing standards, such as those requiring a valuation or other compelling evidence of value, are untested. In the absence of a prior active public trading market for our ordinary shares, if the price of our ordinary shares or our market capitalization falls below those required by the Primary Exchange’s eligibility standards, we may not be able to satisfy the ongoing listing criteria and may be required to delist.

In addition, because of our novel listing process and the potential consumer awareness and brand recognition of Braiin, individual investors, retail or otherwise, may have greater influence in setting the opening public price and subsequent public prices of our ordinary shares on the Primary Exchange and may participate more in our initial trading than is typical for a firm-commitment underwritten initial public offering. These factors could result in a public price of our ordinary shares that is higher than other investors (such as institutional investors) are willing to pay, which could cause volatility in the trading price of our ordinary shares and an unsustainable trading price if the price of our ordinary shares significantly rises upon listing and institutional investors believe our ordinary shares is worth less than retail investors, in which case the price of our ordinary shares may decline over time. Further, if the public price of our ordinary shares is above the level that investors determine is reasonable for our ordinary shares, some investors may attempt to short our ordinary shares after trading begins, which would create additional downward pressure on the public price of our ordinary shares. To the extent that there is a lack of consumer awareness among retail investors, such a lack of consumer awareness could reduce the value of our ordinary shares and cause volatility in the trading price of our ordinary shares.

The public price of our ordinary shares following the listing also could be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control, including:

●	changes in the industries in which we operate;

●	variations in our operating performance and the performance of our competitors in general;

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●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	publication of research reports by securities analysts about us or our competitors or our industry;

●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

●	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

●	additions and departures of key personnel;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our ordinary shares available for public sale; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism.

In addition, securities exchanges have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market for our ordinary shares shortly following the listing of our ordinary shares on the Primary Exchange as a result of the supply and demand forces described above. In the past, shareholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.

Future sales of ordinary shares by our Registered Shareholders and other existing shareholders could cause our share price to decline.

We currently expect our ordinary shares to be listed and traded on the Primary Exchange. Prior to listing on the Primary Exchange, there has been no public market for our ordinary shares and there has not been a sustained history of trading in our ordinary shares in “over-the-counter” markets. While our ordinary shares may be sold after our listing on the Primary Exchange by the Registered Shareholders pursuant to this prospectus or by our other existing shareholders in accordance with Rule 144 under the Securities Act, unlike a firm-commitment underwritten initial public offering, there can be no assurance that any Registered Shareholders or other existing shareholders will sell any of their ordinary shares and there may initially be a lack of supply of, or demand for, ordinary shares on the Primary Exchange. As described herein, certain shares of our ordinary shares outstanding as of the date hereof will be registered under this registration statement. There can be no assurance that the Registered Shareholders and other existing shareholders will not sell all of their ordinary shares, resulting in an oversupply of our ordinary shares on the Primary Exchange. In the case of a lack of supply of our ordinary shares, the trading price of our ordinary shares may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our ordinary shares if they are unable to purchase a block of our ordinary shares in the open market due to a potential unwillingness of our existing shareholders to sell a sufficient amount of ordinary shares at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our ordinary shares, the market for our ordinary shares may be more volatile without the influence of long-term institutional investors holding significant amounts of our ordinary shares. In the case of a lack of market demand for our ordinary shares, the trading price of our ordinary shares could decline significantly and rapidly after our listing. Therefore, an active, liquid and orderly trading market for our ordinary shares may not initially develop or be sustained, which could significantly depress the public price of our ordinary shares and/or result in significant volatility, which could affect your ability to sell your ordinary shares.

Limitations on investors’ ability to trace their shares to this registration statement may preclude claims under Sections 11 and 12 of the Securities Act, potentially reducing our liability exposure and limiting investors’ remedies.

In connection with this direct listing, we are registering 68,696,076 ordinary shares, all of which may be sold into the public market. Unlike in a traditional initial public offering, where all shares sold in the public market are issued pursuant to a registration statement, in a direct listing, both registered and unregistered shares may become freely tradeable simultaneously. As a result, purchasers in the public market following our direct listing may not be able to determine whether their shares were issued pursuant to this registration statement.

The ability to bring a claim under Section 11 of the Securities Act of 1933 requires that the security purchased be traceable to the allegedly defective registration statement. In Slack Technologies, LLC v. Pirani, 598 U.S. 759 (2023), the U.S. Supreme Court held that Section 11 applies only to shares that are actually issued pursuant to the registration statement. The U.S. Court of Appeals for the Ninth Circuit, in its 2025 opinion on remand, confirmed that the tracing requirement applies in the context of direct listings and that tracing shares to a registration statement is particularly difficult where registered and unregistered shares begin trading at the same time.

Accordingly, if you purchase our ordinary shares in the open market following this direct listing, you may not be able to assert claims under Section 11 or Section 12(a)(2) of the Securities Act for any material misstatements or omissions in this registration statement or related prospectus. This limitation may reduce the potential remedies available to investors, limit recovery in the event of a violation of the federal securities laws, and adversely affect the market price of our ordinary shares. Moreover, because our potential liability under the Securities Act may be reduced as compared to a traditional IPO, investors may face greater risk in the event of inaccurate or incomplete disclosures.

We may not be able to satisfy listing requirements of the Primary Exchange or obtain or maintain a listing of our ordinary shares on the Primary Exchange.

We intend to apply to list our ordinary shares on the Primary Exchange, however there can be no guarantee our ordinary shares will be approved for listing. If our ordinary shares are listed on the Primary Exchange, we must meet certain financial and liquidity criteria to obtain and maintain such listing. If we violate the Primary Exchange’s listing requirements, or if we fail to meet any of the Primary Exchange’s listing standards, our ordinary shares may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our ordinary shares from the Primary Exchange may materially impair our shareholders’ ability to buy and sell our ordinary shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our ordinary shares. The delisting of our ordinary shares could significantly impair our ability to raise capital and the value of your investment.

We may not be able to meet each of the quantitative requirements of the Nasdaq Global Market’s Market Value Standard for direct listings.

We have applied to have our ordinary shares listed on Nasdaq Global Market. In order for Nasdaq Global Market to approve our listing application, we will need to meet the quantitative requirements of the Nasdaq Global Market’s Market Value Standard for direct listings, as provided in Nasdaq Listing Rules 5405(a) and 5405(b)(3) and IM-5405-1. While we expect to meet all listing requirements, no assurance can be that we will meet all such requirements or that our application will be approved by Nasdaq. In the event that we were unable to meet such requirements or if our ordinary shares were otherwise not approved for listing by Nasdaq, our ordinary shares would not be listed on Nasdaq Global Market. If this were to occur, we could face significant material adverse consequences, including:

●	A limited availability of market quotations for our securities;
●	Reduced liquidity for our securities;
●	A determination that our ordinary share is “penny stock” that will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	A limited to no amount of new and analyst coverage; and
●	A limited ability to issue additional securities or to obtain financing in the future.

Furthermore, if our ordinary shares are not listed on Nasdaq Global Market or any other national securities exchange, we will not be able to qualify for certain federal preemption and would be subject to laws and regulations in each state in which we offer our securities.

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You may be diluted by future issuances of preferred stock or additional ordinary shares in connection with our incentive plans, acquisitions or otherwise; future sales of such shares in the public market, or the expectations that such sales may occur, could lower our stock price.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we adopted an amended and restated certificate of incorporation which will authorize us to issue ordinary shares and options, rights, warrants and appreciation rights relating to our ordinary shares for the consideration and on the terms and conditions established by our board of directors in its sole discretion. We could issue a significant number of ordinary shares in the future in connection with investments or acquisitions. Any of these issuances could dilute our existing shareholders, and such dilution could be significant. Moreover, such dilution could have a material adverse effect on the market price for the shares of our ordinary shares.

The future issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of shares of our ordinary shares, either by diluting the voting power of our ordinary shares if the preferred stock votes together with the ordinary shares as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote, even if the action were approved by the holders of our shares of our ordinary shares.

The future issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our ordinary shares by making an investment in the ordinary shares less attractive. For example, investors in the ordinary shares may not wish to purchase ordinary shares at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase ordinary shares at the lower conversion price, causing economic dilution to the holders of ordinary shares.

Because we have no current plans to pay cash dividends on our ordinary shares, you may not receive any return on investment unless you sell your ordinary shares for a price greater than that which you paid for it.

We currently intend to retain all available funds and any future earnings to fund the development, commercialization and growth of our business, and therefore we do not anticipate declaring or paying any cash dividends on our ordinary shares in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our future ability to pay cash dividends on our ordinary shares may also be limited by the terms of any future debt securities or credit facility. As a result, capital appreciation, if any, of the ordinary shares you purchase in this offering will be your sole source of gain for the foreseeable future.

Upon the completion of this offering, we will be a “controlled company” within the meaning of the corporate governance rules of the Primary Exchange and, as a result, will qualify for exemptions from certain corporate governance requirements. Although we do not currently intend to rely on any such exemptions, we may do so in the future and if we utilize any of the exemptions, you will not have the same protections as those afforded to shareholders of companies that are subject to such governance requirements.

Upon the completion of this offering, our founder and Chief Executive Officer, Natraj Balasubramanian, will control approximately 61% of total voting power. As a result, we will be a “controlled company” under the rules of the Primary Exchange. Under these rules, a listed company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and is not required to comply with certain corporate governance requirements, including the requirements that, within one year of the date of the listing of our ordinary shares, we have a:

●	board of directors that is composed of a majority of “independent directors,” as defined under the rules of such exchange;
●	compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not currently intend to rely on any such exemptions, we may do so in the future and if we utilize any of the “controlled company exemptions,” you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Primary Exchange.

We are an emerging growth company and a smaller reporting company, and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) having the option of delaying the adoption of certain new or revised financial accounting standards, (iii) reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these exemptions until such time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

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We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of this offering, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares held by non-affiliates was $700.0 million or more as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting ordinary shares held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting ordinary shares held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

It is possible that some investors will find our ordinary shares less attractive as a result of the foregoing, which may result in a less active trading market for our ordinary shares and higher volatility in our stock price.

The public price of our ordinary shares, upon listing on the Primary Exchange, may have little or no relationship to the historical sales prices of our ordinary shares in private transactions.

Prior to listing on the Primary Exchange, there has been no public market for our ordinary shares. Recent purchase prices of our ordinary shares in private transactions may have little or no relation to the opening public price of our ordinary shares on the Primary Exchange or the subsequent trading price of our ordinary shares on the Primary Exchange. Our ordinary shares have a limited history of trading in private transactions. See “Sale Price History of our Capital Stock” below. However, this information may have little or no relation to broader market demand for our ordinary shares and thus the initial public price of our ordinary shares on the Primary Exchange once trading begins. As a result, you should not place undue reliance on these historical sales prices as they may differ materially from the opening public prices and subsequent public prices of our ordinary shares on the Primary Exchange. For additional details about how the initial listing price on the Primary Exchange will be determined, see “Plan of Distribution.”

The uncertainty associated with the fact that few companies have undertaken direct listings to date may lead to increased volatility and pricing challenges for our ordinary shares.

Few companies have conducted direct listings, and the process by which shares of our ordinary shares will be listed on the Primary Exchange is a novel process. The absence of a traditional underwritten offering may result in a less orderly market for our ordinary shares, increased volatility in the trading price, and potential difficulties in achieving a stable market price. Unlike an initial public offering, there is no firm-commitment underwritten offering to help inform efficient and sufficient price discovery. Consequently, the public price of our ordinary shares may be more volatile than it would be if shares were initially listed in connection with a firm-commitment underwritten initial public offering. In addition, the trading volume and price of shares of our ordinary shares may be more volatile and subject to greater fluctuations due to the direct listing method.

The direct listing process differs from an initial public offering underwritten on a firm-commitment basis and the impact of awareness of our brand and investor recognition of our Company on the demand for our ordinary shares is unpredictable and our marketing and brand development efforts may not be successful.

We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading of our ordinary shares on the Primary Exchange. Instead, we may engage in certain investor presentations and educational meetings to enhance our brand awareness and investor recognition of our Company. In advance of any investor presentation or educational meeting, we will announce the date for such presentation or meeting through financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for any investor presentation or educational meeting that we hold, and will make the presentation publicly available, without restriction, on a website.

There can be no assurance that any investor presentations or other educational meetings that we hold will have the same impact on awareness of our brand and investor recognition of our Company as a traditional “roadshow” conducted in connection with a firm-commitment underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately following our listing, which could result in a more volatile public price of our ordinary shares.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business plan and strategy, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	the implementation of our business model and our strategic plans for our business, product, services and technology;

●	our commercialization and marketing capabilities and strategy;

●	our competitive position;

●	the scope of protection that we able to establish and maintain for intellectual property rights covering our products, services and technology;

●	developments and projections relating to our competitors and our industry;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; and

●	the impact of new or existing laws and regulations on our business and strategy.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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MARKET AND INDUSTRY DATA

This prospectus includes estimates regarding market and industry data. Unless otherwise indicated, information concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity, and market size, are based on our management’s knowledge and experience in the markets in which we operate, together with currently available information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, trade and business organizations, and other contacts in the markets in which we operate and which were not commissioned by the Company. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from our internal research.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While we believe the estimated market and industry data included in this prospectus is generally reliable, such information is inherently uncertain and imprecise. Market and industry data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process, and other limitations inherent in any statistical survey of such data. In addition, projections, assumptions, and estimates of the future performance of the markets in which we operate are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Accordingly, you are cautioned not to place undue reliance on such market and industry data or any other such estimates.

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TRADEMARKS, SERVICE MARKS AND TRADENAMES

We own or otherwise have rights to the trademarks, including those mentioned in this prospectus, used in conjunction with the operation of our business. This prospectus includes our own trademarks, which are protected under applicable intellectual property laws, as well as trademarks, service marks and tradenames of other entities, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, service marks and tradenames. We do not intend our use or display of other entities’ trademarks, service marks or tradenames to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

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OFFER STATISTICS AND EXPECTED TIMETABLE

The ordinary shares offered by this prospectus are registered for the account of the Registered Shareholders named in this prospectus. There is no expected issue price. The Registered Shareholders may sell the ordinary shares at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The approximate date of proposed sale of the ordinary shares is from time to time after the registration statement of which this prospectus forms a part becomes effective, in amounts and on terms determined at the time of the sale.

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USE OF PROCEEDS

The Registered Shareholders may, or may not, elect to sell shares of our ordinary shares covered by this prospectus. To the extent any Registered Shareholder chooses to sell shares of our ordinary shares covered by this prospectus, we will not receive any proceeds from any such sales of our ordinary shares. See “Principal and Registered Shareholders.”

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DIVIDEND POLICY

We have never declared or paid dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings to fund the development, commercialization and growth of our business, and therefore we do not anticipate declaring or paying any dividends on our ordinary shares in the foreseeable future. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors. Any such determination will also depend upon our business prospects, operating results, financial condition, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our future ability to pay dividends on our ordinary shares may also be limited by the terms of any future debt securities or credit facility.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2025, as follows:

●	on an actual basis;

●	on a pro forma basis to reflect adjustments that primarily reflect the conversion of convertible and SAFE notes into ordinary shares, recognition of equity financing, and issuance of shares as purchase consideration.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and related notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	As of June 30, 2025
	Actual	Pro Forma
	(Unaudited)
	(in thousands, except per share numbers)
Cash and cash equivalents	$111	$4,284
Total Indebtedness	$3,634	$20,442

Shareholders’ equity:
Ordinary shares, of which 11,069,578 shares are issued and outstanding, actual; 68,696,076* shares issued and outstanding, pro forma	4	247,311
Foreign exchange reserve	45	45
Accumulated deficit	(4,829)	(23,050)
Total shareholders’ equity	$(4,780)	$224,306
Total capitalization (Total shareholder equity+Total indebtedness)	$(1,146)	$244,748

*On November 7, 2025, the Company effected a 4 for 1 stock split of its ordinary shares, whereby each outstanding share of ordinary shares was converted into four ordinary shares for all periods presented. The pro forma adjusted column in the tables above reflects the stock split described above. All share and per-share amounts in the pro-forma financial statements that are presented on a per share basis have been retroactively adjusted for all periods presented to reflect the stock split.

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

Introduction

Braiin is providing the following unaudited pro forma condensed consolidated combined financial statements to aid you in your analysis of the financial aspects of the Direct Listing.

The unaudited pro forma condensed consolidated combined financial information has been derived from and should be read in conjunction with, the historical financial statements and related notes of Braiin, Nisus, Mirragin, VIS Networks and Connect Simple for the applicable periods included elsewhere in this prospectus.

The unaudited pro forma condensed consolidated combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Acquisitions occurred on the dates indicated. Further, the unaudited pro forma condensed consolidated combined financial information may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Description of the Proposed Transactions

Acquisition of Vega Group (including Nisus and Mirragin RAS Consulting Pty Ltd)

On December 10, 2025, Braiin and Vega entered into a new binding Heads of Agreement (the “Vega Agreement”), pursuant to which Braiin will acquire 100% of the shares of Vega for an aggregate consideration of approximately $85,000,000, which is comprised of cash consideration of $2,393,904 and fully paid ordinary shares of Braiin equal to $82,606,096. The number of consideration shares shall be the quotient of $82,606,096 divided by $10.17. The consummation of the transactions contemplated by the Vega Agreement is subject to customary closing conditions, including the effectiveness of a Registration Statement with the SEC. The Vega Agreement may be terminated on the later of October 30, 2025 or listing on the Primary Exchange if the conditions precedent have not been satisfied or waived.

Vega has also entered into the following agreements to expand its group prior to its acquisition by Braiin:

● On December 5, 2025, Vega and Nisus entered into an Amended and Restated Share Sale Agreement pursuant to which Vega will acquire 100% of the shares of Nisus for consideration of AUD $3,000,000 in cash and US $3,160,000 (the “Nisus Agreement”). The completion of the transactions under the Nisus Agreement is subject to customary closing conditions. Nisus is a specialist technology provider focused on delivering advanced data science, cybersecurity, and secure communication solutions to Australian government agencies, defense, emergency services, and enterprise clients. With a strong track record in supporting public sector digital transformation, Nisus designs and implements mission-critical systems that protect sensitive information and enable informed decision-making.

● On December 5, 2025, Vega entered into Share Sale Agreement with Mirragin RAS Consulting Pty Ltd, pursuant to which Vega will acquire 100% of the shares of Mirragin, and on December 5, 2025, Vega entered into the Share Sale Agreement with Mirragin Project Isidore, pursuant to which Vega will acquire 100% of the shares of Isidore, together for an aggregate consideration of AUD $7 million (the “Mirragin Agreement”). The completion of the transactions under the Mirragin Agreement is subject to customary closing conditions.

Upon completion of the Nisus and Mirragin acquisitions, these entities will form part of the Vega Group, which will subsequently be acquired by Braiin under the Vega Agreement.

Acquisition of VIS

Pursuant to the binding Amended and Restated Heads of Agreement, dated December 4, 2025, by and between Braiin and VIS Networks PVT LTD (“VIS Networks”) Braiin will acquire 100% of the shares of VIS Networks for an aggregate consideration of $24 million (the “VIS Agreement”) $12 million of which will be paid on the closing date of the VIS Acquisition, $7.2 million of which will be paid on the 12 month anniversary of the VIS Acquisition, and $4.8 million of which will be paid on the 24 month anniversary of the VIS Acquisition. VIS Networks’ business relates to technology services. Also on December 4, 2025, Braiin and VIS Networks entered into a binding Heads of Agreement whereby certain owners of VIS Networks shares will be issues $44.57 million of Braiin Shares. The consummation of the transactions contemplated by the VIS Agreement are subject to customary closing conditions.

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Acquisition of Connect Simple Pty Ltd

Pursuant to the Share Sale Agreement, dated December 8, 2025, by and between Braiin and Connect Simple Pty Ltd., Braiin will acquire 100% of the shares of Connect Simple upon the effectiveness of this registration statement on Form F-1 for an aggregate consideration of $98 million (the “Connect Simple Agreement”). The number of consideration shares shall be the quotient of $98 million divided by $10.17. The consummation of the transactions contemplated by the Connect Simple Agreement are subject to customary closing conditions.

Connect Simple is focused on simplifying residential service delivery and billing through an AI-powered, white-labelled platform. This platform serves as a digital infrastructure layer for utility connections, bill comparison, and ongoing household expense management, with applications across rental, ownership, and agency-managed properties.

Accounting for the Acquisition of Nisus Australia Pty Ltd, Nisus Payroll and Mirragin (Collectively referred to as Vega), VIS, and Connect Simple

The management of Braiin has concluded that the transaction represents a business combination pursuant to IFRS 3, Business Combinations. In the proposed Business Combination, Braiin issuing shares and consideration at the closing of the Business Combination for the net assets of VIS, Connect Simple and Vega (Collectively termed as “Target Group”), Braiin has been determined to be the accounting acquirer and predecessor based on evaluation of the following facts and circumstances under IFRS 3, paragraphs B15–B17:

●	Braiin’s shareholders will have the largest voting interest in combined company;

●	The board of directors of the combined company has 5 members, and Braiin has the ability to nominate the majority of the members of the board of directors;

●	Braiin’s senior management remains senior management post business combination as well;

●	Braiin contributes 62.06% of the aggregate fair value post business combination, demonstrating that the major portion of the business is represented by Braiin.

Considering the determination of the predecessor, the Company considered the authoritative guidance in Rule 405 of Regulation C, the interpretive guidance of the staff of the SEC, including factors for registrants to consider in determining the predecessor, and analyzed the following:

(1) the order in which the entities were acquired,

Prior to direct listing i.e. receipt of pre-approval from The Primary Exchange of Braiin’s Ordinary Shares to be issued in connection with the Business Combination to be listed on the Primary Exchange, Braiin will acquire VIS, Connect Simple and Vega (Collectively termed as “Target Group”) and these entities will continue as wholly owned subsidiaries of Braiin. Braiin has initiated, negotiated, and structured the acquisitions of Vega, VIS, and Connect Simple as part of its broader strategy to consolidate complementary technologies and prepare for a public listing. Braiin’s management and advisors led all stages of the business combination process, including sequencing, diligence, and transaction terms.

Considering the sequence of events, Braiin will become the Holding Company of the Target Group and will continue to be the Holding Company post Business Combination as well, the Company concluded that Braiin is the Predecessor under Regulation C, Rule 405.

(2) the size of the entities,

The quantitative analysis (basis audited financial statements of June 30, 2025 as a percentage total is summarized below:

Items	% of Braiin to Total	% of VIS Networks to Total	% of Connect Simple to Total	% of Vega* to Total	Total
Assets	0.59%	92.55%	0.80%	6.05%	100%
Liabilities	15.35%	76.18%	0.64%	7.83%	100%
Expenses	2.48%	74.84%	0.56%	22.12%	100%
Revenue	0.00%	76.41%	0.66%	22.93%	100%
Operating Income/(Loss)	(116.49)%	150.01%	5.52%	60.96%	100%
Absolute Value	34.98%	45.05%	1.66%	18.31%	100%

* Vega will complete the acquisitions of Nisus Australia, Nisus Payroll, and Mirragin Ras Consulting prior to its acquisition by Braiin.

Therefore, while VIS is historically larger, this factor does not override the broader analysis required under Rule 405 based on which VIS does not outrightly qualify to be the predecessor. Further, VIS’s operations are not the principal focus of the combined company.

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(3) the fair value of the entities,

The Company evaluated the relative fair value of the entities to determine which entity contributes significantly to the aggregate fair value of all entities in the Business Combination.

Rule 405 focuses on the business that forms the primary ongoing operations of the registrant. On this basis, Braiin, constitutes the principal business of the combined company.

Key considerations include:

●	Braiin has executed binding multi-year commercial contracts totaling approximately $35.93 million across anonymous spraying, precision agriculture, and UAV-based analytics.

●	Braiin maintains a validated non-binding revenue pipeline of approximately $111.98 million.

●	Braiin has already started generating revenue in Q4 2025 which is expected to further scale up in Q1 2026, following deployment and integration milestones.

●	Braiin owns the core proprietary IP in AI, autonomy, robotics, and UAV systems that form the Company’s long-term value drivers.

The fair valuation structure is summarized below:

Entity	%
Braiin Limited	62.06%
VIS Networks Private Limited (“VIS”)	12.17%
Connect Simple Pty Limited (“Connect Simple”)	14.09%
Vega Global Technologies Limited (“Vega”)	11.67%
Total	100%

As determined above, Braiin contributes 62.06% of the aggregate fair value post business combination, while the remaining is represented by VIS Networks Private Limited, Vega Global Technologies Limited and Connect Simple Pty Limited, demonstrating that the major portion of the business is represented by Braiin and thus indicates Braiin is the Predecessor under Regulation C, Rule 405.

(4) the historical and ongoing management structure, and

Composition of Board of Directors

Upon the consummation of Business Combination, Braiin’s board of directors will consist of 5 directors, all of which will be designated by Braiin. Out of these 3 directors will be independent directors.

Name	Position
Natraj Balasubramanian	Chief Executive Officer, Director
Chetan V Saligrama	President, COO, Director
Usha Murphy	Independent Director
Ragur Kuppuswamy	Independent Director
Stephen Christopher Buehler	Independent Director

Management structure

The current management structure of Braiin is listed below and will continue after the consummation of the Business Combination:

Name	Position
Natraj Balasubramanian	Chief Executive Officer, Director
Chetan V Saligrama	President, COO, Director
Jay Stephenson	Chief Financial Officer
Rohit Jhamb	Chief Business Officer
Samir Pandey	Chief Strategy Officer

Voting power:

Existing Braiin shareholders will collectively hold the largest voting interest in the combined company as follows:

% of Ownership

Shareholders
Existing Braiin Shareholders	64%
Conversion of SAFEs, Convertible notes and Loans	0%
Shares issued to Maxim	2%
Private Placement	1%
Former Shareholders of Vega	12%
Former Shareholders of VIS	6%
Former Shareholders of Connect Simple	14%
Total	100%

Based on the above assessment, including (i) the continuity of Braiin’s senior management following the business combination, (ii) Braiin’s exclusive right to designate the entire post-combination Board of Directors, and (iii) the fact that existing Braiin shareholders will collectively hold the largest voting interest in the combined company, Braiin’s senior management remains senior management post business combination. Accordingly, Braiin is the Predecessor under Regulation C, Rule 405

(5) Future business plan and strategy

Braiin specializes in cutting-edge solutions across diverse domains with expertise in artificial intelligence and machine learning, robotics, internet of things, and mission-critical enterprise software and hardware applications.

Given the advanced and patented generative AI technology that Braiin possesses, the Company anticipates a significant increase in its operational impact in the near future. Braiin has significant long-term commitments and potential revenue contracts, including five-year contracts valued at $35.93 million, and has signed a Memorandum of Understanding worth $111.98 million. These agreements are aimed at supporting farmers through state-of-the-art precision farming techniques, offering end-to-end solutions that enhance crop productivity and have driven the significantly larger fair value of Braiin. Braiin has already started generating revenue in Q4 2025 which is expected to further scale up in Q1 2026, following deployment and integration milestones. Considering the above, the Company expects that Braiin’s operations will continue to be the most significant in the near future.

Staff guidance and general market practice indicates that no one factor should be determinative when assessing the predecessor, but rather the assessment should be based upon a collective evaluation of all factors based on the facts and circumstances. In considering the foregoing principles of predecessor determination in light of the specific facts and circumstances outlined above, the Company concluded that the overwhelming weight of the majority of factors indicates that Braiin is the Predecessor and accounting acquirer for accounting purposes.

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Further, the Company has also evaluated the factors set forth in IFRS 3.B15–B16. Specifically, the Company has already evaluated the composition of the governing body, the composition of the senior management of the combined entity, and the relative size of the entities, as discussed above in the assessment of the Predecessor. In addition, the Company has assessed the relative voting rights in the combined entity following the business combination and concluded that Braiin holds a majority shareholding as reflected in the beneficial ownership table included under ‘Principal and Registered Shareholders’ of the registration statement.

The transaction will be accounted using the acquisition method of accounting for business combinations under the guidance of IFRS 3. Accordingly, Braiin will record the identified acquired tangible and intangible assets and liabilities at their fair value as of the closing date. In addition, the excess of the consideration transferred over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill.

Acquisition costs related to the acquisition (i.e., advisory, legal, valuation, and other professional fees) are not included as a component of the consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. The unaudited pro forma condensed financial information does not reflect any cost savings, operating synergies or revenue enhancements that Braiin may achieve as a result of the acquisitions or the costs to integrate our operations. All of this transaction costs related to the Acquisition have been recognized as expenses in statements of profit or loss, and additional pro forma adjustments were recognized related to additional transaction costs expected to be incurred by management.

The Management has estimated the preliminary purchase price because it has not yet completed an external valuation analysis of the fair market value of VIS Networks, Vega and Connect Simple assets to be acquired and liabilities to be assumed. As a result, management has estimated the allocation of the preliminary purchase price for these entities’ assets and liabilities. This preliminary purchase price allocation has been used to prepare the pro forma adjustments in the unaudited pro forma condensed combined balance sheets and income statements. The final purchase price allocation, fair value of the acquired assets and liabilities and any other studies and calculations deemed necessary have not yet been completed. The final purchase consideration and purchase price allocation could differ materially from the preliminary purchase price and purchase price allocation used to prepare the pro forma financial statement and related adjustments. Also affecting the determination of the final purchase price and its allocation are the results of changes to assets and liabilities and to the ultimate purchase consideration, caused by operations during the intervening period to the closing of the transaction.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2025 (US$ in thousands)

	Braiin Limited (IFRS Historical)	Nisus Australia Pty Ltd (IFRS Historical)	Nisus Payroll Pty Limited (IFRS Historical)	Mirragin Ras Consulting Pty Ltd. (IFRS Historical)	Vega (IFRS Historical)	VIS Networks Private Limited (IFRS Historical)	Connect Simple Pty Limited (IFRS Historical)	Transaction Accounting Adjustments		Remove pre-merger equity balances	Consideration			Pro Forma Combined
Assets
Property, plant and equipment	1	-	-	-		6,109	-							6,110
Intangible assets	58	-	-	243	-	1,353	-				241,415		D	243,069
Investments	-	-	-	-		1,045	-							1,045
Right of Use asset	64	-	-	-		171	-							235
Other non current assets	-	-	-	77		512	-							589
Non-current assets	123	-	-	320	-	9,190	-							251,048
Other current assets	29	-	-	-		12,184	-							12,213
Inventory	-	-	-	-		3,209	-							3,209
Trade and other receivables	28	856	858	182		18,371	90	(858)	E					19,527
Prepayment	3													3
Cash and cash equivalents	111	523	182	58	-	2,806	306				(14,394)		C	4,284
	-	-	-	-		-	-	17,400	B
								(3,325)	F
								(1,758)	H
								(25)	G
								400	I
								2,000	J
Current assets	171	1,379	1,040	240	-	36,570	396							39,236
TOTAL ASSETS	294	1,379	1,040	560	-	45,760	396							290,284
LIABILITIES AND EQUITY
Share capital	4	-	-	-	-	544	-			(544)	-			247,311
								3,000	B
								14,556	G
								2,575	A		225,176		C
								2,000	J
Share premium	-	-	-	-		-				-				-
General reserve	-	-	-	-		-				-				-
Other reserves	-	-	-	61		(1,449)				1,388				-
FX Revaluation reserve	45	-	-	12		-				(12)				45
Accumulated loss	(4,829)	329	4	-		21,662	184			(22,180)				(23,050)

								(3,325)	F
								(14,581)	G
								(314)	H
Dividend paid	-	-	-	-		-				-				-
Shareholders’ current account	-	-	-	-		-				-				-
Non-controlling interests	-	-	-	(4)		(170)					174	C
Equity	(4,780)	329	4	69	-	20,587	184							224,306

LIABILITIES:
Accounts payable	-	-	-	-		-								-
Accrued expenses	-	-	-	-		-	171							171
Due to related party	16	-	-	-		-								16
Trade and other payables	796	973	157	58		12,334		(858)	E					13,460
Lease liability	18	-	-	-		33								51
Unearned revenue	588													588
Financial liabilities	3,618	-	-	-		2,822		(2,575)	A					2,821
								(1,444)	H
								400	I

Other current liabilities	-	77	-	256		7,296	41							7,670
Current liabilities	5,036	1,050	157	314	-	22,485	212							24,777
Loan payable	-	-	879	177		2,149								3,205
	-	-	-	-		-
Financial liabilities	-	-	-	-		-		14,400	B					14,400
Lease liability	38	-	-	-		145								183
Other non-current liabilities	-	-	-	-		394								394
Deferred tax liability	-	-	-	-		-					12,888		C	12,888
Deferred Consideration	-	-	-	-		-					10,131		C	10,131
Non-current liabilities	38	-	879	177	-	2,688	-							41,201
Total liabilities	5,074	1,050	1,036	491	-	25,173	212							65,978
TOTAL LIABILITIES AND EQUITY	294	1,379	1,040	560	-	45,760	396							290,284

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

As of June 30, 2025

	Braiin Limited (IFRS Historical)	Nisus Australia Pty Ltd (IFRS Historical)	Nisus Payroll Pty Limited (IFRS Historical)	Mirragin Ras Consulting Pty Ltd. (IFRS Historical)	Vega	VIS Networks Private Limited (IFRS Historical)	Connect Simple Pty Limited (IFRS Historical)	Transaction Accounting Adjustments		Pro Forma Combined

Revenue	-	9,274	7,690	1,620	-	61,980	538	(7,690)	(AA)	73,412
Cost of goods sold	-	(7,690)	(7,686)	(1,020)	-	(41,184)	(330)	7,690	(AA)	(50,220)
Gross profit	-	1,584	4	600	-	20,796	208			23,191
General and Administrative	(1,269)	(609)	(18)	(524)	-	(18,256)	(112)	309	(EE)	(35,035)
								(14,556)	(FF)
Sales and Marketing		(9)	-	-	-	-	(2)			(11)
Depreciation and amortization	(113)	-	-	-	-	-	-	(10,032)	(BB)	(10,145)
Net Income (Loss) Before Other Income	(1,382)	966	(14)	76	-	2,540	94	(24,279)		(21,999)

Other Income (Expenses)
Other Income	-	-	5	4	-	297	-			306
Interest Income (Expense), Net	(317)	15	4	(42)	-	(298)	-	(2,000)	(DD)	(2,638)
Other expenses	(273)	-	-	-			-	(3,350)	(CC)	(3,623)
Share of net profit of associates and joint ventures accounted for using the equity method	-	-	-	-	-	(39)	-			(39)
Profit/(loss) before Tax	(1,972)	981	(5)	38	-	2,500	94	(29,629)		(27,992)
Income tax benefit / (expense)	-	(245)	-	(2)	-	(591)	(30)			(868)
Net Income/(loss)	(1,972)	736	(5)	36	-	1,909	64	(29,629)		(28,861)

Net (loss)/income per share – basic	(0.18)	7,360	(42)	3.65	-	0.49	637			(0.42)
Net (loss)/income per share – diluted	(0.18)	7,360	(42)	3.65	-	0.49	637			(0.42)

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NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined statement of financial position as of June 30, 2025 combines the historical statement of financial position of Braiin and entities involved in the transaction, on a pro forma basis as if the transactions had been consummated on June 30, 2025. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2025 combines the historical statements of operations of Braiin and entities involved in the transaction for such period on a pro forma basis as if the Direct Listing and related transactions had been consummated on July 1, 2024 the beginning of the earliest period presented.

The historical financial information of Braiin was derived from Braiin’s audited consolidated financial statements as of June 30, 2025 and for the year ended June 30, 2025, included elsewhere in this proxy statement/prospectus.

The historical financial statements of Braiin, VIS Networks, Mirragin Ras Consulting, and Connect Simple have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of the United States Dollars ($). The historical financial statements of Vega, Nisus Payroll and Nisus Australia have been prepared in accordance with IFRS as issued by the IASB and presented in their functional currency of Australian dollars. For purposes of the unaudited pro forma condensed combined financial information, the financial statements of Vega, Nisus Payroll and Nisus Australia have been translated into United States Dollars.

The financial statements of these entities have been translated into United States dollars for the purposes of presentation in the unaudited pro forma condensed combined financial information (“As Converted”) using the exchange rates shown below. Foreign exchange differences arising on translation are recognized directly in the statement of operations in other comprehensive income and within the accumulated loss balance in the balance sheet.

●	at the end of the exchange rate as of June 30, 2025 of A$1.00 to $0.655 for the unaudited pro forma condensed combined balance sheet; and,

●	the average exchange rate for the period from July 1, 2024 through June 30, 2025 of A$1.00 to $0.6471 for the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2025.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of Braiin after giving effect to the Direct Listing. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Direct Listing are based on certain currently available information and certain assumptions and methodologies that Braiin management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, include preliminary estimates of the purchase consideration and purchase price allocation for the acquisitions of VIS Networks, Vega and Connect Simple and may be revised as additional information becomes available and is evaluated.

Although the applicable acquisition agreements specify a fixed number of ordinary shares to be issued for each transaction based on an agreed reference price of $10.17 per share (also refer Material Assumptions and Areas of Judgment section below), the purchase consideration for each acquisition will be measured at the acquisition-date fair value of the ordinary shares issued in accordance with IFRS 3 Business Combinations. As a result, the acquisition-date fair value of such equity instruments may differ from the reference price used to determine the number of shares to be issued, which may result in changes to the final purchase consideration and more or less goodwill recorded.

Accordingly, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Braiin believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Direct Listing based on information available to Braiin’s management at this time and that the pro form adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Direct Listing taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Braiin and entities involved in the transaction.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented. Braiin’s management believes this unaudited pro forma condensed combined financial information to not be meaningful given the pro forma combined entity incurred significant cumulative net losses during the historical periods presented, resulting in the Company concluding that any deferred taxes recognized would not be probable of being realized per IAS 12.

On November 7, 2025, the Company effected a 4 for 1 stock split of its ordinary shares, whereby each outstanding share of ordinary shares was converted into four ordinary shares for all periods presented. All share and per-share amounts in the financial statements that are presented on a per share basis have been retroactively adjusted for all periods presented to reflect the stock split.

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Note 4 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of financial position as of June 30, 2025 are as follows:

A	Represents the conversion of convertible notes and SAFE Notes into Braiin’s ordinary shares.

B	Reflects the recognition of liabilities totaling $17.4 million comprising (i) a $14.4 million secured loan from TWCC VIC Pty Limited to fund the VIS Networks acquisition and related debt repayments, bearing interest at 14% per annum with a 15-month principal moratorium and a four-year term, and (ii) a $3.0 million equity subscription under a Share Sale Agreement with Chetan Saligrama / Chetan Family Trust, priced at $10.17 (after considering share split). The shares issued to Mr. Saligrama are subject to a lock-up period of 12 months.

C	Reflects the adjustment to issuance of shares and cash as consideration to acquire VIS Networks, Connect Simple and Vega entities.

D	Reflects (i) the recognition of goodwill representing the excess of the total purchase consideration over the fair value of the identifiable net assets acquired and (ii) the recognition of separately identifiable intangible assets, including intellectual property rights, exclusive arrangements and customer relationships.

E	Reflects the elimination of intercompany balances and transactions between Nisus Australia Pty Ltd and Nisus Payroll Pty Ltd.

F	Reflects estimated transaction costs to be incurred by Braiin in connection with the transaction.

G	Reflects the issuance of shares to Maxim and other advisors in connection with the listing and the reimbursement of certain expenses to Maxim, up to a maximum of $25,000.

H	Reflects the repayment of promissory notes at the time of listing, in line with the terms of the promissory note agreement, and assumes repayment takes place when the listing occurs.

I	Reflects the adjustment to issuance of SAFE notes by Braiin subsequent to June 30, 2025.

J	Reflects the adjustment to issuance of shares against agreement to raised equity amounting to $2M.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for year ended June 30, 2025.

(AA)	Reflects pro forma adjustment to eliminate the intercompany transactions between Nisus Payroll and Nisus Australia.

(BB)	Amortization expense for identified intangible assets has been recognized for the year ended June 30, 2025.

(CC)	Reflects estimated transaction costs to be incurred by Braiin in connection with the transaction.

(DD)	Reflects the pro forma adjustment for interest expense on the $14.4 million secured loan from TWCC VIC Pty Ltd, calculated at the committed annual coupon rate of 14%, for the fiscal year ended June 30, 2025.

(EE)	This reflects a pro forma adjustment to remove interest expense, assuming that the promissory notes are repaid and the SAFE note, Convertible Notes, and loan facilities are converted into equity at the beginning of the period.

(FF)	Reflects the expense related to the issuance of shares to Maxim and other advisors in connection with the listing.

We performed a preliminary valuation analysis of the fair value of assets acquired and liabilities assumed. This preliminary valuation has been used to prepare pro forma transaction accounting adjustments in the unaudited pro forma condensed statements of financial position.

The final measurement may include changes in the measurement of goodwill and changes in the fair value of intangible assets. We have estimated the fair value to such assets and liabilities, based on available information and certain estimates and assumptions and, therefore, the actual effects of these transactions may differ from pro forma transaction accounting adjustments.

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Methodology

Customer Relationships and Exclusive Arrangements — Exclusive arrangements comprise of contractual rights benefiting the acquired business. These arrangements restrict counterparties from engaging with competitors and secure continued access to customers, suppliers, or distribution channels. Such exclusive arrangements and customer relationships have been recognized as identifiable intangible assets, separate from goodwill, as they are expected to contribute to future economic arrangements is determined using Multi-period Excess Earnings Method (MPEEM). The MPEEM involves projecting the future earnings of the company, including any excess earnings that can be attributed to the intangible asset being valued. Please also refer to the note below for the nature of exclusive arrangements and methodology used.

Note on Exclusive arrangements:

Exclusive Arrangements

The Company allocated $38.0 million of the purchase price to the Exclusive arrangements in connection with the Connect Simple acquisition. These arrangements consist primarily of a five-year Exclusive Collaboration Agreement with Home, which grants Connect Simple the sole right to provide core home services to approximately 4.5 million UK households. The agreement restricts counterparties from engaging with competitors and secures continued access to Home’s customers, suppliers, and distribution channels, providing value not yet reflected in historical operations.

Valuation Methodology

The fair value of the Exclusive arrangements was determined using the Multi-period Excess Earnings Method (“MPEEM”), consistent with IFRS 3, paragraphs B40 and B43. Under this method, projected revenues and EBITDA over the five-year agreement term were used, and contributory asset charges were applied to supporting assets.

Management considered assumptions that a market participant would evaluate when pricing such an intangible asset, including:

●	projected revenues and EBITDA attributable to Exclusive arrangement;
●	weighted-average cost of capital reflecting the risk profile;
●	the incremental value of exclusivity and future cash flows attributable solely to the arrangement; and
●	the contribution of supporting tangible and intangible assets required to generate the cash flows.

These assumptions, combined with the projected cash flows, reflect the expected economic benefits of the Exclusive arrangements over the term of the agreement. Applying the MPEEM under these assumptions resulted in a fair value of USD 38.0 million.

Patents — Intellectual Property Rights — The fair value for the same is determined using the Relief from Royalty method — the asset value is estimated based on the total revenue for which the royalties are paid.

The following summarizes preliminary allocation of the estimated purchase price as if the Merger had been completed on June 30, 2025 (in ‘000):

	Vega	VIS Networks	Connect Simple	Total
Property, plant and equipment	$-	$6,109	$-	$6,109
Cash and cash equivalents	$763	$2,806	$306	$3,875
Accounts receivable (net)	$1,896	$18,371	$90	$20,357
Intangibles	$-	$1,353	$-	$1,353
Other assets	$320	$17,121	$-	$17,441
Accounts payable and accrued expenses	$(1,188)	$(12,334)	$(171)	$(13,693)
Debt and other liabilities	$(1,389)	$(12,839)	$(41)	$(14,269)
Net assets acquired	$402	$20,587	$184	$21,173
Less: preliminary purchase price	$85,000	$66,701	$98,000	$249,701
	$84,598	$46,114	$97,816	$228,528
Allocated to:
Intellectual Property Rights	$4,100	$1,830	$1,470	$7,400
Customer relationships	$850	$5,300		$6,150
Exclusive arrangements			$38,000	$38,000
Total intangible assets identified	$4,950	$7,130	$39,470	$51,550

Deferred tax liability	$1,238	$1,783	$9,868	$12,888

Goodwill	$80,886	$40,766	$68,214	$189,865
Total	$84,598	$46,114	$97,816	$228,528

1.	Represents deferred tax liability on the intangible assets recorded in Entry (D) other than goodwill in the unaudited pro forma balance sheet of Braiin using a tax rate of 25%

The below table summarizes the estimated useful life of the intangibles identified:

	Vega	VIS	Connect Simple	Total
Intellectual Property Rights	$4,100	$1,830	$1,470	$7,400
- Useful life (years)	15	4	9	-
Customer relationships	$850	$5,300	-	$6,150
- Useful life (years)	4	4
Exclusive arrangements	$-	$-	$38,000	$38,000
- Useful life (years)	-	-	5

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The following summaries the consideration transferred to each target:

Number

Consideration	Vega	VIS Networks	Connect Simple	Total
Cash	2,393,904	$12,000,000	$-	$14,393,904
Deferred Consideration (Refer note 1 below)	$-	$10,130,785	$-	$10,130,785
Shares value	$82,606,096	$44,570,000	$98,000,000	$225,176,096
	$85,000,000	$66,700,785	$98,000,000	$249,700,785
Share price (Refer note 2 below)	$10.17	$10.17	$10.17
Shares	$8,122,728	$4,382,604	$9,636,424

Note:

1.	As per the agreement, the Total Consideration consists of-

a.	79.7% of the issued and paid-up share capital of VIS Networks as of the Execution Date, for a purchase consideration, payable in cash, of USD 12 Million (First Settlement Date).
b.	On the date that is 12 months after the First Settlement Date (Second Settlement Date), 12.2% of the issued and paid-up share capital of VIS Networks as of the Execution Date, for a purchase consideration, payable in cash, of USD 7.2 Million.
c.	On the date that is 24 months after the First Settlement Date (Third Settlement Date), 8.1% of the issued and paid-up share capital of VIS Networks as of the Execution Date, for a purchase consideration of USD 4.8 Million.
d.	Equity Consideration consists of USD $44.57 million worth fully paid-up ordinary shares in the equity capital of Braiin Limited.
e.	The rate at which deferred consideration is to be discounted is the rate which the acquirer would obtain for a similar borrowing. The discount rate of 13% is used to discount the deferred consideration

2.	The estimated stock price used to determine the fair value of the ordinary shares to be issued in connection with the acquisition has been calculated based on an implied price per share of $10.17 after considering an effect 4 for 1 stock split of its ordinary shares, whereby each outstanding ordinary share was converted into four ordinary shares for all periods presented . This estimated price reflects the most recent practicable trading date of June 30, 2025, which is the latest date prior to the filing for which data was available and reasonably reliable for use in estimating the fair value of the shares consistent with the requirement under Rule 11-02(a)(6)(i)(A) of Regulation S-X to use the most recent practicable date when preparing pro forma transaction accounting adjustments.

Material Assumptions and Areas of Judgment:

In determining the implied per-share price, management considered several factors relevant to Braiin’s business and capital structure, including:

●	the pricing and terms of the Company’s most recent equity financings and SAFE conversions;
●	valuation multiples of comparable publicly traded companies used in the Newbridge Securities valuation report analysis; and
●	arm’s length negotiated per-share price between independent parties acting as market participants to discharge the consideration for acquisition of Vega, VIS Networks and Connect Simple.

Although the use of valuation multiples of comparable publicly traded companies in the Newbridge Securities valuation report involves significant judgment, the Company’s most recent equity financings, SAFE conversions, and recent investor transactions support the implied per-share price used to determine the preliminary estimated purchase price of the ordinary shares to be issued in connection with the acquisitions. The acceptance of this per-share price by unrelated sophisticated counterparties, along with consistent pricing across transactions, further supports the implied fair value and provides strong market validation for the US $703 million valuation.

Although the applicable acquisition agreements specify a fixed number of ordinary shares to be issued for each transaction based on an agreed reference price of $10.17 per share, the purchase consideration for each acquisition will be measured at the acquisition-date fair value of the ordinary shares issued in accordance with IFRS 3 Business Combinations. As a result, the acquisition-date fair value of such equity instruments may differ from the reference price used to determine the number of shares to be issued, which may result in changes to the final purchase consideration and more or less goodwill recorded

Impact of Public Trading:

Following the commencement of public trading of our ordinary shares, these valuation estimates will no longer be necessary, as fair value will be determined based on observable market prices.

Goodwill

The pro forma adjustments reflect the recognition of goodwill arising from the acquisitions of Vega, VIS, and Connect Simple. Goodwill represents the excess of purchase consideration over the fair value of the net assets acquired, including identifiable intangible assets such as intellectual property, customer relationships, and exclusive arrangement, and is primarily attributable to qualitative factors that are not separately recognized as intangible assets.

Vega

Goodwill recognized in connection with the Vega acquisition reflects expected benefits from the combination of operations with Nisus and Mirragin, including:

●	anticipated operational synergies and cost efficiencies from shared R&D, engineering resources, and reduced duplication of platform development;

●	opportunities to cross-sell solutions across combined government and commercial customer bases; and

●	Expansion of addressable markets by uniting defense-grade and commercial UAV applications under one platform.

VIS

Goodwill recognized in connection with the VIS acquisition reflects anticipated benefits from combining operations, including:

●	Operational Synergies – Integration of VIS’s AI-powered conversational analytics with Braiin’s Flamingo AI is expected to enhance customer engagement, drive higher automation rates, and reduce service costs for enterprise clients.

●	operational synergies from integrating VIS’s digital workforce capabilities into the Company’s CXaaS platform;

●	Expansion of Enterprise Customer Base – VIS has established relationships with major financial institutions, telecom providers, and government clients across Australia and Asia. Combining these relationships with Braiin’s existing client base creates cross-selling opportunities and accelerates entry into new markets.

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Connect Simple

Goodwill recognized in connection with the Connect Simple acquisition reflects expected benefits from combining operations, including:

●	Operational Synergies

The integration of Connect Simple’s proprietary property-technology platform with the Company’s broader AI-enabled PropTech ecosystem is expected to reduce customer acquisition costs, improve conversion rates, enable cross-selling of multiple home services, and streamline service delivery.

●	Distribution Channels and Expansion Opportunities

Connect Simple’s partnerships with estate agents, CRM providers, property managers, and institutional landlords are expected to provide efficient entry points into high-volume rental and resale markets, supporting scalable expansion in the United Kingdom and beyond.

●	Brand Recognition and Growth Potential

The Company also recognized goodwill attributable to the value of Connect Simple’s brand, reputation, and market positioning in the UK PropTech sector, which the Company expects to leverage for geographic expansion into the United States, Australia, and other markets.

Pro Forma Basic and diluted earnings per share

Basic loss per share is calculated by dividing the net loss attributable to the owners of the Company by the weighted average of outstanding common shares. Diluted loss per share is calculated by adjusting the weighted average of outstanding common shares, assuming that all potential common shares that would cause dilution are converted. i. Basic and diluted earnings per share.

For the Year Ended June 30, 2025
($ in 000s, except share and per share data)*
Numerator:
Pro forma net profit/(loss)	(28,861)
Denominator:
Total weighted average shares outstanding – basic and diluted	68,696,076
Net profit/(loss) per share – basic and diluted	(0.42)

*The number of outstanding shares, per-share data in this prospectus give effect to the forward stock split of our ordinary shares at a ratio of 4-for-1, which became effective on November 7, 2025, for all periods presented. The pro forma and pro forma as adjusted columns in the tables above reflect the stock split described above. All share and per-share amounts in the financial statements that are presented on a per share basis have been retroactively adjusted for all periods presented to reflect the stock split.

The composition of the ordinary shares outstanding following the business combination after giving effect to the stock split: -

	Number of Shares	% of Ownership

Shareholders
Existing Braiin Shareholders	44,278,312	64%
Conversion of SAFEs, Convertible notes and Loans	353,094	0%
Shares issued to Maxim	1,346,980	2%
Private Placement	575,934	1%
Former Shareholders of Vega	8,122,728	12%
Former Shareholders of VIS	4,382,604	6%
Former Shareholders of Connect Simple	9,636,424	14%
Total	68,696,076	100%

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BRAIIN’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes and other financial information appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Prior to Braiin’s formation in July 2022, the principal activities of Braiin were carried out by Raptor300. In July 2023, Raptor300 transferred all of its operations to Braiin, (collectively, the “Reorganization”). See Note 3 to Braiin’s audited consolidated financial statements included elsewhere in this registration statement for more information.

Braiin has also entered into Amended and Restated Share Sale Agreements with Vega, pursuant to which Braiin will acquire all of the outstanding equity interests of Vega (the “Vega Acquisition”). The Vega Acquisition is conditioned upon the effectiveness of this Registration Statement..

Overview

Braiin Limited is an Australian technology company leveraging proprietary intellectual property and patented artificial intelligence/machine learning (“AI/ML”) technologies to deliver actionable insights across high-growth verticals: Agriculture Technology (“AgTech”), Property Technology (“PropTech”), and Customer Experience as a Service (“CXaaS”). Our platforms are designed to address inefficiencies and drive data-backed decision-making across traditionally analog sectors. Our first commercial focus is on the agriculture technology sector, where we have successfully deployed our AI-powered solutions across multiple implementations.

Braiin’s Business Model

We believe that we operate at the forefront of technology, targeting a range of industries, including agriculture, finance, insurance, telecommunications and property technology among others. With our innovative solutions and commitment to excellence, we believe that we are poised to seize market opportunities and establish ourselves as leaders in the technology industry.

Our growth strategy encompasses:

●	Geographical Expansion: We are expanding into new sectors, countries, and markets, with a focus on both developed markets like US, UK and Australia & emerging markets like India and Sri Lanka.

●	Cross-Selling: We leverage synergies between divisions to offer comprehensive and integrated solutions to our clients.

●	Targeted Sales Approach: We identify potential customers’ pain points and challenges and develop tailored solutions to meet their specific needs.

●	Strategic Acquisitions and Investments: We seek partnerships and collaborations with complementary technology companies to access new markets, expand our customer base, and enhance our capabilities.

With these strategies, we aim to strengthen our market presence, capture new opportunities, and deliver sustainable growth in the technology industry. We remain committed to delivering value to clients and shareholders while driving innovation and achieving long-term success.

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Key Factors Affecting Our Performance

Competition

We operate at the intersection of artificial intelligence and industry-specific verticals — AgTech, CxaaS, and PropTech — each of which is characterized by rapid innovation, evolving customer demands, and increasing investment in digital transformation.

In the AgTech sector, we face competition from both established players and emerging startups that are leveraging AI, ML, IoT, and drone-based technologies to deliver precision agriculture solutions. Competitors in this space are continuously developing proprietary platforms to improve crop yields, optimize inputs, and provide predictive insights — many of which are adjacent to or overlap with our current offerings.

In the CxaaS space, we compete with companies offering AI-based customer service, voice intelligence, and personalized engagement solutions. This is a fast-evolving vertical, with traditional CRM and contact center platforms integrating AI features and newer entrants offering focused, verticalized AI customer solutions.

In PropTech, we expect to face competition from startups and established SaaS companies deploying AI to improve asset management, rental automation, predictive maintenance, and tenant engagement.

As a general AI technology company operating across multiple verticals, we anticipate increasing competition from a diverse range of players — ranging from large incumbents expanding their feature sets to domain-specific startups bringing focused innovations. Many of these competitors dedicate substantial resources to research and development and have established customer bases, brand recognition, and deeper capital reserves. To maintain our competitive advantage, we continue to invest in proprietary technology, deep vertical expertise, and differentiated platform capabilities tailored to the unique needs of each industry we serve.

Competitive Strengths

We believe that we have five main competitive strengths that set us apart from the current market:

●	Technological Integration: Our integration of advanced technologies from Raptor and Vega, including our Autonomous Aerial Robots, AI/ML, IoT, and ERP, allows us to deliver end-to-end solutions that cater to diverse industry needs.

●	Proven Track Record: We have a successful history of conducting trials and forming partnerships with industry leaders, demonstrating our capability to execute projects and deliver positive outcomes.

●	Intellectual Property: We hold essential patents and regulatory certifications, providing a barrier to entry for potential competitors and enhancing our credibility as an industry leader.

●	Leadership: Our management team is comprised of experienced professionals with deep expertise in technology, data science, and investment in emerging markets.

●	Collaborative Culture: Our multidisciplinary team fosters a culture of collaboration, creativity, and continuous improvement, allowing us to develop innovative solutions for complex challenges.

Regulatory Landscape

Our business operates at the intersection of advanced aerial robotics, AI-driven customer engagement, and intelligent property technology, and is therefore subject to a broad and evolving set of regulations across multiple jurisdictions. These include, but are not limited to, laws and regulations related to aviation, telecommunications, data privacy, AI governance, financial services, and environmental standards.

In the AgTech vertical, our autonomous aerial robots are subject to stringent and rapidly evolving aviation regulations governing drone operations, remote chemical spraying, flight path management, and operator certification. Regulatory frameworks in this area continue to develop and differ substantially by country, and any changes could impact our deployment timelines, cost of compliance, or ability to operate in certain markets.

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In the CXaaS vertical, we operate across digital communications, speech analytics, and cloud-based contact center platforms — all of which are subject to regulations concerning data privacy, voice recording, AI transparency, and cross-border data transfer. As AI regulation becomes more formalized globally (e.g., EU AI Act, Australian AI Ethics Framework), we expect increased compliance requirements relating to algorithmic accountability, explainability, and bias mitigation.

In our PropTech vertical, we facilitate digital onboarding, utility switching, embedded payments, and energy comparison services. These activities may fall under consumer protection, financial conduct, telecommunications, and energy regulation, depending on jurisdiction. Additionally, elements of our platform that involve processing payments or handling utility accounts may be subject to licensing requirements, anti-money laundering (“AML”) regulations, and embedded finance regulations in certain markets.

Across all verticals, our operations may be impacted by a range of additional regulatory areas including taxation, electronic contracts, environmental and energy usage standards, digital advertising, web accessibility, cybersecurity, consumer rights, mobile communications, electronic waste, and device certification. In certain jurisdictions, new or proposed laws may also regulate the ethical use of AI/ML systems and autonomous technologies in both consumer and enterprise settings.

We continually assess and update our compliance strategies and internal controls to meet evolving legal and regulatory requirements. While we strive to maintain full compliance, the pace of technological innovation often outpaces regulatory clarity, and there can be no assurance that unforeseen changes or jurisdictional inconsistencies will not adversely affect our operations or expansion efforts.

Environmental

We are subject to various federal, state, local and non-U.S. laws and regulations relating to environmental protection, including the discharge, treatment, storage, disposal and remediation of hazardous substances and wastes. We could also be affected by future laws and regulations relating to climate change, including laws related to greenhouse gas emissions, chemical use, and regulating energy efficiency. These laws and regulations could lead to increased environmental compliance expenditures, increased energy and raw materials costs and new and/or additional investment in designs and technologies. We continually assess our compliance status and management of environmental matters to ensure our operations are in compliance with all applicable environmental laws and regulations. Investigation, remediation and operation and maintenance costs associated with environmental compliance and management of sites are a normal, recurring part of our operations. While environmental protection regulations have not had a significant adverse effect on our overall operations, it is possible that costs incurred to ensure continued environmental compliance in the future could have a material impact on our results of operations, financial condition or cash flows if additional work requirements or more stringent clean-up standards are imposed by regulators, new areas of soil, air and groundwater contamination are discovered and/or expansion of work scope are prompted as a result of investigations.

Components of Results of Operations

The following briefly describes the components of revenue and expenses as presented in our consolidated statements of operations.

It is noted that on 27 July 2022, Braiin Limited acquired Raptor300 Inc. and its controlled entities. The transaction comprises a group restructuring that does not result in any change of economic substance. The results shown in this document comprise the consolidated results for Braiin Limited and its controlled entities.

Revenue

As of 30 June 2025, Braiin is pre-revenue, with the exception of $588,000 received under a signed Purchase Order for ongoing software usage. This amount, related to services to be provided to a single customer, has been classified as unearned revenue and is being recognized progressively as the associated performance obligations are fulfilled over the contract term.

Braiin entered into binding commercial contracts with multiple counterparties, representing a total contracted value of approximately $35.93 million. These contracts relate to our drone-as-a-service platform and related technology offerings, which utilize a subscription-based model requiring no upfront capital expenditure (CAPEX) or ongoing operational expenditure (OPEX) for our customers. The services under these agreements are expected to generate revenue once contract milestones and delivery obligations are met.

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In addition, Braiin has signed non-binding Memorandums of Understanding (“MoUs”) with prospective customers representing a potential contract value of approximately $111.98 million. While these MoUs do not represent guaranteed revenue, they reflect market interest and may convert into binding agreements as our capabilities scale.

The MOU by and between Braiin and Sri Lankan Tea Factory Owners Association, dated November 17, 2022, has a duration of five years, unless terminated by mutual consent, without penalty.

The Service Agreement by and between Raptor300, Inc. and Sri Lankan Tea Factory Owners Association, dated January 24, 2025, and the Services Agreement by and between Raptor300, Inc. and Sri Lankan Tea Factory Owners Associated, dated April 10, 2025, each has a term of five years and is terminable by either party upon a material breach by the other. Each party may be entitled to claim damages in the case of a termination due to a material breach.

The Statement of Work by and between Raptor300, Inc. and Maskeliya Plantations PLC, dated October 14, 2022, has a term of five years and is terminable by either party upon a material breach by the other. Each party may be entitled to claim damages in the case of a termination due to a material breach.

The Service Agreement by and between Raptor300, Inc. and Namunukula Plantations PLC, dated October 18, 2022, has a term of five years and is terminable by either party without penalty upon one month’s written notice or, if either party materially breaches, upon 60 days’ written notice of such breach without cure.

The Service Agreement by and between Raptor300, Inc. and Kegalle Plantations PLC, dated October 18, 2022, has a term of five years and is terminable by either party without penalty upon one month’s written notice or, if either party materially breaches, upon 60 days’ written notice of such breach without cure.

The Service Agreement by and between Raptor300, Inc. and Kelani Valley, Talawakelle & Horana Plantations PLC, dated August 1, 2019, has a term of five years and is terminable by either party upon a 60-day notice of a material breach by the other, without cure. Each party may be entitled to claim damages in the case of a termination due to a material breach.

The Service Agreement by and between Raptor300, Inc. and Assam Company India Limited, dated June 28, 2021, has a term of five years and is terminable by either party upon a 60 days’ notice of a material breach by the other, without cure. Each party may be entitled to claim damages in the case of a termination due to a material breach. Assam Company India Limited is also entitled to terminate at any time upon 30 days’ written notice without penalty.

Our vision is to lead the way in transforming the landscape of drone services, and we are excited to embark on this journey with the support of our valued stakeholders.

Cost of Sales

We anticipate our Cost of Sales will predominantly encompass expenses related to drone components and parts, such as batteries, raw materials, direct labor costs, warranty expenses, and the operational costs associated with our assembly facilities, which include equipment depreciation and amortization. Anticipating our expansion, we project an absolute increase in our Cost of Goods Sold to accommodate our growth.

Nevertheless, as we continue to scale our business, we foresee a positive shift. Over time, we expect our Cost of Goods Sold to decrease as a percentage of revenue. This decline is a direct outcome of our efforts to optimize operations, enhance efficiency, and leverage economies of scale. Such measures will contribute to a more favorable cost structure as we progress in our mission.

Operating Expenses

Administration and Other Expenses

Administration and other expenses consist of the costs associated with managing the Company’s operations during the period leading up to its proposed direct listing on the Primary Exchange. These expenses are expected to increase as the Company advances toward listing and scale its activities in preparation for post-listing operations.

Professional and legal fees

Professional and legal fees expenses consist of the costs associated with the Direct Listing and associated activity.

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Depreciation and amortization

Depreciation and amortization expenses result from the depreciation of drones over a two-year period, the lease associated with a premises leased in Sri Lanka, the depreciation of a newly acquired motor vehicle lease, and the commencement of amortization of capitalized software development costs.

Other expenses

Other expenses include staffing costs together with a range of general operating and administrative expenses such as office and compliance costs, professional subscriptions and memberships, insurance, technology and communication costs, travel, and various costs associated with the Company’s operations in Sri Lanka.

Interest Expense

Convertible Notes

As at 30 June 2025, the Group had on issue unsecured convertible notes with a total face value of $39,320 (the “Convertible Notes”). These notes accrue interest at a rate of 10% per annum, calculated daily on the outstanding subscription amount, with interest capitalized monthly and payable at the time of conversion or maturity. As at 30 June 2025, the total accrued interest on the convertible notes was $10,035 (30 June 2024: 6,410).

The Convertible Notes are recognized as a financial liability in accordance with IFRS 9. On initial recognition, the liability is measured at fair value and subsequently at amortized cost. The Convertible Notes contain an embedded derivative related to the conversion feature, which is separated from the host contract and measured at fair value through profit or loss. Changes in the fair value of the embedded derivative are recognized in the consolidated statement of profit or loss and other comprehensive income.

The Convertible Notes have a maturity of 18 months from the subscription date but are mandatorily convertible upon the occurrence of an IPO.

Promissory Notes

The Company issued unsecured promissory notes during the year ended 30 June 2025, with a total principal amount of $1,154,188. This comprised $500,000 issued in the prior period and $636,355 received, $10,000 repaid and foreign exchange movements of $8,334 in the current period. These are accounted for at amortized cost under IFRS 9. Interest accrues monthly and is calculated using the effective interest method. Total interest accrued on the promissory notes is $289,736 (2024: $25,815).”

Loan Facilities

The Company has issued unsecured loan facilities during the year ended 30 June 2025, with a total principal amount including interest of USD $195,499. Interest is paid at the end of each quarter at an interest rate of 25% per annum. As of 30 June 2024, the total loan facility balance was USD $181,168.

Results of Operations

Comparison of the years ended June 30, 2025 and 2024:

The following table summarizes our historical results of operations for the periods indicated.

	2025	2024	% Change
Income	—	—	—
Expenses:
Administration and other expenses	477,075	268,307	78%
Audit fees	201,871	232,454	-13%
Professional and legal fees	590,149	798,466	-26%
Rent	248,800	—	100%
Depreciation and amortization	113,370	148,313	-24%
Interest expense	317,103	82,755	283%
Loss on deconsolidation	—	5,469	100%
Loss on loan forgiveness	—	175,386	100%
Loss on foreign currency exchange	24,585	4,225	482%
Total expenses	1,972,954	1,715,375	15%

Loss before income tax expense	(1,972,954)	(1,715,375)	15%
Income tax (benefit)/expense	—	—
Loss after tax from continuing operations	(1,972,954)	(1,715,375)	15%

Items that may be classified subsequently to profit and loss
Foreign currency translation	19,896	19,967	19%
Other comprehensive gain/(loss)	19,896	19,967	19%

Total comprehensive loss for the period	(1,953,058)	(1,695,408)	15%

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Variance Analysis

It is noted that all activity for the year ended June 30, 2025 primarily relates to costs incurred in connection with the Direct Listing, restructuring activities, and interest costs related to convertible and promissory notes.

Items that had variances are detailed below:

Administration and Other Expenses

Administrative expenses increased by $208,768, or 78%, to $477,075 for the year ended 30 June 2025, compared to $268,307 for the year ended 30 June 2024. This increase was mainly driven by higher staffing costs ($186,210), general expenses ($11,304), travel ($10,870), repairs & maintenance ($8,620) and office expenses ($8,437). Some of the main items that offset this increase included memberships ($5,039), drone related expenses ($8,039), dues and subscriptions ($2,394).

Audit Fees

Audit fees decreased by $30,583, or 13%, to $201,871 for the year ended 30 June 2025, compared to $232,454 for the year ended 30 June 2024. The reduction reflects efficiencies achieved in the audit process and stabilization of the Company’s reporting framework following the additional work undertaken in the prior year to prepare for the direct listing on the Primary Exchange and related regulatory requirements.

Professional and Legal Fees

Professional and legal fees decreased by $208,317, or 26%, to $590,149 for the year ended 30 June 2025, compared to $798,466 in the prior year. The reduction reflects lower reliance on external advisors following the completion of significant preparatory work in the United States during the previous year to support the Group’s planned direct listing on the Primary Exchange.

Rent

Rent expenses were $248,800 for the year ended 30 June 2025, compared to $0 in the year ended 30 June 2024. This reflects a new short term lease arrangement for office and operational premises commenced during 2025 in preparation for expansion and operational scaling.

Depreciation and amortization

Depreciation and amortization decreased by $34,943, or 24%, to $113,370 for the year ended 30 June 2025, compared to $148,313 for the year ended 30 June 2024. The decrease reflects the fully depreciated assets of Raptor300, the commencement of depreciation on a motor vehicle lease acquired during the half year and the commencement of the amortization of software and development assets.

Finance Costs — Interest Expense

Finance costs increased by $234,348, or 283%, to $317,103 for the year ended 30 June 2025, compared to $82,755 during the year ended June 30, 2024. This was primarily due to interest accrued on new promissory notes issued in 2025, with interest rates ranging up to 12% per annum on the promissory notes.

Loss on Deconsolidation

There was no loss on deconsolidation in the current period, compared to $5,469 in the year ended 30 June 2024. The prior period reflected a one-off restructuring transaction where Raptor300 Australia Pty Ltd was deconsolidated following an internal transfer of assets and shares.

Loss (Gain) on Foreign Currency Exchange

Loss on foreign currency exchange increased by $20,360 from $4,225 during the year ended June 30, 2024 to $24,585 during the year ended June 30, 2025. The loss arose primarily from a $10,833 revaluation of a GBP issued promissory note and movements in the Australian dollar and Sri Lankan rupee against the U.S. dollar during the reporting period.

Loss on Loan Forgiveness

Loss on loan forgiveness decreased to $nil for the year ended June 30, 2025, compared to $175,386 for the year ended June 30, 2024. This was due to a one-off instance of loan forgiveness during the prior year.

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Liquidity and Capital Resources

We have incurred net losses since inception and to date have not generated any revenue from the operations of drones. To date, we have funded our operations primarily through shareholder loans, Loan facilities, Promissory Notes, SAFE notes and Convertible Notes.

As of June 30, 2025, we had cash and cash equivalents of $110,779. We incurred a net loss after tax for the year ended June 30, 2025, of $1,972,954 and of $1,715,375 for the year ended June 30, 2024. As of June 30, 2025, the Company had a net working capital deficit of $4,863,959 and a net liability position of $4,779,266.

However, the financial statements have been prepared on a going concern basis, which contemplates the continuity of normal business activity and the realization of assets and the settlement of liabilities in the ordinary course of business. Accordingly, our financial statements do not include adjustments relating to the recoverability and classification of the recorded assets and liabilities amounts that might be necessary should the Group not continue as going concern.

The Directors have assessed the Group’s ability to continue as a going concern and are satisfied that the going concern basis of preparation is appropriate. While the Group recorded a net loss after tax for the year ended 30 June 2025 of $1,972,954 (2024: $1,715,375), a net operating cash outflow of $1,177,659 (2024: $706,870), and a net liability position of $4,779,266 (2024: $2,826,208), subsequent events and current funding provide sufficient basis to conclude that the Group has adequate resources to meet its obligations over the next twelve months.

During the year, the Group entered into Promissory Note Agreements with investors totaling $636,355 of which $10,000 was repaid. In addition, since year end, the Directors have issued SAFE notes totaling $375,000. The Group is also actively progressing a direct listing on the Primary Exchange, with the intention to complete the listing before 31 December 2025. An F-1 registration statement has been lodged with the U.S. Securities and Exchange Commission (SEC), and the Group is prepared to respond comprehensively to subsequent queries. The Board has also advanced discussions         with strategic investors and financing partners and has prepared detailed budgets and financial forecasts demonstrating sufficient liquidity to support operations for at least twelve months from the date of this report.

Key subsequent developments supporting this assessment include:

●	In September 2025, the Group successfully completed a $3,000,000 equity placement, providing additional liquidity to fund operations and strategic objectives.

●	In September 2025, the Company entered into amendments to the Promissory Notes originally on issue on 30 June 2025. The amendments extend maturity terms to the original instruments. This significantly strengthens the Group’s financing position and improves future cash flow forecasts.

●	SAFE Notes on issue as of 30 June 2025 were converted into equity following the September placement, reducing the Group’s debt obligations and simplifying its capital structure.

●	In November 2025, the Group successfully completed a $2,000,000 equity placement, providing additional liquidity to fund operations and strategic objectives.

These subsequent events provide tangible evidence of investor support and improved financing conditions. Taken together, they reinforce the Directors’ confidence that the Group has sufficient resources to meet its obligations as they fall due. Accordingly, the financial statements have been prepared on a going concern basis.

Separately, the Company entered into a loan arrangement with TWCC VIC Pty Limited pursuant to a Binding Term Sheet dated March 11, 2025, to raise funding of US$14.4 million. In addition, the Company executed a Share Sale Agreement with Chetan Saligrama / Chetan Family Trust to issue shares of Braiin for a total purchase price of US$3.0 million.

As of our latest assessment, management anticipates that from the time of our direct listing until the achievement of projected profitability, we will require an estimated $20.8 million (net of transaction costs). This funding will be critical to executing our comprehensive business plan, which encompasses several key components:

●	Servicing of Contracts: We plan to facilitate the successful execution of contracts in Sri Lanka by acquiring and deploying advanced drone technology, which will be a cornerstone of our operations.

●	Capital Expenditure: Purchase of drone components and parts, such as batteries, raw materials, warranty expenses

●	Employment of the Required Labor Force: We intend to assemble a skilled and dedicated workforce, essential for the efficient and effective implementation of our business strategies.

●	Hiring of the Required Administration and Finance Personnel: We will also allocate funds towards recruiting and retaining competent professionals in administration and finance, whose expertise will be pivotal in our journey toward profitability.

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This capital allocation will enable us to navigate the path towards realizing our strategic objectives.

●	Future Revenue Projections and Contract Deliverables: Our confidence in sustaining operations without additional financing for the next twelve months and subsequently maintaining operational levels in the future years is based on firm contracts that are expected to generate approximately $35.93 million in revenue. This revenue is anticipated to significantly bolster our cash reserves and address the working capital deficit.

Until we generate sufficient operating cash flow to cover our operating expenses, working capital needs and planned capital expenditures, or if circumstances evolve differently than anticipated, we expect to utilize a combination of equity and debt financing to fund any future capital needs. If we raise funds by issuing equity securities, there may be dilution to our shareholders. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of ordinary shares. If we raise funds by issuing debt securities, these debt securities may have rights, preferences, and privileges senior to those of preferred and common shareholders. The terms of debt securities or borrowings may impose significant restrictions on our operations. The capital markets have in the past, and may in the future, experience periods of upheaval that could impact the availability and cost of equity and debt financing.

Our principal uses of cash in recent periods have been funding activities and other personnel costs as well as costs associated with the Direct Listing. Our future capital requirements will depend on many factors, including our revenue growth rate, the timing and the amount of cash received from our customers, the expansion of sales and marketing activities, the timing and extent of spending to support our development efforts. In the future, we may enter into arrangements to acquire or invest in complementary businesses, products and technologies. We may be required to seek additional equity or debt financing. In the event that we require additional financing we may not be able to raise such financing on acceptable terms or at all. If we are unable to raise additional capital or generate cash flows necessary to continue our research and development and invest in continued innovation, we may not be able to compete successfully, which would harm our business, results of operations, and financial condition. If adequate funds are not available, we may need to reconsider our expansion plans or limit our research and development activities, which could have a material adverse impact on our business prospects and results of operations.

Cash Flows

Cash flows for the fiscal year ended June 30 is as follows:

	2025	2024	% Change
Net cash used in operating activities	(1,177,659)	(706,870)	67%
Net cash used in investing activities	(24,000)	(885)	2,612%
Net cash generated by financing activities	715,024	63,826	1,020%

Net cash used in operating activities

Net cash used in operating activities decreased by $470,789, or 67%, from $706,870 for the year ended 30 June 2024 to $1,177,659 for the year ended 30 June 2025. This reduction reflects stronger cash flow management despite ongoing costs associated with the Company’s operations in Sri Lanka and Australia. While expenses remain elevated in preparation for the Company’s planned direct listing on the Primary Exchange, there was no material increase in headcount or infrastructure expenditure during the period. Operating cash flows also included an inflow of $120,000, which has been recognized as unearned revenue in the statement of financial position.

Net cash used in investing activities

Net cash used in investing activities increase by $23,115 or 2,612% from an outflow of $885 during the year ended June 30, 2024 to an outflow of $24,000 for the year ended 30 June 2025. This reflects a bond paid during the current year for an office premises in New York.

Net cash generated from financing activities

Net cash generated from financing activities increase by $651,198 or 1,020%. The net inflow was $715,024 for the year ended 30 June 2025, compared to $63,826 in the year ended 30 June 2024. The changes were primarily due to the increase in promissory notes payable and the payback of the director loan during the period.

Contractual Obligations and Commitments

We have signed five-year contracts potentially worth $35.93 million with nine large agricultural companies in Sri Lanka. We have executed six contracts involving a total of nine publicly listed companies. Specifically, we engaged with the Hayleys Group, which is the holding company for three publicly listed companies: Kelani Valley Plantations PLC, Talawakelle Tea Estates PLC, and Horana Plantations PLC. Similarly, Lankem Tea and Rubber Plantations Ltd is the holding company for two publicly listed companies: Agarapathana Plantations Limited and Kotagala Plantation PLC. The remaining contracts involved Namunukula Plantations PLC, Kegalle Plantations PLC, Maskeliya Plantations PLC, Sri lanka Tea Factory Owners Association and Assam Company India Limited. We have successfully completed the mapping of all the designated areas pursuant to these contracts and have recently commenced operations to fulfill such contracts. We have also executed non-binding Memoranda of Understanding (“MoUs”) representing an additional $111.98 million in potential contract value. See “— components of Operations — Revenue” above for a description of the terms of these contracts.

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Off-Balance Sheet Arrangements

Other than as described below, we do not have any off-balance-sheet arrangements other than the signing of five-year contracts worth $35.93 million for the future provision of drone services.

As of 30 June 2025, the Company had a short-term lease arrangement with monthly payments of USD $24,000, totaling approximately USD $288,000 over a 12-month period. The lease has a term of less than 12 months and does not include a purchase option. As such, it qualifies for exemption from lease liability recognition and is not recorded on the statement of financial position. This lease is considered an off-balance sheet arrangement, with the expense recognized on a straight-line basis over the lease term.

Critical Accounting Policies and Significant Judgments and Estimates

The application of accounting policies requires the use of judgements, estimates and assumptions about carrying values of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates. Further information on this topic can be accessed from note 1 to the consolidated financial statements.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions are recognized in the period in which the estimate is revised if it affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Certain Differences Between IFRS Accounting Standards and GAAP

IFRS differs from GAAP in certain respects, including differences related to financial liabilities such as convertible notes and SAFE notes, intangible assets, income tax and earnings per share. Management has not assessed the materiality of differences between IFRS and GAAP. Our significant accounting policies are described in Note 2 to our consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures About Market Risk

Credit risk

Exposure to credit risk relating to financial assets arises from the potential non-performance by counterparties of contract obligations that could lead to a financial loss to the Company.

The Company does not have any material credit risk exposure to any single receivable or group of receivables under financial instruments entered into by the Company.

Credit risk exposures

The maximum exposure to credit risk is to its alliance partners, which risk is limited to the carrying amount, net of any provisions for impairment of those assets, as disclosed in the statement of financial position and notes to the financial statements.

Credit risk related to balances with banks and other financial institutions is managed by the Company in accordance with approved Board policy. Such policy requires that surplus funds are only invested with reputable financial institutions, wherever possible.

Generally, trade receivables are written off when there is no reasonable expectation of recovery. Indicators of this include the failure of a debtor to engage in a repayment plan, no active enforcement activity and a failure to make contractual payments for a period greater than 1 year.

Interest Risk

The Company is not exposed to material interest rate risk. The interest rate related to promissory notes, convertible notes and loan facilities is fixed per the agreements.

Liquidity Risk

The Company adopts prudent liquidity risk management by maintaining sufficient cash and obtaining continuous funding through capital raising as and when necessary to enable the Company to pay its debts as and when they become due and payable.

The table below analyses the Company’s financial liabilities into relevant maturity groupings based on the remaining period at the reporting period date to the contractual maturity date. The amounts in the table are the contractual undiscounted cash flows. Balances due within 12 months approximate their carrying balances, as the impact of discounting is not significant.

30 June 2025	Weighted average interest rate %	Less than 1 year $	More than 1 year $	Total $
Trade and other payables	—	796,207	—	796,207
Lease liability	16.87%	20,159	40,318	60,477
Loan facility	18.00%	163,837	—	163,837
Loan Interest	—	31,662	—	31,662
Accrued Interest	—	10,035	—	10,035
Promissory Notes and accrued interest	—	1,154,188	—	1,154,188
Promissory note interest	—	289,736	—	289,736
Convertible notes	10.00%	39,321	—	39,321
SAFE notes	—	1,929,667	—	1,929,667
Total		4,434,812	40,318	4,475,130

Fair values

The fair values of financial assets and financial liabilities as presented above can be compared to their carrying values as presented in the statement of financial position. Fair values are those amounts at which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction.

Internal Control over Financial Reporting

In connection with the preparation of our consolidated financial statements for the periods ended June 30, 2025 and 2024, we identified several material weaknesses in the design and operation of our internal control over financial reporting. Please see “Risk Factors — Risks Related to Braiin’s Business.

We have identified material weaknesses in our internal control over financial reporting. If our remediation of these material weaknesses is not effective, or if we experience additional material weaknesses or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a public company in a timely manner. Specifically, we have identified two material weaknesses being:

1.	the lack of a formally implemented system of internal control over financial reporting and limited or no associated written documentation of our internal control policies and procedures, and

2.	the lack of sufficient resources and key accounting personnel with sufficient knowledge and experience in reporting and compliance with the SEC and PCAOB.

Remediation Activities

Braiin Limited is actively addressing the material weakness identified in our internal control over financial reporting. As a Foreign Private Issuer preparing our consolidated financial statements in accordance with IFRS as issued by the IASB, we recognize the importance of establishing and maintaining effective internal controls suitable for a company preparing to operate as a U.S.-listed public company.

We are in the process of hiring additional finance and accounting personnel with the requisite technical expertise in IFRS and public company reporting expectations. These efforts are aimed at improving segregation of duties, formalizing internal accounting policies and procedures, and enhancing our ability to address complex accounting matters in accordance with IFRS.

While we have initiated steps to remediate the identified material weakness, full remediation will require successful implementation of these enhancements and evidence that they are operating effectively over a sustained period. Management remains committed to continuously improving the design and operation of our internal control environment and will monitor progress on an ongoing basis.

This material weakness will be considered remediated only once the relevant controls have been implemented, operated for a sufficient period, and management has concluded that they are operating effectively.”

JOBS Act

We are an emerging growth company, as defined in the JOBS Act. We intend to rely on certain reduced reporting and other requirements that are otherwise generally applicable to public companies. As an emerging growth company, we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, which would otherwise be required beginning with our second annual report on Form 20-F, and (ii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis).

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CONNECT SIMPLE PTY LTD

MANAGEMENT’S DISCUSSION AND ANALYSIS

Overview

Connect Simple offers a complimentary home moving service. If you’re relocating, Connect Simple simplifies the process by assisting you in locating suppliers in your vicinity and organizing services seamlessly. Our service covers connections for electricity, gas, internet, phone, pay TV, and more.

Business Model

Our Platform

Connect Simple is an innovative AI and technology-powered utility services platform that provides white-label digital solutions for partners including finance brokers, SME consultants, and comparison sites. Our platform enables these partners to offer fully branded, seamless customer journeys for energy, gas, and broadband service signups.

Our Mission

To revolutionize utility connections for residential and SME clients through intelligent, automated online platforms that simplify the entire process from discovery to sign up.

Core Offerings

●	Energy Services: Streamlined connections for electricity and gas providers through our partner network

●	Broadband Solutions: Integrated signup processes for internet service providers

●	Energy Efficiency Programs: Participation in government-backed initiatives like the Victorian Energy Upgrades (VEU) program

●	Insurance Partnerships: Recently secured contract with Honey Insurance for home insurance offerings

●	Our Technology Advantage

●	White-label platform enabling partners to maintain their brand identity

●	AI-driven customer journey optimization

●	Deep B2B2C integrations with utility providers

●	Fully automated onboarding and verification processes

Our unique value proposition combines cutting-edge technology with deep industry partnerships to create:

●	Frictionless customer experiences

●	Higher conversion rates for partners

●	Comprehensive utility service offerings in one platform

●	Government-approved energy efficiency solutions

●	For Our Partners

●	We are committed to delivering:

●	Customizable white-label solutions

●	Real-time performance analytics

●	Dedicated support for implementation

●	Ongoing platform enhancements

●	Growth & Expansion

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With our recently secured Honey Insurance partnership and VEU program participation, we are positioned for significant growth in FY2025. Our roadmap includes:

●	Expanding our partner network

●	Adding new utility and home services

●	Enhancing our AI capabilities for personalized recommendations

●	Our Commitment

●	At Connect Simple, we prioritize:

●	Seamless integration for our partners

●	Exceptional end-user experiences

●	Continuous innovation in utility technology solutions

●	Compliance with all regulatory requirements.

We offer a comprehensive range of consulting services, including:

●	Electricity & Gas Connections Seamless setup with trusted Australian providers, ensuring competitive rates and reliable supply.

●	Pay TV & Entertainment Customized solutions for Foxtel, Fetch, and streaming services.

●	Single-Point Coordination Manage all utility setups through one platform—no need for multiple calls or negotiations.

●	Trusted Supplier Network Access to Australia’s top utility providers for quality service and cost efficiency.

●	Local & Interstate Moves Tailored solutions whether relocating nearby or across states.

●	Time & Stress Savings Eliminates research, paperwork, and service delays for a faster move-in.

Key Factors Affecting Our Performance

Competition

Connect Simple operates in a competitive utility’s connection market, competing with direct providers, comparison platforms, and relocation services. Our core customers include homeowners, renters, and real estate partners.

Key Risks

●	Changes in utility regulations or pricing

●	Shifts in government energy/infrastructure policies

●	Disruption from digital platforms

●	Fluctuations in housing market activity

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Components of Results of Operations

Revenue

Connect Simple Pty Ltd delivers end-to-end utility connection and relocation solutions, with core revenue from residential relocation packages and corporate utility management contracts. We serve diverse clients including private renters, property managers, real estate chains, and business relocation partners throughout Australia.

Cost of Sales

Our Cost of Sales is Commission paid by the Company to its business partners. It also includes direct expenses incurred to earn revenue.

Results of Operations

For the year ended June 30, 2025

(in US dollars)	Year ended June 30, 2025	Period from Dec 1, 2023, to June 30, 2024	Change %
Revenue	537,762	335,690	60%
Cost of sales	(330,046)	(108,064)	205%
Gross profit	207,716	227,626	(9)%
Operating expenses
General and administrative	(112,491)	(67,048)	(68)%
Sales and marketing	(1,764)	(1,112)	(59)%
Operating income before Taxes	93,461	159,466	(41)%
Tax expense	(30,288)	(39,866)	(24)%
Net income for the year / period	63,174	119,600	(47)%

Revenue

Revenue increased by 60% to USD 537,762 for in the year ended June 30, 2025, compared to USD 335,690 for the period of seven months from inception to June 30, 2024. The revenue increase was due to a full year of operation as compared to the 7 months of initial operations. Additionally, the Company also managed to grow its number of customers during the current year.

Cost of Sales

Cost of Sales increased to USD 330,046 in the year ended June 30, 2025, compared to USD 108,064 in the period of 7 months ended June 30, 2024, or 205%. This was mainly due to the increase in revenue. More than proportional increase in cost of sales was mainly due to higher commissions paid by the Company during the current year.

General and Administrative

Our General and Administrative expenses increased by 68% to USD 112,491 for the year ended June 30, 2025, as compared to USD 67,048 for the period of 7 months ended June 30, 2024. This was mainly due to USD 42,083 increase in professional fee incurred. Additionally, the increase in expenses is in line with effect of full year operations in comparison to only 7 months of operations during the prior year.

Sales and Marketing

Sale and Marketing expenses increased by 59% to USD 1,764 for the year ended June 30, 2025, as compared to USD 1,112 for the period of 7 months ended June 30, 2024. This increase in sales and marketing expenses is in line with effect of full year operations in comparison to only 7 months of operations during the prior year.

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Cash Flows

Cash flows for the year ended June 30, 2025 is as follows:

(in USD dollars)	Year ended June 30, 2025	Period from Dec 1, 2023, to June 30, 2024	Change %
Cash flows from operating activities	231,463	74,815	209%
Cash flows from investing activities	-	-	-
Cash flows from financing activities	-	66	100%

Net cash flows from operating activities

Net cash generated from operating activities was USD 231,463 for the year ended June 30, 2025, which was 209% higher than USD 74,815 of cash generated during the period of 7 months ended June 30, 2024. This was mainly due to increase of USD 163,927 in accrued and other liabilities, decrease of USD 85,240 in trade receivable and other current assets, offset by a decrease of USD 67,557 in trade payables during the year ended June 30, 2025.

Net cash used in financing activities

Net cash from financing activities decreased to USD 0 for the year ended June 30, 2025 in comparison to USD 66 received on issuance of share capital during the comparative period.

Liquidity and Capital Resources

The company commenced operations on December 1, 2023, and has since established regular revenue streams and a stable financial foundation. As of June 30, 2025, the company reported retained earnings of USD 185,325 reflecting a profitable operation from the very beginning. As of June 30, 2025, the Company maintained a healthy cash balance of USD 306,344 and a positive working capital of USD 185,391, indicating that the company has sufficient current assets to meet its short-term obligations. Given the absence of significant liabilities and the presence of consistent income, the company’s liquidity position is sound. The management remains focused on maintaining this positive trajectory by continuing to secure long-term customer contracts, which provide predictable cash inflows, and by implementing prudent financial management practices to ensure sustained growth and operational stability. The current liquid resources and the positive operating cash flows are sufficient to sustain the Company’s operations for over a year’s time. With a very promising business model, the management is fully committed to fund company’s financial requirements as it grows its operations.

Additionally, the company primarily operates in the utility services sector through its digital platform, which serves as the core driver of revenue. The platform enables seamless customer onboarding for services such as electricity, gas, and broadband, under white-label arrangements with partners. This business model allows for consistent and recurring income streams, driven by a network of brokers, consultants, and affiliate sites. The utility services environment provides a predictable and stable source of revenue, with long-term partner relationships contributing to reliable cash inflows. The company maintains healthy gross margins and consistently generates sufficient operating profits to cover its expenses. In the event of any short-term liquidity needs, the company has access to financial facilities that ensure the continued smooth operation of its business activities.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to certain market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates and foreign currency exchange rates.

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VIS NETWORKS PRIVATE LIMITED

MANAGEMENT’S DISCUSSION AND ANALYSIS

Overview

VIS Networks Private Limited (the ‘company’), established in 2011, has grown into a trusted partner for businesses seeking advanced communication and customer experience (CX) management solutions. VIS provides services like Unified Communication, Contact Center, Video Conferencing, and Audio-Visual Solutions, catering to global businesses. With a focus on enhancing CX management through state-of-the-art technology, VIS serves diverse industries, ensuring secure, reliable, and efficient communication infrastructures.

Business Model

VIS Networks Private Limited (VIS Networks or the Company) operates as a key player in the global communication and CX management space, providing advanced technological solutions to diverse business sectors. The company specializes in designing, setting up, and managing integrated communication systems tailored to meet the unique needs of clients across the globe. With over a decade of experience and a growing client base, VIS is recognized for its customer-centric approach, high-quality service delivery, and focus on long-term partnerships. Headquartered in Bangalore (India), VIS has been catering to thousands of businesses from all corners of the world across. The business model of the company is structured around the following pillars:

●	Technological Advancement: VIS Networks consistently invests in the latest communication technologies, staying at the forefront of innovation in Unified Communication, Video Conferencing, and CX management solutions. By focusing on integrating cutting-edge technologies, the company ensures that its solutions evolve with the changing demands of its clients.

●	Global Market Penetration: VIS Networks has expanded its reach across international markets, serving clients in various regions. The company continues to build its presence in both established and emerging markets, enabling businesses to adopt advanced communication infrastructures that enhance their operational efficiency.

●	Integrated Solutions: VIS provides end-to-end, customized solutions that cater to the unique communication infrastructure needs of its clients. By leveraging strong partnerships with leading technology providers, the company offers seamless experience that includes consultancy, design, implementation, and post-sales support.

●	Customer-Centric Approach: VIS’s business model is built around delivering exceptional customer experience. The company prides itself on its ability to provide scalable, reliable, and secure solutions, backed by superior post-sales support and a dedicated team of professionals.

Key Factors Affecting Performance

Several key factors influence the performance of VIS Networks, shaping both its operational and financial outcomes:

●	Technological Innovation and Investment: In a highly competitive and fast-evolving industry, staying ahead with the latest technologies is critical. VIS Networks continuously invests in technological advancements to maintain its competitive edge, but this also requires significant capital expenditure, which must be balanced with profitability.

●	Global Economic Conditions: As a company with a global footprint, VIS Networks is exposed to the impact of global economic fluctuations. Exchange rate volatility, inflationary pressures, and shifts in market demand can affect the company’s revenue streams and profitability.

●	Operational Efficiency and Cost Management: Managing rising operational costs, particularly in the areas of administrative expenses and financing costs, remains a key challenge. While VIS is focused on streamlining operations and optimizing costs, increased expenditure in employee costs and technology upgrades could influence its bottom line if not managed effectively.

●	Market Competition: The communication and CX management solutions market is highly competitive, with both established players and emerging startups vying market share. VIS Networks needs to continuously innovate and offer differentiated, value-driven solutions to maintain and grow its customer base.

●	Debt Management: With rising financing costs due to increased borrowings for capital expenditures, managing debt levels is crucial to ensure that the company can continue to invest in growth without negatively impacting liquidity and profitability.

●	Customer Retention and Satisfaction: As a service-oriented company, maintaining high levels of customer satisfaction is vital for sustaining long-term relationships and securing repeat business. VIS Networks’ commitment to superior customer service and post-sales support is a core driver of its success.

Components of Results of Operations

Revenue

We recognize revenue from sales of products, subscription of products, sale/ distribution of licenses, annual maintenance charges and staffing support services.

Cost of Sales

Our Cost of Sales includes expenses directly related to the earning of revenue. It predominantly encompasses costs related to products and licenses, AMC support services and technical support services.

Operating Expenses

Our operating expenses mainly include distribution expenses, administrative expenses and staff costs. Main administrative expenses are employee benefits, depreciation and other expenses.

Results of Operations

For the year ended June 30

(Amount in USD)	2025	2024	Change%
Revenue	61,980,366	55,573,321	12%
Cost of sales	(41,184,132)	(35,251,638)	17%
Gross profit	20,796,234	20,321,684	2%
Expenses
Distribution costs	(267,398)	(372,789)	(28)%
Administrative expenses	(17,988,208)	(15,936,735)	13%
Operating profit	2,540,628	4,012,160	(37)%
Other income – net	296,513	551,000	(46)%
Finance costs – net	(297,791)	(412,307)	(28)%
Share of net profit / (loss) of associates and joint ventures accounted for using the equity method	(38,665)	(170,476)	77%
Profit before income tax	2,500,684	3,980,377	(37)%
Income tax expense	(591,457)	(1,373,495)	57%
Profit for the period	1,909,227	2,606,882	(27)%

-Revenue

Particulars	2025	2024	Change %
Sale of products	28,615,321	23,703,751	21%
Subscription of products	185,088	229,954	(20)%
Sale/subscription of licenses	6,245,317	3,987,219	57%
Revenue from annual maintenance charges (“AMC”)	12,041,336	15,494,915	(22)%
Manpower and Staffing support services	14,893,305	12,157,482	23%
	61,980,366	55,573,321	12%

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Total revenue has increased by USD 6,407,045, or 12%, to USD 61,980,366 for the year ended June 30, 2025, compared to USD 55,573,321 for the year ended June 30, 2024. This increase in revenue was due to a USD 4,911,570 increase in Sale of Products, USD 2,258,098 increase in Sale/subscription of licenses, and USD 2,735,822 increase in manpower and staffing support services. This increase was offset by a USD 3,453,580 decrease in revenue from revenue from annual maintenance charges (“AMC”) and a USD 44,866 decrease in subscription of products.

Cost of Sales

Cost of sales increased by USD 5,932,495, or 17%, to USD 41,184,132 for the year ended June 30, 2025, compared to USD 35,251,637 for the year ended June 30, 2024. Increase in cost of sales is due to the increase in revenue. However, this increase of 17% slightly outpaced the revenue growth of 12%, reflecting higher input costs. The increase in cost of sales was due to a USD 5,098,785 increase in costs of products sold, USD 2,998,210 increase in cost of technical support services, and USD 2,697,563 increase in costs incurred for licenses. These increases were compensated by a decrease of USD 4,862,063 in costs related to AMC support services.

Distribution Costs

Distribution costs has decreased by USD 105,390, or 28%, to USD 267,398 for the year ended June 30, 2025, compared to USD 372,789 for the year ended June 30, 2024.This reflected an effort towards cost management efforts.

Administrative Expenses

Administrative expenses increased by USD 2,051,473, or 13%, to USD 17,988,208 for the year ended June 30, 2025, compared to USD 15,936,735 for the year ended June 30, 2024. This increase indicates higher overhead and operational costs, primarily driven by increased employee salary and benefits expenses that increased by USD 983,346 to USD 11,908,344 for the year ended June 30, 2025, compared to USD 10,924,998 for the year ended June 30, 2024. Additionally, other expenses increased by USD 1,216,895 from USD 11,908,345 in 2025 from USD 4,385,046 in year ended June 30, 2024.

Other Income

Other income decreased by USD 254,487, or 46%, to USD 296,513 for the year ended June 30, 2025, compared to USD 551,000 for the year ended June 30, 2024. This decrease was primarily due to lower gains on the sale of investments and reduced foreign exchange gains, offset slightly by interest income received on income tax refund.

Finance Costs

Finance costs have decreased by USD 114,516, or 28%, to USD 297,791 for the year ended June 30, 2025, compared to USD 412,307 for the year ended June 30, 2024. The decrease in finance costs is primarily due to lower interest expenses and decreased utilization of financial facilities where interest cost decreased by USD 88,190 and other bank charges decreased by USD 16,741.

Income Tax Expense

Income tax expense has decreased by USD 782,038 or 57%, to USD 591,457 for the year ended June 30, 2025, compared to USD 1,373,495 for the year ended June 30, 2024. The fall in tax expense is consistent with the decrease in pre-tax profit.

Cash Flows

Analysis of cash flows for the fiscal years ended June 30 is as follows:

(Amount in USD)	2025	2024	Change%
Cash flows generated by (used in) operating activities	546,915	(187,946)	391%
Cash flows generated by (used in) investing activities	(663,131)	(544,101)	-22%
Cash flows generated by (used in) financing activities	(321,279)	1,110,659	-129%

Net Cash flows Generated by (Used in) Operating Activities

Net cash inflow from operating activities increased by USD 734,861 to USD 546,915 for the year ended June 30, 2025, compared to USD 187,946 for the year ended June 30, 2024. This change was primarily driven by a significant decrease in cash generation from operations, which declined by USD 1,700,543, reflecting increased working capital requirements. However, the decrease was partially offset by income tax refund received during the year of USD 882,554 as compared to the income tax paid of USD 1,552,850 in the prior year.

Net Cash flows Generated by (used in) Investing Activities

Net cash outflow from investing activities increases by USD 119,030 to a net outflow of USD (663,131) for the year ended June 30, 2025, compared to an outflow of USD (544,101) in the previous year. This was primarily due to an increase in payments for property, plant, and equipment and intangible assets, where there was net outflow of only USD 780,135 during the year ended June 30, 2025 in comparison to a net outflow of USD 651,809 during the year ended June 30, 2024.

Net Cash flows Generated by (Used in) Financing Activities

Net cash inflow from financing activities decreased by USD 1,431,938 to USD (321,279) for the year ended June 30, 2025, compared to a net inflow of USD 1,110,659 in the previous year. The reduction in cash inflows was mainly due to lower proceeds from borrowings (USD 169,466 in 2025 vs. USD 1,722549 in 2024).

Liquidity and Capital Resources

Liquidity and Capital Resources: As of June 30, 2025, the Company maintained a cash balance of USD 2,806,056 and a positive working capital position of USD 14,087,723, supported by shareholders’ equity of USD 20,588,987. For the year ended June 30, 2025, the Company generated net cash inflows from operating activities of USD 546,915, reflecting operational efficiency and disciplined cash management.

The Company believes that its currently available capital resources—including cash on hand, anticipated operating cash flows, and access to committed credit facilities—are sufficient to fund operations and meet all financial obligations for at least the next 12 months from the reporting date. The Company does not anticipate the need to raise additional capital to support ongoing operations during this period.

In addition to maintaining positive operating margins, the Company continues to optimize working capital and diversify funding sources to mitigate liquidity risks and support long-term financial stability. Management remains focused on prudent capital allocation and sustaining a resilient financial position to support strategic growth initiatives.

Quantitative and Qualitative Disclosures About Market Risk

The Company is exposed to certain market risks in the ordinary course of its business, primarily related to fluctuations in interest rates, foreign exchange rates, and liquidity risks. Market risk represents the potential for financial loss due to adverse changes in financial market conditions.

Interest Rate Risk

The Company’s avails financial facilities and pays interest on these facilities. The Company is exposed to the risk of changes in interest rates. The Company actively monitors interest rate fluctuations and manages its exposure through a combination of fixed and floating rate borrowings.

Foreign Exchange Risk

The Company operates in global markets and is exposed to foreign exchange fluctuations that may impact revenue and costs. The Company regularly assesses its exposure and implements hedging strategies where necessary to mitigate risks.

Liquidity Risk

The Company experienced a net cash inflow of USD 546,915 from operating activities in 2025, compared to an outflow of USD 187,946 in 2024 and maintains a strong liquidity position. As of June 30, 2025, the Company had a cash balance of USD 2,806,056, a positive working capital balance of USD 14,087,234 and a positive equity position, ensuring the ability to meet its financial obligations.

The Company actively manages market risks by diversifying its funding sources, optimizing working capital, and monitoring global economic conditions to mitigate any adverse financial impacts.

79

MIRRAGIN RAS CONSULTING PTY LTD

MANAGEMENT’S DISCUSSION AND ANALYSIS

Overview

Mirragin RAS Consulting Pty Ltd (“Mirragin” or for the purpose of this section, “the Company”) was established in Australia, on April 01, 2011, and operates under a business license issued by Australian Securities Exchange. Mirragin is a specialist technology consulting company, with a primary focus on robotics and autonomous systems. Mirragin helps implement technology programs, in order to reduce costs, increase capability and save lives. With a focus on delivering tailored solutions to meet the unique needs of each client, Mirragin leverages industry expertise and innovative strategies to drive success.

Mirragin’s primary customers include Defense, Federal, State and Local Government, and large commercial businesses.

Business Model

●	Core Methodology: Our core methodology is to “define, design, and deliver”.

●	Define: The success of any technology program starts with an in-depth understanding of our client and the key challenges they’re facing. In this phase, we understand the problem or opportunity in detail, including identification of the operational scenarios, user requirements, constraints and limitations and the existing system. This phase may also include the development of strategic roadmaps and/or market scans.

●	Design: Armed with a deep insight into the opportunity, we then design a technology program that leverages the client’s existing technology, systems, processes, and people. We help the client to select the appropriate technology to meet their needs, based on our knowledge of the robotics and autonomous systems ecosystem. This includes not just the platform, but also the payloads, control system and the data processing tools. In addition, we design the appropriate workforce to operate the system, analyze the data and make decisions (which address the opportunity). The design phase also includes all the requisite enablers, such as operations, facilities, legal, financial, engineering, maintenance, supply and facilities support.

●	Deliver: Should a customer require, we are also able to help them implement the capability within their organization. This includes aspects such as helping them obtain the required operating approvals, developing and training a workforce, writing and implementing procedures, and integration of the new capability into their existing system.

Our three services arms are:

●	Consulting Services: We provide consulting advice and support to our clients to unlock the potential of drone technology as a powerful business asset. Improve visibility, decrease costs, and increase productivity on our client’s next project.

●	Training: We provide support to our clients to train and develop their workforce in the operation of robotics and autonomous systems technology. This may include the provision of technology education, basic training such as Remotely Piloted Aircraft Operation Licenses (RePL) (through our partner organizations), or more advanced mission training.

●	Testing & Assurance Services: Successful implementation of a technology program requires a strong test and assurance program, to reduce the risk of incorrect technology selection or poor integration. Our test team has credentials from leading Test and Evaluation schools, and we have deep experience in this area. Our test and assurance services span from assisting our customers to conduct trials to better understand the technology, through to assurance activities to ensure that delivered capability is safe and fit for purpose.

Key Factors Affecting Our Performance

At Mirragin we have a focus on strategy and project management, we partner with our clients to increase capability, prioritize safety and reduce costs. As a specialized technology company, we face limited direct competition. Due to rapid technological advancement in drone technology and AI, Mirragin distinguishes itself by producing the “Australian Drone Ecosystem Directory,” which is a comprehensive listing of drone service providers in the country, showcasing its central role in the industry. This not only highlights its expertise but also positions it as a key player in shaping the future of drone technology in Australia. The team at Mirragin is composed of highly experienced professionals, many of whom have extensive experience in the defense, government, and commercial sectors. We have also been a significant sponsor of local drone and robotics related events, such as the World of Drones and Robotics Congress.

Robotics and autonomous systems are still considered emerging technology. As such, we face a challenge in convincing our customers that these systems will deliver significant benefits, such as cost savings or safety outcomes, compared to the existing status quo. We also need to convince them that the technology is sufficiently complex and that they need external support to help them to implement the technology.

Components of Results of Operations

Revenue

We recognize revenue from the following major sources which are Consulting services provided to diversified sectors such as agriculture, mining, airports, commercial aviation & infrastructure, government & emergency services, construction, etc. We also offer training services, testing, and assurance services.

Cost of Sales

Our Cost of Sales predominantly encompasses salaries paid to the company’s employees that are directly attributable to our revenue generating activities, costs related to subcontractors and travel expenses incurred for the purpose of providing services to our customers.

Operating Expenses

Our General and Administrative expenses primarily include our employees’ salaries and benefits, fee and subscriptions expenses, travel expenses, legal and professional charges and marketing expenses incurred during the periods presented.

Results of Operations

For the year ended June 30

(Amounts in USD)	2025	2024	%age Change
Revenue	1,619,998	2,730,635	(41)%
Cost of sales	(1,020,458)	(1,846,059)	(45)%
Gross profit	599,540	884,576	(32)%
Expenses
General and administrative	(523,957)	(873,578)	(40)%
Operating profit/ (loss)	75,583	10,998	587%
Other income	3,677	5,703	(36)%
Finance cost	(41,768)	(14,962)	179%
Profit/(loss) before taxation	37,492	1,739	2,056%
Taxation	(2,484)	(710)	250%
Profit/(loss) after taxation	35,008	1,029	3,302%

Revenue

The following table presents our revenue breakdown for the periods indicated:

(Amounts in USD)	2025	2024	%age Change
Consulting services	1,600,982	2,374,514	(33)%
Testing and Assurance services	19,016	254,060	(93)%
Other Revenue	-	27,305	(100)%
Services Commission	-	74,756	(100)%
	1,619,998	2,730,635	(41)%

Total revenue decreased by 41%, to USD 1,619,998 in 2025, compared to USD 2,730,623 in 2024. This decline is primarily attributable to the loss of significant customers, including Air Service Australia and SEG. Additionally, a high rate of employee turnover has also contributed to the reduction in revenue.

Cost of Sales

Cost of sales was USD 1,020,458 in 2025 compared to USD 1,846,059 in 2024, showing a 45% decrease year over year. The cost of sales followed the 41% decline in revenue. This decrease was mainly attributable to the decrease of USD 832,498 in direct wages and subcontractors cost compared to previous year to compensate for the workload and provide support to its internal resources. Additionally, there was a decrease in travel cost of USD 7,642 in 2025 as compared to 2024.

General and Administrative

General and administrative expenses decreased by 40% or USD 349,621 in 2025, to USD 523,957 compared to USD 873,578 in 2024. The decrease in general and administrative costs was primarily related to a decrease in scale and activities necessary to support the decline in revenue. This decrease in G&A expenses was attributed to decrease in salaries and benefits of USD 351,921, decrease in legal & professional charges of USD 16,289, decrease in traveling cost of USD 13,345, compensated by increase of USD 11,225 in fee and subscription and increase of USD 22,868 in amortization cost.

Other Income

Other income decreased to USD 3,677 in 2025 compared to USD 5,703 in 2024, or 36%.

Interest Expense

Interest expense increased to USD 41,768 in 2025 compared to USD 14,962 in 2024, or 179%. This was due to higher utilization of financial facilities during the year ended June 30, 2025, in comparison to the prior year.

Cash Flows

Cash flows for the fiscal year ending June 30 is as follows:

(Amounts in USD)	2025	2024	Change %
Cash flows generated by/ (used in) operating activities	(213,508)	340,038	(163)%
Cash flows generated by (used in) investing activities	(74,209)	(237,504)	69%
Cash flows generated by (used in) financing activities	135,012	(47,680)	383%

Net cash used in operating activities

For the year ended 30 June 2025, the company recorded a net profit after tax of USD 35,008. After adjustments for non-cash items, such as depreciation and amortization of USD 60,103 in the operating cash flow before changes in working capital amounted to USD 95,111.

During the year ended June 30, 2025, the company generated USD 553,546 less cash as compared to the year ended June 30, 2024, from its operating activities. This was primarily due to a decrease in current liabilities of USD 396,311 offset by a decrease of USD 87,692 in current assets.

Net cash generated from investing activities

Net cash used in investing activities stood at USD 74,209 in 2025 compared to an outflow of USD 237,504 in 2024. This decline in outflow of cash was mainly due to spending on developing intangible assets in 2024.

Net cash used in financing activities

Net cash flows from financing activities stood at USD 135,012 in 2025 compared to net cash outflow of USD 47,680 in 2024. This was mainly due to availing new financials facilities during the current year.

Liquidity and Capital Resources

The Company has regular revenue streams and a stable financial outlook. It is a profitable company where the revenue inflows fully covers its costs. The Company generates positive cash flow and is financially stable with a regular customer base and stable revenue outlook. The management focuses on enhancing the Company’s liquidity management practices, ensuring adequate funding for our operations and obligations. This includes optimizing working capital management and diversifying funding sources to mitigate liquidity risks. Our sources of liquidity include cash and cash equivalents, cash from operations and amounts available under credit facilities. As of June 30, 2025, the Company had a cash balance of USD 57,996 and a working capital deficit of USD 73,585. However, its long-term and short-term financials facilities and stable flow of income will effectively support its operating activities for the foreseeable future. It regularly generates sufficient operating margin with a positive gross margin of approximately 37% that sufficiently contributes to covering its operating expenses.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to certain market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates.

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NISUS AUSTRALIA PTY LIMITED

MANAGEMENT’S DISCUSSION AND ANALYSIS

Overview

Nisus Australia Pty Ltd is a customer-centric company that specializes in ICT recruitment and ICT consulting services. Nisus Australia has a fast growing and strong customer base which encompasses Australian Government and private sector customers.

Business Model

Recruitment Services

Our recruitment services are fueled by a deep understanding of ICT and a passion for personalized solutions. As a team of enthusiastic ICT specialists, each with extensive experience in project delivery, we bring a unique perspective to the recruitment process.

Being a trusted member of multiple Australian Government panels and a preferred supplier of ICT contractors to Australian Federal and State/Territory government agencies, Nisus excels in providing recruitment services that cater specifically to the ICT sector. Our comprehensive range of recruitment services covers the following roles:

●	Business and System Analysts: We specialize in identifying talented professionals who possess the high level analytical and communication skills necessary to focus on business outcome and drive business and system improvements.

●	Data Analysts and Data Scientists: Our expertise in data analytics allows us to connect organizations with skilled individuals who can unlock the value hidden within their data.

●	Solution and Enterprise Architects: Nisus has a network of exceptional architects who can design and implement innovative and scalable solutions that align with business objectives.

●	Developers: Our recruitment services encompass a wide range of software development roles, connecting organizations with talented developers who excel in various programming languages and technologies.

●	Test Analysts: We understand the critical role testing plays in ensuring the quality and reliability of ICT systems. Our recruitment process identifies skilled manual and automation test analysts who can execute thorough and efficient testing strategies.

●	Integration Specialists: We specialize in sourcing experts who possess the knowledge and experience to seamlessly integrate diverse systems and cloud technologies.

●	Other ICT Specialists: Our recruitment services extend to various other ICT specialties, ensuring that we can meet your unique staffing needs across the entire ICT spectrum.

What sets Nisus apart from other competitors is our commitment to adding genuine value to the job application process and career advancement of our candidates. We openly share and leverage our own ICT expertise, providing guidance and support to candidates throughout their journey.

For our client organizations, we are committed to delivering quality over quantity. Nisus takes the time to thoroughly understand their job requirements and only submits the most suitable candidates. Our post-placement follow-ups with both customers and the placed personnel ensure that the placement has been successful, fostering long-term partnerships built on trust and satisfaction.

ICT Consulting Services

At Nisus, we prioritize building effective relationships with our client organizations. Our customer-centric approach to service coordination and delivery ensures that we invest time and effort in understanding our clients’ unique business domains, project requirements, and resource needs. This deep understanding allows us to tailor our services specifically to meet customers’ evolving needs. Nisus continues to expand its services and personnel to meet the demands of our rapidly growing market share, we steadfastly maintain our position as a trusted and sought-after partner for ICT personnel services, particularly in the Australian Government sector. Our commitment to delivering customer-centric services, coupled with our unwavering pursuit of ICT technical excellence, drives our growth and sets us apart in the industry. We strive to be the go-to choice for organizations seeking a reliable and innovative partner who can seamlessly integrate recruitment and ICT consulting services to drive their success.

We offer a comprehensive range of consulting services, including:

●	ICT Governance and Strategy Advisory: Our experts provide guidance and strategic advice to help organizations develop robust ICT governance frameworks and align their technology strategies with business objectives.

●	IT Procurement and Tender Evaluation: We assist clients in navigating the complex landscape of IT procurement, ensuring fair and transparent processes while evaluating tenders to identify the best-fit solutions for their specific requirements.

●	Project Management: Our skilled program and project managers leverage industry best practices to ensure the successful planning, execution, and delivery of ICT projects, keeping stakeholders informed and projects on track.

●	Business Analysis: We employ a systematic and agile approach to analyze business needs, business processes, identify areas for improvement, and put forward recommendations that drive efficiency, productivity, and innovation.

●	Data Analysis and Data Science: Our data experts help organizations unlock the power of data through advanced analytics, artificial intelligence, machine learning, and data science techniques, enabling data-driven decision-making and business optimization.

●	Solution Design and Architecture: We design scalable and robust ICT solutions tailored to our clients› unique needs, ensuring alignment with industry standards, security requirements, and future growth potential.

●	Testing: We employ rigorous manual or automation testing methodologies to ensure the reliability, functionality, and security of ICT systems and applications, reducing risks and ensuring a seamless user experience.

●	Cyber Security: Our experts provide comprehensive cyber security services, including risk assessments, iRAP assessment, vulnerability management, incident response, and proactive measures to protect critical information assets.

We are expanding our services into new sectors, states and markets, with a focus on markets in other government and private organizations to further diverse our customer base.

Key Factors Affecting Our Performance

Competition

As a recruitment and ICT consulting service provider, we face significant competition as we expand our services and market share for government and private sector contracts. Our competitors include ICT recruitment firms as well as ICT consulting companies ranging from “Big 4” consultancy firms to small and medium-sized businesses.

Our largest customers are Australian Government organizations. Significant changes to the government’s spending in hiring contractors or consultants, government panel arrangement and procurement policies could be key factors affecting the ICT recruitment and ICT consulting services market in the public sector and therefore pose significant risks to our performance and revenue.

Competitive Strengths

We believe that we have the following competitive strengths that set us apart from the current market:

-	Leadership with ICT expertise: our management team is comprised of highly experienced ICT professionals who possess an average of over 15 years of relevant experience, particularly in the market working with government organizations.

-	Proven Track Record: we have a successful history of delivering services and forming partnerships with Australian Federal and State government organizations, demonstrating a deep understanding of government regulations, policies, ICT systems, digital service standards, delivery methodologies, and culture. We have proven experience in successfully delivering services with over 25 government and private organizations and producing positive outcomes.

-	Enhancing customer panel memberships and market reach: Based on our track record in delivering services in the government sector, we are an approved vendor on several major whole-of-government panels. We are further expanding our panel memberships by increasing the coverage of service categories in the current panels as well as plan to apply to enter new panels as they become available. These comprehensive panel memberships provide us with valuable opportunities to access personnel recruitment opportunities and ICT service delivery tenders, strengthening our position in the market.

-	Expanding our managed service offering: Managed service arrangement with the Australian government allows us to provide services to customers via direct sourcing. Nisus is in the process of expanding our manager service offering.

These developments further strengthen our position as a preferred vendor for government agencies and enhance the growth potential.

Components of Results of Operations

Revenue

Nisus Australia offers recruitment and ICT Consulting services, with its primary revenue streams stemming from recruitment service contracts and ICT managed service contracts. The customer base encompasses a diverse range of customers, spanning Australian Federal Government, State Government, and private sector organizations.

Cost of Sales

Our Cost of Sales predominantly encompasses wages and expenses paid to personnel provided by Nisus Payroll Pty Ltd.

Additionally, it includes expenses incurred by Nisus Australia Pty Ltd and directly attributed to the cost of servicing existing contracts.

Results of Operations

For the year ended June 30

(in Australian dollars)	2025	2024	Change %
Revenue	14,330,997	12,673,128	13%
Cost of sales	(11,883,620)	(10,757,811)	10%
Gross profit	2,447,377	1,915,317	28%
General and administrative	(940,509)	(720,098)	31%
Sales and marketing	(14,005)	(14,938)	(6)%
Operating profit / (loss)	1,492,862	1,180,281	26%
Interest income	22,530	20,495	10%
Profit / (loss) before taxation	1,515,392	1,200,776	26%
Taxation	(379,317)	(300,682)	26%
Profit / (loss) after taxation	1,136,075	900,094	26%

Revenue

Revenue increased to A$14,330,997 in fiscal 2025 compared to A$12,673,128 in fiscal year 2024, or 13%. The increase in revenue is due to expanding our customer base to include additional governmental entities and private clients and overall expansion in operations.

Cost of Sales

Cost of Sales increased to A$11,883,620 in fiscal year 2025 compared to A$10,757,811 in fiscal year 2024, or 10%. The increase in Cost of Sales is due largely to our expanded customer base and the normal increase in associated personnel costs.

General and Administrative expenses

General and Administrative expenses increased by A$220,411 to A$940,509 in fiscal year 2025 compared to A$720,098 in fiscal 2024 or a 31% increase. This increase in General and Administrative expenses is primarily due to an A$155,895 increase in professional fee, an increase of A$74,415 in salaries and benefits, compensated by decrease of A$6,118 in insurance and A$3,478 in travel expenses. The main increase in professional consultancy fees and salaries and benefits was driven by our revenue growth and higher level of activities during the year.

Sales and Marketing expenses

Sale and Marketing expenses remained relatively consistent at A$14,005 in fiscal 2025 compared to A$14,938 in fiscal year 2024, or with a slight decrease of 6%. The Company managed to successfully increase revenues with hardly any additional expenditure on marketing efforts during 2025.

Interest Income

Our Interest income increased to A$22,530 in fiscal year 2025 compared to A$20,495 in fiscal year 2024, or 10%. This was due to a higher bank interest earned as the balance held in bank accounts during the year ended June 30, 2025 was higher than that for the year ended June 30, 2024.

Cash Flows

Cash flows for the years ended June 30 is as follows:

(in Australian dollars)	2025	2024	Change %
Cash flows generated by operating activities	974,968	868,644	12%
Cash flows generated by (used in) investing activities	-	-	-
Cash flows (used in) financing activities	(970,000)	(1,424,423)	32%

Net cash used in operating activities

Net cash generated from operating activities was A$974,968 in fiscal year 2025 compared to A$868,644 in fiscal year 2024, or a 12% increase. The increase was primarily due to a A$235,981 increase in net profit after tax.

Net cash used in financing activities

Net cash used in financing activities was A$970,000 in fiscal year 2025 compared to A$1,424,423 in fiscal 2024, or a 32 % change. The decrease in cash flows used in financing activities was mainly due to the lesser amount of dividend paid during the year.

Liquidity and Capital Resources

Nisus Australia Pty Ltd continues to be a profitable organization with strong, recurring cash flow, primarily driven by contracts with the Australian Government. Furthermore, with our long-term relationships with our customers, we can reasonably leverage such relationships to generate future revenue that is recurring in nature. Our personnel are also contracted at times where revenue and labor demands are higher, therefore allowing us to align our costs with our revenues more closely and variable in nature to ensure a profit, as opposed to having high fixed costs. Our workforce is deployed strategically to align labor costs with revenue-generating periods, thereby minimizing fixed overhead and ensuring that personnel expenses remain variable and directly linked to revenue cycles. Personnel costs continue to be our largest expense, but they are managed effectively through this variable cost model.

During the year ended June 30, 2025, the Company generated positive net cash from operating activities. The Company’s working capital as of June 30, 2025, stood at A$503,369. Given our long-standing relationships with government clients and the recurring nature of our revenue, we are confident in our ability to maintain stable cash flow going forward.

Our closing cash balance of A$797,919 as of June 30, 2025, is sufficient to support ongoing operations. For context, our gross profits in the range of A$2.5M a healthy cash balance and positive working capital is well above our typical operating expense levels, which stood at A$954,515 for the year ended June 30, 2025.

Contractual Obligations and Commitments

As of June 30, 2025, we have a large number of active contracts with a diverse range of Australian Government and private customers. We have a consistently high contract renewal rate for existing contracts due to the high performing services provided.

Quantitative and Qualitative Disclosures About Market Risk

Our largest customers are Australian Government organizations. Significant changes to the government’s spending in hiring contractors or consultants, government panel arrangement and procurement policies could be key factors affecting the ICT recruitment and consulting services market in the public sector and therefore pose significant risks to our performance and revenue. However, based on experience, generally government contracts provide a stable revenue stream and there is a low likelihood of a significant downturn in our engagement.

Nisus does not have or expect any material credit and liquidity risk exposure to any single receivable or group of receivables.

81

NISUS PAYROLL PTY LIMITED

MANAGEMENT’S DISCUSSION AND ANALYSIS

Overview

Nisus Payroll Pty Ltd is engaged in hiring contract-based employees to support the staffing requirements of its related entity, Nisus Australia Pty Ltd which is the sole customer to Nisus Payroll. Nisus Payroll Pty Ltd charges payments to Nisus Australia Pty Ltd and the payments are used to pay its contractors and sub-contractors and also cover associated costs in payroll administration.

Both Nisus Australia Pty Ltd and Nisus Payroll Pty Ltd are sister concerns wholly owned by the same shareholder.

Key Factors Affecting Our Performance

Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations of Nisus Australia for an in-depth discussion on the group’s key factors affecting performance. As Nisus Payroll is a direct support to Nisus Australia, the group’s key factors affecting performance would align with that of Nisus Australia given its payroll and payment revenues depend on the group’s revenue with external customers.

Components of Results of Operations

Revenue

Nisus Payroll Pty Ltd generates revenue from its contracts with Nisus Australia Pty for supplying skilled professionals. The Company’s business model is to provide temporary staff required for Nisus Australia’s operations. Company will provide qualified personnel, meeting specific needs and requirements of Nisus Australia Pty Ltd. Company will charge Nisus Australia the number of salaries or wages paid to the manpower supplied.

Expenses

For Nisus Payroll Pty Ltd, Expenses primarily consist of remunerations to contractors. Payroll processing fees and business insurance are the other administrative costs.

Results of Operations

For the year ended June 30

(in Australian dollars)	2025	2024	Change %
Revenue	11,883,620	10,820,706	10%
Cost of sales	(11,876,908)	(10,774,956)	10%
Gross profit	6,712	45,750	(85)%
General and administrative	(27,561)	(37,419)	(26)%
Operating profit / (loss)	(20,849)	8,331	(350)%
Other income	7,584	490	1,447%
Interest Income	6,126	4,791	28%
Profit / (loss) before taxation	(7,139)	13,612	(152)%
Taxation	-	-	0%
Profit / (loss) after taxation	(7,139)	13,612	(152)%

Revenue

Revenue increased to A$11,883,620 in fiscal 2025 compared to A$10,820,706 in fiscal 2024, or 10%. As a related entity to Nisus Australia, Nisus Payroll has seen growth in its customer base this year, which has led to a need for more staff. This has resulted in an increase in revenue for Nisus Payroll.

Cost of Sales

Cost of Sales increased to A$11,876,908 in fiscal 2025 compared to A$10,774,956 in fiscal 2024, or 10%. This increase is in line with the increase in revenue.

General and Administrative Expenses

Our General and Administrative expenses decreased to A$27,561 in fiscal 2025 compared to A$37,419 in fiscal 2024, or 26%. The decrease in General and Administrative costs is mainly due to increase of A$12,828 in office expenses and the reversal of excess accrual on account of superannuation expenses in the previous year compensated by a decrease of A$41,843 in travel costs.

Other Income

There was an increase of A$7,094 in fiscal year 2025 compared to A$490 in fiscal year 2024 or a 1448% increase. This is due to recovery of vehicle leasing costs from employees and a higher amount of interest earned on average bank deposits maintained by the Company during the year.

Cash Flows

Cash flows for the fiscal year ending June 30 is as follows:

(in Australian dollars)	2025	2024	Change %
Cash flows from / (used in) operating activities	(86,779)	219,858	(139)%
Cash flows from generated by investing activities	-	-
Cash flows from / (used in) financing activities	-	(16,500)	100%

Net cash generated from / (used in) operating activities

The Company used A$86,779 in operating activities in fiscal 2025 compared to a net inflow from operating activities of A$219,858 in 2024. The difference can be attributed to a net loss of A$7,139 decrease in trade and other payables of A$275,741 compensated by the decrease in trade and other receivables of A$196,102.

Net cash used in financing activities

The Company did not use or generated any cash from investing or financing activities during year ended June 30, 2025 in comparison to the A$16,500 cash used in financing activities during the previous year. This was due to the payment of dividend during the previous year.

Liquidity and Capital Resources

As at June 30, 2025 Nisus Payroll had a cash balance of A$278,265 that is sufficient current assets to pay its liabilities and meet its expenses. Its cashflows depend upon recovery from Nisus Australia which has sufficient liquidity and long terms contracts to settle Nisus Payroll’s invoices accordingly. The Company charges it expenses to Nisus Australia and its operating costs are accordingly fully supported.

Contractual Obligations and Commitments

Nisus Payroll is contractually committed to pay the personnel hired for onward placement with Nisus Australia’s customers.

Quantitative and Qualitative Disclosures About Market Risk

The company only hires personnel after receiving a firm mandate from Nisus Australia Pty Ltd. As a result, our costs are correlated with market demand fluctuations and therefore our market risk is typically minimal.

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BUSINESS

Company Overview

Braiin Limited is an Australian technology company leveraging proprietary intellectual property and patented artificial intelligence/machine learning (“AI/ML”) technologies to deliver actionable insights across high-growth verticals: Agriculture, Property Technology, and Customer Experience as a Service (“CXaaS”). Our platforms are designed to address inefficiencies and drive data-backed decision-making across traditionally analog sectors. Our first commercial focus is on the agriculture technology sector, where we have successfully deployed our AI-powered solutions across multiple implementations.

2. Our AI Enabled AgTech Platform

Our AgTech platform uses autonomous aerial robots, AI/ML-based analytics, and internet of things (“IoT”) integration to provide real-time insights into crop health, irrigation, soil conditions, pest detection, yield prediction, and weather risk management. Braiin was the first company in the world to be certified by a national aviation authority to operate fully autonomous aerial drones for crop spraying. These robots are capable of generating multispectral maps and executing precision spraying, significantly reducing chemical use and increasing efficiency.

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AI Dashboard and Insights

Our AI-powered dashboard integrates satellite and drone imagery, IoT sensors, and predictive models to offer actionable insights in real-time. Users can visualize vegetation health, pest risks, irrigation needs, and expected yield via a unified platform. Technologies like EfficientNet, ResNet-50, YOLOv8, and LSTM are used for image recognition, anomaly detection, weather forecasting, and yield prediction. Farmers receive real-time alerts and intelligent recommendations.

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ERP and Smart Farm Automation

Braiin’s enterprise resource platform (“ERP”) system provides end-to-end farm management, from inventory and financial tracking to crop scheduling and weather risk mitigation. Drones and AI models continuously collect and learn from new data, enabling automated and optimized responses for resource allocation, crop spraying, and harvesting. This system supports sustainability by minimizing pesticide usage and maximizing resource efficiency.

Market Opportunity

The agriculture technology sector presents the largest near-term opportunity for Braiin. With the global AgTech market expected to reach $74 billion by 2034,13 precision farming solutions are in high demand. The integration of AI, aerial robotics, and IoT represents a major leap forward for global food production and sustainability efforts.

Platform Architecture and Technology Stack

The core technology stack includes AI/ML frameworks like TensorFlow and PyTorch, spectral imaging with OpenCV and Google Earth Engine, and cloud solutions such as AWS SageMaker. IoT integration is enabled via AWS Greengrass and Apache Kafka for real-time analytics and edge computing capabilities.

13 Exploding Topics. (n.d.). AgTech Market: Growth, Trends & Forecast. Retrieved from https://explodingtopics.com/blog/agtech-market.

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Expanded Detail:

Agriculture Technology Sector:

One of our flagship offerings is our Autonomous Aerial Robots, equipped with advanced sensors, cameras, and AI/ML capabilities. We believe these robots have the potential to revolutionize agriculture by providing real-time insights into crop health, soil conditions, and other variables, which assists with optimizing farming practices, reducing resource wastage, and maximizing yields. Braiin was the first company in the world to be certified by a country to operate fully Autonomous Aerial Robots for crop spraying.

In the agriculture technology sector, our Autonomous Aerial Robots collect data on crop health and soil conditions, enabling farmers to make data-driven decisions. The maps captured from Braiin’s Autonomous Aerial Robots are used for analysis and monitoring of crop harvests. The Autonomous Aerial Robots can produce both two-dimensional and three-dimensional maps using data from hyper spectral, multispectral light detecting and ranging or thermal sensors. By employing AI/ML algorithms, these robots offer actionable recommendations for irrigation, fertilization, and pest management, with the goal of providing increased productivity and reduced environmental impact.

The Autonomous Aerial Robots are capable of scanning an entire plantation for plant health, seven to ten days before human eyes can identify any hydration, insect or herbicide issues. This information can be used to determine how to reallocate plant treatment and when to pick crops, which subsequently increases yields.

The data collected from our Autonomous Aerial Robots can also be used to pre-plan estate development. The Autonomous Aerial Robots can scan drainage elevation across a plantation, which can then be used to optimize irrigation, drainage and determine whether any topography changes are needed and determine where to put the next field.

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Plant and Land Health Scanning Map

Our Autonomous Aerial Drones are used for more than just collecting data. We also provide customized Autonomous Aerial Drones for crop spraying that can cover 2-3 hectares per hour and carry 50 kilograms of chemicals. The Autonomous Aerial Drones have the capability to spray crops based on some or all insights provided in our ERP (described further below). By utilizing the Autonomous Aerial Drones, crops can be sprayed at up to 15 times the speed of humans while using less chemicals, which has the potential to save both time and money. We believe that using the Autonomous Aerial Drone for spraying is also safer than using human labor to spray crops and limits pesticide exposure risk to humans.

Autonomous Aerial Drones Spraying Crops

While we recognize the potential of AI/ML across the various sectors in which we operate, we also acknowledge the need for a balanced approach to address our customers’ diverse needs and requirements. For example, we offer a comprehensive ERP platform that offers quality control services, production and post-production planning services, and inventory, sales and analytic services that is currently tailored for the agriculture technology sector, but has the potential to be expanded for use across other industries. By integrating processes such as inventory management, sales, and financial reporting, we believe our ERP platform enables farmers and agribusinesses to manage their farming operations, supply chains, and financial transactions efficiently in a single platform, thereby enhancing productivity, reducing errors, and improving decision-making capabilities.

The single-user-friendly dashboard can enable a user to easily make decisions based on our technology’s actionable insights. For example, our Autonomous Aerial Drones may alert one of our users of a specific weather pattern resulting in abnormally high rainfall amounts, resulting in a certain portion of the user’s farm receiving more water than is typical. This insight could be displayed on the ERP platform, allowing the user to make adjustments to react to the data, such as adjustments to reduce the amount of water being used in irrigation. These types of insights help farmers identify and act on decisions, increasing productivity and reducing negative environmental impacts through lowering pesticide or water usage, for example. Each Autonomous Aerial Drone incorporates AI/ML by running continually and adding to the dataset available to our users and further improving the quality of the actionable intelligence and reporting.

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Industry Overview and Market Opportunity

We believe that we operate at the forefront of technology, targeting a range of industries, including agriculture, finance, insurance, and telecommunications among others. With our innovative solutions and commitment to excellence, we believe that we are poised to seize market opportunities and establish ourselves as leaders in the technology industry.

Drone services market size by industry ($ billions)

Agriculture Technology Sector

The agriculture technology sector (“AgTech”) represents the largest market opportunity for Braiin. As the global population is expected to reach 9.7 billion by 2050, there is mounting pressure to increase food production while minimizing environmental impact. We expect that the integration of agricultural technology solutions that integrate IoT and aerial robotics, among other technologies, will play a crucial role in addressing these challenges. According to market research, the global AgTech market is currently worth approximately $26.27 billion and is expected to reach $74 billion by 2034, growing at a CAGR of 12.2%.14

The total addressable market for AgTech solutions like IoT and aerial robotics in crop spraying is substantial. According to market research, the global smart agriculture market size is projected to grow from $15.7 billion in 2025 to $23.38 by 2029, with a CAGR of 10.2% during the forecast period.15 This growth is primarily driven by the increasing adoption of precision farming techniques and the need for sustainable agricultural practices.

Within the smart agriculture market, the IoT segment is expected to experience significant growth. The integration of IoT devices in agriculture enables farmers to monitor and control various aspects of their operations remotely. IoT sensors can collect data on soil moisture, temperature, humidity, and other environmental factors, providing farmers with valuable insights for informed decision-making. The global market for IoT in agriculture is estimated to reach $15.95 billion by 2025, with a CAGR of 14.32% and $31.08 billion by 2030.16

In addition to IoT, aerial robotics for crop spraying also has a substantial global market. While traditional crop spraying methods often involve the indiscriminate use of chemicals, resulting in wastage and potential harm to the environment, our Autonomous Aerial Robots have the potential to revolutionize crop spraying processes. These Autonomous Aerial Robots can precisely apply pesticides and fertilizers, minimizing chemical wastage and reducing the environmental impact. This technology not only enhances the effectiveness of crop protection but also promotes sustainable farming practices. The market for agricultural drones, which includes aerial robots used for crop spraying, is projected to grow from $6.10 billion in 2024 to $23.78 billion by 2032, with a CAGR of 18.5% during the forecast period.17

14 Exploding Topics. (n.d.). AgTech Market: Growth, Trends & Forecast. Retrieved from https://explodingtopics.com/blog/agtech-market.

15 MarketsandMarkets. (2024). Smart Agriculture Market by Precision Farming, Livestock Monitoring, Precision Aquaculture, On-Cloud, On-Premises, System Integration & Consulting, Harvesting Management, HVAC Management and Water and Fertilizer Management – Global Forecast to 2029. Retrieved from https://www.marketsandmarkets.com/Market-Reports/smart-agriculture-market-239736790.html.

16 360iResearch. (2025). Agriculture IoT Market by Application, Component, Technology, Farm Type, Connectivity – Global Forecast 2025–2030. Retrieved from https://www.360iresearch.com/library/intelligence/agriculture-iot

17 Fortune Business Insights. (2025). Agriculture Drone Market Size, Share & Industry Analysis, By Offering, Components, Payload Capacity, Application, and Regional Forecast, 2024–2032. Retrieved from https://www.fortunebusinessinsights.com/agriculture-drones-market-102589.

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Braiin’s AgTech platform is built from the ground up using proprietary AI/ML models, integrating aerial robotics, edge IoT sensors, and a full-service ERP. Unlike standalone drone or sensor vendors, Braiin unifies data collection, real-time processing, and predictive analytics into one seamless decision-making system for farmers.

Our AI models power disease detection, irrigation optimization, fertilization recommendation, and yield forecasting. The platform continuously learns from incoming sensor and image data, fine-tuning recommendations and increasing operational efficiency. These tools directly impact farmer profitability, sustainability, and risk management.

4. AI Enabled Customer Experience and Employee Experience Sector

Braiin currently owns a patent on a Semi-supervised question answering machine (Patent number #10650818), which Braiin believes has significant applicability is the CXaaS industry. See “Intellectual Property” below. Through the acquisition of VIS Private Networks Limited (“VIS Networks”) (as described below), Braiin will significantly expanding its capabilities in the CX and EX as a Service sector. VIS Networks is a global provider of unified communications, contact center solutions, video conferencing, audio-visual systems, and AI-powered customer engagement tools, with operations across Singapore, Malaysia, the United Kingdom, Oman, and other jurisdictions.

Our CXaaS platform is an AI-powered, end-to-end solution designed to transform how enterprises engage with customers and manage internal teams. By integrating cloud-based CRM, workforce management, and contact center technologies, our platform delivers a unified, intelligent customer engagement experience.

Through advanced analytics, speech recognition, sentiment analysis, call routing, and real-time behavioral insights, the platform captures every customer and agent interaction to generate predictive insights and next-best-action recommendations. These tools empower frontline teams to personalize experiences, resolve issues faster, and improve customer satisfaction and retention.

Our proprietary AI/ML engines continuously learn from interactions, enhancing operational intelligence through behavioral analytics at the individual, team, and enterprise levels. This learning capability enables rapid adaptation to changing customer demands while driving efficiency across all service touchpoints. VIS’s advanced capabilities include:

●	AI-driven speech analytics and intelligent call routing.

●	Secure, scalable CX platforms supporting high-volume enterprise environments.

●	Cloud-native integration across multiple customer interaction channels.

●	End-to-end consulting and system design for large-scale CX transformation programs.

Through VIS Networks and our proprietary AI frameworks, we deliver comprehensive contact center management solutions via a consulting-led approach that provides clients with deep insights into their operational challenges and actionable recommendations for improvement.

With this combination of VIS Network’s global scale and Braiin’s proprietary AI/ML capabilities, our CXaaS platform is positioned to deliver a complete, integrated, and future-ready solution that spans:

●	CX Design & Consulting — Understanding what customers and employees want, then designing connected journeys supported by the right people, processes, and technology.

●	CX Products & Platforms — A comprehensive suite of products and platforms delivering highly connected experiences in an agile and cost-effective way.

●	CX Services & Digital — Orchestrating CX operations across applications, infrastructure, and network domains, wrapped in digital-first, microservices-based architectures.

●	CX Cloud — Pre-built integrations with leading contact center and CX solutions to simplify and de-risk cloud adoption without sacrificing performance or control.

●	Analytics, Automation & AI — Leveraging analytics and automation to enhance CX and EX in real time across all channels.

This unified approach allows us to deliver scalable, cloud-native tools that are customizable, agile, and deeply embedded in our clients’ business workflows — providing measurable return on investment, stronger customer retention, and increased enterprise agility.

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OUR SOLUTION

Customer Experience as a Service Sector

System integration as a cloud service is a relatively new market opportunity to combine professional services-based software development with cloud-based service delivery as well as provide unified user and application management and business insights as high-margin value added services. While system integration as a cloud service is generic and applicable to multiple business processes, it is particularly attractive in the customer engagement and agent experience management market where customer relationship management and contact center solutions are provided by different software service vendors thus necessitating integration and customization of these applications to suit the business needs of the enterprise.

With the signing of a binding term sheet to acquire VIS Private Networks Limited — an acquisition that will complete upon effectiveness of a Registration Statement with the SEC — we are expanding our capabilities in the CX and EX as a Service sector. Through this acquisition and our proprietary technologies, we are well-positioned to deliver comprehensive contact center management solutions via a consulting-led framework that provides clients with detailed insights into their existing challenges and actionable recommendations for improvement. With the growth trajectory in the similar space, we plan to expand into other related areas of marketing technology, automation and customer relationship management, which creates a significant opportunity to scale. The below tables depict the total addressable market for the customer experience space and way to expand further.

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5. AI-Enabled Property Technology Platform

Utility Connections, Comparison and Billing Infrastructure

With the signing of a share sale agreement to acquire Connect Simple — an acquisition that will complete upon effectiveness of a Registration Statement with the SEC, we are expanding our capabilities in the Property Technology Sector. Our property technology (“PropTech”) division is focused on simplifying residential service delivery and billing through an AI-powered, white-labelled platform. This platform serves as a digital infrastructure layer for utility connections, bill comparison, and ongoing household expense management, with applications across rental, ownership, and agency-managed properties.

Using AI-trained assistants and proprietary application programming interface (“APIs”), the platform automates the process of connecting essential services (electricity, gas, broadband, insurance, and more) at the point of property transaction, such as leasing, purchasing, or moving. Customers interact through a unified portal that facilitates connections and enables ongoing bill tracking and payments. AI also personalizes the customer journey, offering hyper-relevant product suggestions, optimized based on usage and household composition.

Key technologies include:

●	Real-time API integrations with service providers for automated switching and provisioning.

●	AI-driven lead routing and call center support, informed by 15+ years of behavioral insights.

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●	Digital assistant interface that enables non-technical users to manage multiple services in one place.

●	Secure payment infrastructure, supported by a regulated digital wallet partner, enabling card issuance, transaction analytics, and bill smoothing.

The PropTech platform acts as the connective tissue between property movements and downstream services. By embedding into tenancy applications, bond deposit processes, or conveyancing platforms, it captures high-intent customers at the ideal moment and converts them into recurring bill management users.

Customer platform can support:

●	Household energy usage.

●	Home warranty and protection add-ons.

●	SME (small business) product lines for landlord and commercial property services.

As a high-cash-flow, data-rich business, the PropTech unit complements our broader AI strategy and contributes to long-term revenue resilience through repeat billing, embedded finance, and cross-selling opportunities for home services and devices (e.g security, cameras, doorbells, smart devices).

OCR-Powered Bill Comparison Engine

Bill Comparison platform includes proprietary Optical Character Recognition (“OCR”) technology that automatically scans uploaded utility bills, extracting key data such as usage, supply charges, tariff structures, and billing periods. This data is then matched in real time against a curated panel of service providers. By analyzing cost structures and plan suitability, the system identifies and recommends better-value options tailored to each customer’s profile. This AI-enhanced process simplifies switching, ensures customers remain on competitive rates, and eliminates manual data entry, delivering both savings and convenience.

Energy and Home Insurance Sectors

The Company’s core platform is designed to engage high-intent consumers at key transition moments, particularly when moving home and to capitalize on recurring service needs across the energy and home insurance sectors. These two verticals represent foundational pillars in the household services ecosystem, offering strong revenue predictability and natural alignment with the Company’s embedded referral model.

United Kingdom

The UK energy sector is one of the most active switching environments globally, with over 1 million electricity customers changing providers annually. Regulatory mandates for price transparency and consumer protections have led to a fragmented but competitive retail energy landscape. New challenger brands are winning share, creating demand for comparison engines that offer clarity and trust. Our ability to plug directly into tenancy and mover data streams allows the business to reach customers at their moment of need — resulting in high conversion, low churn, and low acquisition cost.

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United States

Energy market deregulation across key states like Texas, New York, and Ohio opens up an addressable market of over 20 million households.18 While energy switching rates vary by region, the combination of rising energy prices, climate-focused product innovation, and policy-driven customer empowerment is fueling demand for comparison and concierge switching services. The US strategy involves operating in deregulated states. The Company’s AI agent and API stack allows for rapid onboarding of partners and customers alike.

Australia & New Zealand

In Australia and New Zealand, we believe utility switching is increasingly digital, with growing consumer interest in comparing energy and telco plans. We already operate with over 50 integrated real estate and property platforms in this region. This B2B2C model has proven efficient in reaching moving customers and delivering a high return per referral through commission-based revenue models. The platform’s success here serves as a blueprint for replication in larger markets.

United Kingdom: The UK home insurance market shows high product penetration19 but suffers from customer fatigue due to policy complexity and inconsistent claims experiences20. By embedding curated insurance options within the onboarding and bill management workflows, the platform delivers simplicity, speed, and better alignment with customer needs. This approach can drive incremental revenue while maintaining low acquisition cost through digital automation.

United States: With a fragmented insurance landscape and a rise in direct-to-consumer models, the US market is ripe for disruption.21 Renters in particular remain underserved — creating a clear opportunity to offer bundled insurance options at the point of utility or broadband activation.22 Our unified service experience positions it to introduce embedded insurance into the user journey, increasing wallet share and deepening engagement.

Australia & New Zealand: The Australia and New Zealand operation has secured exclusive distribution relationships with innovative underwriters, allowing the Company to offer unique insurance propositions within its tenancy and property ecosystem. These offers are built into real estate and finance partner journeys, with referral flows built directly into CRMs and lease platforms. The rollout of contents insurance, landlord protection, and home warranty products has already begun, delivering a new recurring revenue layer.

18 U.S. Energy Information Administration. (n.d.). Texas - State Energy Profile Overview., from https://www.eia.gov/electricity/state/Texas/ and U.S. Energy Information Administration. (2024). Electric Power Annual, from https://www.eia.gov/electricity/annual/pdf/epa.pdf

19 MarkWide Research. (n.d.). UK Home Insurance Market., from https://markwideresearch.com/uk-home-insurance-market.

20 Financial Conduct Authority. (2025, July 22). Home and travel claims handling arrangements: good practice and areas for improvement. Retrieved from https://www.fca.org.uk/publications/good-and-poor-practice/home-travel-claims-handling-arrangement.

21 William Blair Equity Research. (2025). Insurance Distribution: Expanding Opportunities and Evolving Business Models. Retrieved from https://www.williamblair.com/-/media/downloads/eqr/2025/williamblair-insurance-distribution-expanding-opportunities-and-evolving-business-models.pdf

22 Assurant. (n.d.). Renters Affinity Market Opportunity [Infographic]. Retrieved August 27, 2025, from https://www.assurant.com/documents/assurant/multifamily-housing-docs/renters-affinity-market-opportunity-infographic.pdf

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Strategic Alignment: The integration of energy and home insurance within a single customer platform enhances both customer experience and business performance. These services are not only essential — they are expected. By embedding them into the property journey via CRM integrations, referral APIs, and AI-powered bill management tools, Connect Simple (as defined below) becomes the default hub for setting up and managing the home. As product verticals mature, cross-sell opportunities will further increase customer lifetime value and partner monetization.

By the end of 2023, North America’s installed base of smart electricity meters had reached nearly 146 million units, with penetration surpassing 80%. Forecasts anticipate continued growth, with both installed units and penetration climbing towards the low- to mid-90s by the end of the decade.23

23 Spencer Jones, J. (2024, June 11). Smart meter penetration surpasses 80% in North America. Smart Energy International. Retrieved from https://www.smart-energy.com/industry-sectors/smart-meters/smart-meter-penetration-surpasses-80-in-north-america.

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Projections indicate that the global smart meter market will grow from around 1.06 billion in 2023 to over 1.75 billion by 2030, driven by an approximate 6% CAGR.24

These sectors present significant opportunities for growth, driven by recurring customer needs and the increasing demand for streamlined digital solutions. By embedding essential services into the customer journey — particularly during high-intent moments like moving — we provide meaningful value to both end users and strategic partners. With strong foundations already in place and scalable infrastructure, we are well-positioned to expand our impact, enhance customer retention, and increase the long-term value of every relationship we support.

Unified Technology Stack

Single IP Spine: All platforms leverage the same architecture for ingestion, insight generation, and automation — enabling speed to market across verticals

Raptor300, Inc.

Raptor300 Inc. (“Raptor”), established in 2015, holds the core intellectual property underpinning our Autonomous Aerial Robots (see “— Intellectual Property” below). For a detailed overview of these technologies and the market segments they serve, refer to “Diverse Range of Services and Products — Agriculture Technology Sector” below.

Raptor’s customer base is primarily composed of enterprises within the agricultural industry. Raptor has secured binding long-term contracts for its AI/ML-powered robotic services totaling $35.93 million over a five-year term and has also executed non-binding Memoranda of Understanding (“MoUs”) representing an additional $111.98 million in potential contract value. Raptor’s operations are headquartered in Subiaco, Western Australia.

On July 26, 2022, Braiin acquired 100% of Raptor’s outstanding equity, making it a wholly owned subsidiary of Braiin.

Connect Simple Pty Ltd

Connect Simple Pty Ltd (“connect Simple”) was incorporated in Australia on December 01, 2023 having registered office in Melbourne, Victoria Australia. It has business operations in Australia, New Zealand, UK and the United States. Connect Simple is focused on simplifying residential service delivery and billing through an AI-powered, white-labelled platform. This platform serves as a digital infrastructure layer for utility connections, bill comparison, and ongoing household expense management, with applications across rental, ownership, and agency-managed properties.

24 Krishnan, A. (2024, February 21). Smart electricity meter market 2024: Global adoption landscape. IoT Analytics. Retrieved August 27, 2025, from https://iot-analytics.com/smart-meter-adoption.

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VIS Networks Private Limited

VIS Networks Private Limited (“VIS Networks”) was Incorporated on April 18, 2011, and headquartered in Bangalore, Karnataka, VIS Networks has evolved into a global provider of next-generation communication and CX technologies. The company operates through its subsidiaries across Singapore, Malaysia, the United Kingdom, Oman, and other jurisdictions, delivering enterprise-grade solutions to a diverse international client base.

VIS Networks is recognized as a trusted partner for organizations seeking to modernize and optimize their CX infrastructure. Its comprehensive offering spans unified communications, contact center solutions, video conferencing, and audio-visual systems. More recently, VIS has expanded into AI-powered CX innovation, including speech analytics, intelligent call routing, and machine learning — driven customer engagement tools.

With a strong focus on secure, scalable, and efficient platforms, VIS Networks supports clients across industries in building resilient and future-ready communication ecosystems.

Vega Global Technologies Limited

Vega is a holding company formed in 2023 that will hold all of the outstanding equity interests of Nisus and Mirragin following the Direct Listing. Vega, through its subsidiaries, will be a technology company specializing in providing AI, and coding language services to farmers. Vega holds proprietary intellectual property in AI-enabled drone fleet management, predictive maintenance, autonomous navigation, and multispectral analytics. These capabilities are expected to generate incremental value when integrated into Nisus’s and Mirragin’s existing operations. See “Diverse Range of Services and Products — Agriculture Technology Sector” and “Diverse Range of Services and Products — Finance and Insurance Sectors” below for additional information on Vega’s products and services.

On December 5, 2025, Nisus and Vega entered into an Amended and Restated Share Sale Agreement pursuant to which Vega will acquire 100% of the shares of Nisus for an aggregate consideration of $6,160,000 (the “Nisus Agreement”). The consideration will be settled through cash and fully paid ordinary shares of Vega. The consummation of the transactions contemplated by the Nisus Agreement are subject to customary closing conditions. The shares will also be subject to lock-up as described in the Nisus Agreement, dated as of December 5, 2025. The Nisus Agreement may be terminated on the later of January 31, 2026 or the listing of Braiin’s securities on the Primary Exchange if the conditions precedent have not been satisfied or waived Upon the consummation of the Share Sale Agreement with Nisus, Nisus will be wholly owned by Vega.

On December 10, 2025, Braiin and Vega entered into a new binding Heads of Agreement (the “Vega Agreement”), pursuant to which Braiin will acquire 100% of the shares of Vega for an aggregate consideration of approximately $85,000,000 which comprises of cash consideration of $2,393,904 and fully paid ordinary shares of Braiin equal to the value of $82,606,096. The number of Consideration Shares shall be the quotient of $82,606,096 divided by $10.17. The consummation of the transactions contemplated by the Vega Agreement is subject to customary closing conditions, including the effectiveness of a Registration Statement with the SEC. The Vega Agreement may be terminated on the later of October 30, 2025 or listing on the Primary Exchange if the conditions precedent have not been satisfied or waived.

Upon the consummation of the share sale agreement with Nisus, Nisus will be wholly owned by Vega. Nisus is a specialist technology provider focused on delivering advanced data science, cybersecurity, and secure communication solutions to Australian government agencies, defense, emergency services, and enterprise clients. With a strong track record in supporting public sector digital transformation, Nisus designs and implements mission-critical systems that protect sensitive information and enable informed decision-making.

In addition to its cybersecurity and analytics capabilities, Nisus supplies a comprehensive range of secure hardware and mobility solutions that enhance communication and operational readiness across high-security environments. Its client base spans government departments, agriculture, defense, emergency services, large enterprises, and mobile network carriers, as well as small to medium-sized businesses.

Headquartered in Australia, Nisus plays a key role in strengthening national digital resilience through its expertise in data governance, threat intelligence, and secure infrastructure. See “Diverse Range of Services and Products — Customer Experience and Employee Experience Sector” below for additional information related to Nisus’s products and services. Nisus’s facilities are located in Canberra, Australia.

On December 5, 2025, Vega entered into the Share Sale Agreement by and between Vega and Mirragin, pursuant to which Vega will acquire 100% of the shares of Mirragin and on December 5, 2025, Vega entered into the Share Sale Agreement with Mirragin Project Isidore, (“Isidore”) pursuant to which Vega will acquire 100% of the shares of Isidore for an aggregate consideration of AUD $7 million (together, the “Mirragin Agreement”). The consideration will be settled through cash and fully paid ordinary shares of Vega. The consummation of the transactions contemplated by the Mirragin Agreement are subject to customary closing conditions. The Mirragin Agreement may be terminated on the later of January 31, 2026 or the listing of Braiin’s securities on the Primary Exchange if the conditions precedent have not been satisfied or waived. The shares issued to Isidore and Mirragin, the terms of which, are disclosed in the Mirragin Agreement.

Upon the consummation of the Mirragin Agreement, Mirragin will be wholly-owned by Vega. Mirragin was established in Australia, on April 01, 2011, and operates under a business license issued by Australian Securities Exchange. The registered address of the Company is QLD, 4074 Australia. Mirragin is a specialist Australian consulting and technology firm focused on the deployment of high-end aerial robotics, autonomous systems, and AI/ML-driven solutions for mission-critical applications. With deep expertise in agriculture, defence, emergency response, and industrial operations, Mirragin helps organizations design and implement advanced autonomous technologies that reduce operational risk, lower costs, and enhance decision-making capabilities.

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The company is a recognized leader in the integration of drone-based systems with artificial intelligence and machine learning for use cases such as real-time surveillance, precision logistics, and situational awareness. Mirragin’s multidisciplinary team supports both government and enterprise clients in accelerating the adoption of robotics programs through end-to-end support — from concept development to deployment.

Mirragin’s solutions are built to operate in complex, high-stakes environments, making it a key partner in Australia’s push for innovation in defence tech, aviation, and critical infrastructure resilience.

Our Anticipated Structure

Diverse Range of Services and Products

Our proprietary technology is currently being used in various sectors, including agriculture, CXaaS, and PropTech. We believe that our technology has the potential to span a variety of industries and sectors to increase efficiency and provide user-friendly solutions for our customers.

Environmental Impact

In recent years, there has been an increased global focus on environmental consciousness, digital efficiency, and sustainability. At Braiin, we believe our integrated AI-driven platforms across Agriculture, CXaaS, and PropTech are aligned with these broader sustainability goals.

AgTech Solutions:

Our AgTech platforms are designed to promote precision farming practices through the use of autonomous aerial robots, AI/ML analytics, and IoT integration. These technologies help reduce chemical usage, optimize water consumption, and minimize environmental degradation. Features such as multispectral imaging, real-time weather-based recommendations, and ERP integration ensure efficient use of pesticides and fertilizers, resulting in increased crop yields and reduced environmental footprint. Our blockchain-enabled transparency mechanisms also allow consumers to verify the sustainability and origin of their food, enabling ethical choices and promoting traceability in the global food chain.

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CXaaS Platform:

Our CXaaS division leverages AI to improve customer and employee experience while minimizing energy and resource waste through process automation. By integrating cloud-native contact centers, AI-driven analytics, and automated digital assistants, our systems reduce the carbon footprint associated with traditional legacy infrastructure and physical service centers. These platforms offer real-time insights that enable businesses to streamline operations, reduce customer service cycles, and eliminate redundancies — thus optimizing digital resource consumption. Furthermore, our Smart Hub product minimizes documentation waste by creating a centralized digital knowledge base accessible on demand, removing the need for printed manuals, long training sessions, or repetitive customer inquiries.

PropTech Platform:

Our AI-enabled Property Technology platform streamlines residential utility connections, energy switching, and bill management through an intelligent digital interface. This solution not only promotes operational efficiency for property managers and tenants but also supports environmental goals by enabling users to select greener energy providers and monitor household energy consumption in real time. The platform’s AI-powered OCR engine ensures accurate utility comparisons, helping customers transition to more sustainable and cost-effective service options. By integrating into tenancy applications and CRM workflows, we reduce administrative overhead and help homes become more energy-aware and carbon-efficient. Additionally, embedded smart home integrations — such as intelligent thermostats, security, and connected devices — empower users to reduce waste and energy use without compromising convenience.

Cross-Sector Strategy:

Across all three verticals, Braiin’s unified approach combines AI/ML, real-time data processing, and automation to address pressing environmental challenges. Whether through reducing chemical runoff in farming, streamlining digital communication in enterprises, or helping households choose eco-friendly utility options, our goal is to drive sustainability and long-term impact. Our platforms are not only revenue-generating — they are impact-focused, and designed to promote smarter decisions at every level of the value chain.

As environmental regulations continue to evolve, we are committed to remaining ahead of the curve — ensuring that our solutions help clients meet their environmental, social and governance (“ESG”) goals, while contributing to a more sustainable, transparent, and resilient global ecosystem.

Competition

We operate at the intersection of artificial intelligence and industry-specific verticals — AgTech, CxaaS, and PropTech — each of which is characterized by rapid innovation, evolving customer demands, and increasing investment in digital transformation.

In the AgTech sector, we face competition from both established players and emerging startups that are leveraging AI, ML, IoT, and drone-based technologies to deliver precision agriculture solutions. Competitors in this space are continuously developing proprietary platforms to improve crop yields, optimize inputs, and provide predictive insights — many of which are adjacent to or overlap with our current offerings.

In the CxaaS space, we compete with companies offering AI-based customer service, voice intelligence, and personalized engagement solutions. This is a fast-evolving vertical, with traditional CRM and contact center platforms integrating AI features and newer entrants offering focused, verticalized AI customer solutions.

In PropTech, we expect to face competition from startups and established software as a service (“SaaS”) companies deploying AI to improve asset management, rental automation, predictive maintenance, and tenant engagement.

As a general AI technology company operating across multiple verticals, we anticipate increasing competition from a diverse range of players — ranging from large incumbents expanding their feature sets to domain-specific startups bringing focused innovations. Many of these competitors dedicate substantial resources to research and development and have established customer bases, brand recognition, and deeper capital reserves. To maintain our competitive advantage, we continue to invest in proprietary technology, deep vertical expertise, and differentiated platform capabilities tailored to the unique needs of each industry we serve.

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Competitive Strengths

We believe that we have five main competitive strengths that set us apart from the current market:

●	Technological Integration: Our integration of advanced technologies from Raptor, Connect Simple and Vega, including our Autonomous Aerial Robots, AI/ML, IoT, and ERP, allows us to deliver end-to-end solutions that cater to diverse industry needs.

●	Proven Track Record: We have a successful history of conducting trials and forming partnerships with industry leaders, demonstrating our capability to execute projects and deliver positive outcomes.

●	Intellectual Property: We hold essential patents and regulatory certifications, providing a barrier to entry for potential competitors and enhancing our credibility as an industry leader.

●	Experienced Leadership: Our management team is comprised of experienced professionals with deep expertise in technology, data science, and investment in emerging markets.

●	Collaborative Culture: Our multidisciplinary team fosters a culture of collaboration, creativity, and continuous improvement, allowing us to develop innovative solutions for complex challenges.

Growth Strategy

Our growth strategy encompasses:

●	Continuous Innovation: We invest in research and development in key areas such as AI/ML, robotics, and software to remain at the forefront of technological advancements.

●	Geographical Expansion: We are expanding into new sectors, countries, and markets, with a focus on developed markets like USA, UK, Australia and New Zealand and emerging markets like India, UAE and Sri Lanka.

●	Cross-Selling: We leverage synergies between divisions to offer comprehensive and integrated solutions to our clients.

●	Targeted Sales Approach: We identify potential customers’ pain points and challenges and develop tailored solutions to meet their specific needs.

●	Strategic Acquisitions and Investments: We seek partnerships and collaborations with complementary technology companies to access new markets, expand our customer base, and enhance our capabilities.

With these strategies, we aim to strengthen its market presence, capture new opportunities, and deliver sustainable growth in the technology industry. We remain committed to delivering value to clients and shareholders while driving innovation and achieving long-term success.

Research and Development Policies

Over the past three years, Braiin has maintained a strong commitment to innovation through continued investment in research and development activities across its core verticals: AgTech, CXaaS, and PropTech, which will be strengthened by the acquisition of Connect Simple. Mirragin, Nisus Australia and Nisus Payroll and VIS Networks. Our research and development initiatives have focused on the development and enhancement of proprietary technologies including autonomous aerial robotics, AI/ML-driven analytics platforms, voice and speech recognition engines, and ERP and utility-switching platforms. These efforts have supported the advancement of our autonomous agricultural drones, AI-powered call center solutions, and intelligent tenant service automation tools.

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Our research and development policies emphasize internal capability building, strategic collaborations with external domain experts, and iterative development informed by customer feedback and pilot deployments. We have prioritized agile methodologies and cross-functional innovation sprints to rapidly bring enhancements to market while maintaining product reliability and regulatory compliance.

Intellectual Property

Overview

We own certain intellectual property rights that we use in connection with our business.

OWNER OF INTELLECTUAL PROPERTY	JURISDICTION	SERIAL AND APPLICATION NUMBER/TITLE		STATUS	EXPIRATION DATE
Raptor300	USA	●	Unmanned Aerial System Autonomous Tank Refilling	Pending	—
		●	Application #63/829,259

Raptor300	USA	●	Unmanned Aerial System Vectorized Spraying System	Pending	—
		●	Application #63/830,023

Flamingo AI (1)	USA	● ●	Semi-supervised question answering machine Application #16/119,400 Patent number #10650818	Granted May 12, 2020	November 12, 2027

With the signing of a share sale agreement to acquire Connect Simple Pty Ltd, we expect to acquire the proprietary intellectual property it owns upon effectiveness of a Registration Statement with the SEC.

Connect Simple	USA	● ●	Energy Comparison IP Framework Application # 1-14951669111	Pending	—

Connect Simple	USA	● ●	Connect Easy Information Technology Infrastructure Application #1-14952069191	Pending	—

Connect Simple	USA	● ●	Proptech Integration IP Framework Application #: 1-14952018321	Pending	—

(1)	Mr. Balasubramanian and Mr. McVean were owners of this patent through Flamingo AI prior to incorporation of Braiin and sold 100 percent of the rights to the patent to Braiin on October 31,2022 for $1.

Government Regulation

Overview

Our business operations and product offerings span multiple jurisdictions and are subject to an evolving landscape of international, federal, and local laws and regulations. These regulatory requirements affect not only our autonomous aerial robotics activities, but also our AI-powered customer experience platforms and property technology services.

Rapidly Evolving Drone and Aviation Regulations

Our AgTech division relies on the operation of fully autonomous aerial robots, which are subject to stringent and evolving aviation regulations in each jurisdiction where we operate. Regulatory authorities may impose restrictions or additional licensing requirements relating to drone flight paths, chemical spraying, remote operations, airspace access, or safety standards. Failure to comply with these regulations, or delays in receiving appropriate certifications, could adversely impact our ability to deploy or scale our UAV-based offerings. Inconsistent rules across jurisdictions may further complicate international expansion of our aerial robotics services.

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Compliance with Data Privacy and AI Governance Frameworks

Our CXaaS and PropTech platforms collect and process significant volumes of personal and behavioral data, which subjects us to an array of data privacy and protection laws including the General Data Protection Regulation (“GDPR”) in the EU, the California Consumer Privacy Act (“CCPA”) in the U.S., and equivalent laws in Australia, India, and the United Kingdom. These laws regulate data collection, storage, transfer, and use, and impose significant obligations on data controllers and processors. Additionally, emerging frameworks surrounding AI governance, such as the EU AI Act, may impose transparency, explainability, and fairness requirements on machine learning systems embedded in our platforms. Non-compliance could result in fines, enforcement actions, or reputational harm.

Regulatory Complexity in Property Technology and Embedded Services

Our PropTech offerings involve integration with third-party utilities, insurers, and financial service providers to enable utility switching, embedded finance, and digital billing. These operations are subject to licensing, consumer protection, anti-money laundering, and financial services regulations in multiple regions. For example, the provision of comparison and switching services in the energy and insurance markets may require specific licenses, adherence to advertising standards, and mandated disclosures. In addition, partnerships with digital wallet providers and embedded payment infrastructure must comply with payment processing regulations and cybersecurity standards. Regulatory changes, investigations, or restrictions in any of these domains could impair our product delivery or monetization strategies.

Cross-Border and Industry-Specific Regulatory Risks

Given the global nature of our operations, we are subject to diverse compliance regimes across jurisdictions where we deliver services, including laws governing:

●	Taxation and transfer pricing;

●	Consumer protection and advertising;

●	Telecommunications and electronic communications;

●	E-commerce and online contracting;

●	Environmental regulation related to electronic devices and UAV operations; and

●	Workplace safety and labor laws, particularly for UAV field deployments.

Certain jurisdictions may also impose restrictions on cross-border data flows, foreign ownership of technology providers, or classify certain drone or AI systems as dual-use or export-controlled technologies.

Operational and Financial Impact of Regulatory Non-Compliance

Failure to maintain compliance with applicable laws and regulations may lead to fines, audits, license revocation, business suspension, or civil and criminal penalties. Moreover, the cost of ongoing compliance — including legal fees, internal controls, cybersecurity, and policy development — could increase as regulatory scrutiny intensifies globally. If we are required to significantly change our business practices or technologies to meet evolving legal requirements, we may experience operational delays, increased costs, or lost business opportunities.

We proactively monitor regulatory developments and engage in internal compliance reviews to minimize these risks. However, given the pace and complexity of global regulatory change, there is no assurance that we will always be in full compliance, or that new laws will not adversely affect our ability to operate or expand.

Environmental

We are subject to various federal, state, local and non-U.S. laws and regulations relating to environmental protection, including the discharge, treatment, storage, disposal and remediation of hazardous substances and wastes. We could also be affected by future laws and regulations relating to climate change, including laws related to greenhouse gas emissions, chemical use, and regulating energy efficiency. These laws and regulations could lead to increased environmental compliance expenditures, increased energy and raw materials costs and new and/or additional investment

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in designs and technologies. We continually assess our compliance status and management of environmental matters to ensure our operations are in compliance with all applicable environmental laws and regulations. Investigation, remediation and operation and maintenance costs associated with environmental compliance and management of sites are a normal, recurring part of our operations. While environmental protection regulations have not had a significant adverse effect on our overall operations, it is possible that costs incurred to ensure continued environmental compliance in the future could have a material impact on our results of operations, financial condition or cash flows if additional work requirements or more stringent clean-up standards are imposed by regulators, new areas of soil, air and groundwater contamination are discovered and/or expansion of work scope are prompted as a result of investigations.

Manufacturing

We assemble our Autonomous Aerial Robots at our facilities in Sri Lanka or, in certain cases, purchase off-the-shelf drones, that we optimize for our customers’ purposes. All parts of our Autonomous Aerial Robots are manufactured by third parties.

Employees and Human Capital

As of June 30, 2025, the Company has 2 employees and 21 consultants. Our human capital objectives include identifying, recruiting, retaining, incentivizing, and integrating both our existing and additional employees to drive our company’s success.

Facilities

Our corporate headquarters are located in Subiaco, Western Australia. We believe that our existing facilities are adequate for our near-term needs but expect to need additional space as we grow. We believe that suitable additional or alternative space would be available as required in the future on commercially reasonable terms.

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MANAGEMENT

Executive Officers

The following table sets forth certain information, as of the date of this prospectus, concerning our executive officers:

Name	Age	Position
Natraj Balasubramanian	55	Chief Executive Officer, Director
Jay Stephenson	59	Chief Financial Officer, Director
Chetan V Saligrama	46	President and COO, Director
Rohit Jhamb	61	Chief Business Officer, Director
Samir Pandey	43	Chief Strategy Officer

Natraj Balasubramanian, Chief Executive Officer and Director

Mr. Balasubramanian serves as the Chief Executive Officer of Braiin Limited, a position he has held since 2022. Prior to this role, he served as the Chief Executive Officer of Raptor300 from its founding in 2015 until its acquisition by Braiin in 2022. Since 2021, Mr. Balasubramanian has also served as a director of Flamingo AI, an artificial intelligence company focused on enterprise solutions. Before founding Raptor300, Mr. Balasubramanian was the Founder and Chief Executive Officer of Clerysys Inc., a leading SaaS and IT solutions provider headquartered in the United States, with operations across India, the Philippines, Thailand, and Vietnam. Under his leadership from 2005 to 2012, Clerysys grew into a globally recognized enterprise technology firm, which he successfully exited in 2012. He has also held leadership and advisory roles in various early-stage ventures focused on developing disruptive technologies and creating new market categories. Mr. Balasubramanian holds an MBA from Symbiosis Institute of Management Studies in Pune, India, and completed Harvard Business School’s Advanced Management Program. He is qualified to serve on Braiin’s Board of Directors due to his extensive executive leadership experience and deep expertise in building and scaling technology enterprises.

Jay Stephenson, Chief Financial Officer

Mr. Stephenson serves as Braiin’s Chief Financial Officer, a role he has held since July 2022. Mr. Stephenson has also served as the founder and director of Brainhealth Products since January 2019. Mr. Stephenson has also served as owner and director of Forest House Accountants and Advisors since September 2016, as Chief Financial Officer of Evolution Energy Minerals Limited from March 2024 to April 2025, as director of Wolfstar Group Corporate Advisory from August 2002 to September 2016, as a non-executive director of Traka Resources Limited, Exploration Company since July 2024, as a non-executive director of Stonehorse Energy Limited from July 2011 to June 2025, as a non-executive director of Dragon Mountain Gold, Exploration Company from February 2011 to June 2025, as a non-executive director of Strategic Minerals Corp NL, Advanced Gold Exploration Company from August 2009 to March 2021 and as a director of Fiji Kava Limited from December 2018 to August 2020. Mr. Stephenson holds a Master of Business Administration, is a Chartered Accountant, Fellow of Certified Practicing Accountants Australia, A Fellow of the Governance Institute of Australia, a member of the Australian Institute of Company Directors, a member of Chartered Professional Accountants and Certified Management Accountants in Canada.

Chetan V Saligrama, President, COO and Director

Mr. Saligrama has served as the President, Chief Operating Officer and a director of Braiin since July 2025. He also has served as the Chief Executive Officer of Compare & Connect since its inception in October 2014, one of Australia’s leading platforms for bill management and utility connection services. Under his leadership, the companies completed several strategic acquisitions and entered into joint ventures — including one with Australia’s largest real estate and brokerage group — and expanded operations into New Zealand. Mr. Saligrama also led a strong push into integrating PropTech CRM platforms across the property sector in Australia. His focus on data-driven decision-making and automation positioned Compare & Connect ahead of its competitors, delivering both operational efficiency and market leadership.

A technologist at heart, Mr. Saligrama holds a Bachelor’s degree in Instrumentation and Electronics Engineering from BMS College of Engineering, Bengaluru (2001) and a Master’s in Electronics from RMIT University, Melbourne (2002 – 2004). Mr. Saligrama was selected to serve as a director due to his deep expertise in fund raising & building and scaling technology enterprises.

Rohit Jhamb, Chief Business Officer and Director

Mr. Rohit Jhamb has served as our Chief Business Officer and a director since July 2025. He also has served as senior commander of Air India since January 2023 as served as joint general manager of Air India from January 2020 to January 2023. He has been working in the aviation industry for over three decades. Throughout his career he has focused on driving technology and innovation. For the past 3 years his primary focus has been unmanned aerial system integration into the commercial market. His operational experience from managing 100 plus employees in Air India, aeronautical integration platforms and unmanned aerial system operations is a key component to our large-scale operations. Rohit is very passionate about helping farmers in India increase their produce and make a decent living. This led him to be involved in all stages of farming thereby giving him in depth firsthand experience of crop management in various crops, which he leverages in his aerial driven approach to agricultural management. Rohit is an accomplished pilot and UAS enthusiast. He has currently logged over 10,000 hours of commercial flying and UAS operations domestically and internationally. Mr. Jhamb was selected to serve as a director due to his expertise in the unmanned aerial system and the agricultural industry.

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Samir Pandey, Chief Strategy Officer

Samir Pandey is a seasoned finance professional with over 17 years of experience spanning corporate finance, entrepreneurship, M&A, and strategic advisory. An Oxford MBA, Mr. Pandey has successfully navigated both the buy side and sell side of the investment landscape — working across corporate strategy, deal origination, private equity fundraising, structured finance, and end-to-end M&A execution. During his entrepreneurial journey, he scaled his frozen desserts company from USD 1 million to USD 8 million in revenue within three years and successfully exited to Cure Foods — India’s second-largest food tech company and a soonicorn — in what was widely regarded as the largest M&A deal in the segment during the COVID era. Over the course of his career, he has executed transactions exceeding $1.25B, including several marquee deals above $175M. His expertise spans a broad range of transaction types, from private equity investments and exits to strategic acquisitions and complex debt raises. Mr. Pandey was selected to serve as a director due to his strong relationships with mid to large corporates, family-owned businesses, and private equity investors across sectors, making him a valuable connector within the investment ecosystem.

Board of Directors

Composition

The current board of directors is comprised of Natraj Balasubramanian, Chetan Saligrama, Jay Stephenson, and Rohit Jhamb, and the terms of the current directors will expire at the annual general meeting of shareholders to be held in 2026. Upon listing on the Primary Exchange, the Board will consist of five directors, namely, Natraj Balasubramanian, Chetan Saligrama, Usha Murphy, Ragur Kuppuswamy Padmanabhan, and Stephen Christopher Buehler. At the time of listing, Mr. Stephenson and Mr. Jhamb will no longer be directors. Of the initial five directors, three will be independent.

Director Independence

Three directors namely Usha Murphy, Ragur Kuppuswamy Padmanabhan, and Stephen Christopher Buehler are “independent directors” as defined in the applicable rules of the Primary Exchange. Pursuant to applicable rules, an independent director is one who has no direct or indirect relationship with the Company that could, in the view of the board of directors, be reasonably expected to interfere with a director’s independent judgment.

Usha Murphy, Independent Director

Dr. Usha Chundru Murphy, 51, is a board-certified diagnostic radiologist and healthcare executive with more than 20 years of clinical and leadership experience, with a focus on musculoskeletal imaging, healthcare operations, and the integration of artificial intelligence in diagnostic imaging. She was born on August 17, 1974. Since June 2024, Dr. Murphy has served as Chairman of Diagnostic Imaging for Contra Costa County, where she oversees radiology services across a full-service hospital and nine outpatient imaging centers and is responsible for departmental operations, strategic growth initiatives, budgeting, capital equipment procurement, vendor contract negotiations, and technology integration. Since May 2025, she has also served on the AGFA HealthCare Clinical Advisory Board, advising on PACS systems and AI workflow integration. From 2018 to June 2024, Dr. Murphy practiced as a Musculoskeletal Radiologist with Bay Imaging Consultants in Walnut Creek, California. Earlier in her career, she served as Musculoskeletal Section Chief and Associate Program Director of Residency at NYC Health + Hospitals/Harlem Hospital and held an academic appointment as an Assistant Professor in the Columbia University Department of Radiology. She previously practiced as a musculoskeletal radiologist at Maimonides Medical Center and as a diagnostic radiologist and partner at Imaging Partners Medical Group in San Francisco. Dr. Murphy received her M.D. from Temple University School of Medicine and an M.B.A. from Harvard Business School. Her post-graduate training includes a Diagnostic Radiology Residency at Beth Israel Medical Center and a Musculoskeletal Imaging Fellowship at Maimonides Medical Center. Dr. Murphy is a Diplomate of the American Board of Radiology and a member of the American College of Radiology and the Radiological Society of North America.

Dr. Murphy has not held any directorships in publicly listed companies during the past five years. Dr. Murphy has disclosed that she is not related to any director, executive officer, nominee, or 5% or greater shareholder of the Company or its affiliates, was not selected pursuant to any arrangement or understanding, and has reported no criminal convictions, regulatory sanctions, or other matters requiring disclosure.

Ragur Kuppuswamy Padmanabhan, Independent Director

Mr. Ragur Kuppuswamy Padmanabhan, 66, has served as Chief Executive Officer and Executive Director of Maidee Agro and Infrastructure Private Limited since November 2020. Since January 20, 2024, he has been a Founder and Director of the Sustainable and Vedic Agriculture Network Foundation, and since July 22, 2025, he has served as an Additional Director of Novo Epay India Private Limited. He previously served as Honorary Treasurer of The Bombay Presidency Golf Club Limited from 2020 to 2022. Mr. Padmanabhan has extensive experience in financial regulation, law enforcement, and public administration. From 2011 to 2016, he held senior leadership roles at the Securities and Exchange Board of India (SEBI), where he led the Investigations, Information Technology, Market Intermediaries and Supervision, and Internal Vigilance functions. During this period, he was involved in advancing regulatory reforms relating to initial public offerings, insider trading, and forensic audits, oversaw the integration of commodities intermediaries following the merger of the Forward Markets Commission with SEBI, and represented SEBI on committees of the International Organization of Securities Commissions (IOSCO). Prior to his tenure at SEBI, Mr. Padmanabhan held several senior policing positions with the Government of Maharashtra, including Additional Director General of Police (Traffic) for the State of Maharashtra from 2016 to 2018, Commissioner of Police for Pimpri–Chinchwad from 2018 to 2019, and Additional Commissioner of Police (South Region), Mumbai from 2008 to 2010. He also held vigilance and security leadership roles at the Maharashtra Housing and Area Development Authority (MHADA) from 2010 to 2011 and Air India Limited from 2005 to 2008. Earlier in his career, he served on a United Nations peacekeeping mission in Kosovo from 2001 to 2002. Mr. Padmanabhan holds a Bachelor of Science degree from the University of Madras and a Postgraduate Diploma in Mass Communication from the Indian Institute of Mass Communication, New Delhi.

Within the past five years, other than the positions noted above, he reports no directorships in publicly held companies.

Stephen Christopher Buehler, Independent Director

Mr. Buehler, 48, is the founder and managing member of Astra Ventures Investment Partners LLC, an investment management and advisory business that services high-net-worth individuals and institutional accounts, a role he has held since January 2020. In this capacity, he acts as an investment adviser and manager, with executive responsibilities overseeing investment and advisory activities. Previously, Mr. Beuhler spent nearly a decade at Blackstone, where he served as Managing Director and Chief Operating Officer of a business initiative focused on high-net-worth investors, working across investments, portfolio management, and strategic initiatives. Earlier in his career, he held roles at Arthur Anderson and KPMG, including service as a Senior Manager in assurance and advisory. During the past five years, Mr. Buehler’s principal occupation has been his leadership of Astra Ventures Investment Partners LLC. He brings more than 25 years of experience spanning business operations and strategy, corporate acquisitions, and accounting and financial governance, which the Company considers relevant to his service on the Board. He also has substantial financial oversight expertise, including understanding of GAAP, internal control over financial reporting, and audit committee functions, gained through education and experience supervising finance and accounting functions. Mr. Buehler received an MBA in Finance, Management and Strategy from Northwestern University (Kellogg) and holds a B.B.A. and Bachelor of Accountancy from Mississippi State University.

Mr. Buehler has not held any directorships in publicly-held companies in the past five years. He reports no family relationships (as first cousin or closer) with any director, 5% or greater stockholder, executive officer, or person nominated or chosen to become a director or executive officer of the Company, its parent, or its subsidiaries. He was not selected to serve in his present or expected capacity with the Company pursuant to any arrangement or understanding with any person (other than directors or officers of the Company acting solely in their capacities as such). Mr. Buehler has not been a promoter of the Company in the past five years, and he reports no related person transactions with the Company requiring disclosure. He has not been subject to any of the disqualifying legal proceedings over the past ten years. He does not beneficially own any equity securities of the Company.

Board Committees

The Board will have an audit committee, a compensation committee, and a nominations committee, described below. As a foreign private issuer, under the listing requirements and rules of the Primary Exchange, we are not required to have independent directors on our board of directors, except that our audit committee is required to consist fully of independent directors, subject to certain phase-in schedules.

Audit Committee

The audit committee will consist of Usha Murphy, Ragur Kuppuswamy Padmanabhan and Stephen Christopher Buehler. Stephen Christopher Buehler will be the chairperson of the audit committee. Braiin has determined that satisfies the criteria of an audit committee financial expert as set forth under the applicable rules of the SEC. Each of and satisfies the requirements for an “independent director” within the meaning of the listing rules of the Primary Exchange and the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

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The audit committee will oversee the Company’s accounting and financial reporting processes. The audit committee will be responsible for, among other things:

●	overseeing the relationship with the Company’s independent auditors, including:

●	appointing, retaining and determining the compensation of the Company’s independent auditors;

●	approving auditing and pre-approving non-auditing services permitted to be performed by the independent auditors;

●	discussing with the independent auditors the overall scope and plans for their audits and other financial reviews;

●	reviewing a least annually the qualifications, performance and independence of the independent auditors;

●	reviewing reports from the independent auditors regarding all critical accounting policies and practices to be used by the Company and all other material written communications between the independent auditors and management; and

●	reviewing and resolving any disagreements between management and the independent auditors regarding financial controls or financial reporting;

●	overseeing the internal audit function, including conducting an annual appraisal of the internal audit function, reviewing and discussing with management the appointment of the head of internal audit, at least quarterly meetings between the chairperson of the audit committee and the head of internal audit, reviewing any significant issues raised in reports to management by internal audit and ensuring that there are no unjustified restrictions or limitations on the internal audit function and that it has sufficient resources;

●	reviewing and recommending all related party transactions to the Board for approval, and reviewing and approving all changes to the Company’s related party transactions policy;

●	reviewing and discussing with management the annual audited financial statements and the design, implementation, adequacy and effectiveness of the Company’s internal controls;

●	overseeing risks and exposure associated with financial matters; and

●	establishing and overseeing procedures for the receipt, retention and treatment of complaints received from employees regarding accounting, internal accounting controls or audit matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting, auditing and internal control matters.

Compensation Committee

The Board intends to establish a compensation committee. It is expected that the compensation committee will consist of Usha Murphy and Ragur Kuppuswamy Padmanabhan with Usha Murphy serving as the chairperson of the compensation committee. The compensation committee will have a written charter and will oversee compensation of the Company’s executive officers and directors. The compensation committee will assist the board in determining its responsibilities in relation to remuneration, including making recommendations to the board on the Company’s policy on executive compensation, determining the individual remuneration and benefits package of each of the executive directors, and recommending and monitoring the remuneration of senior management below board level, as the board so directs.

Nominations Committee

The Board intends to establish a nominations committee. It is expected that the nominations committee will consist of Ragur Kuppuswamy Padmanabhan, Usha Murphy, and Stephen Christopher Buehler with Ragur Kuppuswamy Padmanabhan serving as the chairperson of the nominations committee. The nominations committee will have a written charter and will oversee the nomination of the Company’s directors.

Indemnification of Directors and Officers

Braiin intends to enter into similar indemnification agreements with each of its directors and certain officers.

Corporate Governance Practices

The Company is a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act. As a foreign private issuer, we will be permitted to comply with corporate governance practices of the law of Australia (collectively, “Home Country Practice”) instead of certain corporate governance rules of the Primar Exchange, provided that we disclose which requirements we will not follow and the equivalent Home Country Practice that we will comply with instead.

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We intend to rely on this “foreign private issuer exemption” in lieu of certain of the rules of the Primary Exchange, provided that we nevertheless comply with certain rules of the Primary Exchange. We intend to comply with the Primary Exchange’s corporate governance rules applicable to foreign private issuers, which means that we are permitted to follow certain corporate governance rules that conform to Australian requirements in lieu of many of the Primary Exchange corporate governance rules. Accordingly, our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Primary Exchange. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Because the Company is a foreign private issuer, its directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

Family Relationships

There are no family relationships among any of Braiin’s executive officers or directors.

Code of Business Conduct and Ethics

The Company will adopt a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of its directors, officers and employees. The Code of Conduct will set out the Company’s fundamental values and standards of behavior that are expected from the Company’s directors, officers and employees with respect to all aspects of the Company’s business. The objective of the Code of Conduct will be to provide guidelines for maintaining the Company’s integrity, reputation and honesty with a goal of honoring others’ trust in the Company at all times. The Code of Conduct will set out guidance with respect to conflicts of interest, protection and proper use of corporate assets and opportunities, confidentiality of corporate information, fair dealing with third parties, compliance with laws and reporting of any illegal or unethical behavior.

The audit committee is responsible for reviewing and evaluating the Code of Conduct periodically and will recommend any necessary or appropriate changes thereto to the board of directors for consideration. The audit committee will also assist the Board with the monitoring of compliance with the Code of Conduct, and will be responsible for considering any waivers of the Code of Conduct (other than waivers applicable to the Company’s directors or executive officers, which shall be subject to review by the board of directors as a whole).

A copy of the Code of Conduct will be available on the Company’s website.

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Related Party Transactions

4.	Related Party Transactions

In accordance with IAS 24 – “Related Party Disclosures”, the company has identified the following related party transactions during the reporting period:

Amounts Due from Related Parties

As of the reporting date, the following balance was outstanding and receivable from related parties:

Related parties	Relationship	Nature of Transaction	As of June 30, 2025	As of June 30, 2024
			USD	USD
Due From related party
Arun Saligrama	Shareholder	Loan Receivable		18,178
Sneha Krishnaswamy	Shareholder	Loan Receivable		18,178
				36,356
Due to related party
Arun Saligrama	Shareholder	Loan Payable	17,884
Sneha Krishnaswamy	Shareholder	Loan Payable	17,884
			35,768

According to IAS 24, as of June 30, 2024, there were amounts due from related parties (Arun Saligrama and Sneha Krishnaswamy) totaling $36,356 for loans received.

However, as of June 30, 2025, the amounts due from related parties are zero. This suggests that the loans have been repaid. If, as you mentioned, there’s now an “excess pay” and it has become “Due to related party,” this would mean that the company has either repaid more than it owed or received new loans from the related parties, making the company the debtor. This would typically be reflected as a liability on the balance sheet and disclosed in the related party note.

Loans to related parties

The Group has provided loans to Sutton Family Trust which wholly owns the Group, Defining Films and RELMS Business Services Pty Ltd which are also owned by the Shareholder. These transactions have been carried out on normal commercial terms and conditions and at market rates. Details of these loans are as follows:

	Amount	Repayment Period	Interest Rate
Loan - Sutton Family Trust - 2025	36,577	On demand	8.77%
Loan - RELMS Business Services Pty Ltd	21,615	On demand	8.77%
Loan - Defining Films	973	On demand	8.77%

Nature of Relationship

Sutton Family Trust is considered a related party as it wholly owns the Company. The transactions have been made under terms that are equivalent to those that prevail in arm’s length transactions. Defining Films and RELMS Business Services Pty Ltd are also owned by the Sole Shareholder/Managing Director.

Outstanding Balances

	As at June 30, 2025	As at June 30, 2024
	USD	USD
As of the reporting date, the following balances were outstanding:		-
Loan - Sutton Family Trust – 2025	51,621	-
Loan - Defining Films	973	-
Loan - RELMS Business Services Pty Ltd	21,615	-

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Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

Transactions with Key Management Personnel

Related Party	Description	For the year ended June 30, 2025	For the year ended June 30, 2024
		USD	USD
Robert Sutton	Salary	157,465	119,941
Laura Sutton	Salary	16,752	63,405
Robert Sutton	Loan	-	2,764

Key Management Personnel Compensation

Total compensation paid to key management personnel during the year is as follows:

Component	For the year ended June 30, 2025	For the year ended June 30, 2024
	USD	USD
Salary	174,217	183,346

Related Party Transactions

Nisus Australia Pty Ltd and Nisus Payroll Pty Ltd are entities under common control, wholly owned by the same shareholder. Nisus Payroll Pty Ltd was established to manage employment services and payroll processing for Nisus Australia Pty Ltd. Under this arrangement, Nisus Payroll Pty Ltd serves as the employer of record for all personnel—including employees and contractors—who are engaged to fulfil customer contracts on behalf of Nisus Australia Pty Ltd. Accordingly, all employment-related payments, including salaries, wages, and contractor fees, are administered through Nisus Payroll Pty Ltd.

Related parties	Relationship	As of June 30, 2025	As of June 30, 2024
		AUD	AUD
Cost of sales
Nisus Payroll Pty Ltd	Entity under common control	11,876,908	10,774,956

Payables
Nisus Payroll Pty Limited	Entity under common control	1,310,587	1,505,785

Related party transactions were made on normal commercial terms and conditions. Outstanding balances are unsecured, interest-free, and repayable on demand, and no guarantees have been given or received in respect of these balances.

Key Management Personnel Compensation
Short-term employee benefits	CEO	6,364	7,549

During the year, the Company incurred expenses of AUD 6,364 on behalf of the Chief Executive Officer (CEO). These transactions have been disclosed as related party transactions in accordance with the requirements of the applicable accounting standards.

Related Party Transactions

Nisus Payroll Pty Ltd and Nisus Australia Pty Ltd are entity under common control, wholly owned by the same shareholders. Nisus Payroll Pty Ltd was incorporated to provide payroll and staffing services exclusively to Nisus Australia Pty Ltd. All revenues of Nisus Payroll are derived from providing contract-based employees to Nisus Australia. Further, these transactions also occurred on arm length basis.

The Company considers these transactions to be related party transactions and has disclosed them in accordance with applicable accounting standards.

Related parties	Relationship	As of June 30, 2025	As of June 30, 2024
Revenue		AUD	AUD
Nisus Australia Pty limited	Entity under common control	11,876,908	10,774,956

Receivable
Nisus Australia Pty Limited	Entity under common control	1,310,587	1,505,785

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Nisus Payroll Pty Ltd

Notes to the Financial Statements

For the year ended June 30, 2025

Related party transactions were made on normal commercial terms and conditions. Outstanding balances are unsecured, interest-free, and repayable on demand, and no guarantees have been given or received in respect of these balances.

Key Management Personnel Compensation

Short-term employee benefits	CEO’s Son	28,280	-

During the year, CEO’s son was employed during the year and received wages of AUD 25,363, along with superannuation contributions at the rate of 11.5% (AUD 2,917). This transaction has been disclosed as related party transactions in accordance with the requirements of the applicable accounting standards.

In accordance with IAS 24 Related Party Disclosures, the Company has identified the following related party relationships and transactions:

Key Management Personnel

Natraj Balasubramanian serves as a director of the Company. As such, Natraj Balasubramanian is considered a related party.

Transactions with Related Parties

During the year ended 10 July 2023, the Company acquired intellectual property (IP) from Natraj Balasubramanian. Under a Heads of Agreement, Natraj Balasubramanian assigned 100% of the legal and beneficial ownership of the IP to the Company.

Consideration for the IP assignment was AUD 1 (inclusive of GST).

Legal title to the IP transferred on settlement, two business days after execution of the agreement.

The IP has been recognized in the Company’s Statement of Financial Position as an intangible asset at cost (AUD 1)

No other transactions were undertaken with Natraj Balasubramanian in their capacity as a director.

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EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

For the fiscal year ended June 30, 2025, Braiin’s Chief Financial Officer, Jay Stephenson, received AUD $90,000 per annum and Braiin’s Chief Executive Officer, Natraj Balasubramanian received USD $283,243 per annum. Braiin did not pay any compensation or make any equity awards to any other executive officers.

Braiin intends to adopt an executive compensation program designed to align compensation with the Company’s business objectives and the creation of shareholder value, while enabling the Company to attract, motivate, and retain individuals who contribute to the long-term success of the Company. This program will be administered by the compensation committee of the Board.

Director Compensation

For the fiscal year ended June 30, 2025, Braiin did not pay any compensation or make any equity awards in respect of directors’ services in their capacity as directors. The amounts disclosed above relate solely to compensation paid for executive services performed by individuals who also hold directorships. As such, Braiin has omitted the 2025 Director Compensation Table and the corresponding narrative disclosure, as no separate director fees were paid.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a summary of transactions or series of transactions since inception, or currently proposed transactions or series of transactions, to which we were, or will be, a party, in which the amount involved exceeded, or will exceed, $120,000, and in which any of our directors, executive officers, or to our knowledge, beneficial owners of 5% or more of our capital stock, or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Mr. Jay Stephenson holds shares in Vega, representing less than 1% (approximately 0.001%) of its outstanding equity. Mr. Natraj Balasubramanian does not hold any equity interest in Vega. Further, Mr. Balasubramanian and Mr. Stephenson both serve as directors of Vega as well. These board roles do not reflect or confer any material equity ownership or control position in Vega prior to the acquisition by Braiin.

Pursuant to a subscription agreement effective as of September 1, 2025, Chetan Saligrama subscribed for $3 million shares of the Company. Mr. Saligrama is the Company’s President and Chief Operations Officer, as well as a director. The terms of the subscription were agreed upon prior to Mr. Saligrama’s appointment as President, Chief Operations Officer and director.

Related Person Transactions Policy Following the Direct Listing

Upon consummation of the Direct Listing, it is anticipated that the Board will adopt a written Related Person Transactions Policy that sets forth Braiin’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of Braiin’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Braiin or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to Braiin as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of Braiin’s voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of Braiin’s voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to Braiin’s audit committee (or, where review by Braiin’s audit committee would be inappropriate, to another independent body of the Braiin Board) for review. To identify related person transactions in advance, Braiin will rely on information supplied by Braiin’s executive officers, directors and certain significant unitholders. In considering related person transactions, Braiin’s audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	the potential conflicts with the interests of Braiin;

●	the risks, costs, and benefits to Braiin;

●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the terms of the transaction;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties.

Braiin’s audit committee will approve only those transactions that it determines are fair to us and in Braiin’s best interests. All of the transactions described above were entered into prior to the adoption of such policy.

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PRINCIPAL AND REGISTERED SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus for:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our ordinary shares;

●	each of our directors and named executive officers;

●	all of our directors and named executive officers as a group; and

●	the number of shares of our ordinary shares and ordinary shares held by the Registered Shareholders and registered as ordinary shares for resale by means of this prospectus for the Registered Shareholders.

Information concerning the Registered Shareholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The Registered Shareholders may, or may not, elect to sell their ordinary shares covered by this prospectus, as and to the extent they may determine. The Registered Shareholders may offer, sell or distribute all or a portion of the ordinary shares hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. The Registered Shareholders may elect to sell their shares in connection with this Direct Listing and in market transactions following this Direct Listing. As such, we will have no input if and when any Registered Shareholder may, or may not, elect to sell their ordinary shares or the prices at which any such sales may occur. See “Plan of Distribution.”

Information concerning the Registered Shareholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary.

The Registered Shareholders are not entitled to any registration rights with respect to our ordinary shares. However, we currently intend to use our reasonable efforts to keep the registration statement effective for a period of 90 days after the effectiveness of the registration statement. We are not party to any arrangement with any Registered Shareholder or any broker-dealer with respect to sales of ordinary shares by the Registered Shareholders. However, we will engage a financial advisor with respect to certain other matters relating to our listing. See “Plan of Distribution.”

We have based percentage of beneficial ownership for the following table on 68,696,076 ordinary shares. In addition, in accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities issuable within 60 days of December 1, 2025. As such, ordinary shares issuable pursuant to options and warrants that may be exercised or settled within 60 days of December 1, 2025 are deemed to be outstanding for purposes of computing the percentage of the class beneficially owned by the person holding such securities but are not deemed to be outstanding for purposes of computing the percentage of the class beneficially owned by any other person.

The Registered Shareholders have not, nor have they within the past three years had, any position, office, or other material relationship with us, other than as disclosed in this prospectus. See “Management’s Discussion & Analysis of Financial Results and Condition” and “Certain Relationships and Related Party Transactions” for further information regarding the Registered Shareholders.

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Except as otherwise indicated in the footnotes to the table set forth below, all persons listed have sole voting power and investment power, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership of their ordinary shares. Unless otherwise indicated, the business address of each of the individuals and entities named below is c/o Braiin Limited, 283 Rokeby Road, Subiaco, Western Australia 6008.

	Ordinary Shares		Percentage of Total Voting	Ordinary Shares Being
Name of Beneficial Owner	Number	%	Power†	Registered
Executive Officers and Directors
Natraj Balasubramanian	40,891,020	59.52%	59.52%	40,891,020
Darren McVean	3,174,756	4.62%	4.62%	3,174,756
Jay Stephenson	212,536	*	0.31%	212,536
Chetan Saligrama	294,992	*	0.43%	294,992
Rohit Jhamb	61,480	*	0.09%	61,480
Samir Pandey	-	*	0.00%	0
5% Shareholders

Other Registered Shareholders:
Vega Global Technologies Limited (2)	8,122,728	11.82%	11.82%	8,112,728
Connect Simple (3)	9,636,424	14.03%	14.03%	9,636,424
VIS Networks (4)	4,382,604	6.38%	6.38%	4,382,604
Maxim Partners LLC (5)	1,346,980	1.96%	1.96%	1,346,980
All other Registered Shareholders	572,556	*	0.83%	572,556
Total	68,696,076			68,696,076

*	less than one percent.

(1)	These shares will be issued to the entity listed upon the closing of their acquisition, which will occur prior to the consummation of this Direct Listing and have been calculated based on an implied price per share of $10.17.

(2)	Vega Global Technologies Limited is the record and beneficial owner of the securities set forth in the table. Messrs. Natraj Balasubramanian, Jay Stephenson, and Chetan Saligrama are directors of Vega Global Technologies Limited and, in such capacities, share dispositive power over the securities held by Vega Global Technologies Limited. Each such individual disclaims beneficial ownership of the securities held by Vega Global Technologies Limited except to the extent of his pecuniary interest therein. The address for the registered shareholder is 283 Rokeby Road, Subiaco, Western Australia 6008.

(3)	Connect Simple is the record and beneficial owner of the securities set forth in the table. The Georgiou Family Trust controls Connect Simple. The trustee of the Georgiou Family Trust namely Gomazz Pty. Ltd exercise dispositive power over the securities held by Connect Simple. Each such person disclaims beneficial ownership of the securities held by Connect Simple except to the extent of his or her pecuniary interest therein. The address for the registered shareholder is 7 Merrafields Ct, Taylor Lakes VIC 3038.

(4)	VIS Networks is the record and beneficial owner of the securities set forth in the table. Vijetha Umashankar, Swetha Keshava Acharya, Kasaragod Suresh Kamath, and Prajwal Thekkade Sukumar are directors of VIS Networks and, in such capacities, share dispositive power over the securities held by VIS Networks. Each such individual disclaims beneficial ownership of the securities held by VIS Networks except to the extent of his or her pecuniary interest therein. The address for the registered shareholder is #94, 4th Cross, 2nd Block Koramangala, Bangalore, 560034 Karnataka India.

(5)	Maxim Partners LLC is the record and beneficial owner of the securities set forth in the table. MJR Holdings LLC is the managing member of Maxim Partners LLC. Cliff Teller is the Chief Executive Officer of MJR Holdings LLC and has dispositive power over the securities held by Maxim Partners LLC. Mr. Teller disclaims beneficial ownership over any securities owned by Maxim Partners LLC and MJR Holdings LLC except to the extent of his pecuniary interest therein. The address for the registered shareholder is 300 Park Avenue, New York, New York 10022.

As of the date of the prospectus, we have 15 shareholders of record, 3 of whom are located in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

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DESCRIPTION OF CAPITAL STOCK

General

As of December 11, 2025, 45,096,761, fully paid ordinary shares were issued.

Holders of our ordinary shares are entitled to one vote per share on all matters requiring shareholder approval. Our ordinary shares do not carry cumulative voting rights. Subject to any special rights attaching to shares that may be issued in the future (including preference shares), holders of ordinary shares are entitled to receive dividends as declared by the board of directors out of profits legally available for distribution. In the event of the Company’s winding up, holders of ordinary shares are entitled to participate equally and ratably in the distribution of the surplus assets of the Company, after satisfaction of all liabilities and any preferential entitlements.

All issued ordinary shares are fully paid and non-assessable. The rights and obligations of shareholders are governed by the Company’s Constitution and the Corporations Act 2001 (Cth).

We may issue additional ordinary shares from time to time, subject to the limitations imposed by applicable law, our Constitution, and shareholder approvals where required.

Listing

We have applied to list our ordinary shares on the Primary Exchange under the symbol “BRAI”.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Lucky Lucko, Inc. The transfer agent and registrar’s address is 415 Mission St., San Francisco, CA 94105. The transfer agent and registrar can be contacted by phone at: +1 (626) 688-5200.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to the listing of our ordinary shares on the Primary Exchange, there has been no public market for our ordinary shares. Sales of a substantial number of our ordinary shares in the public market, following our listing on the Primary Exchange, or the perception that such sales could occur, could adversely affect the public price of our ordinary shares and may make it more difficult for you to sell your shares at a time and price that you deem appropriate. We will have no input if and when any Registered Shareholders may, or may not, elect to sell their shares or the prices at which any such sales may occur.

After the Direct Listing, a total of 68,696,076 shares of our ordinary shares will be outstanding, including 68,696,076 shares of our ordinary shares registered for resale under the registration statement of which this prospectus forms a part. Any shares not registered hereunder will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act, including, but not limited to, the shares registered hereunder, or if they qualify for an exemption from registration, including under Rules 144 or 701 under the Securities Act, which are summarized below. Restricted securities also may be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S. With the exception of shares owned by our directors, officers and certain shareholders, substantially all of our ordinary shares may be sold after our initial listing on the Primary Exchange, either by the Registered Shareholders pursuant to this prospectus or by our other existing shareholders in accordance with Rule 144 of the Securities Act.

Immediately upon the effectiveness of this registration statement and prior to the commencement of trading, we will complete the acquisition of Vega Global Technologies Ltd pursuant to the Binding Heads of Agreement. Vega is a related party to the Company, and the acquisition is a committed transaction that will close automatically upon SEC effectiveness, without further conditions. Vega currently has approximately 500 shareholders, the majority of whom hold their shares in round-lot quantities, and these shareholders will become shareholders of Braiin immediately prior to the commencement of trading. Accordingly, Vega shareholders will be included in the calculation of our shareholders for purposes of satisfying the Nasdaq initial listing requirements relating to public holders, round-lot holders, and public float.

Lock-Up Agreement

Braiin Limited Pre-Listing Shareholders

The Company has adopted a lock-up policy applicable to all existing shareholders of Braiin Limited holding 10,000 shares or more immediately prior to the effectiveness of this Registration Statement. Under this policy, such shareholders (including affiliates and non-affiliates) are subject to a 12-month transfer restriction, commencing on the date the Company’s ordinary shares begin trading on the Nasdaq Stock Market.

During the lock-up period, the Company may refuse to register any transfer of such shares, and the Company’s transfer agent will not remove any restrictive legends or otherwise permit any transfer, except as expressly permitted under the lock-up policy.

This lock-up does not affect economic ownership, voting rights, or proportional equity, and solely restricts the ability to transfer such shares during the applicable

Vega Global Limited Shareholders (Primary Source of Public Float)

Separately, the Company has adopted a lock-up policy applicable to all existing shareholders of Vega Global Limited holding 10,000 shares or more immediately prior to the effectiveness of this Registration Statement. Under this policy, such shareholders (including affiliates and non-affiliates) are also subject to a 12-month transfer restriction, commencing on the date the Company’s ordinary shares begin trading on the Nasdaq Stock Market.

The lock-up applies uniformly to all Vega Global Limited shareholders holding 10,000 shares or more, except for the Company’s designated free-float non-affiliate shareholders and approximately 439 retail shareholders, each of whom will remain unrestricted to satisfy Nasdaq free-float and liquidity requirements.

This ensures that Vega contributes the Company’s initial public float for trading and price formation purposes.

Target Acquisition Shareholders

Shareholders of the entities acquired or to be acquired by the Company are not subject to the lock-up policies applicable to Braiin Limited or Vega Global Limited shareholders.

Instead, transfer restrictions applicable to these shareholders arise under the contractual lock-up, escrow, earn-out, and staged release provisions contained in the applicable Share Sale Agreement or Binding Heads of Agreement for each acquisition.

These contractual lock-up arrangements:

●	Apply from the first share issued (there is no 10,000-share threshold),
●	And include fixed or staged release periods, typically including:
◌	12-month full lock-ups, and/or
◌	18-month and 24-month staged vesting or release schedules.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to and in compliance with public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, an eligible shareholder is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. To be an eligible shareholder under Rule 144, such shareholder must not be deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the ordinary shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates. If such a person has beneficially owned the ordinary shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling ordinary shares on behalf of our affiliates are entitled to sell shares 90 days after we become a reporting company. Within any three-month period, such shareholders may sell a number of shares that does not exceed the greater of:

●	1% of the number of ordinary shares then outstanding, which will equal approximately shares immediately after our registration; or

●	the average weekly trading volume of our ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling ordinary shares on behalf of our affiliates also are subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a shareholder who was issued shares under a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days, to sell these shares in reliance on Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after we become a reporting company before selling those shares under Rule 701.

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SALE PRICE HISTORY OF OUR CAPITAL STOCK

We have applied to list our ordinary shares on the Primary Exchange. Prior to the listing of our ordinary shares on the Primary Exchange, there has been no public market for our ordinary shares. Recent purchase prices of our ordinary shares in private transactions may have little or no relation to the opening public price of our ordinary shares on the Primary Exchange. or the subsequent trading price of our ordinary shares on the Primary Exchange. Our ordinary shares have a limited history of trading in private transactions. Please refer to Item 15 of Part II of the Registration Statement where details of the private transactions are disclosed.

While Maxim Group LLC, in its capacity as our financial advisor, is expected to consider this information in connection with setting the opening public price of our ordinary shares, this information may have little or no relation to broader market demand for our ordinary shares and thus the opening public price and subsequent public price of our ordinary shares on the Primary Exchange. As a result, you should not place undue reliance on these historical private sale prices as it may differ materially from the opening public price and subsequent public price of our ordinary shares on the Primary Exchange.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF Ordinary Shares

The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the acquisition, ownership, and disposition of our ordinary shares. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income or the alternative minimum tax, and does not address any estate or gift tax consequences or any tax consequences arising under any state, local, or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect as of the date of this prospectus. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who purchase our ordinary shares pursuant to this prospectus and who hold our ordinary shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

●	certain former citizens or long-term residents of the United States;

●	partnerships or other pass-through entities (and investors therein);

●	“controlled foreign corporations;”

●	“passive foreign investment companies;”

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	banks, financial institutions, investment funds, insurance companies, brokers, dealers, or traders in securities;

●	tax-exempt organizations and governmental organizations;

●	tax-qualified retirement plans;

●	persons subject to special tax accounting rules under Section 451(b) of the Code;

●	persons who hold or receive our ordinary shares pursuant to the exercise of any employee stock option or otherwise as compensation;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

●	persons that own, or have owned, actually or constructively, more than 5% of our ordinary shares;

●	persons who have elected to mark securities to market; and

●	persons holding our ordinary shares as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our ordinary shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and the partners in such partnerships are urged to consult their own tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our ordinary shares.

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THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR ORDINARY SHARES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS. IN ADDITION, SIGNIFICANT CHANGES IN U.S. FEDERAL TAX LAWS WERE RECENTLY ENACTED. PROSPECTIVE INVESTORS SHOULD ALSO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO SUCH CHANGES IN U.S. TAX LAW AS WELL AS POTENTIAL CONFORMING CHANGES IN STATE TAX LAWS.

Definition of Non-U.S. Holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our ordinary shares that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Distributions on Our Ordinary Shares

As described under the section titled “Dividend Policy,” we have never declared or paid dividends on our ordinary shares and do not anticipate paying dividends in the foreseeable future. However, if we make cash or other property distributions on our ordinary shares, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts that exceed such current and accumulated earnings and profits and, therefore, are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our ordinary shares, but not below zero. Any excess amount distributed will be treated as gain realized on the sale or other disposition of our ordinary shares and will be treated as described under the section titled “— Gain On Disposition of Our Ordinary Shares” below.

Subject to the discussion below regarding effectively connected income, backup withholding and FATCA (as defined under the section titled “— Withholding on Foreign Entities” below), dividends paid to a non-U.S. holder of our ordinary shares generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or our withholding agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our withholding agent before the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our withholding agent, either directly or through other intermediaries.

If a non-U.S. holder holds our ordinary shares in connection with the conduct of a trade or business in the United States, and dividends paid on our ordinary shares are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment or fixed base in the United States if required by an applicable tax treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

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However, any such effectively connected dividends paid on our ordinary shares generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Non-U.S. holders should consult their own tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on Disposition of Our Ordinary Shares

Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our ordinary shares, unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

●	our ordinary shares constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation (“USRPHC”), for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our ordinary shares, and our ordinary shares is not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.

Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe that we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Gain described in the third bullet point above will generally be subject to U.S. federal income tax in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to any provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of dividends on our ordinary shares paid to such holder and the amount of any tax withheld with respect to those dividends. These information reporting requirements apply even if no withholding was required because the dividends were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our ordinary shares provided the non-U.S. holder furnishes the required certification

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for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or applicable successor form), or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder (collectively, “FATCA”) impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity either certifies that it does not have any “substantial United States owners” as defined in the Code or provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. The withholding provisions described above currently apply to payments of dividends on our ordinary shares. Prior to the issuance of proposed Treasury regulations described below, withholding taxes under FATCA would have also applied to gross proceeds from sales or other disposition of our ordinary shares. However, the U.S. Treasury Department’s proposed regulations that, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our ordinary shares. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers (including withholding agents) may generally rely on the proposed regulations until they are revoked or final regulations are issued.

Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors should consult with their own tax advisors regarding the possible implications of FATCA on an investment in our ordinary shares.

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PLAN OF DISTRIBUTION

The Registered Shareholders, and their pledgees, donees, transferees, assignees, or other successors in interest may sell their ordinary shares covered hereby pursuant to brokerage transactions on the Primary Exchange, or other public exchanges or registered alternative trading venues, at prevailing market prices at any time after the ordinary shares are listed for trading. We are not party to any arrangement with any Registered Shareholder or any broker-dealer with respect to sales of ordinary shares by the Registered Shareholders, except we have engaged a financial advisor with respect to certain other matters relating to the registration of our ordinary shares and listing of our ordinary shares, as further described below. As such, we do not anticipate receiving notice as to if and when any Registered Shareholder may, or may not, elect to sell their ordinary shares or the prices at which any such sales may occur, and there can be no assurance that any Registered Shareholders will sell any or all of their ordinary shares covered by this prospectus.

We will not receive any proceeds from the sale of ordinary shares by the Registered Shareholders. We will recognize costs related to this direct listing and our transition to a publicly traded company consisting of professional fees and other expenses. We will expense these amounts in the period incurred and not deduct these costs from net proceeds to the issuer as they would be in an initial public offering.

We have engaged Maxim Group LLC (the “Advisor”), as our financial advisor to advise and assist us with respect to certain matters relating to our direct listing (the “Direct Listing”). The services expected to be performed by the Advisor will include providing advice and assistance with respect to defining objectives, analyzing, structuring and planning the Direct Listing, developing and assisting with our investor communication strategy in relation to the Direct Listing, and being available to consult with the Primary Exchange, including on the day that our ordinary shares are initially listed on the Primary Exchange. We have also engaged Newbridge Securities Corporation, an independent third party, to provide a valuation report.

In addition, the Advisor will determine when our ordinary shares are ready to trade and to approve proceeding with the opening of trading at the Current Reference Price (as defined below). However, the Advisor has not been engaged to participate in investor meetings or to otherwise facilitate or coordinate price discovery activities or sales of our ordinary shares in consultation with us, except as described herein.

On the day that our ordinary shares are initially listed on the Primary Exchange, the Primary Exchange will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by the Primary Exchange on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor to perform the functions under applicable Primary Exchange rules, must notify the Primary Exchange that our shares are “ready to trade.” Once the Advisor has notified the Primary Exchange that our ordinary shares are ready to trade, the Primary Exchange will calculate the Current Reference Price for our ordinary shares, in accordance with the Primary Exchange rules. If the Advisor then approves proceeding at the Current Reference Price, the Primary Exchange will conduct a price validation test in accordance with applicable Primary Exchange Rules. As part of conducting such price validation test, the Primary Exchange may consult with the Advisor, if the price bands need to be modified, to select the new price bands for purposes of applying such test iteratively until the validation tests yield a price within such bands. Upon completion of such price validation checks, the applicable orders that have been entered will then be executed at such price and regular trading of our ordinary shares on the Primary Exchange will commence.

Under the Primary Exchange rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our ordinary shares will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by the Primary Exchange in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder.

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In determining the Current Reference Price, the Primary Exchange’s cross algorithms will match orders that have been entered into and accepted by the Primary Exchange’s system. This occurs with respect to a potential Current Reference Price when orders to buy ordinary shares at an entered bid price that is greater than or equal to such potential Current Reference Price are matched with orders to sell a like number of ordinary shares at an entered asking price that is less than or equal to such potential Current Reference Price. To illustrate, as a hypothetical example of the calculation of the Current Reference Price, if the Primary Exchange’s cross algorithms matched all accepted orders as described above, and two limit orders remained — a limit order to buy 500 ordinary shares at an entered bid price of $10.01 per share and a limit order to sell 200 ordinary shares at an entered asking price of $10.00 per share — the Current Reference Price would be selected as follows:

●	Under clause (i), if the Current Reference Price is $10.00, then the maximum number of additional shares that can be matched is 200. If the Current Reference Price is $10.01, then the maximum number of additional shares that can be matched is also 200, which means that the same maximum number of additional shares would be matched at the price of either $10.00 or $10.01.

●	Because more than one price under clause (i) exists, under clause (ii), the Current Reference Price would be the price that minimizes the imbalance between orders to buy or sell (i.e., minimizes the number of shares that would remain unmatched at such price). Selecting either $10.00 or $10.01 as the Current Reference Price would create the same imbalance in the limit orders that cannot be matched, because at either price 300 shares would not be matched.

●	Because more than one price under clause (ii) exists, under clause (iii), the Current Reference Price would be the entered price at which orders for ordinary shares at such entered price will remain unmatched. In such case, choosing $10.01 would cause 300 shares of the 500-share limit order with the entered price of $10.01 to remain unmatched, compared to choosing $10.00, where all 200 shares of the limit order with the entered price of $10.00 would be matched, and no shares at such entered price remain unmatched. Thus, the Primary Exchange would select $10.01 as the Current Reference Price, because orders for shares at such entered price will remain unmatched. The above example (including the prices) is provided solely by way of illustration.

The Advisor, as the designated financial advisor under applicable Primary Exchange Rules, will determine when our ordinary shares are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre-opening buy and sell interest), the Advisor will request that the Primary Exchange delay the opening until such a time that sufficient price discovery has been made to ensure that a reasonable amount of volume crosses on the opening trade.

Further, in the highly unlikely event that the Primary Exchange consults with the Advisor as described in clause (iv) of the definition of Current Reference Price, the Advisor would request that the Primary Exchange delay the opening to ensure a single opening price within clauses (i), (ii) or (iii) of the definition of the Current Reference Price. Under the Primary Exchange rules, in the event of such delay, prior to terminating such delay, there will be a 10-minute “Display Only” period during which market participants may enter quotes and orders in shares of our ordinary shares in the Primary Exchange systems. In addition, beginning at 4:00 a.m., market participants may enter orders in shares of our ordinary shares on the Primary Exchange. Such orders will be accepted and entered into the system. After the conclusion of the 10-minute “Display Only” period, our ordinary shares will enter a “Pre-Launch” period of indeterminate duration. The “Pre-Launch” period will end and shares of our ordinary shares will be released for trading by the Primary Exchange when certain conditions are met, including the Primary Exchange’s receipt of notice from the Advisor that our ordinary shares are ready to trade, after which the Primary Exchange system will calculate the Current Reference Price at that time and display it to the Advisor. If the Advisor then approves proceeding, the Primary Exchange system will conduct certain validation checks. The Advisor, with concurrence of the Primary Exchange, may determine at any point during the delay process up through the conclusion of the “Pre-Launch” period to postpone and reschedule the Direct Listing. Neither we nor the Registered Shareholders will be involved in the Primary Exchange’s price-setting mechanism, nor will we or they coordinate or be in communication with the Advisor including with respect to any decision by the Advisor to delay or proceed with trading.

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Similar to the Primary Exchange-listed firm-commitment underwritten initial public offering, in connection with the listing of our ordinary shares, buyers and sellers who have subscribed will have access to the Primary Exchange’s Order Imbalance Indicator (the “Net Order Imbalance Indicator”), a widely available, subscription-based data feed, prior to submitting buy or sell orders. The Primary Exchange’s electronic trading platform simulates auctions every second to calculate a Current Reference Price, the number of ordinary shares that can be paired off the Current Reference Price, the number of ordinary shares that would remain unexecuted at the Current Reference Price and whether a buy-side or sell-side imbalance exists, or whether there is no imbalance, to disseminate that information continuously to buyers and sellers via the Net Order Imbalance Indicator data feed.

However, because this is not an initial public offering being conducted on a firm-commitment underwritten basis, there will be no traditional book building process (that is, an organized process pursuant to which buy and sell interest is coordinated in advance to some prescribed level — the “book”). Moreover, prior to the opening trade, there will not be a price at which underwriters initially sold ordinary shares to the public, as there would be in a firm-commitment underwritten initial public offering. The lack of an initial public offering price could impact the range of buy and sell orders collected by the Primary Exchange from various broker-dealers. Consequently, the public price of our ordinary shares may be more volatile than in an initial public offering underwritten on a firm-commitment basis and could, upon being listed on the Primary Exchange, decline significantly and rapidly.

In addition, to list on the Primary Exchange, we are also required to have at least three registered and active market makers. We expect that the Advisor will act as a registered and active market maker and will engage other market makers.

In addition to sales made pursuant to this prospectus, the ordinary shares covered by this prospectus may be sold by the Registered Shareholders in private transactions exempt from the registration requirements of the Securities Act. Under the securities laws of some states, ordinary shares may be sold in such states only through registered or licensed brokers or dealers.

A Registered Shareholder may from time to time transfer, distribute (including distributions in kind by Registered Shareholders that are investment funds), pledge, assign, or grant a security interest in some or all the ordinary shares owned by it and, if it defaults in the performance of its secured obligations, the transferees, distributees, pledgees, assignees, or secured parties may offer and sell the ordinary shares from time to time under this prospectus, or under an amendment to this prospectus under applicable provisions of the Securities Act amending the list of the Registered Shareholders to include the transferee, distributee, pledgee, assignee, or other successors in interest as Registered Shareholders under this prospectus. The Registered Shareholders also may transfer the shares in other circumstances, in which case the transferees, distributes, pledgees, or other successors in interest will be the registered beneficial owners for purposes of this prospectus.

A Registered Shareholder that is an entity may elect to make an in-kind distribution of ordinary shares to its members, partners, or shareholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus.

If any of the Registered Shareholders utilize a broker-dealer in the sale of the ordinary shares being offered by this prospectus, such broker-dealer may receive commissions in the form of discounts, concessions or commissions from such Registered Shareholder or commissions from purchasers of the ordinary shares for whom they may act as agent or to whom they may sell as principal.

In connection with its engagement as our financial advisor, the Advisor received 110,696 shares of our ordinary shares, which is equal to 1% of our outstanding ordinary shares, on a fully diluted basis, as of the date of our engagement letter with the Advisor. In addition, the Advisor will be entitled to a cash fee of $300,000 (payable upon the Company’s first financing transaction with Maxim of $5 million) and that number of ordinary shares equal to 1% of the issued and outstanding ordinary shares upon the successful consummation of the Direct Listing. The Advisor will also be entitled to an expense reimbursement for all reasonable, documented expenses incurred by the Advisor in connection with its engagement, provided that such expenses, other than legal fees, may not exceed $25,000 without our prior authorization.

In addition, pursuant to our agreement with the Advisor, for a period of 18 months from the date of the consummation of the Direct Listing, if we propose to (i) effect a public offering of our securities on a major U.S. exchange, (ii) effect a private placement of our securities, (iii) enter into certain financing transactions with third parties introduced to us by the Advisor or (iv) propose to enter into certain other transactions with third parties introduced to us by the Advisor, including, without limitation, a merger, acquisition or sale of stock or assets, or other similar transaction, we are obligated to offer to retain the Advisor as our lead underwriter and book running manager, our lead placement or sales agent, or our lead, as applicable, in connection with such financing or transaction, upon such reasonable and customary terms as the Advisor and we may mutually agree, with such terms to be set forth in a separate engagement letter or other agreement between the Advisor and us.

The Advisor will not be engaged to otherwise facilitate or coordinate price discovery activities or the solicitation or sales of shares of our ordinary shares in consultation with us, and will not be permitted to, and will not be instructed by us to, plan or actively participate in any investor education activities, except as described herein.

Prior to the financial advisory services provided by the Advisor to us in connection with the listing of our securities, neither the Advisor nor any affiliates of the Advisor have provided services of any kind to us.

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EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred in connection with this offering. With the exception of the registration fee payable to the SEC, the Primary Exchange listing fee and the filing fee payable to FINRA, all amounts are estimates.

Securities and Exchange Commission Registration Fee	USD$	96,482
FINRA Fee	USD$	0
Primary Exchange Fee	USD$	25,000
Legal Fees and Expenses	USD$	2,079,374
Accounting Fees and Expenses	USD$	550,000
Other Advisory Expenses & Professional Charges	USD$	15,085,843
Miscellaneous Expenses	USD$	69,144
Total Expenses	USD$	17,905,843

LEGAL MATTERS

Winston & Strawn LLP, Houston, Texas, is our legal advisor. Certain Australian legal matters will be passed upon for Braiin by Steinepreis Paganin.

EXPERTS

The audited consolidated financial statements of Braiin Limited for the year ended June 30, 2025 and 2024, included in this prospectus have been so included in reliance on the report of BDO Audit Pty Ltd, Level 25, 252 Pitt Street, Sydney NSW 2000 Australia, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited financial statements of Connect Simple Pty Limited, VIS Networks Private Limited, Mirragin RAS Consulting Pty Limited, Nisus Australia Pty Limited, Nisus Payroll Pty Limited, and Vega Global Technologies Limited for the year ended June 30, 2025 and 2024 included in this prospectus have been so included in reliance on the report of AM Advisory, an independent auditor, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated financial statements for the year ended June 30, 2025 and 2024 included in this prospectus have been so included in reliance on the report of AM Advisory, an independent auditor, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act, with respect to the ordinary shares covered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and our ordinary shares, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy, and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Immediately upon the effectiveness of the registration statement of which this prospectus forms a part, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the website of the SEC referred to above. We also maintain a website at www.braiin.com. Upon the effectiveness of the registration statement of which this prospectus forms a part, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The inclusion of our website address in this prospectus is an inactive textual reference only. The information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase shares of our ordinary shares.

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INDEX TO FINANCIAL STATEMENTS

Braiin Limited

Connect Simple Pty Limited

F-1

VIS Networks Private Limited

F-2

Mirragin RAS Consulting Pty Limited

Nisus Australia Pty Limited

F-3

Nisus Payroll Pty Limited

Vega Global Technologies Limited

F-4

BRAIIN LIMITED

And Consolidated Entities

ACN 660 713 093

FINANCIAL REPORT

FOR THE YEARS ENDED

30 JUNE 2025

F-5 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

CORPORATE DIRECTORY

DIRECTORS

Natraj Balasubramanian (Executive Director)

Jay Stephenson (Non-Executive Director)

Chetan Saligrama (Non-Executive Director) – appointed 3 July 2025

Rohit Jhamb (Non-Executive Director) – appointed 3 July 2025

COMPANY SECRETARY

Jay Stephenson

REGISTERED OFFICE and

PRINCIPAL PLACE OF BUSINESS

283 Rokeby Road

Subiaco WA 6005

AUDITORS

BDO Audit Pty Ltd

Level 25, 252 Pitt Street

Sydney NSW 2000

CONTACT INFORMATION

Tel: +61 412 474 180

F-6 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

Tel: +61 2 9251 4100 Fax: +61 2 9240 9821 www.bdo.com.au	Parkline Place Level 25, 252 Pitt Street Sydney NSW 2000 Australia

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Braiin Limited

Subiaco WA 6008

Opinion on Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Braiin Limited and Controlled Entities (the Company) as of June 30, 2025 and 2024, the related consolidated statements of profit or loss and other comprehensive income, statements of changes in equity, and statements of cash flows for each of the two years in the period ended June 30, 2025, and the related notes and schedules (collectively referred to as the ‘consolidated financial statements’). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2025, in conformity with IFRS Accounting Standards as issued by the International Accounting Standards Board (‘IFRS Accounting Standards’).

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (‘PCAOB’) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO Audit Pty Ltd

We have served as the Company’s auditor since 2023.

Sydney, Australia

September 26, 2025, except for the effects of the stock split discussed in Note 2 and Note 22 of the financial statements, as to which the date is November 10, 2025 and equity placement discussed in Note 22 of the financial statements, as to which the date is January 12, 2026.

BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.

F-7 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND

OTHER COMPREHENSIVE INCOME

for the year ended 30 June 2025

	Note	30 JUNE 2025 $	30 JUNE 2024 $

Revenue		-	-

Expenses
Administration and other expenses	4	477,075	268,307
Audit fees	4	201,871	232,454
Professional and legal fees	4	590,149	798,466
Rent	4	248,800	-
Depreciation and amortization	4b	113,370	148,313
Interest expense	4b	317,103	82,755
Loss on deconsolidation	3	-	5,469
Loss on loan forgiveness	5	-	175,386
Loss on foreign currency exchange	4b	24,585	4,225
Total Expenses		1,972,954	1,715,375
Loss before income tax expense		(1,972,954)	(1,715,375)
Income tax expense	8	-	-
Loss after tax from continuing operations		(1,972,954)	(1,715,375)

Items that may be reclassified subsequently to profit and loss
Foreign currency translation		19,896	19,967

Other comprehensive income		19,896	19,967

Total comprehensive loss for the year		(1,953,058)	(1,695,408)

The consolidated statement of profit and loss and other comprehensive income is to be read in conjunction with the notes to the consolidated financial statements.

F-8 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As at 30 June 2025

	Note	30 JUNE 2025 $	30 JUNE 2024 $

Current assets
Cash and cash equivalents	9	110,779	577,518
Trade and other receivables	10	28,332	15,329
Prepayments		2,904	-
Related party loan	19	-	108,677
Loans	19	3,367	1,770
Deposit on Premises		25,638	1,638
Total current assets		171,020	704,932

Fixed assets	14	1,079	48,755
Software development	15	58,386	89,092
Right of Use Assets	16	63,518	2,069
Non-current assets		122,984	139,916
Total assets		294,004	844,848

Trade and other payables	11	796,208	518,641
Unearned revenue	12	588,000	468,000
Lease liability	16	17,760	1,351
Financial liabilities	13	3,618,446	2,683,062
Related party loan	19	14,565	-
Current liabilities		5,034,979	3,671,054

Non-current liabilities
Lease Liability	16	38,291	2
Total Non-current liabilities		38,291	2

Total liabilities		5,073,270	3,671,056

Net liabilities		(4,779,266)	(2,826,208)

Equity
Issued capital	2	3,641	3,641
Foreign exchange reserve		44,922	25,026
Accumulated losses		(4,827,829)	(2,854,875)
Total Equity		(4,779,266)	(2,826,208)

The consolidated statement of financial position is to be read in conjunction with the notes to the consolidated financial statements.

F-9 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

for the year ended 30 June 2025

	Issued Capital $	Reserves $	Accumulated Losses $	Total Equity $

Balance at 1 July 2024	3,641	25,026	(2,854,875)	(2,826,208)
Loss for the year	-	-	(1,972,954)	(1,972,954)
Other comprehensive income	-	19,896	-	19,896
Total comprehensive loss for the period	-	19,896	(1,972,954)	(1,953,058)
Balance as at 30 June 2025	3,641	44,922	(4,827,829)	(4,779,266)

Balance at 1 July 2023	3,641	5,059	(1,139,500)	(1,130,800)
Loss for the year	-	-	(1,715,375)	(1,715,375)
Other comprehensive income	-	19,967	-	19,967
Total comprehensive loss for the period	-	19,967	(1,715,375)	(1,695,408)
Balance as at 30 June 2024	3,641	25,026	(2,854,875)	(2,826,208)

The consolidated statement of changes in equity is to be read in conjunction with the notes to the consolidated financial statements.

F-10 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

CONSOLIDATED STATEMENTS OF CASH FLOWS

for the year ended 30 June 2025

	Note	30 JUNE 2025 $	30 JUNE 2024 $

Cash flows from operating activities
Payments to suppliers and employees		(1,294,241)	(1,131,380)
Finance costs		(3,418)	(43,490)
Receipts from customers		120,000	468,000
Net cash used in operating activities	9.1	(1,177,659)	(706,870)

Cash flows from investing activities
Deposit on Premises		(24,000)	-
Purchase of plant and equipment	14	-	(885)
Net Cash used in investing activities		(24,000)	(885)

Cash flows from financing activities
Advances from/(repaid) to directors	19	123,243	(189,800)
Lease repayments		(18,910)	(1,569)
Finance costs		(25,664)	-
Convertible notes repaid	13	-	(69,805)
Promissory Notes received	13	646,355	500,000
Promissory Notes repaid	13	(10,000)
Promissory Notes issued	5	-	(175,000)
Net cash from financing activities		715,024	63,826

Net decrease in cash and cash equivalents		(486,636)	(643,929)

Cash and cash equivalents at the beginning of the year		577,518	1,202,698
Effects of exchange rate changes on cash and cash equivalents		19,896	18,749
Cash and cash equivalents at the end of the year	9	110,779	577,518

The consolidated statement of cash flows is to be read in conjunction with the notes to the consolidated financial statements.

F-11 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

GENERAL INFORMATION

Braiin Limited (Braiin or the “Company”) and its subsidiaries (the “Group”) is a for-profit company limited by shares, domiciled and incorporated in Australia. Braiin’s expertise spans artificial intelligence and machine learning (“AI/ML”), robotics, internet of things (“IoT”), and mission-critical enterprise software and hardware applications. The functional currency of the Group is AUD and the presentation currency is in the USD currency.

The Company was incorporated on 4 July 2022.

1.	BASIS OF PREPARATION

These consolidated financial statements are general purpose financial statements which have been prepared in accordance with Accounting Standards and Interpretations.

The Company is an unlisted public company, incorporated and operating in Australia. The financial report is presented in United States dollars.

The Company is a for profit entity for financial reporting purposes under IFRS Accounting Standards as issues by the International Accounting Standards Board (IFRS Accounting Standards).

Historical cost convention

The financial statements have been prepared under the historical cost convention, except for, where applicable, the revaluation of financial assets and liabilities at fair value through profit or loss, financial assets at fair value through other comprehensive income and derivative financial instruments.

Critical accounting estimates

The preparation of the financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the consolidated entity’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements, are disclosed in note 1.3.

Foreign currency translation

The functional currency of each of the Group’s entities is measured using the currency of the primary economic environment in which that entity operates. The consolidated financial statements are presented in United States dollars. The legal parent entity’s functional and presentation currency is Australian Dollars.

Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the year-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items are recognised in the profit or loss except where deferred in equity as a qualifying cash flow or net investment hedge.

Exchange differences arising on the translation of non-monetary items are recognised directly in other comprehensive income to the extent that the gain or loss is directly recognised in other comprehensive income, otherwise the exchange difference is recognised in the profit or loss.

The accounting policies detailed below have been consistently applied to all of the years presented unless otherwise stated.

F-12 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

Foreign operations

The financial results and position of foreign operations whose functional currency is different from the Group’s presentation currency are translated as follows:

●	assets and liabilities are translated at year-end exchange rates prevailing at that reporting date;
●	income and expenses are translated at average exchange rates for the period; and
●	retained earnings are translated at the exchange rates prevailing at the date of the transaction.

Exchange differences arising on translation of foreign operations are transferred directly to the Group’s foreign currency translation reserve in the consolidated statement of financial position. These differences are recognised in the profit or loss in the period in which the operation is disposed.

1.1.	ADOPTION OF NEW AND REVISED STANDARDS

1.1.1.	Changes in accounting policies on initial application of Accounting Standards

Standards and interpretations applicable to 30 June 2025

In the year ended 30 June 2025, the Directors have reviewed all of the new and revised Standards and Interpretations issued by the IFRS Accounting Standards that are relevant to the Group’s operations and effective for the current financial reporting period.

It has been determined by the Directors that there is no impact, material or otherwise, of the new and revised Standards and Interpretations on its business and, therefore, no change is necessary to Group accounting policies.

Standards and interpretations on issue not yet effective and adopted

The Directors have also reviewed all new Standards and Interpretations that have been issued but are not yet effective for the year ended 30 June 2025. As a result of this review the Directors have determined that there is no impact, material or otherwise, of the new and revised Standards and Interpretations issued but not yet effective and adopted on its business and, therefore, no further disclosures have been made in this regard.

F-13 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

1.2.	STATEMENT OF COMPLIANCE

The financial report was authorised by the Board of Directors for issue on xx September 2025.

The financial report complies with Australian equivalents to the International Financial Reporting Standards (AIFRS). Compliance with AIFRS ensures that the financial report, comprising the financial statements and notes thereto, complies with IFRS Accounting Standards.

MATERIAL ACCOUNTING POLICY INFORMATION

1.3.	CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

The application of accounting policies requires the use of judgements, estimates and assumptions about carrying values of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions are recognised in the period in which the estimate is revised if it affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods. The judgements, estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities (refer to the respective notes) within the next financial year are discussed below.

Fair value measurement hierarchy

The Group is required to classify all assets and liabilities, measured at fair value. Considerable judgement is required to determine what is significant to fair value and therefore which category the asset or liability is placed in can be subjective.

Estimation of useful lives of assets

The Group determines the estimated useful lives and related depreciation and amortisation charges for its property, plant and equipment and finite life intangible assets. The useful lives could change significantly as a result of technical innovations or some other event. The depreciation and amortisation charge will increase where the useful lives are less than previously estimated lives, or technically obsolete or non-strategic assets that have been abandoned or sold will be written off or written down.

Impairment of non-financial assets other than goodwill and other indefinite life intangible assets

The Group assesses impairment of non-financial assets other than goodwill and other indefinite life intangible assets at each reporting date by evaluating conditions specific to the Group and to the particular asset that may lead to impairment. If an impairment trigger exists, the recoverable amount of the asset is determined. This involves fair value less costs of disposal or value-in-use calculations, which incorporate a number of key estimates and assumptions.

Income tax

The Group is subject to income taxes in the jurisdictions in which it operates. Significant judgement is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Group recognises liabilities for anticipated tax audit issues based on the Group’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

Recovery of deferred tax assets

Deferred tax assets are recognised for deductible temporary differences only if the Group considers it is probable that future taxable amounts will be available to utilise those temporary differences and losses.

F-14 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

Lease term

The lease term is a significant component in the measurement of both the right-of-use asset and lease liability. Judgement is exercised in determining whether there is reasonable certainty that an option to extend the lease or purchase the underlying asset will be exercised, or an option to terminate the lease will not be exercised, when ascertaining the periods to be included in the lease term. In determining the lease term, all facts and circumstances that create an economical incentive to exercise an extension option, or not to exercise a termination option, are considered at the lease commencement date. Factors considered may include the importance of the asset to the Group’s operations; comparison of terms and conditions to prevailing market rates; incurrence of significant penalties; existence of significant leasehold improvements; and the costs and disruption to replace the asset. The Group reassesses whether it is reasonably certain to exercise an extension option, or not exercise a termination option, if there is a significant event or significant change in circumstances.

Incremental borrowing rate

Where the interest rate implicit in a lease cannot be readily determined, an incremental borrowing rate is estimated to discount future lease payments to measure the present value of the lease liability at the lease commencement date. Such a rate is based on what the Group estimates it would have to pay a third party to borrow the funds necessary to obtain an asset of a similar value to the right-of-use asset, with similar terms, security and economic environment.

Derivative Financial Instruments

Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently remeasured to their fair value at each reporting date. The accounting for subsequent changes in fair value depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged.

Promissory Notes

Under IFRS 9, promissory notes issued by a company are recognised as financial liabilities and initially recorded at fair value, which is usually the cash or other considerations received. Typically classified as measured at amortised cost, the effective interest rate (EIR) method is used to account for the interest expense over the note’s life, adjusting the carrying amount for any premium embedded as an implied interest rate. Transaction costs, such as structuring fees paid via equity issuance, are deducted from the initial carrying value and recognised based on the measurability of their fair value and the completion of any contingent events. This ensures financial statements accurately reflect the company’s obligations and costs associated with promissory notes in compliance with IFRS 9.

1.4.	PRINCIPLES OF CONSOLIDATION

As at reporting date, the assets and liabilities of all controlled entities have been incorporated into the consolidated financial statements as well as their results for the interim period. Where controlled entities have entered (left) the Consolidated Group during the year, their operating results have been included (excluded) from the date control was obtained (ceased).

The consolidated financial statements incorporate the assets, liabilities and results of the parent, Braiin Limited and its subsidiaries. Subsidiaries are entities the parent controls. The parent controls an entity when it is exposed to, or has right to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. A list of the subsidiaries is provided in Note 17.

The assets, liabilities and results of all subsidiaries are fully consolidated into the financial statements of the Group from the date on which control is obtained by the Group. The consolidation of a subsidiary is discontinued from the date that control ceases. Intercompany transactions, balances and unrealised gains or losses on transactions between group entities are fully eliminated on consolidation. Accounting policies of subsidiaries have been changed and adjustments made where necessary to ensure uniformity of the accounting policies adopted by the group.

Equity interests in a subsidiary not attributable, directly or indirectly, to the Group are presented as non-controlling interests. The Group initially recognises non-controlling interests that are present ownership interests in subsidiaries and are entitled to a proportionate share of the subsidiary’s net assets on liquidation at either fair value or at the non-controlling interests’ proportionate share of the subsidiary’s net assets. Subsequent to initial recognition, non-controlling interests are attributed their share of profit or loss and each component of other comprehensive income. Non-controlling interests are shown separately within the equity section of the statement of financial position and statement of comprehensive income.

F-15 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

1.5.	INCOME TAX

The charge for current income tax expense is based on the result for the year adjusted for any non-assessable or disallowed items. It is calculated using tax rates that have been enacted or are substantively enacted by the balance date or reporting date.

Deferred tax is accounted for in respect of temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. No deferred income tax will be recognised from the initial recognition of an asset or liability, excluding a business combination, where there is no effect on accounting or taxable profit or loss.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realised or liability is settled. Deferred tax is credited to profit or loss except where it relates to items that may be credited directly to equity, in which case the deferred tax is adjusted directly against equity.

Deferred income tax assets are recognised to the extent that it is probable that future tax profits will be available against which deductible temporary differences can be utilised.

The amount of benefits brought to account or which may be realised in the future is based on the assumption that no adverse change will occur in income taxation legislation and the anticipation that the Group will derive sufficient future assessable income to enable the benefit to be realised and comply with the conditions of deductibility imposed by the law.

1.6.	FINANCIAL INSTRUMENTS

1.6.1.	Financial Instruments – assets

a.	Classification

The Group classifies its financial assets in the following measurement categories:

●	those to be measured subsequently at fair value (either through OCI or through profit or loss), and

●	those to be measured at amortised cost.

The classification depends on the entity’s business model for managing the financial assets and the contractual terms of the cash flows.

For assets measured at fair value, gains and losses will either be recorded in profit or loss or OCI. For investments in equity instruments that are not held for trading, this will depend on whether the Group has made an irrevocable election at the time of initial recognition to account for the equity investment at fair value through other comprehensive income (FVOCI).

The Group reclassifies debt investments when and only when its business model for managing those assets changes.

F-16 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

b.	Recognition and derecognition

Regular way purchases and sales of financial assets are recognised on trade-date, the date on which the Group commits to purchase or sell the asset. Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all the requirements of ownership.

c.	Measurement

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (FVTPL), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVTPL are expensed in profit or loss.

Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

i.	Equity Instruments

●	The Group subsequently measures all equity investments at fair value. Where the Group’s management has elected to present fair value gains and losses on equity investments in OCI, there is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. Dividends from such investments continue to be recognised in profit or loss as other income when the Group’s right to receive payments is established.

●	Changes in the fair value of financial assets at FVTPL are recognised in other gains/(losses) in the statement of profit or loss as applicable. Impairment losses (and reversal of impairment losses) on equity investments measured at FVOCI are not reported separately from other changes in fair value.

d.	Impairment

The Group assesses on a forward-looking basis, the expected credit losses associated with its debt instruments carried at amortised cost and FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

For trade receivables, the Group applies the simplified approach permitted by IFRS 9, which requires expected lifetime losses to be recognised from initial recognition of the receivables.

1.6.2	Financial Instruments - Liabilities

a.	Classification

The Group classifies its financial liabilities in the following measurement categories:

●	those to be measured subsequently at FVTPL, and

●	those to be measured at amortised cost.

The classification depends on the entity’s business model for managing the financial liabilities and the contractual terms of the cash flows.

For financial liabilities measured at FVTPL, gains and losses, including any interest expenses will be recorded in profit or loss. Other financial liabilities are subsequently measured at amortised cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognised in profit or loss. Any gain or loss on derecognition is also recognised in profit or loss.

For financial liabilities measured at amortised cost, the effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortised cost of a financial liability.

F-17 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

b.	Recognition and derecognition

Regular way purchases of financial liabilities are recognised on trade-date, the date on which the Group commits to purchase the financial liability. Financial liabilities are derecognised when the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liabilities derecognised and the consideration paid and payable is recognised in profit or loss.

c.	Measurement

At initial recognition, the Group measures financial liabilities at its fair value plus, in the case of financial liabilities not at fair value through profit or loss (FVTPL), transaction costs that are directly attributable to the acquisition of the financial liabilities. Transaction costs of financial liabilities carried at FVTPL are expensed in profit or loss.

1.7.	IMPAIRMENT OF ASSETS

The Group assesses at each balance date whether there is an indication that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Group makes an estimate of the asset’s recoverable amount. An asset’s recoverable amount is the higher of its fair value less costs to sell and its value in use, and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets and the asset’s value in use cannot be estimated to be close to its fair value. In such cases the asset is tested for impairment as part of the cash-generating unit to which it belongs. When the carrying amount of an asset or cash-generating unit exceeds its recoverable amount, the asset or cash-generating unit is considered impaired and is written down to its recoverable amount.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Impairment losses relating to continuing operations are recognised in those expense categories consistent with the function of the impaired asset unless the asset is carried at revalued amount (in which case the impairment loss is treated as a revaluation decrease).

Impairment testing is performed annually for goodwill and intangible assets.

1.7.1.	Financial assets carried at cost

If there is objective evidence that an impairment loss has been incurred on an unquoted equity instrument that is not carried at fair value (because its fair value cannot be reliably measured), or on a derivative asset that is linked to and must be settled by delivery of such an unquoted equity instrument, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the current market rate of return for a similar financial asset.

1.8.	PROVISIONS

Provisions are recognised when the Group has a legal or constructive obligation, as a result of past events, for which it is probable that an outflow of economic benefits will result and that outflow can be reliably measured.

F-18 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

1.9.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents includes cash on hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within short-term borrowings in current liabilities on the statement of financial position.

1.10.	REVENUE RECOGNITION

Revenue from contracts with customers

Revenue is recognized at an amount that reflects the consideration to which the Company is expected to be entitled in exchange for transferring goods or services to a customer. For each contract with a customer, the Company does the following: identifies the contract with a customer; identifies the performance obligations in the contract; determines the transaction price which takes into account estimates of variable consideration and the time value of money; allocates the transaction price to the separate performance obligations on the basis of the relative stand-alone selling price of each distinct good or service to be delivered; and recognizes revenue when or as each performance obligation is satisfied in a manner that depicts the transfer to the customer of the goods or services promised.

Subscription Revenue

Subscription revenues consist primarily of fees earned from subscription-based arrangements for providing customers the right to use its drone technology and underlying services.

Revenue from subscriptions is recognized over time when the customer obtains access to and is transferred control of the technology, which is generally from the time of delivery of the drone to the customer and throughout the contract when the customer consumes the benefits provided by the Company via ongoing access to the technology. The revenue recognition pattern reflects the transfer of control to the customer, which, for subscriptions, is recognized evenly across the contract period, as performance obligations are met.

The provision of the technology within the drone is a distinct bundled performance obligation as the customer can derive substantial benefits from the drone throughout the duration of the contract. Therefore, revenue from subscriptions is recognized over time.

Monthly Subscriptions: For a monthly subscription service, revenue is recognized monthly as the Company meets performance obligation by giving the customer access to utilize the Company’s drone technology and underlying services.

Annual Subscriptions Paid Upfront: If a customer enters into a contract for an annual subscription, the amount received is categorized as “unearned revenue” and recognized as a liability. The revenue is recognized evenly over the year, with a corresponding reduction from the unearned revenue account, reflecting the period over which we meet our performance obligation by giving the customer access to utilize our drone technology and underlying services.

Interest

Interest revenue is recognised as interest accrues using the effective interest method. This is a method of calculating the amortised cost of a financial asset and allocating the interest income over the relevant period using the effective interest rate, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to the net carrying amount of the financial asset.

F-19 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

1.11.	RIGHT OF USE ASSETS

Leases are recognised as a right-of-use-asset and a corresponding liability at the date at which the leased asset is available for use by the Group.

Right of use Asset

The Group recognises a right of use asset at the commencement date of the lease. The right of use asset is initially measured at cost. The cost of right of use assets includes the amount of lease liabilities recognised, adjusted for any lease payments made at or before the commencement date, plus initial direct costs incurred and an estimate of costs to dismantle, remove or restore the leased asset, less any lease incentives received

Right-of-use-assets are measured at cost comprising the following:

●	the amount of the initial measurement of lease liability;

●	any lease payments made at or before the commencement date less any lease incentives received;

●	any initial direct costs; and

●	restoration costs.

Subsequent to initial measurement, the right of use asset is depreciated on a straight-line basis over the shorter of the lease term and the estimated useful life. Right of use assets are subject to impairment and are adjusted for any remeasurement of lease liabilities.

1.12.	LEASE LIABILITY

At the commencement date of the lease, the Group recognises lease liabilities at the present value of the lease payments to be made over the lease term. The lease payments include fixed payments (including in substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for terminating a lease, if the assessment of lease term reflects the Group exercising the option to terminate. The variable lease payments that do not depend on an index or a rate are recognised as expense in the period on which the event or condition that triggers the payments occurs. The present value of lease payments is discounted using the interest rate implicit in the lease or, if the rate cannot be readily determined, the Group’s incremental borrowing rate.

The lease liability is measured at amortised cost using the effective interest method. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made.

The amount of lease liability is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, or if the Group changes its assessment of whether it will exercise a purchase, extension or termination option. When the lease liability is remeasured, a corresponding adjustment is made to the carrying amount of the right of use asset, or is recognised in profit or loss if the carrying amount of the right of use asset has been reduced to zero.

The Group has elected not to recognise right of use assets and lease liabilities for short term leases that have a lease term of 12 months of less and do not contain a purchase option, and leases of low value assets. The Group recognises the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

F-20 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

1.13.	PLANT AND EQUIPMENT

Items of property, plant and equipment are measured at cost less accumulated depreciation.

Cost includes expenditure that is directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the cost of materials and direct labour, any other costs directly attributable to bringing the asset to a working condition for its intended use, and the costs of dismantling and removing the items and restoring the site on which they are located, and an appropriate proportion of production overheads.

Where parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items of property, plant and equipment.

Gains and losses on disposal of an item of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of property, plant and equipment and are recognised net within “other income” in profit or loss.

Depreciation is calculated on a straight-line basis to write off the next cost of each item of plant and equipment over their expected useful life as follows:

●	Drones 2 years

The carrying amount of plant and equipment is reviewed annually by Directors to ensure it is not in excess of the recoverable amount from these assets. The recoverable amount is assessed on the basis of the expected net cash flows that will be received from the assets employment and subsequent disposal.

1.14.	ISSUED CAPITAL

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds. Incremental costs directly attributable to the issue of new shares or options for the acquisition of a new business are not included in the cost of acquisition as part of the purchase consideration.

F-21 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

1.15.	GOING CONCERN

The financial statements have been prepared on an accruals basis and are based on historical costs modified, where applicable, by the measurement at fair value of selected non-current assets, financial assets and financial liabilities. Historical cost is generally based on the fair values of the consideration given in exchange for goods and services.

The Directors have assessed the Group’s ability to continue as a going concern and are satisfied that the going concern basis of preparation is appropriate. While the Group recorded a net loss after tax for the year ended 30 June 2025 of $1,972,954 (2024: $1,715,375), a net operating cash outflow of $1,177,659 (2024: $706,870), and a net liability position of $4,779,266 (2024: $2,826,208), subsequent events and current funding provide sufficient basis to conclude that the Group has adequate resources to meet its obligations over the next twelve months.

During the year, the Group entered into Promissory Note Agreements with investors totalling $655,855. In addition, since year end, the Directors have issued SAFE notes totalling $375,000. The Group is also actively progressing a direct listing on the Primary Exchange, with the intention to complete the listing before 31 December 2025. An F-1 registration statement has been lodged with the U.S. Securities and Exchange Commission (SEC), and the Group is prepared to respond comprehensively to subsequent queries. The Board has also advanced discussions with strategic investors and financing partners and has prepared detailed budgets and financial forecasts demonstrating sufficient liquidity to support operations for at least twelve months from the date of this report.

Key subsequent developments supporting this assessment include:

●	In September 2025, the Group successfully completed a $3,000,000 equity placement, providing additional liquidity to fund operations and strategic objectives.
●	In September 2025, the Company entered into amendments to the Promissory Notes originally on issue at 30 June 2025. The amendments extend maturity terms to the original instruments. This significantly strengthens the Group’s financing position and improves future cash flow forecasts.
●	SAFE Notes on issue as at 30 June 2025 were converted into equity following the September placement, reducing the Group’s debt obligations and simplifying its capital structure.
●	In November 2025, the Group successfully completed a $2,000,000 equity placement, providing additional liquidity to fund operations and strategic objectives.

These subsequent events provide tangible evidence of investor support and improved financing conditions. Taken together, they reinforce the Directors’ confidence that the Group has sufficient resources to meet its obligations as they fall due. Accordingly, the financial statements have been prepared on a going concern basis.

1.16	INTANGIBLE ASSETS

Intangible assets acquired as part of a business combination, other than goodwill, are initially measured at their fair value at the date of the acquisition. Intangible assets acquired separately are initially recognised at cost. Indefinite life intangible assets are not amortised and are subsequently measured at cost less any impairment. Finite life intangible assets are subsequently measured at cost less amortisation and any impairment. The gains or losses recognised in profit or loss arising from the derecognition of intangible assets are measured as the difference between net disposal proceeds and the carrying amount of the intangible asset. The method and useful lives of finite life intangible assets are reviewed annually. Changes in the expected pattern of consumption or useful life are accounted for prospectively by changing the amortisation method or period.

1.17	UNEARNED REVENUE

Unearned revenue is recorded as a liability when payments are received before performance obligations relating to a contract have not yet been met. It is recognised as revenue on the income statement as the corresponding goods or services are provided, reflecting the fulfilment of the Company’s performance obligations. This method adheres to the accrual basis of accounting, ensuring that revenue recognition aligns accurately with the delivery of services or goods.

F-22 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

2.	ISSUED CAPITAL

	2025 No.		2024 No.

Fully paid ordinary shares	44,278,312	*	44,278,312	*

	2025 No.			$2024 No.		$
Balance at beginning of the year	44,278,312	*	3,641	44,278,312	*	3,641

Balance at end of the year	44,278,312	*	3,641	44,278,312	*	3,641

* Subsequent to the end of the reporting period, Braiin Limited undertook a 4 for 1 stock split of its Fully paid ordinary shares which has been retroactively adjusted.

Ordinary shares participate in dividends and the proceeds on winding up of the parent entity in proportion to the number of shares held.

At the shareholders’ meetings, each ordinary share is entitled to one vote when a poll is called, otherwise each shareholder has one vote on a show of hands.

F-23 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

3.	RESTRUCTURE ACCOUNTING AND COMPARATIVE INFORMATION

On 23 December 2023, Braiin Limited simplified its structure by the means of transferring the assets from Raptor 300 Australia Pty Ltd to Braiin Limited and transferring the shares to Darren McVean. This process was completed through a number of internal transactions with limited impact to the consolidated group.

As part of the agreement:

●	Braiin Limited acquired drones and software assets from Raptor 300 Australia
●	Raptor 300 Inc transferred its ownership of Raptor 300 Australia to Darren McVean

The Net Assets remaining in the entity resulted in a loss of $5,469 which is reflected in the comparative consolidated statement of profit and loss.

4.	EXPENSES

4.a	Expenses

Administration and other expenses

	2025 $	2024 $
Office expenses	8,437	-
Dues and Subscriptions	7,003	9,397
General expenses	20,683	21,908
Drone related expenses in Sri Lanka	71,058	79,097
Other general expenses related to Sri Lank	11,304	-
Insurance	635	-
Memberships	2,792	7,831
Postage	52	1,562
Telephone and internet	3,805	1,451
Repairs and maintenance	8,620	-
ASIC fees	978	1,616
Staffing Costs	283,243	97,033
Travel	54,116	43,246
Bank fees	4,349	5,166
	477,075	268,307

Professional, audit and legal fees

	2025 $	2024 $
Consulting and accounting	581,610	753,272
Audit fees	201,871	232,454
Legal expenses	8,539	45,194
	792,020	1,030,920

F-24 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

4.b	Segment information

The Group is organised into three operating segments based on geographical location, Australia, Sri Lanka and USA. These operating segments are based on internal reports that are viewed and used by the Board of Directors (who are identified as the Chief Operating Decision Makers (CODM). As the Group is pre-revenue, the CODM review the segment operating expenditure.

	Australia 2025 $	Sri Lanka 2025 $	USA 2025 $	Total 2025 $
Office expenses			15,367	15,367
Bank fees	961		3,388	4,349
Loss on foreign currency exchange	13,752	-	15,259	29,011
Consulting and accounting	35,806	-	545,805	581,611
Interest expense	44,684	-	272,419	317,103
Depreciation and amortisation	29,192	-	84,177	113,370
Drone Related expenses	-	82,362	-	82,362
Rent[1]	-	-	248,800	248,800
Audit fees	201,870	-	-	201,870
General expenses	2,781	9,256	25,602	37,639
Legal expenses	2,488	140	5,911	8,539
Staffing expenses	-	-	283,243	283,243
Travel	-	-	54,116	54,116

	331,534	91,758	1,549,662	1,972,954

1.	The Group’s rental arrangements relate to a lease with a term of less than 12 months. As the lease is short-term in nature, the practical expedient has been applied and the rental payments have been recognised as an expense in the statement of profit or loss and other comprehensive income.

	Australia 2024 $	Sri Lanka 2024 $	USA 2024 $	Total 2024 $
Office expenses	-	-	10,357	10,357
Bank fees	2,562	-	2,604	5,166
Loss on deconsolidation	5,469	-	-	5,469
Loss on forgiveness of debt	175,386	-	-	175,386
Loss on foreign currency exchange	4,225	-	-	4,225
Consulting and accounting	124,189	-	629,083	753,272
Interest expense	56,940	186	25,629	82,755
Depreciation and amortisation	22,427	580	125,306	148,313
Audit fees	232,454	-	-	232,454
General expenses	4,056	-	108,450	112,506
Legal expenses	38,365		6,828	45,193
Staffing expenses	-	-	97,033	97,033
Travel	-	-	43,246	43,246

	666,073	766	1,048,536	1,715,375

F-25 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

5.	LOSS ON FOREGIVENESS OF LOAN

5.1	Northern Revival Sponsor LLC

On April 23, 2024, the Group issued a Promissory Note to Northern Revival Sponsor, LLC, with a principal amount of USD $175,000. Under the terms of the agreement, the principal amount is subject to forgiveness upon the earlier of the following events:

1.	The effective date of the consummation of the business combination among Braiin Holdings Ltd, Braiin Limited, Northern Revival Acquisition Corporation, Northern Revival Sponsor LLC, and certain shareholders of Braiin Limited; or

2.	April 23, 2025.

The Promissory Note is non-interest bearing, includes provisions for prepayment, and outlines the consequences of an event of default. The obligations under this Note rank pari passu with all existing and future indebtedness of the Maker.

Given the specific contractual terms and the expectation that the principal will be forgiven, the Group has not recognised the $175,000 as a receivable and has instead recorded the amount at nil in the consolidated financial statements.

This financial arrangement forms part of the Group’s broader capital and transaction strategy to support the proposed business combination, providing flexibility while maintaining alignment with strategic objectives.

6.	FINANCIAL INSTRUMENTS

6.1.	CAPITAL RISK MANAGEMENT

The Group manages its capital to ensure that it will be able to continue as a going concern while maximising the return to stakeholders through the optimisation of the debt and equity balance.

The Group’s overall strategy remains unchanged during the financial year.

Gearing levels are reviewed by the Board on a regular basis in line with its target gearing ratio, the cost of capital and the risks associated with each class of capital.

F-26 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

6.2.	CATEGORIES OF FINANCIAL INSTRUMENTS

6.2.1.	FINANCIAL ASSETS

	30 JUNE 2025 $	30 JUNE 2024 $
Cash and cash equivalents	110,779	577,518
Related party loan	-	108,677
Promissory Note receivable	7,000
Loans	3,367	1,770

6.2.2 FINANICAL LIABILITIES
Trade and other payables	796,207	518,641
Related party loan	14,565	-
Lease liability	56,051	1,353
Loan facility	163,837	166,669
Interest payable on loan facility	31,662	14,500
Accrued interest	10,035	6,410
Promissory Notes	1,154,188	500,000
Interest payable on Promissory Note	289,736	25,815
Convertible Notes	39,320	40,001
SAFE Notes	1,929,667	1,929,667

6.2.3.	FINANCIAL RISK MANAGEMENT OBJECTIVES

Credit risk

Exposure to credit risk relating to financial assets arises from the potential non-performance by counterparties of contract obligations that could lead to a financial loss to the Group.

The Group does not have any material credit risk exposure to any single receivable or group of receivables under financial instruments entered into by the Group.

Credit risk exposures

The maximum exposure to credit risk is that to its alliance partners and that is limited to the carrying amount, net of any provisions for impairment of those assets, as disclosed in the statement of financial position and notes to the financial statements.

Credit risk related to balances with banks and other financial institutions is managed by the Group in accordance with approved Board policy. Such policy requires that surplus funds are only invested with reputable financial institutions, wherever possible.

Generally, trade receivables are written off when there is no reasonable expectation of recovery. Indicators of this include the failure of a debtor to engage in a repayment plan, no active enforcement activity and a failure to make contractual payments for a period greater than 1 year.

Interest risk

The Group is not exposed to material interest rate risk. The interest rate related to convertible notes is fixed per the agreements.

Liquidity risk

The Group adopts prudent liquidity risk management by maintaining sufficient cash and obtaining continuous funding through capital raising as and when necessary to enable the Group to pay its debts as and when they become due and payable.

F-27 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

The table below analyses the Group’s financial liabilities into relevant maturity groupings based on the remaining period at the reporting period date to the contractual maturity date. The amounts in the table are the contractual undiscounted cash flows. Balances due within 12 months approximate their carrying balances, as the impact of discounting is not significant.

30 JUNE 2025	Weighted average interest rate %	Less than 1 year $	More than 1 year $	Total $
Trade and other payables	-	796,207	-	796,207
Lease liability	16.87%	20,159	40,318	60,477
Loan facility	18.00%	163,837	-	163,837
Loan Interest	-	31,662	-	31,662
Accrued interest	-	10,035	-	10,035
Promissory notes	-	1,154,188	-	1,154,188
Promissory note interest	-	289,736	-	289,736
Convertible notes	10.00%	39,321	-	39,321
SAFE notes	-	1,929,667	-	1,929,667
Total		4,434,812	40,318	4,475,130

30 JUNE 2024	Weighted average interest rate %	Less than 1 year $	More than 1 year $	Total $
Trade and other payables	-	518,641	-	518,641
Lease liability	14.06%	1,351	2	1,353
Loan facility	18.00%	166,669	-	166,669
Loan Interest	-	14,500	-	14,500
Accrued interest	-	6,410	-	6,410
Promissory notes	-	500,000	-	500,000
Promissory note interest	-	25,815	-	25,815
Convertible notes	10.00%	40,001	-	40,001
SAFE notes	-	1,929,667	-	1,929,667
Total		3,203,054	2	3,203,056

Fair values

The fair values of financial assets and financial liabilities as presented above can be compared to their carrying values as presented in the statement of financial position. Fair values are those amounts at which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction.

The carrying value of cash and cash equivalents, trade and other receivables, and trade and other payables approximate fair value. The fair value at the reporting date of the Company’s financial assets are noted as $117,050 and liabilities are noted as $4,495,858 (see Note 13).

F-28 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

7.	REMUNERATION OF AUDITORS

	30 JUNE 2025 $	30 JUNE 2024 $
Audit and review of the financial reports
2024 Audit and Half-year review	-	232,454
2025 Audit and Half-year review	201,871	-
	201,871	232,454

As at 30 June 2025, the Group has accrued the audit fees for Braiin Limited and the subsidiary Raptor300 Inc.

8.	INCOME TAX

There are no current or deferred tax expenses during the year. The prima facie tax expense on loss from ordinary activities before income tax is reconciled to income tax is:

	30 JUNE 2025 $	30 JUNE 2024 $
Prima facie tax benefit on profit loss before income tax at 25% (2024:25%)	(493,238)	(428,843)
Numerical reconciliation of income tax benefit and tax at the statutory rate
Accounting loss for income tax benefit	(1,972,954)	(1,715,375)
Income tax benefit calculated at 25% (2024: 25%)	493,238	428,843
Tax effect of amounts not taxable in calculating income tax benefit
Temporary differences not recognised	(122,143)	-
Tax effect of losses unrecognised	371,095	428,843
	-	-

At 30 June 2025, the Group had unused tax losses of $1,570,104 (2024: $1,715,372) and deductible temporary differences of $488,572 (2024: $nil) for which no deferred tax assets have been recognised. The benefits of these losses and temporary differences will only be realised if the conditions for deductibility set out in the accounting policy of Note 1.5 are met. The tax rate used in 2025 and 2024 is based on the Australian tax rate applicable to Braiin Limited.

Deferred tax assets not brought to account, the benefits of which will only be realised if the conditions for deductibility set out in the accounting policy of Note 1.5.

F-29 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

9.	CASH AND CASH EQUIVALENTS

For the purposes of the statement of cash flows, cash and cash equivalents include cash on hand and in banks. Cash and cash equivalents at the end of the reporting period as shown in the statement of cash flows can be reconciled to the related items in the statement of financial position as follows:

	30 JUNE 2025 $	30 JUNE 2024 $
Cash and cash equivalents	110,779	577,518

9.1 Cash Flow information

Reconciliation of cash flow from operations to loss
Operating loss after Income Tax	(1,972,953)	(1,715,375)

Add back non-cash item
Depreciation and amortization	113,370	148,313
Interest expense	288,020	39,265
(Gain)/Loss on foreign currency exchange	24,584	-
Loss on forgiveness of loan	-	175,000
Other expenses	-	-

Movements in working capital
Increase/(decrease) in unearned revenue	120,000	468,000
(Increase)/decrease in receivables	(10,834)	6,893
Increase/(decrease) in prepayments	(2,904)	-
(Increase)/decrease in loans	(1,597)	26,886
Increase/(decrease) in payables	264,655	144,148

Cash outflow from operations	(1,177,659)	(706,870)

10.	TRADE AND OTHER RECEIVABLES

	30 JUNE 2025 $	30 JUNE 2024 $
GST Receivable	21,332	15,329
Promissory Note receivable	7,000	-
	28,332	15,329

F-30 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

11.	TRADE AND OTHER PAYABLES

	30 JUNE 2025 $	30 JUNE 2024 $
Accounts payable	595,849	303,411
Accrued expenses	122,919	215,230
Other payable	77,439	-
	796,207	518,641

12.	UNEARNED REVENUE

	30 JUNE 2025 $	30 JUNE 2024 $
Opening Balances	468,000	-
Additions	120,000	468,000
Closing Balance	588,000	468,000

The Group has classified $588,000 received under a Purchase Order for ongoing software usage as unearned revenue, in compliance with IFRS 15. This amount, linked to software services provided to a single client, is recognised as revenue progressively as the performance obligations are met over the service period, which is planned to commence following the Group’s successful listing on the Primary Exchange. In accordance with IFRS 15, revenue from this contract is deferred until the performance obligations begin to be satisfied.

13.	FINANCIAL LIABILITIES

	30 JUNE 2025 $	30 JUNE 2024 $
SAFE Notes
Opening balance	1,929,667	1,929,667
Additions	-	-
Closing balance	1,929,667	1,929,667

Loan Facilities
Opening balance	181,168	166,373
Additions	-	-
Interest accrued	40,959	47,183
Interest paid during the year	(26,221)	(32,684)
Repayments during the year	-	-
Exchange difference	(407)	296
Closing balance	195,499	181,168

Promissory Notes
Opening balance	525,815	-
Additions	655,855	500,000
Interest accrued	263,921	25,815
Repayments during the year	(10,000)	-
Exchange difference	8,334	-
Closing balance	1,443,925	525,815

Convertible Notes
Opening balance	46,412	117,266
Additions	-	-
Interest accrued	3,624	6,411
Repayments during the year	-	(69,805)
Exchange difference	(681)	(7,460)
Closing balance	49,355	46,412
Total Financial Liabilities	3,618,446	2,683,062

Financial liabilities are current as all categories convert upon a successful listing event which is expected to occur prior to 31 December 2025.

F-31 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

13.1	Safe Notes

The Group has issued Simple Agreements for Future Equity (“SAFEs”) to various investors, through its subsidiary Raptor300, Inc. in a previous financial year as part of its fundraising activities. A SAFE is a financial instrument that represents the right to receive equity in the Company upon the occurrence of certain triggering events, such as a future equity financing or a liquidity event.

As of 30 June 2025, the Group has recognized the SAFE debt as a liability in accordance with IFRS Accounting Standards. The liability is measured at fair value initially and is subsequently measured at amortised cost. Per Note 13.5 below the SAFE Notes contain an embedded derivative instrument that is recognised at fair value through profit or loss. Changes in the fair value of the embedded derivative of the SAFE debt are recognized in the statement of profit or loss and other comprehensive income.

Upon the occurrence of a triggering event specified in the SAFE agreements, the liability is reclassified to equity and recorded as additional paid-in capital.

The Group assesses the fair value of the SAFE note derivative liability at the reporting date using an external valuer remains consistent with conclusions reached at 30 June 2024. The value of the derivative liability remains as nil.

The main terms of the SAFEs are detailed below:

●	Discount rate of 30%
●	If there is an Equity Financing before the termination of the SAFE, on the initial closing of such Equity Financing, the SAFE will automatically convert into the number of shares of SAFE Preferred Stock equal to the Purchase Amount divided by the Discount Price
●	The Group will use the funds for working capital purposes and to acquire new drones.
●	The majority of the investors in the SAFE are non-related parties to the Group other than $237,667 in SAFE to Rohit Jhamb, a Director of the Group.

13.2	Loan facility

During the year, the Group entity entered into loan facility agreements with a total face value of $163,837.

Interest will accrue on a daily basis at a rate of 25% per annum on the outstanding subscription amount and will capitalise at monthly intervals and be payable quarterly.

As of 30 June 2025, the Group has recognized the loan facilities as a liability in accordance with IFRS Accounting Standards. The liability is measured at fair value initially and is subsequently measured at amortised cost. Per Note 13.5 below the Loan Facilities contain an embedded derivative instrument that is recognised at fair value through profit or loss. Changes in the fair value of the embedded derivative of the loan facility are recognized in the statement of profit or loss and other comprehensive income. The value of which remains as nil.

The Loan Facilities are automatically convertible into subscription shares upon the successful listing on the Primary Exchange resulting in the Company’s ordinary shares being exchanged for publicly-listed securities.

The loan facility are unsecured and have a maturity date of 36 months from the Subscription date, however automatically convert at a listing event which is expected in the second quarter of 2025.

F-32 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

13.3	Promissory Notes

Between 1 January 2025 and 30 April 2025, the Group entered into additional Promissory Notes with 6 separate parties with a total principal amount of $655,855. Each promissory note issued by Braiin LLC provides for a fixed return by applying a 1.20x multiplier to the principal amount, referred to as the “payoff amount.” This payoff amount is payable on or before a defined maturity date or upon consummation of the business combination involving Braiin Holdings Ltd. If the payoff amount is not paid by the maturity date, interest begins to accrue on the unpaid principal as follows:

●	From the day after the maturity date to a defined secondary date (e.g., July 1 or August 15 depending on the note): interest accrues at 1% per month on the principal.
●	After the secondary date, if the note remains unpaid, interest increases to 1.5% per month on all unpaid sums until fully repaid.

This stepped interest structure incentivises prompt repayment while offering investors compensation for delays.

On 27 March 2024, the Group entered into a Note Purchase Agreement with SCP Opportunity XV, LP (“the Buyer”), whereby the Group agreed to issue and sell to the Buyer one or more promissory notes for a total purchase price of up to $500,000. The principal amount for each note under this agreement is calculated as 1.25 times the purchase price paid by the Buyer. This calculation forms the basis for the initial recognition of these notes as financial liabilities at their fair value, which corresponds to the cash received from the Buyer.

The interest terms stipulated in the agreement dictate that if the payoff amount of any note is not settled by 1 July 2024, interest will commence accruing on the principal amount at a rate of 1% per month. Should the payoff amount remain unpaid as of 30 June 2025, the interest rate will increase to 1.5% per month until full payment is made. The accrued interest is added to the carrying amount of the liability to reflect the increase in the amount owed to the Buyer over time, under the terms of the contractual agreement.

In terms of subsequent measurement, the liabilities are measured at amortised cost using the effective interest rate (EIR) method. This approach involves calculating the interest rate that exactly discounts the estimated future cash payments through the life of the financial liability back to the net carrying amount on initial recognition. The EIR reflects the actual economic return that the Buyer expects to receive based on the initial investment. If there is a step-up in interest rates due to non-payment, these changes are treated as modifications of the financial liabilities. Such modifications are accounted for by recalculating the EIR to reflect the terms of the modified agreement, adjusting the carrying amount of the debt, and recognising any difference in the profit and loss. Refer to Note 21.2 for contingent liabilities associated with the Promissory note.

13.4	Convertible Notes

The Group entity has issued convertible notes with a total face value of $39,320.

Interest will accrue on a daily basis at a rate of 10% per annum on the outstanding subscription amount and will capitalise at monthly intervals and be payable at the time of conversion.

As of 30 June 2025, the Group has recognized the Convertible Notes as a liability in accordance with IFRS Accounting Standards. The liability is measured at fair value initially and is subsequently measured at amortised cost. Per Note 13.5 below the Convertible Notes contain an embedded derivative instrument that is recognised at fair value through profit or loss. Changes in the fair value of the embedded derivative of the Convertible debt are recognized in the statement of profit or loss and other comprehensive income.

The notes are automatically convertible into subscription shares upon the successful completion of a listing on the Primary Exchange resulting in the Company’s ordinary shares being exchanged for publicly-listed securities.

The convertible notes are unsecured and have a maturity date of 18 months from the Subscription date, however automatically convert at an IPO which is expected prior to 31 December 2025.

F-33 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

13.5	Derivative Financial Instruments

The Group has entered into SAFE and Convertible Note agreements as outline above. These Notes contain embedded financial instruments which have characteristics of derivative financial instruments. The Group assesses each contract to determine whether any embedded financial instruments require separate recognition and measurement.

The Group has identified an embedded financial instrument within each of the SAFE Notes, Convertible Notes and Loan Facilities. The Group assessed the fair value of the embedded derivatives associated with the SAFE, Convertible Notes and Loan Facility as at 30 June 2025. As at balance date, the direct listing had not occurred, the underlying listed entity into which the instruments would convert did not exist, and there was no observable market evidence to support a fair value measurement. Given the continued uncertainty around the listing outcome and timetable, and the fact that the conversion features were contingent on a successful listing, management has determined that the embedded derivatives had a nil fair value at 30 June 2025.

Any changes in the fair value of the embedded financial instrument are recognized in the Statement of Profit and Loss as a gain or loss on financial instrument derivatives consistent with the Group’s accounting policy for financial instruments.

As at 30 June 2025, the valuation was determined to be nil on the basis that agreements converting at the future market rate has nil intrinsic value.

14.	FIXED ASSETS

	30 JUNE 2025 $	30 JUNE 2024 $
Plant and Equipment – at cost	340,817	340,817
Less: Accumulated depreciation	(338,744)	(292,062)
Exchange difference	(994)	-
	1,079	48,755

Opening balance	48,755	193,666
Additions	-	885
Disposals	-	-
Depreciation expense	(47,676)	(147,109)
Exchange difference	-	1,313
Closing balance	1,079	48,755

The Group records its plant and equipment under the historical cost convention. There have been no impairments during the financial year.

F-34 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

15.	SOFTWARE DEVELOPMENT

	30 JUNE 2025 $	30 JUNE 2024 $
Software development at cost	89,092	89,092
Less: Accumulated amortisation	(29,192)	-
Exchange difference	(1,514)	-
	58,386	89,092

Opening Balance	89,092	88,934
Amortisation	(29,192)	-
Exchange Difference	(1,514)	158
Closing balance	58,386	89,092

Software development costs relate to the proprietary software, the Raptor Enterprise Resource Platform and AI integration, developed for Raptor300 Inc.

Reconciliations of written down values at the beginning and end of the current and previous financial year are not required in this financial report as there has been no write-downs during the financial year.

Software development costs are capitalised when the recognition criteria are met and are amortised on a straight-line basis over three years from the date the software is available for use. The Board determined that the software became available for use on 1 July 2024, and accordingly amortisation commenced from that date. For the year ended 30 June 2025, amortisation expense of approximately $29,000 was recognised. No additional development costs were capitalised during FY25; subsequent expenditure on enhancements, support and operations was expensed as incurred, as it did not meet the recognition criteria under IAS 38. Management monitored for impairment indicators throughout the year and concluded that no impairment existed at 30 June 2025.

16.	LEASES

16.1	Right of Use Assets – Motor Vehicle

	30 JUNE 2025 $	30 JUNE 2024 $
Opening balance	-	-
Additions	83,343	-
Depreciation	(20,837)	-
Closing balance	62,506	-

F-35 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

16.1	Right of Use Assets – Premises

	30 JUNE 2025 $	30 JUNE 2024 $
Opening balance	2,069	3,244
Additions	-	-
Depreciation	(1,057)	(1,204)
Foreign currency adjustments	-	29
Closing balance	1,012	2,069

16.2	Leases – Motor vehicle

Current	30 JUNE 2025 $	30 JUNE 2024 $
Short-term lease liabilities
Opening balance	-	-
Additions	34,655	-
Interest	3,264
Repayments	(20,159)	-
Closing Balance	17,760	-

Non-Current
Long-term lease liabilities
Opening balance	-	-
Additions	38,291	-
Repayments	-	-
Closing Balance	38,291	-

The Group has entered into a lease agreement for a 2024 Mercedes-Benz GLS vehicle under a finance lease arrangement. The lease commenced on 28 June 2024 and has a fixed term of 48 months, with monthly payments of USD $1,679.90. The leased vehicle is used for business purposes and is subject to an annual mileage limit of 12,000 miles.

16.2	Leases - Premises

Current	30 JUNE 2025 $	30 JUNE 2024 $
Short-term lease liabilities	-	1,351
	-	1,351
Non-Current
Long-term lease liabilities	-	2
	-	2

16.3 IFRS 16 related amounts recognized in the profit or loss and other comprehensive income
Depreciation charge related to right of use assets	19,293	1,203
Interest expense on lease liabilities	3,282	329
	22,575	1,532

F-36 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

17.	INTEREST IN SUBSIDIARIES

Shares in controlled entities are unlisted and comprise:

	Place of Incorporation	2025 Holding %	2025 Amount $	2024 Holding %	2024 Amount $
● Raptor300 Inc	Delaware USA	100	3,641	100	3,641
● Braiin LLC	Delaware USA	100	0	100	0
● Raptor Sri Lanka	Sri Lanka300 Pvt. Ltd.	100	0	100	0

During the financial year, the Group incorporated Braiin LLC, a Company based in Delaware USA.

18.	KEY MANAGEMENT PERSONNEL

The aggregate compensation made directors and other members of key management personnel of the Group is set out below:

	30 JUNE 2025 $	30 JUNE 2024
Short-term employee benefits	283,243	97,033
Post-employment benefits	-	-
Long-term benefits	-	-
Share based payments	-	-
	283,243	97,033

Currently KMP, Natraj Balasubramanian is paid by the Group under contract. KMP, Jay Stephenson is currently paid as a contractor – refer to Note 19.

19.	RELATED PARTY AND ASSOCIATE PARTY DISCLOSUE

Parent Entity

Braiin Limited is the Parent Entity

Subsidiaries

Interests in Subsidiaries are set out in Note 17.

Transactions with related parties

The following transactions occurred with related parties:

Director Neil Saligrama subscribed for $3,000,000 worth of shares in the Group subsequent to the end of the financial year.

F-37 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

Director Natraj Balasubramanian is owed by the Group $14,565 (2024: owes the Group $108,677) which is owed by Mr Balasubramanian to Subsidiary Raptor 300 Inc. At present there is no repayment date, however the Group will determine a suitable time to for Mr Balasubramanian to repay the loan, which is expected to be within 12 months of the reporting date.

	30 JUNE 2025 $	30 JUNE 2024 $
Balance as on beginning of period	(108,677)	81,510
Net change in loan	123,242	(190,187)
Balance as on end of period	14,565	(108,677)

Director Jay Stephenson is a director of Forest House Pty Ltd, a company that provides accounting and administrative services to the Group. During the period, Forest House was paid or is owed $58,981 (2024:60,008) for services.

The Group has loaned $3,367 (2024: $1,770) to an associated party to pay expenses on behalf of the Group. These expenses have been paid subsequent to the end of that period.

20.	PARENT ENTITY DISCLOSURE

	30 JUNE 2025 $	30 JUNE 2024 $
19.1 Financial position of Braiin Limited
Current assets
Cash and cash equivalents	1,148	14,970
Trade and other receivables	21,332	15,329
Related party loan	-	-
Total current assets	22,480	30,299

Non-current assets
Software development	58,386	89,092
Total assets	80,866	119,391

Current liabilities
Trade and other payables	190,840	248,891
Financial Liabilities	241,030	227,579
Total current liabilities	431,870	476,470

Non-current liabilities
Loan from related parties	984,687	656,187
Financial Liabilities	-	-
Total Non-current liabilities	984,687	656,187

Total liabilities	1,416,557	1,132,657

Net liabilities	(1,335,691)	(1,013,266)

Equity
Issued capital	641	641
Reserves	30,143	21,033
Retained assets	(1,366,475)	(1,034,940)
Total Equity	(1,335,691)	(1,013,266)

19.2 Financial Performance of Braiin Limited.
Loss for year	(331,535)	(549,255)
Total Comprehensive Loss	(331,535)	(549,255)

F-38 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

for the year ended 30 June 2025

21.	COMMITMENTS AND CONTINGENT LIABILITIES

21.1	COMMITMENTS

No commitments exist as at 30 June 2025 (2024: nil).

21.2	CONTINGENT ASSETS AND LIABILITIES

20.2.1	CONTINGENT LIABILITIES

No contingent liabilities exist as at 30 June 2025 (2024: nil).

20.2.2	CONTINGENT ASSETS

No contingent assets exist as at 30 June 2025 (2024: nil).

22.	SUBSEQUENT EVENTS

Subsequent to 30 June 2025, the following significant events occurred:

●	Mr Rhohit Jhamb and Mr Neil Saligrama were appointed as Directors of the Company.

●	SAFE Notes totalling $375,000 were issued during August and September 2025.

●	In September 2025, the Group successfully raised $3,000,000 through an equity placement with a related party of the Group.

●	SAFE Notes that were on issue at 30 June 2025 were converted into equity following the September placement.

●	In September 2025, the Company executed amendments to the Promissory Notes that were outstanding at 30 June 2025. The amendments included revised terms that extend the repayment period and reduce the effective interest rate compared to the original agreements. These changes represent a material improvement in the Company’s financing arrangements and are expected to have a positive impact on future cash flows and liquidity.

●	In November 2025, the Company undertook a 4 for 1 stock split of its fully paid ordinary shares which has been retroactively adjusted.

●	In November 2025, the Group successfully completed a $2,000,000 equity placement, providing additional liquidity to fund operations and strategic objectives.

There are no other events subsequent to the reporting date.

F-39 | BRAIIN FINANCIAL REPORT 30 JUNE 2025

Connect Simple Pty Ltd

Financial Statements

For the Year Ended June 30, 2025

F-40

Independent Auditor’s Report

Opinion on the Financial Statements

We have audited the financial statements of Connect Simple Pty Limited (the Company) which comprise the statements of financial position as at June 30, 2025 and 2024, and the related statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the year ended June 30, 2025 and the period from December 1, 2023 (Inception) to June 30, 2024, and the related notes to the financial statements including a summary of significant accounting policies.

In our opinion, the accompanying financial statements present fairly, in all material respects, the Statements of financial position of the Company at June 30, 2025 and 2024 and the related statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the year ended June 30, 2025 and the period from December 1, 2023 (Inception) to June 30, 2024, in accordance with International Financial Reporting Standards (IFRS).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company, and have fulfilled our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standard (IFRS) as issued by International Accounting Standards Board (IASB), and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

F-41

In performing an audit in accordance with US GAAS, we:

●	Use professional judgment and exercise professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal controls. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and internal control related matters identified during our audit.

Akhil Sobti, Chartered Accountant – CAANZ Membership No 449425

AICPA Membership No 402307223

22 September 2025

F-42

Connect Simple Pty Ltd

Statement of Financial Position

For the year ended June 30, 2025

(Amounts in US Dollars)	Note	June 30, 2025	June 30, 2024

Assets

Current assets
Accounts receivables	5	89,760	138,644
Due from related parties	4	-	36,356
Cash and cash equivalents	6	306,344	74,881
		396,105	249,881

Total assets		396,105	249,881

Equity and liabilities

Equity
Share capital	9	66	66
Retained earnings		185,325	122,151

Total equity		185,391	122,217

Liabilities

Current liabilities
Trade payables	7	4,355	71,912
Due to related parties	4	35,768	-
Accrued and other liabilities	8	170,590	55,752

Total liabilities		210,714	127,664

Total equity and liabilities		210,714	127,664

Contingencies and commitments	17	-	-

The accompanying notes are an integral part of these financial statements

F-43

Connect Simple Pty Ltd

Statement of Profit or Loss & Other Comprehensive Income

For the year ended June 30, 2025

(Amounts in US Dollars)	Note	June 30, 2025	Period from December 1, 2023 (Inception) to June 30, 2024

Revenue	10	537,762	335,690
Cost of sales	11	(330,046)	(108,064)

Gross profit		207,716	227,626

General and administrative expenses	12	(112,491)	(67,048)
Sales and marketing	12	(1,764)	(1,112)
Operating profit /(loss)		93,461	159,466

Profit/(loss) before taxation		93,461	159,466
Taxation	12	(30,288)	(39,866)
Profit/(loss) after taxation		63,174	-

Other Comprehensive Income for the year
Unrealized foreign exchange gain/(loss)	13	-	2,551
Total other comprehensive income for the year		-	2,551

Total comprehensive income/(loss) for the year		63,174	122,151

Earnings per share
Basic		632	1,222
Diluted		632	1,222

The accompanying notes are an integral part of these financial statements

F-44

Connect Simple Pty Ltd

Statement of Changes in Equity

For the year ended June 30, 2025

(Amounts in US Dollars)	Share Capital	Retained Earnings/ (Accumulated profit	Total Equity

Balance as at December 1, 2023 (inception)	66	-	66
Share capital issued	-	-	-
Profit for the year	-	122,151	122,151
Balance as at June 30, 2024	66	122,151	122,217
Share capital issued	-	-	-
Profit for the year	-	-	-
	-	63,174	63,174
Balance as at June 30, 2025	66	185,325	185,391

The annexed notes are integral part of these financial statements

F-45

Connect Simple Pty Ltd

Statement of Cash Flows

For the year ended June 30, 2025

(Amounts in US Dollars)	June 30,2025	Period from December 1, 2023 (Inception) to June 30,2024

Cash flows from operating activities
Net profit/(loss) before tax	93,461	159,466
Adjustment for:
Tax provision	(30,288)	(39,866)
Net foreign exchange gain/(loss)		2,551

Changes in working capital
(Increase)/decrease in accounts receivables	48,884	(138,644)
(Increase)/decrease in other assets	36,356	(36,356)
Increase/(decrease) in trade payables	(67,557)	71,912
Increase/(decrease) in accrued and other liabilities	163,927	55,752
Net Cash generated/(used in) from operating activities	244,784	74,815
Tax paid	(13,321)	-
Net cash flows generated by (used in) operating activities	231,463	74,815

Cash flows from investing activities
Other cash items from investing activities	-	-
Cash generated/(used in) from investing activities	-	-

Cash flows from financing activities
Issuance of share capital	-	66
Net cash from/(used in) financing activities		66

Net increase / (decrease) in cash and cash equivalents	231,463	74,881
Cash and cash equivalents at inception	74,881	-
Cash and cash equivalents at the end of the year	306,344	74,881

The accompanying notes are an integral part of these financial statements

F-46

Connect Simple Pty Ltd

Notes to the Financial Statement

For the year ended June 30, 2025

1.	General information and basis of presentation

Connect Simple Pty Ltd (‘the Company’), was incorporated in Australia on December 1, 2023 having registered office at 7 Merrifield’s Court Taylors Lakes, VIC 3038, Australia

The financial statements of Connect Simple Pty Ltd are presented in United States Dollar (USD).

The Company is in the business of providing energy, broadband, and related household and business service comparison and connection solutions.

2.	Accounting policies

Basis of presentation, preparation and compliance

Statement of compliance

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). Accounting policies have been consistently applied to all the years presented unless otherwise stated.

Basis of preparation

These financial statements have been prepared in compliance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), under the historical cost convention on an accrual basis, except for certain financial instruments which are measured at fair value at the end of the reporting period.

Going concern

The management have, at the time of approving the financial statements, a reasonable expectation that the company have adequate resources to continue in operational existence for the foreseeable future. Thus, they continue to adopt the going concern basis of accounting in preparing the financial statements.

Standards, interpretations and amendments to approved accounting standards that are issued but not yet effective and have not been early adopted by the Company

The following standards, amendments would be effective from the dates mentioned below and have not been early adopted by the Group:

Standards	Standards, Interpretations and Amendments	Effective date (Annual periods beginning on or after)
IAS 1	‘Presentation of financial statements’, Classification of liabilities as current or non- current — (Amendments)	1-Jan-24
IAS 7	‘Statement of cash flows’, Changes regarding supplier finance arrangements — (Amendments)	1-Jan-24
IFRS 7	‘Financial instruments: Disclosures’, Changes regarding supplier finance arrangements — (Amendments)	1-Jan-24
IFRS 16	‘Leases’, Sale and Leaseback transactions — (Amendments)	1-Jan-24
IAS 21	The Effects of Changes in Foreign Exchange Rates, Lack of Exchangeability — (Amendments)	01 January 2025
IFRS 9	Financial instruments: Disclosures, to address matters identified during the post- implementation review of the classification and measurement requirements of IFRS 9 — (Amendments)	01 January 2026
IFRS 17	Insurance contracts	01 January 2026

F-47

Connect Simple Pty Ltd

Notes to the Financial Statement

For the year ended June 30, 2025

The management expects that the adoption of above standards and amendment will not have any material impact on the company’s financial statements.

Foreign currency translation

Foreign currency transactions are recorded at exchange rates prevailing on the date of the transaction. Foreign currency denominated monetary assets and liabilities are retranslated at the exchange rate prevailing on the balance sheet dates and exchange gains and losses arising on settlement and restatement are recognised in the statement of profit and loss. Non-monetary assets and liabilities that are measured in terms of historical cost in foreign currencies are not retranslated.

Functional and Presentation currency

The company’s functional currency is Australian Dollars (AUD). However, the standalone financial statements are presented in United States Dollar (USD), which is not the company’s functional currency. The financial results and position are translated into the presentation currency in accordance with the principles of IAS 21 – The effects of changes in foreign exchange rates, using the following approach:

(a)	Assets and liabilities in the statement of financial position (including comparatives) are translated at the closing exchange rate prevailing at the respective reporting date;
(b)	Income and expenses in the statement of profit or loss and other comprehensive income (including comparatives) are translated using the average exchange rates for the reporting period;
(c)	All resulting exchange differences are recognised in Other Comprehensive Income (OCI) and accumulated in the foreign currency translation reserve under equity.

	Average rate
	June 30,2025	June 30,2024
AUD to USD	0.6476	0.6557

	Closing rate
	June 30,2025	June 30,2024
AUD to USD	0.6503	0.6644

Revenue recognition

Revenue from contracts with customers:

The company recognises revenue from contracts with customers based on a five-step model as set out in IFRS 15 - Revenue from contracts with customers “(IFRS 15”).

F-48

Connect Simple Pty Ltd

Notes to the Financial Statement

For the year ended June 30, 2025

Step 1. Identify the contract(s) with a customer: A contract is defined as an agreement between two or more parties that creates enforceable rights and obligations and sets out the criteria for every contract that must be met.

Step 2. Identify the performance obligations in the contract: A performance obligation is a promise in a contract with a customer to transfer a good or service to the customer.

Step 3. Determine the transaction price: The transaction price is the amount of consideration to which the company expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties.

Step 4. Allocate the transaction price to the performance obligations in the contract: For a contract that has more than one performance obligation, the company will allocate the transaction price to each performance obligation in an amount that depicts the amount of consideration to which the company expects to be entitled in exchange for satisfying each performance obligation.

Step 5. Recognize revenue when (or as) the entity satisfies a performance obligation.

Revenue towards satisfaction of a performance obligation is measured at the amount of transaction price allocated to that performance obligation. The company assesses its revenue arrangements against specific criteria to determine if it is acting as principal or agent. The company has concluded that it is acting as a principal in all of its revenue arrangements.

Significant revenue areas	Nature and timing of satisfaction of performance obligations

Utility Services Platform	The business operates a white label digital solution that allows partners such as finance brokers, SME consultants, and comparison sites to offer branded customer journeys for the signup of energy, gas, and broadband services. The company recognizes revenue when a performance obligation is satisfied in accordance with the terms of the contractual arrangement. Typically, performance obligations are satisfied at a point in time, when services are rendered to the customer. This generally occurs upon completion of the service, as specified in the contract.

Taxation

Income tax expense comprises current and deferred taxes. Income tax expense is recognised in the income statement, except when related to items that are recognized outside of profit or loss (whether in other comprehensive income or directly in equity) or where related to the initial accounting for a business combination. In the case of a business combination, the tax effect is included in the accounting for the business combination.

Current income taxes are determined based on the respective taxable income of each taxable entity and tax rules applicable for respective tax jurisdictions.

Deferred tax assets and liabilities are recognised for the future tax consequences of temporary differences between the carrying values of assets and liabilities and their respective tax bases, and unutilized tax losses, depreciation carry-forwards and tax credits. Such deferred tax assets and liabilities are computed separately for each taxable entity and for each taxable jurisdiction. Deferred tax assets are recognised to the extent that it is probable that future taxable income will be available against which the deductible temporary differences, unused tax losses, depreciation carry-forwards and unused tax credits could be utilized. The future profitability is based on the business plan for each respective entity within the company. The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

F-49

Connect Simple Pty Ltd

Notes to the Financial Statement

For the year ended June 30, 2025

Deferred tax assets and liabilities are measured based on the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on the tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date.

Current and deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the company intends to settle its current tax assets and liabilities on a net basis.

The extent to which deferred tax assets can be recognised is based on an assessment of the probability that future taxable income will be available against which the deductible temporary differences and tax loss carry-forwards can be utilised.

Tax provisions are recognised for uncertain tax positions where a risk of an additional tax liability has been identified and it is probable that the company will be required to settle that tax. Measurement is dependent on management’s expectations of the outcome of decisions by tax authorities in the various tax jurisdictions in which the company operates. This is assessed on a case-by-case basis using in-house experts, professional firms and previous experience. Where no provision is required the exposure is disclosed as a contingent liability in note 26 unless the likelihood of an outflow of economic benefits is remote.

Judgement is required in assessing the impact of any legal or economic limits or uncertainties in various tax jurisdictions.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand, demand deposits and highly liquid investments with an original maturity of up to three months that are readily convertible into known amounts of cash and that are subject to an insignificant risk of changes in value.

Financial instruments

Recognition and derecognition

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity. Financial instruments are recognised on the balance sheet when the company becomes a party to the contractual provisions of the instrument.

The company derecognises a financial asset only when the contractual rights to the cash flows from the asset expire or it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the company recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the company retains substantially all the risks and rewards of ownership of a transferred financial asset, the company continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received. Any gain or loss arising on derecognition is recognised in profit or loss. When a financial instrument is derecognised, the cumulative gain or loss in equity (if any) is transferred to the consolidated income statement.

Financial assets are written off when there is no reasonable expectation of recovery. The company reviews the facts and circumstances around each asset before making a determination. Financial assets that are written off could still be subject to enforcement activities.

Financial liabilities are derecognised when they are extinguished, that is when the obligation is discharged, cancelled or has expired.

F-50

Connect Simple Pty Ltd

Notes to the Financial Statement

For the year ended June 30, 2025

Initial measurement

Initially, a financial instrument is recognised at its fair value. Transaction costs directly attributable to the acquisition or issue of financial instruments are recognised in determining the carrying amount, if it is not classified as at fair value through profit or loss. Transaction costs of financial instruments carried at fair value through profit or loss are expensed in profit or loss.

Subsequently, financial instruments are measured according to the category in which they are classified.

Classification of financial assets is based on the business model in which the instruments are held as well as the characteristics of their contractual cash flows. The business model is based on management’s intentions and past pattern of transactions. Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest. The company reclassifies financial assets when and only when its business model for managing those assets changes.

Financial assets are classified into three categories:

Financial assets at amortised cost are non-derivative financial assets with contractual cash flows that consist solely of payments of principal and interest and which are held with the intention of collecting those contractual cash flows. Subsequently, these are measured at amortised cost using the effective interest method less impairment losses, if any. These include cash and cash equivalents, contract assets and other financial assets.

Financial instruments

Financial assets at fair value through other comprehensive income are non-derivative financial assets with contractual cash flows that consist solely of payments of principal and interest and which are held with the intention of collecting those contractual cash flows as well as to sell the financial asset. Subsequently, these are measured at fair value, with unrealised gains or losses being recognised in other comprehensive income apart from any expected credit losses or foreign exchange gains or losses, which are recognised in profit or loss. This category can also include financial assets that are equity instruments which have been irrevocably designated at initial recognition as fair value through other comprehensive income. For these assets, there is no expected credit loss recognised in profit or loss.

Financial assets at fair value through profit or loss are financial assets with contractual cash flows that do not consist solely of payments of principal and interest. This category includes derivatives, embedded derivatives separated from the host contract and investments in certain convertible loan notes. Subsequently, these are measured at fair value, with unrealised gains or losses being recognised in profit or loss, with the exception of derivative instruments designated in a hedging relationship, for which hedge accounting is applied.

Classification and measurement – financial liabilities

Financial liabilities are classified as subsequently measured at amortised cost unless they meet the specific criteria to be recognised at fair value through profit or loss.

Other financial liabilities are measured at amortised cost using the effective interest method.

Financial liabilities at fair value through profit or loss include derivatives and embedded derivatives separated from the host contract as well as financial liabilities held for trading. Subsequent to initial recognition, these are measured at fair value with gains or losses being recognised in profit or loss. Embedded derivatives relating to prepayment options on senior notes are not considered as closely related and are separately accounted unless the exercise price of these options is approximately equal on each exercise date to either the amortised cost of the senior notes or the present value of the lost interest for the remaining term of the senior notes.

F-51

Connect Simple Pty Ltd

Notes to the Financial Statement

For the year ended June 30, 2025

Equity instruments

An equity instrument is any contract that evidences residual interests in the assets of the company after deducting all of its liabilities. Equity instruments issued by the company are recorded at the proceeds received, net of direct issue costs.

Investments in equity instruments are measured at fair value; however, where a quoted market price in an active market is not available, equity instruments are measured at cost (investments in equity instruments that are not held for trading). The company has not elected to account for these investments at fair value through other comprehensive income.

Determination of fair value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. The fair value of a financial instrument on initial recognition is normally the transaction price.

In estimating the fair value of an asset or liability, the company takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Subsequent to initial recognition, the company determines the fair value of financial instruments that are quoted in active markets using the quoted bid prices (financial assets held) or quoted ask prices (financial liabilities held) and using valuation techniques for other instruments. Valuation techniques include the discounted cash flow method and other valuation models.

Earnings per share

Earnings per share, diluted earnings per share are measured as follows:

- basic earnings per share are calculated by dividing profit or loss attributable to owners of the company by the weighted average number of ordinary shares outstanding during the period, excluding treasury shares. The weighted average number of ordinary shares outstanding is calculated based on the number of ordinary shares outstanding at the beginning of the period, after deduction of treasury shares, adjusted on a time-apportioned basis for shares bought back or issue during the period;

- diluted earnings per share are calculated by dividing profit or loss attributable to owners of the company by the weighted average number of ordinary shares outstanding during the year as used to calculate basic earnings per share, both items being adjusted on a time-apportioned basis for the effects of all potentially dilutive financial instruments corresponding to (i) performance shares and (ii) free share grants until fully vested.

Provisions and contingent liabilities

Provisions are recognised when there is a present obligation as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and there is a reliable estimate of the amount of the obligation. Provisions are measured at the best estimate of Provisions are recognised when there is a present obligation as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and there is a reliable estimate of the amount of the obligation. Provisions are measured at the best estimate of the expenditure required to settle the present obligation at the Balance sheet date.

If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, when appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passage of time is recognised as a finance cost. The expenditure required to settle the present obligation at the Balance sheet date.

F-52

Connect Simple Pty Ltd

Notes to the Financial Statement

For the year ended June 30, 2025

Contingent liabilities are disclosed when there is a possible obligation arising from past events, the existence of which will be confirmed only by the occurrence or non occurrence of one or more uncertain future events not wholly within the control of the company or a present obligation that arises from past events where it is either not probable that an outflow of resources will be required to settle or a reliable estimate of the amount cannot be made.

Segment information

An entity is required to disclose segment information if it operates in more than one segment, either by geography or business activity, and if that segment information is regularly reviewed by the entity’s Chief Operating Decision Maker (CODM).

The company does not have distinct operating segments as defined under IFRS 8, as it operates in a single business activity and/or geographical location. Accordingly, the Company has no operating or geographical segments that would require separate reporting.

As such, the company has opted not to present segment information. The financial statements present the financial position, performance, and cash flows of the entity as a whole.

Events after the reporting date

Where events occurring after the balance sheet date provide evidence of conditions that existed as at the end of the reporting period, the impact of such events is adjusted within the financial statements. Otherwise, events after the balance sheet date of material size or nature are only disclosed.

F-53

Connect Simple Pty Ltd

Notes to the Financial Statement

For the year ended June 30, 2025

4.	Related Party Transactions

In accordance with IAS 24 – “Related Party Disclosures”, the company has identified the following related party transactions during the reporting period:

Amounts Due from Related Parties

As of the reporting date, the following balance was outstanding and receivable from related parties:

Related parties	Relationship	Nature of Transaction	As at June 30, 2025	As at June 30, 2024
			USD	USD
Due From related party
Arun Saligrama	Shareholder	Loan Receivable		18,178
Sneha Krishnaswamy	Shareholder	Loan Receivable		18,178
				36,356
Due to related party
Arun Saligrama	Shareholder	Loan Payable	17,884
Sneha Krishnaswamy	Shareholder	Loan Payable	17,884
			35,768

According to IAS 24, as of June 30, 2024, there were amounts due from related parties (Arun Saligrama and Sneha Krishnaswamy) totaling $36,356 for loans received.

However, as of June 30, 2025, the amounts due from related parties are zero. This suggests that the loans have been repaid. If, as you mentioned, there’s now an “excess pay” and it has become “Due to related party,” this would mean that the company has either repaid more than it owed or received new loans from the related parties, making the company the debtor. This would typically be reflected as a liability on the balance sheet and disclosed in the related party note.

5.	Accounts Receivable

	As at June 30, 2025	As at June 30, 2024
	USD	USD

Unbilled receivable	89,760	138,643

Connect Simple adopted Simplified Expected Credit Loss Method to assess the provisioning for receivables. As at the reporting date the receivables due are less than one year. Hence, no loss allowance was recorded as at the reporting date. Further, the company regularly monitors the credit worthiness of its customers and did not identify any customers whose credit worthiness is impaired.

F-54

Connect Simple Pty Ltd

Notes to the Financial Statement

For the year ended June 30, 2025

6.	Cash and Cash Equivalents

Cash and cash equivalents consist of the following:

	As at June 30, 2025	As at June 30, 2024
	USD	USD

Cash in Hand	65	66
Cash at Bank	306,279	74,815
	306,344	74,881

7.	Trade Payables

	As at June 30, 2025	As at June 30, 2024
	USD	USD

Trade Payables	4,355	71,912

8.	Accrued and Other Liabilities

	As at June 30, 2025	As at June 30, 2024
	USD	USD

General sales tax (GST)	372	15,302
Income tax payable	28,598	40,397
Accrued expenses	128,612	54
Bill payment	13,009	-
	170,590	55,752

9.	Equity

(a)	Share capital

The share capital of the Company consists only of fully paid ordinary shares with a nominal (par) value of USD 0.66 per share. All shares are equally eligible to receive dividends and the repayment of capital and represent one vote at shareholders’ meetings of the Company.

Particulars		As at 30 June 2024
	No. of shares	Amount (USD)
Issued, subscribed and fully paid-up
100 (June 30, 2025 - 100) equity shares	66	66
Total issued, subscribed and fully paid-up share capital	66	66

F-55

Connect Simple Pty Ltd

Notes to the Financial Statement

For the year ended June 30, 2025

10.	Revenue

	For the year ended June 30, 2025	Period from December 1, 2023 (Inception) to June 30, 2024
	USD	USD

Revenue	537,762	335,690

The Company’s revenue is derived solely from commissions and referral fees received from energy, broadband, insurance, and other service providers when customers connect or switch through the Company’s platform. Given the nature of the business, customer base, and uniformity of contract terms with providers, revenue has been presented as a single category.

Revenue is recognised at a point in time, when the customer is successfully connected or contracted with the relevant service provider, as this is when the Company’s performance obligation is satisfied and entitlement to consideration arises.

11.	Cost of Sales

	For the year ended June 30, 2025	Period from December 1, 2023 (Inception) to June 30, 2024
	USD	USD

Commission expense	330,046	108,064

12.	Operating Expenses

	For the year ended June 30, 2025	Period from December 1, 2023 (Inception) to June 30, 2024
	USD	USD

General and administrative	112,492	67,048
Sales and marketing	1,764	1,112
	114,255	68,161

Expenses by nature

Office expense	1,184	1,077
Professional fees	108,054	65,971
Foreign exchange gain/(loss)	3,254
Advertising	1,764	1,112
	114,255	68,161

F-56

Connect Simple Pty Ltd

Notes to the Financial Statement

For the year ended June 30, 2025

13.	Foreign exchange gain/(loss)

	For the year ended June 30, 2025	Period from December 1, 2023 (Inception) to June 30, 2024
	USD	USD

Unrealized foreign exchange gain/(loss)	-	2,551

14.	Earnings per share

	For the year ended June 30, 2025	Period from December 1, 2023 (Inception) to June 30, 2024
	USD	USD

Profit /(loss) attributable to the ordinary equity holders of the company	63,174	122,151
Weighted average number of ordinary shares	100	100
Basic earnings / (loss) per share	632	1,222
Diluted earnings / (loss) per share	632	1,222

15.	Financial Instruments

Classes and categories of financial instruments

The carrying amounts of financial assets and financial liabilities in each category are as follows:

	As at June 30,2025	As at June 30,2024
	USD	USD
Financial Assets
Measured at amortized cost:
- Loans from related parties	-	36,356
- Trade and other receivables	89,760	138,643
- Cash and cash equivalents	306,344	74,881

Financial Liabilities
Measured at amortized cost:
- Trade payables	4,355	71,912
- Accrued and other liabilities	170,590	55,752

Fair Value Measurement

All financial assets and financial liabilities are measured at amortized cost, and their carrying values approximate their fair values.

Financial Risk Management Objectives and Policies

The company’s principal financial liabilities comprise trade payables. The main purpose of these financial liabilities is to finance the entity’s operations. The company’s principal financial assets include loans, trade receivables, and cash and cash equivalents that derive directly from its operations.

F-57

Connect Simple Pty Ltd

Notes to the Financial Statement

For the year ended June 30, 2025

Market Risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk: currency risk, interest rate risk, and other price risk. The entity is not exposed to interest rate risk.

Interest Rate Risk:

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The entity is not exposure to the risk of changes in market interest rates.

Credit Risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The entity is exposed to credit risk from its operating activities primarily trade receivables.

Trade Receivables

The company trades only with recognized, creditworthy third parties. It is the company’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures. In addition, receivable balances are monitored on an ongoing basis with the result that the entity’s exposure to bad debts is not significant.

Liquidity Risk

Liquidity risk is the risk that the entity will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial asset. The entity monitors its risk to a shortage of funds using a recurring liquidity planning tool. This tool considers the maturity of both its financial investments and financial assets.

Maturities of Financial Liabilities:

The following tables detail the entity’s remaining contractual maturity for its non-derivative financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the entity can be required to pay.

Financial Liabilities	< 1 year	1-5 years	> 5 years
Trade payables	4,355	-	-
Accrued and other liabilities	170,590	-	-

16.	Segmenting Reporting

As per IFRS, segment reporting is required for entities with operating and geographical segments that are regularly reviewed by the Chief Operating Decision Maker (CODM). The Company has reviewed its operations and determined that it does not operate in multiple geographical areas or business segments.

The company operates as a single entity with no separately identifiable operating or geographical segments. Consequently, no segment disclosures are provided in these financial statements.

17.	Contingent Liabilities

As at June 30, 2025, the company has no contingent liabilities.

Contingent liabilities are potential liabilities that may arise depending on the outcome of an uncertain future event. They are not recognized in the financial statements because their existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the company.

The company continuously monitors and assesses all potential risks and uncertainties that may impact its financial position. As of the reporting date, the company has not identified any contingent liabilities that need to be disclosed.

18.	Events After the Reporting Date

No adjusting or significant non-adjusting events have occurred between the June 30, 2025 (reporting date) and the date of authorisation.

F-58

Independent Auditor’s Report

Opinion on the Financial Statements

We have audited the accompanying consolidated financial statements of VIS Networks Private Limited (the Company) which comprise the consolidated statements of financial position as at June 30, 2025 and 2024, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the financial statements including a summary of significant accounting policies.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025 and 2024 and the results of its operations and its cash flows for each of the years then ended in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company, and have fulfilled our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standard (IFRS) as issued by International Accounting Standards Board (IASB), and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

F-59

In performing an audit in accordance with US GAAS, we:

●	Use professional judgment and exercise professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal controls. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and internal control related matters identified during our audit.

Akhil Sobti, Chartered Accountant – CAANZ Membership No 449425

AICPA Membership No 402307223

22 September 2025

F-60

VIS Networks Private Limited
Consolidated statement of financial position as at 30 June 2025
(All amounts are in $ unless otherwise stated)

Particulars	Notes	As at 30 June 2025	As at 30 June 2024
Assets
Non-current assets
Property, plant and equipment	13	6,108,664	6,488,844
Intangible assets	14	946,228	379,327
Intangible under development	14A	406,306	417,090
Right-of-use assets	22	170,677	129,336
Investments	17	1,045,406	1,092,362
Other financial assets	18	47,357	55,671
Deferred tax assets	11	324,044	259,785
Other non-current assets	20	140,308	85,049
Total non-current assets		9,188,990	8,907,465

Current assets
Inventories	15	3,208,951	4,076,638
Trade receivables	16	18,371,012	16,210,475
Contract assets	5	707,106	636,357
Cash and cash equivalents	19	2,806,056	2,814,719
Investments	17	700,566	564,091
Other financial assets	18	1,580,526	1,432,316
Current tax asset	21	2,598	808,148
Other current assets	20	9,193,349	8,721,288
Total current assets		36,570,164	35,264,031
Total assets		45,759,154	44,171,495

Liabilities
Non-current liabilities
Borrowings	23	2,148,756	2,480,439
Lease liabilities	22	144,530	72,978
Employee benefit obligations	25	393,951	465,116
Total non-current liabilities		2,687,237	3,018,533

Current liabilities
Borrowings	23	2,822,271	2,321,122
Trade and other payables	24	12,331,263	16,226,113
Employee benefit obligations	25	144,058	28,555
Contract liabilities	5	4,935,372	2,576,692
Lease liabilities	22	33,353	65,024
Current tax liabilities	26	2,216,612	1,483,891
Total current liabilities		22,482,930	22,701,396
Total liabilities		25,170,166	25,719,930
Net assets		20,588,987	18,451,566

Equity
Share capital and share premium	27	544,063	544,063
Retained earnings	27(d)	21,663,556	19,669,845
Other reserves	27(c)	(1,448,575)	(1,676,769)
Equity attributable to owners of the parent		20,759,044	18,537,139
Capital and reserves attributable to owners of the parent		20,759,044	18,537,139
Non-controlling interests	34	(170,057)	(85,573)
Total equity		20,588,987	18,451,566

F-61

VIS Networks Private Limited

Consolidated statement of profit or loss and

statement of comprehensive income for the year ended 30 June 2025

(All amounts are in $ unless otherwise stated)

Particulars	Notes	For the year ended 30 June 2025	For the year ended 30 June 2024
Revenue from contracts with customers	5	61,980,366	55,573,321
Cost of sales	6	(41,184,132)	(35,251,638)
Gross profit		20,796,234	20,321,684

Distribution costs	6	(267,398)	(372,789)
Administrative expenses	6	(17,988,208)	(15,936,735)
Operating profit		2,540,628	4,012,160

Other income	7	301,773	312,572
Other gains/(losses) – net	8	(5,261)	238,428
		296,513	551,000
Finance income	9	118,451	109,449
Finance costs	9	(416,242)	(521,756)
Finance costs – net		(297,791)	(412,307)
Share of net profit/(loss) of associates and joint ventures accounted for using the equity	10	(38,665)	(170,476)
method
Profit before income tax		2,500,684	3,980,377
Income tax expense	11	(591,457)	(1,373,495)
Profit for the year		1,909,227	2,606,882

Profit is attributable to:
Owners of VIS Networks Private Limited		1,993,711	2,762,643
Non-controlling interests		(84,484)	(155,761)
		1,909,227	2,606,882

Other comprehensive income
Items that may be reclassified to profit or loss
Exchange differences on translation of foreign operations	27(c)	184,690	(428,171)
Income tax relating to these items
Items that will not be reclassified to profit or loss
Remeasurements of post-employment benefit obligations	28	58,136	(44,636)
Income tax relating to these items		(14,632)	11,234
Other comprehensive income for the year, net of tax		228,194	(461,573)
Total comprehensive income for the year		2,137,421	2,145,309

Earnings per share for profit from continuing operations attributable to the ordinary equity holders of the company:
Basic earnings per share	12	0.49	0.68
Diluted earnings per share	12	0.49	0.68

F-62

VIS Networks Private Limited
Consolidated statement of financial position as at 30 June 2025
(All amounts are in $ unless otherwise stated)

Particulars	For the year ended 30 June 2025	For the year ended 30 June 2024
Cash flows from operating activities
Profit before income tax for the year	2,500,684	3,980,377
Adjustments for:
Finance income	(118,451)	(109,449)
Liabilities no longer required written off	-	(3,788)
Finance costs	416,242	521,756
Profit on derecognition	-	(1,973)
Depreciation and amortization of property, plant and equipment and intangible assets	404,672	538,162
Depreciation of right-of-use assets	73,251	88,528
Share of net profit of associates and joint ventures accounted for using the equity method	38,665	170,476
Net (gain)/loss on sale of non-current assets	(1,319)	-
Net (gain)/loss on sale of investments held at fair value through profit or loss	(580)	(25,353)
Fair value (gains) on financial assets at fair value through profit or loss	87	(228,536)
Net exchange differences	7,073	15,461

Change in operating assets and liabilities
Decrease/(increase) in inventories	867,687	851,841
Decrease/(increase) in trade receivables	(2,160,537)	(4,588,535)
Decrease/(increase) in contract assets	(70,749)	(333,699)
Decrease/(increase) in financial assets at fair value through profit or loss	(266,139)	152,082
Decrease/(increase) in other assets	(527,321)	(2,047,124)
Increase/(decrease) in trade and other payables	(3,894,850)	4,735,461
Increase/(decrease) in contract liabilities	2,358,680	(2,491,216)
Increase/(decrease) in other liabilities	37,266	140,433
Cash generated from/ (used in) operations	(335,639)	1,364,904
Income taxes paid	882,554	(1,552,850)
Net cash inflow/ (outflow) from operating activities	546,915	(187,946)

Cash flows from investing activities
Payments for property, plant and equipment	(139,330)	(226,809)
Payments for intangible assets under development	-	(417,090)
Payments for intangible assets	(640,805)	(7,911)
Interest received on financial assets held as investments	117,003	107,708
Net cash (outflow) from investing activities	(663,131)	(544,101)

Cash flows from financing activities
Proceeds from borrowings	169,466	1,722,549
Principal elements of lease payments	(85,577)	(101,791)
Other finance charges paid	(405,167)	(510,099)
Net cash inflow/ (outflow) from financing activities	(321,279)	1,110,659

Net increase/ (decrease) in cash and cash equivalents	(437,495)	378,612
Cash and cash equivalents at the beginning of the financial year	2,814,719	2,765,579
Effects of exchange rate changes on cash and cash equivalents	428,832	(329,472)
Cash and cash equivalents at end of year	2,806,056	2,814,719

F-63

VIS Networks Private Limited
Consolidated statement of financial position as at 30 June 2025
(All amounts are in $ unless otherwise stated)

				Other Reserves
Particulars	Notes	Share capital	Retained earnings	Legal reserve	Capital reserve	Remeasurement of defined benefit plans	Foreign Currency Translation Reserve	Total attributable to owners of the parent	Non controlling interest	Total
Balance at 1 July 2023		544,063	16,907,202	2,864	56,370	(15,384)	(1,259,045)	16,236,069	59,294	16,295,363
Non-controlling interests on acquisition of subsidiary		-	-	-	-	-	-	-	10,894	10,894
Profit for the year		-	2,762,643	-	-	-	-	2,762,643	(155,761)	2,606,882
Other comprehensive income		-	-	-	-	(33,402)	(428,171)	(461,573)	-	(461,573)
Legal reserve created		-	-	-	-	-	-	-	-	-
Gain on bargain purchase		-	-	-	-	-	-	-	-	-
Total comprehensive income for the year		-	2,762,643	-	-	(33,402)	(428,171)	2,301,069	(144,867)	2,156,203
Dividends provided for or paid		-	-	-	-	-	-	-	-	-
Balance at 30 June 2024		544,063	19,669,845	2,864	56,370	(48,786)	(1,687,216)	18,537,139	(85,573)	18,451,566

Balance at 1 July 2024		544,063	19,669,845	2,864	56,370	(48,786)	(1,687,216)	18,537,139	(85,573)	18,451,566
Non-controlling interests on acquisition of subsidiary		-	-	-	-	-	-	-	-	-
Profit for the year		-	1,993,711	-	-	-	-	1,993,711	(84,483.97)	1,909,227
Other comprehensive income		-	-	-	-	43,504.49	184,690	228,194	-	228,194
Legal reserve created		-	-	-	-	-	-	-	-	-
Gain on bargain purchase		-	-	-	-	-	-	-	-	-
Total comprehensive income for the year		-	1,993,711	-	-	43,504	184,690	2,221,905	(84,484)	2,137,421
Dividends provided for or paid		-	-	-	-	-	-	-	-	-
Balance at 30 June 2025		544,063	21,663,556	2,864	56,370	(5,282)	(1,502,527)	20,759,044	(170,057)	20,588,987

F-64

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025

1	General information

VIS Networks Private Limited (‘the parent’ or VIS Networks), the ultimate holding company of the group, primarily provides sales and services of telecommunication products, consulting, designing, implementing, training and support for all sort of communication and Cx management solutions.

VIS Networks is incorporated and domiciled in India on April 18, 2011 having registered office at No.94, 4th Cross, 2nd Block, Koramangala, Bangalore, Karnataka, India, 560034.

The Parent company has wholly owned subsidiaries in Singapore for providing services to its global customers and has stepdown subsidiaries in Malaysia, United Kingdom, Sultanate of Oman, Dubai, USA.

The Company, together with its subsidiaries and associates, is hereinafter referred to as ‘the Group’. The special purpose consolidated financial statements (‘CFS’) is presented in United States Dollars (“$” or “USD”) and are rounded to the nearest $.

2	Accounting policies

a)	Statement of compliance

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS Accounting Standards) as issued by the International Accounting Standards Board (IASB). Accounting policies have been consistently applied to all the years presented unless otherwise stated.

b)	Basis of preparation

The CFS has been prepared on a historical cost basis except for certain financial instruments, which are measured at fair value at the end of each reporting period as explained in the accounting policies in note 30.

c)	Going concern

The directors have, at the time of approving the CFS, a reasonable expectation that the group has adequate resources to continue in operational existence for the foreseeable future. Thus they continue to adopt the going concern basis of accounting in preparing the CFS.

d)	Basis of consolidation

The CFS incorporates the financial statements of the parent company and entities controlled by the parent company up to 30 June 2025. Control is achieved when the Parent Company :

(a) has power over the investee; (b) is exposed or has rights to variable return from its involvement with the investee and

(c) has the ability to affect those returns through its power to direct relevant activities of the investee.

The parent company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

When the parent company has less than a majority of the voting rights of an investee, it considers that it has power over the investee when the voting rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally. The parent company considers all relevant facts and circumstances in assessing whether or not the parent company’s voting rights in an investee are sufficient to give it power, including:

●	The size of the parent company’s holding of voting rights relative to the size and dispersion of holdings of the other vote holders
●	Potential voting rights held by the parent company, other vote holders or other parties
●	Rights arising from other contractual arrangements
●	Any additional facts and circumstances that indicate that the parent company has, or does not have, the current ability to direct the relevant activities at the time that decisions need to be made, including voting patterns at previous shareholders’ meetings.

Consolidation of a subsidiary begins when the parent company obtains control over the subsidiary and ceases when the parent company loses control of the subsidiary. Specifically, the results of subsidiaries acquired or disposed of during the year are included in profit or loss from the date the parent company gains control until the date when the parent company ceases to control the subsidiary.

Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with the group’s accounting policies.

All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between the members of the group are eliminated on consolidation.

Non-controlling interests in subsidiaries are identified separately from the group’s equity therein. Those interests of non-controlling shareholders that are present ownership interests entitling their holders to a proportionate share of net assets upon liquidation may initially be measured at fair value or at the non-controlling interests’ proportionate share of the fair value of the acquiree’s identifiable net assets. The choice of measurement is made on an acquisition-by-acquisition basis. Other non-controlling interests are initially measured at fair value.

Subsequent to acquisition, the carrying amount of non-controlling interests is the amount of those interests at initial recognition plus the non-controlling interests’ share of subsequent changes in equity.

F-65

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025

2	Accounting policies (continued)

d)	Basis of consolidation (continued)

Profit or loss and each component of other comprehensive income are attributed to the owners of the parent company and to the non-controlling interests. Total comprehensive income of the subsidiaries is attributed to the owners of the parent company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

Changes in the group’s interests in subsidiaries that do not result in a loss of control are accounted for as equity transactions. The carrying amount of the group’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the noncontrolling interests are adjusted and the fair value of the consideration paid or received is recognised directly in equity and attributed to the owners of the parent company.

When the group loses control of a subsidiary, the gain or loss on disposal recognised in profit or loss is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), less liabilities of the subsidiary and any non-controlling interests. All amounts previously recognised in other comprehensive income in relation to that subsidiary are accounted for as if the group had directly disposed of the related assets or liabilities of the subsidiary (i.e. reclassified to profit or loss or transferred to another category of equity as required/permitted by applicable IFRS Accounting Standards). The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the fair value on initial recognition for subsequent accounting under IFRS 9 Financial Instruments when applicable, or the cost on initial recognition of an investment in an associate or a joint venture.

e)	Foreign currency translation

Foreign currency transactions are recorded at exchange rates prevailing on the date of the transaction. Foreign currency denominated monetary assets and liabilities are retranslated at the exchange rate prevailing on the balance sheet dates and exchange gains and losses arising on settlement and restatement are recognised in the statement of profit and loss. Non-monetary assets and liabilities that are measured in terms of historical cost in foreign currencies are not retranslated.

Exchange differences arising on monetary items that forms part of the parent’s net investment in a foreign subsidiary are recognised in profit or loss in the separate financial statements of the reporting entity or the individual financial statements of the foreign subsidiary, such exchange differences are recognised initially in OCI. These exchange differences are reclassified from equity to profit or loss on disposal of the net investment.

Exchange gains and losses on inter-company transactions

The results and financial position of a foreign subsidiary are included in the Group’s CFS after the elimination of intercompany balances and transactions. However, a foreign exchange gain or loss arising on an intercompany monetary asset or liability (e.g. an intercompany receivable denominated in a currency different from the functional currency of the subsidiary) cannot be eliminated. Such foreign exchange gains and losses are recognised in the income statement or in income and expense recognised directly in equity, if the underlying forms and in integral part of the net investment in foreign operation.

F-66

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025

2	Accounting policies (continued)

e)	Foreign currency translation (continued)

Presentation currency

The group has chosen to present the CFS in $ which is not the functional currency of the group. The results and financial position are translated into a presentation currency using the following procedures:

(a) assets and liabilities for each statement of financial position presented (ie including comparatives) are translated at the closing rate at the date of that statement of financial position;

(b) income and expenses for each statement presenting profit or loss and other comprehensive income (ie including comparatives) are translated using the average exchange rates for the period; and

(c) all resulting exchange differences are recognised in other comprehensive income.

Foreign exchange rates considered for translation:

	Average rate		Closing rate
Particulars	30 June 2025	30 June 2024	30 June	30 June 2024
INR	0.0118	0.0121	0.0117	0.0120
SGD	0.7604	0.7475	0.7834	0.7374
AUD	0.6599	0.6643	0.6529	0.6669
OMR	2.5914	2.5895	2.5929	2.5900
GBP	1.3181	1.2635	1.3717	1.2644
MYR	0.2241	0.2129	0.2364	0.2119
PHP	0.0174	0.0176	0.0176	0.0171

f)	Use of estimates and judgements

In preparing these financial statements, management has made judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised prospectively.

Judgements

Information about judgements made in applying accounting policies that have the most significant effects on the amounts recognised in the financial statements is included in the following notes:

Note 4 - Determination of reportable operating segments

Note 30 - Fair value measurement of financial instruments

Note 22 - Leases: whether an arrangement contains a lease

Note 13 - useful lives of property, plant and equipment

Note 31 - measurement of ECL allowance for trade receivables, loans and contract assets

Note 29 - recognition and measurement of provisions and contingencies

Estimates

Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment in the year ended 30 June 2025 is included in the following notes:

Note 30 - Fair value measurement of financial instruments

Note 22 - Leases: whether an arrangement contains a lease

Note 13 - useful lives of property, plant and equipment

Note 31 - measurement of ECL allowance for trade receivables, loans and contract assets

Note 29 - recognition and measurement of provisions and contingencies

F-67

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025

2	Accounting policies (continued)

g)	Revenue recognition

Revenue from contracts with customers:

The Group recognises revenue from contracts with customers based on a five step model as set out in IFRS 15 - Revenue from contracts with customers “(IFRS 15”).

Step 1. Identify the contract(s) with a customer: A contract is defined as an agreement between two or more parties that creates enforceable rights and obligations and sets out the criteria for every contract that must be met.

Step 2. Identify the performance obligations in the contract: A performance obligation is a promise in a contract with a customer to transfer a good or service to the customer.

Step 3. Determine the transaction price: The transaction price is the amount of consideration to which the Group expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties.

Step 4. Allocate the transaction price to the performance obligations in the contract: For a contract that has more than one performance obligation, the Group will allocate the transaction price to each performance obligation in an amount that depicts the amount of consideration to which the Group expects to be entitled in exchange for satisfying each performance obligation.

Step 5. Recognise revenue when (or as) the entity satisfies a performance obligation.

Revenue towards satisfaction of a performance obligation is measured at the amount of transaction price (net of variable consideration) allocated to that performance obligation. The transaction price of goods and services rendered is net of variable consideration, if any, and excludes taxes and duties. The Group assesses its revenue arrangements against specific criteria to determine if it is acting as principal or agent. The Group has concluded that it is acting as a principal in all of its revenue arrangements.

Significant revenue areas	Nature and timing of satisfaction of performance obligations
Sale/ Subscription of Products	The Group recognises the revenue when a performance obligation is satisfied in accordance with the terms of the contractual arrangement. Typically, performance obligations are satisfied over the period of time as the subscription of products are rendered. Revenue recognised over the period of time is based on a straight-line method, unless another method better depicts the pattern of transfer of control of the services. Revenue from sale of products is recognised at point in time once the control over products are passed on to the customer.

Sale/subscription of licenses	The Group recognises the revenue when a performance obligation is satisfied in accordance with the terms of the contractual arrangement. Typically, performance obligations are satisfied over the period of time as the subscription of licenses and maintenance services are rendered. Revenue recognised over the period of time is based on a straight-line method, unless another method better depicts the pattern of transfer of control of the services. Revenue from sale of licenses is recognised at point in time once the control over licenses are passed on to the customer.

Manpower and Staffing support services	The Group recognises the revenue when a performance obligation is satisfied in accordance with the terms of the contractual arrangement. Typically, performance obligations are satisfied over the period of time as the professional and support services are rendered. Revenue recognised over the period of time is based on a straight-line method, unless another method better depicts the pattern of transfer of control of the services.

Revenue from annual maintenance charges	The Group recognises the revenue when a performance obligation is satisfied in accordance with the terms of the contractual arrangement. Typically, performance obligations are satisfied over the period of time as the annual maintenance support services are rendered. Revenue recognised over the period of time is based on a straight- line method, unless another method better depicts the pattern of transfer of control of the services.

F-68

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025

2	Accounting policies (continued)

g)	Revenue recognition (continued)

Interest income

Interest income is recognised on a time proportion basis taking into account the amount outstanding and the applicable interest rate. Interest income is included under the head “Finance income” in the statement of profit and loss.

Dividend income

Dividend income is recognised when the right to receive dividend is established, which is generally when the shareholders approve the dividend.

h)	Leases

At inception of a contract, the Group assesses whether a contract is, or contains a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Group assesses whether:

i.  The contract involves the use of an identified asset – this may be specified explicitly or implicitly, and should be physically distinct or represent substantially all of the capacity of a physically distinct asset. If the supplier has a substantive substitution right, then the asset is not identified;

ii.  The Group has the right to substantially all of the economic benefits from the use of the asset throughout the period of use; and

iii.  The Group has the right to direct the use of the asset. The Group has this right when it has the decision making rights that are most relevant to changing how and for what purposes the asset is used. In rare cases where the decision about how and for what purpose the asset is used is predetermined, the Group has the right to direct the use of the asset if either:

-   The Group has the right to operate the asset; or

-   The Group designed the asset in a way that predetermines how and for what purposes it will be used.

At inception or on reassessment of a contract that contains a lease component, the Group allocates the consideration in the contract to each lease component on the basis of their relative stand-alone prices.

The Group recognises a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises of the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is allocated, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method over the shorter of the useful life of the leased asset and the expected lease term. If ownership of the leased asset is automatically transferred at the end of the lease term or the exercise of a purchase option is reflected in the lease payments, the right-of-use asset is amortised on a straight-line basis over the expected useful life of the leased asset.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate. Generally, the Group uses its incremental borrowing rate as a discount rate. The lease liability is measured at amortised cost using the effective interest method. It is remeasured when there is a change in future lease payments. The Group has elected not to recognise right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low value assets. The Group recognises the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

Lease payments include fixed payments, i.e. amounts expected to be payable by the group under residual value guarantee, the exercise price of purchase options and lease payments in relation to lease extension options, if the Company is reasonably certain to exercise purchase or extension options, and payment of penalties for terminating the lease if the lease term considered reflects that the Company shall exercise a termination option.

F-69

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025

2	Accounting policies (continued)

i)	Taxation

Income tax expense comprises current and deferred taxes. Income tax expense is recognised in the consolidated income statement, except when related to items that are recognised outside of profit or loss (whether in other comprehensive income or directly in equity) or where related to the initial accounting for a business combination. In the case of a business combination, the tax effect is included in the accounting for the business combination.

Current income taxes are determined based on the respective taxable income of each taxable entity and tax rules applicable for respective tax jurisdictions.

Deferred tax assets and liabilities are recognised for the future tax consequences of temporary differences between the carrying values of assets and liabilities and their respective tax bases, and unutilised tax losses, depreciation carry-forwards and tax credits. Such deferred tax assets and liabilities are computed separately for each taxable entity and for each taxable jurisdiction. Deferred tax assets are recognised to the extent that it is probable that future taxable income will be available against which the deductible temporary differences, unused tax losses, depreciation carry-forwards and unused tax credits could be utilised. The future profitability is based on the business plan for each respective entity within the Group. The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured based on the tax rates that are expected to apply in the year when the asset is realised or the liability is settled, based on the tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date.

Current and deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

The extent to which deferred tax assets can be recognised is based on an assessment of the probability that future taxable income will be available against which the deductible temporary differences and tax loss carry-forwards can be utilised.

Tax provisions are recognised for uncertain tax positions where a risk of an additional tax liability has been identified and it is probable that the Group will be required to settle that tax. Measurement is dependent on management’s expectations of the outcome of decisions by tax authorities in the various tax jurisdictions in which the Group operates. This is assessed on a case-by-case basis using in-house experts, professional firms and previous experience. Where no provision is required the exposure is disclosed as a contingent liability unless the likelihood of an outflow of economic benefits is remote.

Judgement is required in assessing the impact of any legal or economic limits or uncertainties in various tax jurisdictions.

F-70

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025

2	Accounting policies (continued)

j)	Property, plant and equipment

Property, plant and equipment is stated at cost of acquisition or construction less accumulated depreciation and accumulated impairment, if any. Land is not depreciated.

Cost includes purchase price, non-recoverable taxes and duties, labour cost and direct overheads for self-constructed assets and other direct costs incurred up to the date the asset is ready for its intended use.

Interest cost incurred for constructed assets is capitalised up to the date the asset is ready for its intended use, based on borrowings incurred specifically for financing the asset or the weighted average rate of all other borrowings, if no specific borrowings have been incurred for the asset.

Depreciation is charged on a straight-line basis over the estimated useful lives of the assets. Estimated useful lives of the assets are as follows:

Class of property, plant and equipment	Estimated useful life
Land	Not Depreciable
Buildings	30 years
Furniture, fittings and equipment	10 years
Computer equipments	3 years
Office equipments	5 years
Motor Car	8 years
Motor Cycle	10 years

The depreciation period for property, plant and equipment with finite useful lives is reviewed at least at each year end. Changes in expected useful lives are treated as changes in accounting estimates.

Assets held under leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, the term of the relevant lease. Freehold land is measured at cost and is not depreciated. Residual values are reassessed on an annual basis.

An item of property, plant and equipment is derecognised on disposal or when it is withdrawn from use and no future economic benefits are expected from its disposal. Any gain or loss arising from derecognition is included in profit or loss.

k)	Intangible assets

Costs associated with maintaining software licenses are recognised as an expense as incurred. Development costs that are directly attributable to the design and testing of identifiable and unique software licenses controlled by the group are recognised as intangible assets where the following criteria are met:

i. it is technically feasible to complete the software so that it will be available for use

ii. management intends to complete the software and use or sell it

iii. there is an ability to use or sell the software

iv. it can be demonstrated how the software will generate probable future economic benefits

v. adequate technical, financial and other resources to complete the development and to use or sell the software are available, and

vi. the expenditure attributable to the software during its development can be reliably measured

vii. Directly attributable costs that are capitalised as part of the software include employee costs and an appropriate portion of relevant overheads

viii. Capitalised development costs are recorded as intangible assets and amortised from the point at which the asset is ready for use

l)	Inventories

Telecom materials, Telecom licenses and Warranty support are stated at the lower of cost and net realisable value. Cost comprises direct materials, direct labour and an appropriate proportion of variable and fixed overhead expenditure, the latter being allocated on the basis of normal operating capacity. Costs of purchased inventory are determined after deducting rebates and discounts. Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. The costs of individual items of inventory are determined using weighted average costs.

F-71

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025

2	Accounting policies (continued)

m)	Borrowings

Borrowings are initially recognised at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognised in profit or loss over the period of the borrowings using the effective interest method. Fees paid on the establishment of loan facilities are recognised as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalised as a prepayment for liquidity services and amortised over the period of the facility to which it relates.

Preference shares, which are mandatorily redeemable on a specific date, are classified as liabilities. The dividends on these preference shares are recognised in profit or loss as finance costs.

The fair value of the liability portion of a convertible bond is determined using a market interest rate for an equivalent non-convertible bond. This amount is recorded as a liability on an amortised cost basis until extinguished on conversion or maturity of the bonds. The remainder of the proceeds is allocated to the conversion option. This is recognised and included in shareholders’ equity, net of income tax effects.

Borrowings are removed from the balance sheet when the obligation specified in the contract is discharged, cancelled or expired. The difference between the carrying amount of a financial liability that has been extinguished or transferred to another party and the consideration paid, including any non cash assets transferred or liabilities assumed, is recognised in profit or loss as other income or finance costs.

Where the terms of a financial liability are renegotiated and the entity issues equity instruments to a creditor to extinguish all or part of the liability (debt for equity swap), a gain or loss is recognised in profit or loss, which is measured as the difference between the carrying amount of the financial liability and the fair value of the equity instruments issued.

Borrowings are classified as current liabilities unless the group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting period.

General and specific borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset are capitalised during the period of time that is required to complete and prepare the asset for its intended use or sale. Qualifying assets are assets that necessarily take a substantial period of time to get ready for their intended use or sale.

Investment income earned on the temporary investment of specific borrowings, pending their expenditure on qualifying assets, is deducted from the borrowing costs eligible for capitalisation. Other borrowing costs are expensed in the period in which they are incurred.

F-72

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025

2	Accounting policies (continued)

n)	Impairment of non-financial assets

Property, plant and equipment and intangible assets

At each reporting date, the Group reviews the carrying amounts of its non-financial assets to determine whether there is any indication of impairment.

If any such indication exists, then the asset’s recoverable amount is estimated.

For impairment testing, assets that do not generate independent cash inflows are grouped together into cash-generating units (CGUs). Each CGU represents the smallest company of assets that generates cash inflows that are largely independent of the cash inflows of other assets or CGUs.

The recoverable amount of an individual asset or CGU is the higher of its value in use and its fair value less costs of disposal. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

An impairment loss is recognised if the carrying amount of an asset or CGU exceeds its estimated recoverable amount. Impairment losses are recognised in the statement of profit and loss.

An asset (or cash-generating unit) impaired in prior years is reviewed at each balance sheet date to determine whether there is any indication of a reversal of impairment losses recognised in prior years.

o)	Cash and cash equivalents and cash flow statement

Cash and cash equivalents:

Cash and cash equivalents comprise cash on hand, demand deposits and highly liquid investments with an original maturity of up to three months that are readily convertible into known amounts of cash and that are subject to an insignificant risk of changes in value.

Cash flow statement:

Cash flows are reported using the indirect method, whereby net profit/(loss) before tax is adjusted for the effects of transactions of non cash nature and any deferrals or accruals of past or future cash receipts or payments. The cash flows from operating, investing and financing activities of the Group are segregated.

F-73

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025

2	Accounting policies (continued)

p)	Financial instruments

Recognition and derecognition

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity. Financial instruments are recognised on the balance sheet when the Group becomes a party to the contractual provisions of the instrument.

The Group derecognises a financial asset only when the contractual rights to the cash flows from the asset expire or it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received. Any gain or loss arising on derecognition is recognised in profit or loss. When a financial instrument is derecognised, the cumulative gain or loss in equity (if any) is transferred to the consolidated income statement.

Financial assets are written off when there is no reasonable expectation of recovery. The Group reviews the facts and circumstances around each asset before making a determination. Financial assets that are written off could still be subject to enforcement activities.

Financial liabilities are derecognised when they are extinguished, that is when the obligation is discharged, cancelled or has expired.

Initial measurement

Initially, a financial instrument is recognised at its fair value. Transaction costs directly attributable to the acquisition or issue of financial instruments are recognised in determining the carrying amount, if it is not classified as at fair value through profit or loss. Transaction costs of financial instruments carried at fair value through profit or loss are expensed in profit or loss.

Subsequently, financial instruments are measured according to the category in which they are classified.

Classification and measurement – financial assets

Classification of financial assets is based on the business model in which the instruments are held as well as the characteristics of their contractual cash flows. The business model is based on management’s intentions and past pattern of transactions. Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest. The Group reclassifies financial assets when and only when its business model for managing those assets changes.

Financial assets are classified into three categories:

Financial assets at amortised cost are non-derivative financial assets with contractual cash flows that consist solely of payments of principal and interest and which are held with the intention of collecting those contractual cash flows. Subsequently, these are measured at amortised cost using the effective interest method less impairment losses, if any. These include cash and cash equivalents, contract assets and other financial assets.

Financial assets at fair value through other comprehensive income are non-derivative financial assets with contractual cash flows that consist solely of payments of principal and interest and which are held with the intention of collecting those contractual cash flows as well as to sell the financial asset. Subsequently, these are measured at fair value, with unrealised gains or losses being recognised in other comprehensive income apart from any expected credit losses or foreign exchange gains or losses, which are recognised in profit or loss. This category can also include financial assets that are equity instruments which have been irrevocably designated at initial recognition as fair value through other comprehensive income. For these assets, there is no expected credit loss recognised in profit or loss.

Financial assets at fair value through profit or loss are financial assets with contractual cash flows that do not consist solely of payments of principal and interest. This category includes derivatives, embedded derivatives separated from the host contract and investments in certain convertible loan notes. Subsequently, these are measured at fair value, with unrealised gains or losses being recognised in profit or loss, with the exception of derivative instruments designated in a hedging relationship, for which hedge accounting is applied.

F-74

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025

2	Accounting policies (continued)

p)	Financial instruments (continued)

Classification and measurement – financial liabilities

Financial liabilities are classified as subsequently measured at amortised cost unless they meet the specific criteria to be recognised at fair value through profit or loss.

Other financial liabilities are measured at amortised cost using the effective interest method.

Financial liabilities at fair value through profit or loss include derivatives and embedded derivatives separated from the host contract as well as financial liabilities held for trading. Subsequent to initial recognition, these are measured at fair value with gains or losses being recognised in profit or loss. Embedded derivatives relating to prepayment options on senior notes are not considered as closely related and are separately accounted unless the exercise price of these options is approximately equal on each exercise date to either the amortised cost of the senior notes or the present value of the lost interest for the remaining term of the senior notes.

Impairment

The Group recognises a loss allowance in profit or loss for expected credit losses on financial assets held at amortised cost or at fair value through other comprehensive income. Expected credit losses are forward looking and are measured in a way that is unbiased and represents a probability- weighted amount, takes into account the time value of money (values are discounted using the applicable effective interest rate) and uses reasonable and supportable information.

Lifetime expected credit losses are calculated for assets that were deemed credit impaired at initial recognition or have subsequently become credit impaired as well as those where credit risk has increased significantly since initial recognition.

The Group adopts the simplified approach to apply lifetime expected credit losses to trade receivables and contract assets. Where credit risk is deemed low at the reporting date or to have not increased significantly, credit losses for the next 12 months are calculated.

Equity instruments

An equity instrument is any contract that evidences residual interests in the assets of the Group after deducting all of its liabilities. Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs.

Investments in equity instruments are measured at fair value; however, where a quoted market price in an active market is not available, equity instruments are measured at cost (investments in equity instruments that are not held for trading). The Group has not elected to account for these investments at fair value through other comprehensive income.

Determination of fair value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. The fair value of a financial instrument on initial recognition is normally the transaction price.

In estimating the fair value of an asset or liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Subsequent to initial recognition, the Group determines the fair value of financial instruments that are quoted in active markets using the quoted bid prices (financial assets held) or quoted ask prices (financial liabilities held) and using valuation techniques for other instruments. Valuation techniques include the discounted cash flow method and other valuation models.

F-75

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025

2	Accounting policies (continued)

q)	Earnings per share

Earnings per share, diluted earnings per share are measured as follows:

- basic earnings per share are calculated by dividing profit or loss attributable to owners of the company by the weighted average number of ordinary shares outstanding during the period, excluding treasury shares. The weighted average number of ordinary shares outstanding is calculated based on the number of ordinary shares outstanding at the beginning of the period, after deduction of treasury shares, adjusted on a time-apportioned basis for shares bought back or issue during the period;

- diluted earnings per share are calculated by dividing profit or loss attributable to owners of the company by the weighted average number of ordinary shares outstanding during the year as used to calculate basic earnings per share, both items being adjusted on a time-apportioned basis for the effects of all potentially dilutive financial instruments corresponding to (i) performance shares and (ii) free share grants until fully vested.

r)	Employee benefits

Short-term employee benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognised for the amount expected to be paid e.g., under short-term cash bonus, if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee, and the amount of obligation can be estimated reliably.

Post-employment benefits

Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. The Group makes specified monthly contributions towards employee provident fund to Government administered provident fund scheme which is a defined contribution plan. Obligations for contributions to defined contribution plans are recognised as an employee benefit expense in profit or loss in the periods during which the related services are rendered by employees.

Defined benefit plans

A defined benefit plan is a post-employment benefit plan other than a defined contribution plan. The Group’s gratuity benefit scheme is the defined benefit plan. The Group’s net obligation in respect of defined benefit plan is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligation is performed annually by a qualified actuary using the projected unit credit method.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses and the return on plan assets (excluding interest) are recognised in Other Comprehensive Income (OCI). The Group determines the net interest expense on the net defined benefit liability for the period by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the then-net defined benefit liability/(asset), taking into account any changes in the net defined benefit liability during the period as a result of contributions and benefit payments. Net interest expense and other expenses related to defined benefit plans are recognised in the statement of profit and loss.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service (‘past service cost’ or ‘past service gain’) or the gain or loss on curtailment is recognised immediately in profit or loss. The Group recognises gains and losses on the settlement of a defined benefit plan when the settlement occurs.

Compensated absences

The employees can carry-forward a portion of the unutilized accrued compensated absences and utilize it in future service periods or receive cash compensation on termination of employment. Since the employee has unconditional right to avail the leave, the benefit is classified as a short term employee benefit. The Group records an obligation for such compensated absences in the period in which the employee renders the services that increases his entitlement. The obligation is measured on the basis of independent actuarial valuation using the projected unit credit method.

F-76

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025

2	Accounting policies (continued)

s)	Provisions and contingent liabilities

Provisions are recognised when there is a present obligation as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and there is a reliable estimate of the amount of the obligation. Provisions are measured at the best estimate of the expenditure required to settle the present obligation at the Balance sheet date.

If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, when appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passage of time is recognised as a finance cost.

Contingent liabilities are disclosed when there is a possible obligation arising from past events, the existence of which will be confirmed only by the occurrence or non occurrence of one or more uncertain future events not wholly within the control of the Group or a present obligation that arises from past events where it is either not probable that an outflow of resources will be required to settle or a reliable estimate of the amount cannot be made. Contingent liabilities are disclosed in the note 30. Contingent assets are not recognised in the CFS.

t)	Segment information

Segment revenues and expenses: All segment revenues and expenses are directly attributable to the segments.

Segment assets and liabilities: Segment assets include all operating assets used by a segment and comprise primarily of debtors and fixed assets, net of allowances and provisions, which are reported as direct offsets in the balance sheet. While most such assets can be directly attributed to individual segments, the carrying amount of certain assets used jointly by two or more segments is allocated to the segments on a reasonable basis. Segment liabilities include all operating liabilities and comprise primarily of creditors and accrued liabilities.

Unallocable expenses/income: General administrative expenses and other expenses that arise at the enterprise level and relate to the Group as a whole are shown as unallocable items.

Accounting policies: The accounting policies consistently used in the preparation of the CFS are also applied to revenues and expenditure in individual segments.

u)	Events after the reporting date

Where events occurring after the balance sheet date provide evidence of conditions that existed as at the end of the reporting period, the impact of such events is adjusted within the CFS. Otherwise, events after the balance sheet date of material size or nature are only disclosed.

v)	New And Revised Standards, Interpretations, Pronouncements And Application Guidances

Standards, interpretations and amendments to approved accounting standards which became effective during the year.

There are certain amendments to the accounting and reporting standards which became effective during the year and are adopted by the Company for the financial year beginning on July 01, 2023. However, these amendments do not have any significant impact on the Company’s financial reporting, and therefore have not been presented in these unconsolidated financial statements.

Standards, interpretations and amendments to approved accounting standards that are issued but not yet effective and have not been early adopted by the Company

The following standards, amendments with respect to the approved accounting standards as applicable in Pakistan would be effective from the dates mentioned below and have not been early adopted by the Company:

Effective date (Annual periods beginning on or after)

Standards	Effective date
IAS 1	1-Jan-24
IAS 7	1-Jan-24
IAS 21	1-Jan-25
IFRS 7	1-Jan-24
IFRS 9	1-Jan-26
IFRS 16	1-Jan-24
IFRS 17	1-Jan-26

The management expects that the adoption of above standards and amendment will not have any material impact on the Company’s financial statements.

F-77

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

3	List of entities considered for the CFS

VIS Networks Private Limited is the parent company of what is generally known as ‘the VIS Group’ comprising of 10 companies. The consolidated companies at 30 June 2025 are listed below:

List of companies consolidated at 30 June 2025	Country	Relationship	Date of Investment	% interest	Consolidation method
VIS Global Pte.Ltd	Singapore	Subsidiary	12-Dec-12	100.00%	Full consolidation
VISNET Global SDN. BHD.	Malaysia	Subsidiary	14-Aug-20	100.00%	Full consolidation
VIS Network UK Ltd	UK	Subsidiary	8-Oct-21	95.00%	Full consolidation
VIS Global Digital Solutions LLC	Oman	Subsidiary	4-Aug-22	54.00%	Full consolidation
VIS Global INC	USA	Subsidiary	30-Nov-23	95.00%	Full consolidation
Visnet Technologies LLC	Dubai	Subsidiary	29-Nov-23	60.00%	Full consolidation
VIS Global Pty Ltd	Australia	Associate	31-Mar-19	45.00%	Equity method
Merykh Technologies Private Limited	India	Associate	4-Feb-20	25.00%	Equity method
SmarterHi Communications Private Limited	India	Associate	25-Jan-17	20.05%	Equity method
Artiligent Solutions Private Limited	India	Associate	18-Jul-23	30.00%	Equity method

List of companies consolidated at 30 June 2024	Country	Relationship	Date of Investment	% interest	Consolidation method
VIS Global Pte.Ltd	Singapore	Subsidiary	12-Dec-12	100.00%	Full consolidation
VISNET Global SDN. BHD.	Malaysia	Subsidiary	14-Aug-20	100.00%	Full consolidation
VIS Network UK Ltd	UK	Subsidiary	8-Oct-21	95.00%	Full consolidation
VIS Global Digital Solutions LLC	Oman	Subsidiary	4-Aug-22	54.00%	Full consolidation
VIS Global INC	USA	Subsidiary	30-Nov-23	95.00%	Full consolidation
Visnet Technologies LLC	Dubai	Subsidiary	29-Nov-23	60.00%	Full consolidation
VIS Global Pty Ltd	Australia	Associate	31-Mar-19	45.00%	Equity method
Merykh Technologies Private Limited	India	Associate	4-Feb-20	25.00%	Equity method
SmarterHi Communications Private Limited	India	Associate	25-Jan-17	20.05%	Equity method
Artiligent Solutions Private Limited	India	Associate	18-Jul-23	30.00%	Equity method

4	Segment Information

(a) Business segment:

The Group’s business activity falls within a single business segment i.e. develop, maintain, assist, establish, manage, operate business and technology consulting services and software development. Accordingly, no further disclosures other than those already included in the financial statements are required under IFRS 8 - ‘Operating Segments’

(b) Geographical segments:

The Group’s secondary segments are the geographical distribution of its activities and they operate in five principal geographical areas of the world, in India, Singapore, Malaysia, Oman and UK amongst which India and Singapore are material reportable segments. The following table describes the secondary segment information by geographical market of the group.

Revenue from operations (net)	For the year ended 30 June 2025	For the year ended
India	50,289,726	47,830,119
Singapore	5,716,918	7,220,105
Dubai	2,813,091	329,511
USA	1,449,753	540,431

Trade receivables (net)	30 June 2025	30 June 2024
India	16,198,512	14,410,309
Singapore	2,509,489	1,869,981
Dubai	125,908	240,958
USA	558,074	112,232

Other assets	30 June 2025	30 June 2024
India	9,120,979	7,916,087
Singapore	283,042	507,269
Dubai	14,578	79,689
USA	73,014	180,882

The geographical segment information relating to revenue and trade receivables is disclosed based on the location of the customers and relating to other assets is disclosed based on the location of the assets.

F-78

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

5	(a) Disaggregation of revenue from contracts with customers

Particulars	For the year ended 30 June 2025	For the year ended 30 June 2024
External Revenue by Service line
Sale of products	28,615,321	23,703,751
Subscription of products	185,088	229,954
Sale/subscription of licenses	6,245,317	3,987,219
Revenue from annual maintenance charges (“AMC”)	12,041,336	15,494,915
Manpower and Staffing support services	14,893,305	12,157,482
	61,980,366	55,573,321

External Revenue by timing of revenue	34,860,638	27,690,970
At a point in time	27,119,728	27,882,352
Over time	61,980,366	55,573,321

Refer Note 4 for the geographical wise revenue from the customers

(b) Assets and liabilities related to contracts with customers

Particulars	As at 30 June 2025	As at 30 June 2024
Current
Contract assets	707,106	636,357
Total contract assets	707,106	636,357

Current:
Contract liabilities	4,935,372	2,576,692
Total contract liabilities	4,935,372	2,576,692

Notes to revenue from contract with customers

(i) Significant changes in contract assets and liabilities

Reasons for changes in Contract asset

Contract assets have increased as the group has provided services ahead of the agreed payment schedules for fixed-price contracts.

Reasons for changes in Contract liabilities

Contract liabilities has decreased as the group’s practice of billing to its customers in advance for the obligations to be performed is reduced compared to the PY

(ii) Adjustment to contracts price

There are no adjustments to the contracts price.

(iii) Revenue recognised in relation to contract liabilities

Particulars	For the year ended 30 June 2025	For the year ended 30 June 2024
At the beginning of the year	2,576,692	5,067,908
Revenue reocgnised during the year	(2,576,692)	(5,067,908)
Liability recognised during the year	4,935,372	2,576,692
	4,935,372	2,576,692

Note: The contract liability represents the advance billing to the customer towards performance obligations unfulfilled as at the reporting date. Management expects that these performance obligations will be met in due course as per the terms of the contract entered with the customers.

F-79

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

6	Breakdown of expenses by nature

Particulars	For the year ended 30 June 2025	For the year ended 30 June 2024
Cost of products sold	24,001,741	18,902,956
Cost of licenses sold	6,746,049	4,048,486
AMC support services	1,028,849	5,890,912
Technical support services	9,407,493	6,409,283
Employee benefits expenses	11,908,345	10,924,998
Depreciation and amortization	477,922	626,691
Distribution expenses	267,398	372,789
Other expenses	5,601,941	4,385,046
Total cost of sales, distribution cost and administrative expenses	59,439,738	51,561,162

Cost of sales	41,184,132	35,251,638
Distribution costs	267,398	372,789
Administrative expenses	17,988,208	15,936,735
	59,439,738	51,561,162

7	Other income

Particulars	For the year ended 30 June 2025	For the year ended 30 June 2024
Liabilities/provision no longer required written off	-	3,788
Interest income on income tax refund	59,280	-
Profit on derecognition	-	1,973
Other non-operating income	242,493	306,810
	301,773	312,572

8	Other gains/(losses) – net

Particulars	For the year ended 30 June 2025	For the year ended 30 June 2024
Net gain/(loss) on disposal of property, plant and equipment	1,319	-
Net fair value gain/(loss) on financial assets at fair value through profit or loss	(87)	228,536
Gain on sale of investments	580	25,353
Net foreign exchange gain/(loss)	(7,073)	(15,461)
	(5,261)	238,428

F-80

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

9	Finance Income and costs

Particulars	For the year ended 30 June 2025	For the year ended 30 June 2024
Interest income on unwinding of security deposits	1,448	1,741
Interest income on term deposits	117,003	107,708
	118,451	109,449

Finance Costs
Interest on lease liabilities	11,075	11,657
Interest and finance charges paid/payable for financial liabilities not at fair value through profit or loss	343,929	432,120
Bank charges	61,238	77,980
Finance costs expensed	416,242	521,756
Net finance costs	(297,791)	(412,307)

10	Profit share in associates

Particulars	For the year ended 30 June 2025	For the year ended 30 June 2024
Share of profit/(loss) in associates	(38,665)	(170,476)
	(38,665)	(170,476)

11	(a) Income tax expenses

Particulars	For the year ended 30 June 2025	For the year ended 30 June 2024
Amounts recognised in the consolidated income statement
Current tax expense
Current year	657,655	1,465,432
Adjustments for prior years	-	-
Current tax expense	657,655	1,465,432

(b) Deferred tax (credit)/ expense

Particulars	For the year ended 30 June 2025	For the year ended 30 June 2024
Origination and reversal of temporary differences	(51,566)	(103,557)
Deferred tax (credit)/ expense	(51,566)	(103,557)
Total Income tax expense	606,089	1,361,875

Amounts recognised in the consolidated statement of other comprehensive income
Deferred tax (credit)/expense on actuarial gains/losses on retirement benefits	(387)	(2,332)
Deferred tax credit on change in fair value of cash flow hedges	(17,619)	8,061
Deferred tax credit on rate changes	3,374	5,891
Deferred tax (credit)/ expense (OCI)	(14,632)	11,620
Total tax expense	591,457	1,373,495

F-81

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

(c ) Reconciliation of effective tax rate:

Particulars	For the year ended 30 June 2025	For the year ended 30 June 2024
Profit/ (loss) for the year	1,909,227	2,606,882
Total income tax expense	591,457	1,373,495
Profit/(loss) before tax	2,500,684	3,980,377
Income tax expense/(credit) using the tax rates applicable to individual entities of 25.168% (2024: 25.168	629,372	1,001,781
Non-deductible expenses	-	-
Items charged to tax at other rates	(18,410)	440,858
Tax impact of gratuity re-measurement through other comprehensive income	14,631.72	(11,234)
Tax on share of profit of equity accounted investments	9,731	42,905
Foreign currency and other changes	(43,867)	(100,815)
Total income tax expense	591,457	1,373,495

(d) Deferred tax assets and liabilities

Significant components of deferred tax assets and liabilities for the year ended 30 June 2025 are as follows:

Particulars	Opening Balance	Recognised in profit or loss	Recognised in other comprehensive income	Foreign exchange	Closing Balance
Deferred tax assets
Property, plant & equipment	141,105	41,081	-	(4,186)	178,000
Lease liability	34,732	11,080	-	(1,043)	44,770
Compensated absence and retirement benefits	122,086	25,590	(14,632)	(3,300)	129,744
Expenses deductible in future periods	-	-	-	-	-
Tax loss	-	-	-	-	-
Others	34,509	20,703	-	(1,535)	53,678
Total deferred tax asset	332,432	98,455	(14,632)	(10,064)	406,191

Deferred tax liabilities
FVTPL Investments	(40,095)	(134)	-	1,038	(39,191)
Right of use assets	(32,551)	(11,395)	-	991	(42,956)
Total deferred tax liability	(72,646)	(11,530)	-	2,029	(82,147)

Significant components of deferred tax assets and liabilities for the year ended 30 June 2024 are as follows:

Particulars	Opening Balance	Recognised in profit or loss	Recognised in other comprehensive income	Foreign exchange	Closing Balance
Deferred tax assets
Property, plant & equipment	16,179	126,235	-	(1,310)	141,105
Lease liability	31,239	4,039	-	(546)	34,732
FVTPL Investments	17,230	(57,518)	-	193	(40,095)
Compensated absence and retirement benefits	88,515	24,082	11,234	(1,744)	122,086
Expenses deductible in future periods	-	-	-	-	-
Tax loss	-	-	-	-	-
Others	26	(5)	-	34,488	34,509
Total deferred tax asset	153,188	96,833	11,234	31,081	292,337

Deferred tax liabilities
Right of use assets	(28,158)	(4,896)	-	502	(32,551)
Total deferred tax liability	(28,158)	(4,896)	-	502	(32,551)

F-82

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

Particulars	As at 30 June 2025	As at 30 June 2024
Presented as deferred tax asset*	324,044	259,785
Presented as deferred tax liability*	-	-

*For balance sheet presentation purposes, deferred tax assets and deferred tax liabilities are offset to the extent that they relate to the same taxation authority and are expected to be settled on a net basis.

All deferred tax assets and deferred tax liabilities at 30 June 2025, 30 June 2024 are presented as non-current.

12	Earnings per share

	For the year ended	For the year ended
Particulars	30 June 2025	30 June 2024
Profit attributable to the ordinary equity holders of the company	1,993,711	2,762,643
Weighted average number of ordinary shares	4,045,080	4,045,080

Basic earnings per share	0.49	0.68
Diluted earnings per share	0.49	0.68

F-83

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

13	Property, plant and equipment

Particulars	Buildings	Furniture, fittings and equipment	Computer and computer equipments	Machinery and vehicles	Land	CWIP	Total
Gross amount (refer note below)
At 30 June 2023	1,285,758	361,038	210,359	713,799	4,736,022	-	7,306,975
Additions	37,899	70,357	70,315	48,140	-	-	226,712
Disposals	-	-	-	-	-	-	-
Capitalised during the year	-	-	-	-	-	-	-
Exchange difference	(21,095)	(5,520)	(3,182)	(11,711)	(77,703)	-	(119,212)
At 30 June 2024	1,302,562	425,876	277,492	750,227	4,658,318	-	7,414,475
Additions	28,296	63,882	49,170	-	-	-	141,348
Disposals	-	(504)	-	(3,091)	-	-	(3,595)
Capitalised during the year	-	-	-	-	-	-	-
Exchange difference	(34,409)	(11,945)	(7,223)	(19,317)	(120,440)	-	(193,334)
At 30 June 2025	1,296,449	477,308	319,439	727,819	4,537,878	-	7,358,894

Accumulated depreciation (refer note below)
At 30 June 2023	55,948	120,945	101,102	216,109	-	-	494,104
Charge for the year	117,430	77,964	94,187	154,778	-	-	444,359
Eliminated on disposals	-	-	-	-	-	-	-
Exchange difference	(1,759)	(4,074)	(2,174)	(4,826)	-	-	(12,833)
At 30 June 2024	171,618	194,835	193,115	366,062	-	-	925,631
Charge for the year	107,662	68,294	60,741	116,881	-	-	353,578
Eliminated on disposals	-	(436)	-	(2,460)	-	-	(2,896)
Exchange difference	(6,370)	(4,267)	(4,348)	(11,098)	-	-	(26,084)
At 30 June 2025	272,910	258,426	249,508	469,386	-	-	1,250,230
Carrying amount
At 30 June 2024	1,130,944	231,040	84,377	384,165	4,658,318	-	6,488,844
At 30 June 2025	1,023,539	218,882	69,931	258,434	4,537,878	-	6,108,664

Notes:

1. On transition to IFRS, the Group has elected to continue with the carrying value of all of its property, plant and equipment as at 1 July 2021 measured as per the previous GAAP and use that carrying value as the deemed cost of the property, plant and equipment.

F-84

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

14	Intangible assets

Particulars	Goodwill	Internally generated software	Total
Gross amount (refer note below)
At 30 June 2023	92,813	486,052	578,865
Additions	-	7,911	7,911
Disposals	-	-	-
Exchange difference	-	(31,439)	(31,439)
At 30 June 2024	92,813	462,524	555,337
Additions	-	640,805	640,805
Disposals	-	-	-
Exchange difference	-	(25,132)	(25,132)
At 30 June 2025	92,813	1,078,197	1,171,010

Accumulated depreciation (refer note below)
At 30 June 2023	-	88,020	88,020
Amortisation charge	-	93,706	93,706
Eliminated on disposals	-	-	-
Exchange difference	-	(5,717)	(5,717)
At 30 June 2024	-	176,010	176,010
Amortisation charge	-	51,093	51,093
Eliminated on disposals	-	-	-
Exchange difference	-	(2,321)	(2,321)
At 30 June 2025	-	224,782	224,782

Carrying amount
At 30 June 2024	92,813	286,515	379,327
At 30 June 2025	92,813	853,415	946,228

Notes:

1. On transition to IFRS, the Group has elected to continue with the carrying value of all of its intangible assets as at 1 July 2021 measured as per the previous GAAP and use that carrying value as the deemed cost of the property, plant and equipment.

2. Internally generated intangible assets include cost incurred for development of software.

F-85

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

14A	Intangible assets Under Development

Particulars	Intangible assets Under Development	Total
Gross amount (refer note below)
At 30 June 2023	-	-
Additions	417,090	417,090
Disposals	-	-
Exchange difference	-	-
At 30 June 2024	417,090	417,090
Additions	-	-
Disposals	-	-
Exchange difference	(10,784)	(10,784)
At 30 June 2025	406,306	406,306

Accumulated depreciation (refer note below)
At 30 June 2023	-	-
Amortisation charge	-	-
Eliminated on disposals	-	-
Exchange difference	-	-
At 30 June 2024	-	-
Amortisation charge	-	-
Eliminated on disposals	-	-
Exchange difference	-	-
At 30 June 2025	-	-

Carrying amount
At 30 June 2024	417,090	417,090
At 30 June 2025	406,306	406,306

Notes:

1. On transition to IFRS, the Group has elected to continue with the carrying value of all of its intangible assets as at 1 July 2021 measured as per the previous GAAP and use that carrying value as the deemed cost of the property, plant and equipment.

2. Internally generated intangible assets include cost incurred for development of software.

F-86

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

15	Inventories

	As at	As at
Particulars	30 June 2025	30 June 2024

Inventory	3,208,951	4,076,638
	3,208,951	4,076,638

16	Trade receivables

Particulars	As at 30 June 2025	As at 30 June 2024
Current
Trade receivables from contracts with customers	18,401,256	16,228,908
Less : Loss allowance (Refer note below)	(30,245)	(18,433)
	18,371,012	16,210,475

Note:

The Group adopted simplified expected credit loss method to assess the provisioning for receivables. As at the reporting date the receivables due are more than one year. Hence, loss allowance was recorded as at the reporting date. Further, the group regularly monitors the credit worthiness of its customers and did not identify any customers whose credit worthiness is impaired.

17	Investments

Particulars	As at 30 June 2025	As at 30 June 2024
Investments accounted under equity method
Investments in Associates	1,006,742	921,887
Add : Share of profit for the year	38,665	170,476
Less : Impairment loss on investment	-	-
Closing investment in associates	1,045,406	1,092,362

Other current financial assets
Financial assets at fair value through profit or loss	28,626	29,566
Investments in securities (quoted)	671,940	534,524
Investments in Mutual funds (quoted)	700,566	564,091

18	Other financial assets

Particulars	As at 30 June 2025	As at 30 June 2024
Non current financial assets at amortised cost
Security deposits	47,357	55,671
	47,357	55,671
Current financial assets at amortised cost
Security deposits	17,493	7,161
Balances other than cash and cash equivalents	1,563,033	1,425,155
	1,580,526	1,432,316

Amounts recognised in profit or loss

Particulars	As at 30 June 2025	For the year ended
Fair value gains (losses) on financial insturments at FVPL recognised in other gains/(losses) (Refer note 8)	(87)	228,536

F-87

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

19	Cash and cash equivalents

Particulars	As at 30 June 2025	As at 30 June 2024
Cash at bank	2,803,883	2,812,672
Cash in hand	2,174	2,046
	2,806,056	2,814,719

20	Other assets

Particulars	As at 30 June 2025	As at 30 June 2024
Other non-current assets
Prepayments-NC	140,308	85,049
	140,308	85,049

Other current assets
Prepayments-C	6,829,403	6,067,279
Other receivables	2,363,946	2,654,009
	9,193,349	8,721,288

21	Current tax asset

Particulars	As at 30 June 2025	As at 30 June 2024
Current tax assets	2,598	808,148
	2,598	808,148

F-88

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

22	Leases

(i) Amounts recognised in the statement of financial position

Right-of-use assets

Particulars	Buildings	Total
Gross block
At 30 June 2023	253,622	253,622
Additions	127,079	127,079
Exchange differences	(5,002)	(5,002)
Deletions	(19,149)	(19,149)
At 30 June 2024	356,550	356,550
Additions	118,527	118,527
Exchange differences	4,010	4,010
Deletions	(14,781)	(14,781)
At 30 June 2025	464,307	464,307

Accumulated depreciation
At 30 June 2023	141,743	141,743
Charge for the year	88,528	88,528
Exchange differences	(3,058)	(3,058)
Deletions		-
At 30 June 2024	227,213	227,213
Charge for the year	73,251	73,251
Exchange differences	7,947	7,947
Deletions	(14,781)	(14,781)
At 30 June 2025	293,630	293,630

Carrying amount
At 30 June 2024	129,336	129,336
At 30 June 2025	170,677	170,677

Lease liabilities

	As at	As at
Particulars	30 June 2025	30 June 2024

Current	33,353	65,024
Non-current	144,530	72,978
	177,883	138,002

F-89

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

22	Leases (Continued)

(ii) Amounts recognised in the statement of profit or loss

Particulars	Notes	For the year ended 30 June 2025	For the year ended 30 June 2024
Depreciation charge of right-of-use assets	6	(73,251)	(88,528)
Interest expense (included in finance cost)	9	(11,075)	(11,657)
Expense relating to short-term leases (included in administrative expenses)	6	173,574	153,973
Expense relating to leases of low-value assets that are not shown above as short-term leases (included in administrative expenses)	6	320	-
Expense relating to variable lease payments not included in lease liabilities (included in administrative expenses)	6	-	-

The total cash outflow for leases during the period 30 June 2025 and 30 June 2024 are USD 85,785 and USD 101,791 respectively.

The maturity analysis of the contractual undiscounted cash flows is as follows:

	As at	As at
Particulars	30 June 2025	30 June 2024

Less than 1 year	47,700	64,468
1 - 2 years	42,859	20,014
2-5 years	128,596	46,248
Over 5 years	-	13,215
Total	219,155	143,945

F-90

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

23	Borrowings

Particulars	As at 30 June 2025	As at 30 June 2024
Non-current
Secured
Term loans from bank	2,138,482	2,462,254
Other borrowings	10,274	18,185
	2,148,756	2,480,439

Current
Secured	545	-
Bank overdraft	2,554,175	2,028,984
Other Short term borrowings	267,552	292,139
	2,822,271	2,321,122

24	Trade and other payables

Particulars	As at 30 June 2025	As at 30 June 2024
Current liabilities
Trade payables	11,166,910	15,134,579
Payroll taxes and other statutory liabilities	512,523	326,757
Salaries and bonus payable	512,513	662,572
Other payables	139,317	102,204
	12,331,263	16,226,113

25	Employee benefit obligations

Particulars	As at 30 June 2025	As at 30 June 2024
Non-current
Defined benefit plans:
- Defined pension benefits	393,951	465,116
	393,951	465,116
Current
Defined benefit plans:
- Defined pension benefits	144,058	28,555
	144,058	28,555

26	Current tax liabilities

Particulars	As at 30 June 2025	As at 30 June 2024
Income tax payable	2,216,612	1,483,891
	2,216,612	1,483,891

F-91

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

27	Equity

(a) Share capital

		As at		As at
		30 June 2025		30 June 2024
Particulars	Notes	Shares	Amount	Shares	Amount
Ordinary shares
Authorised, issued and fully paid		4,045,080	544,063	4,045,080	544,063
		4,045,080	544,063	4,045,080	544,063

(i) Movements in ordinary shares

Particulars	Number of shares	Par value	Total
Balance 30 June 2023	4,045,080	10	544,063
Changes during the year	-	-	-
Balance 30 June 2024	4,045,080	10	544,063
Changes during the year	-	-	-
Balance 30 June 2025	4,045,080	10	544,063

27(b)

The group has only one class of equity shares having a par value of Rs. 10 per share. Each holder of equity shares is entitled to one vote per share. The Company declares and pays dividends in Indian rupees.

In the event of liquidation of the group, the holders of equity shares will be entitled to receive remaining assets of the group, after distribution of all preferential amounts. The distribution will be in proportion to the number of equity shares held by the shareholders.

27(c)	Other reserves

Particulars	Notes	Remeasurement of defined benefit plans	Capital reserve	Legal Reserve	Foreign currency translation reserve	Total
At 1 July 2023		(15,384)	56,370	2,864	(1,259,045)	(1,215,196)
Depreciation transfer – gross					-	-
Remeasurements of post-employment benefit		(33,402)	-	-	-	(33,402)
Currency translation differences		-	-	-	(428,171)	(428,171)
Addition to legal reserve		-	-	-	-	-
At 30 June 2024		(48,786)	56,370	2,864	(1,687,216)	(1,676,769)

Particulars	Notes	Remeasurement of defined benefit plans	Capital reserve	Legal Reserve	Foreign currency translation reserve	Total
At 1 July 2024		(48,786)	56,370	2,864	(1,687,216)	(1,676,769)
Depreciation transfer – gross			-	-	-	-
Remeasurements of post-employment benefit		43,504	-	-	-	43,504
Currency translation differences		-	-	-	184,690	184,690
Addition to legal reserve		-	-	-	-	-
At 30 June 2025		(5,282)	56,370	2,864	(1,502,527)	(1,448,575)

27(d)	Retained earnings

Movements in retained earnings were as follows:

Particulars	As at 30 June 2025	As at 30 June 2024
Opening Balance	19,669,845	16,907,202
Net profit for the period	1,993,711	2,762,643
Closing Balance	21,663,556	19,669,845

F-92

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

28	Employee benefit obligations

(i) Defined benefit pension plans

Amounts recognised in the statement of financial position

Particulars	Present value of obligation	Fair value of plan assets	Total
As at 1 July 2023	483,854	126,828	357,026
Current service cost	115,539	-	115,539
Interest expense/(income)	33,931	9,612	24,319
Total amount recognised in profit or loss	149,470	9,612	139,857
Remeasurements
Return on plan assets, excluding amounts included in interest (income)	(9,265)	-	(9,265)
(Gain)/Loss due to Experience on defined benefit obligation	32,027	-	32,027
Loss from change in financial assumptions	23,408	-	23,408
Total amount recognised in other comprehensive income	46,170	-	46,170
Exchange differences	(44,850)	13,676	(58,527)
As at 30 June 2024	634,644	150,117	484,527

As at 1 July 2024	634,644	150,117	484,527
Current service cost	118,879		118,879
Interest expense/(income)	43,906	11,402	32,504
Total amount recognised in profit or loss	162,785	11,402	151,383
Remeasurements
Return on plan assets, excluding amounts included in interest (income)	(1,538)	-	(1,538)
(Gain)/Loss due to Experience on defined benefit obligation	(70,004)	-	(70,004)
Loss from change in financial assumptions	13,405	-	13,405
Total amount recognised in other comprehensive income	(58,136)	-	(58,136)
Benefits paid/Contributions to plan assets	(27,561)	22,146	(49,707)
Exchange differences	(15,358)	(2,803)	(12,555)
As at 30 June 2025	696,374	180,862	515,512

F-93

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

28	Employee benefit obligations (Continued)

The net liability disclosed above relates to funded and unfunded plans as follows:

Particulars	30 June 2025	30 June 2024
Present value of funded obligations	180,862	150,117
Present value of unfunded obligations	515,512	484,527
Total deficit of defined benefit pension plans	696,374	634,644

(ii) Post-employment benefits

The significant actuarial assumptions were as follows:

Particulars	30 June 2025	30 June 2024
Discount rate	7.01%	7.16%
Salary growth rate	7.00%	7.00%
Attrition rate	5.00%	5.00%
Mortality rate	Indian Assured	Indian Assured
	Lives Mortality (2012-14)	Lives Mortality (2012-14)

(iii) Defined benefit liability and employer contributions

The weighted average duration of the defined benefit obligation is 15.61 years (30 June 2024 – 15.49 years). The expected maturity analysis of undiscounted pension is as follows:

Particulars	Less than a year	Between 1–2 years	Between 2–5 years	Over 5 years	Total
30 June 2025
Defined benefit obligation	30,473	34,090	103,557	1,737,720	1,905,842
	30,473	34,090	103,557	1,737,720	1,905,842
30 June 2024
Defined benefit obligation	30,063	30,325	103,245	1,629,907	1,793,540
	30,063	30,325	103,245	1,629,907	1,793,540

F-94

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

29	Commitments and Contingent liabilities

There are no Commitments and Contingent liabilities as on the date 30 June 2025 and 30 June 2024.

30	Financial instruments - Recognised fair value measurements

Particulars	Amortised cost	FVTPL	FVOCI	Total
At 30 June 2025
Financial assets
Trade and other receivables	19,078,117	-	-	19,078,117
Cash and cash equivalents	2,806,056	-	-	2,806,056
Security Deposits	64,849	-	-	64,849
Bank balances other than above	1,563,033	-	-	1,563,033
Investments in associates	1,045,406	-	-	1,045,406
Investments in securities	-	700,566		700,566
Financial liabilities
Trade and other payables	12,725,214	-	-	12,725,214
Borrowings	4,971,027	-	-	4,971,027
Lease liabilities	177,883	-	-	177,883

At 30 June 2024
Financial assets
Trade and other receivables	16,846,832	-	-	16,846,832
Cash and cash equivalents	2,814,719	-	-	2,814,719
Security Deposits	62,832	-	-	62,832
Bank balances other than above	1,425,155	-	-	1,425,155
Investments in associates	1,092,362	-	-	1,092,362
Investments in securities	-	564,091	-	564,091
Financial liabilities
Trade and other payables	16,691,229	-	-	16,691,229
Borrowings	4,801,562	-	-	4,801,562
Lease liabilities	138,002	-	-	138,002

(i) Fair value hierarchy

Fair value measurement methods for financial and non-financial assets and liabilities are classified according to the following three fair value levels:

Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Recurring fair value measurements	Notes	Level 1	Level 2	Level 3	Total
As at 30 June 2025
Financial assets
Financial assets at FVTPL
Investments in securities	17	700,566	-	-	700,566
Total financial assets		700,566	-	-	700,566
Total financial liabilities		-	-	-	-

As at 30 June 2024
Financial assets
Financial assets at FVTPL
Investments in securities	17	564,091	-	-	564,091
Total financial assets		564,091	-	-	564,091
Total financial liabilities		-	-	-	-

F-95

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

31	Financial risk management

The group’s management monitors and manages key financial risk relating to the operations of the group by analysing exposures by degree & magnitude of risk. The risks include market risk, credit risk and liquidity risk. The group’s focus is to foresee the unpredictability of financial markets and seek to minimise potential adverse effects on it’s financial performance.

a. Market risks

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk: interest rate risk, currency risk and other price risk, such as equity price risk. Financial instruments affected by market risk include borrowings and other financial instruments (including derivatives).

(i) Foreign exchange risk

Exposure

	30-Jun-25
Particulars	USD	GBP	OMR	MYR	PHP
Trade receivables	1,931,204	30,952	57,337	175,229	32,819,761
Borrowings	-	-	(210)	-	-
Cash and Cash equivalents	2,268,948	42,924	26,492	95,998	6,595,014
Contract assets	(0)	-	-	-	-
Security deposits	-	1,450	-	600	-
Trade payables	(1,388,137)	(14,588)	(204,583)	(352,826)	(18,797,356)

	30-Jun-24
Particulars	USD	GBP	OMR	MYR	PHP
Trade receivables	1,764,895	150,489	84,963	88,490	6,148,978
Borrowings	-	-	(15,280)	-	-
Cash and Cash equivalents	2,429,015	30,405	7,680	458,073	1,499,045
Contract assets	122,972	-	-	-	-
Security deposits	-	1,450	-	-	-
Trade payables	(2,851,695)	(139,958)	(204,297)	(347,634)	(4,802,254)

The aggregate net foreign exchange gains/losses recognised in profit or loss were:

Particulars	30 June 2025	30 June 2024
Net foreign exchange gain/(loss) included in other gains/(losses)	(7,073)	(15,461)
Total net foreign exchange (losses) recognised in profit before income tax for the period	(7,073)	(15,461)

Sensitivity

A reasonably possible strengthening (weakening) of the INR at 30 June 2024 would have affected the measurement of financial instruments denominated in a foreign currency and affected equity and profit or loss by the amounts shown below. This analysis assumes that all other variables, in particular interest rates, remain constant and ignores any impact of forecast sales and purchases. The Company’s sensitivity to a 1% increase and 1% decrease in the INR is presented below:

	Impact on post- tax profit		Impact on other components of equity
Particulars	Strengthening	Weakening	Strengthening	Weakening
As at 30 June 2025
INR/USD (1% movement)	328	(328)	-	-
GBP/USD (1% movement)	833	(833)	-	-
OMR/USD (1% movement)	(3,132)	3,132	-	-
MYR/USD (1% movement)	(191)	191	-	-
PHP/USD (1% movement)	3,633	(3,633)	-	-
As at 30 June 2024
INR/USD (1% movement)	356	(356)	-	-
GBP/USD (1% movement)	2,965	(2,965)	-	-
OMR/USD (1% movement)	828	(828)	-	-
MYR/USD (1% movement)	439	(439)	-	-
PHP/USD (1% movement)	1,473	(1,473)	-	-

F-96

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

31	Financial risk management (continued)

(ii) Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

The group’s has borrowings at a fixed rate of interest hence the group has no exposure for the risk of changes in market interest rates.

b. Credit risk

Credit risk refers to the risk that the counterparty will default on its contractual obligations resulting in financial loss to the group. Credit risk arises principally from the group’s receivables from customers. We believe that the company’s credit policies, past trends and experiences and pattern of realisation of receivables indicate that the receivables will be received in due time; that is the probability of default is negligible and hence, do not require creation of any lifetime expected credit loss allowance in respect of the same.

c. Liquidity risk

Liquidity risk is the risk that the group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The group invests surplus funds, including from those from investing activities by others into the group, from time-to-time in various short-term instruments. It manages liquidity by maintaining adequate reserves, funding facilities from banks and financial institutions and monitoring cash flows.

The following table provides details regarding the undiscounted contractual maturities of significant financial liabilities at the reporting date:

		As at 30 June 2025
Particulars	Carrying amount	Less than 1 year	1 - 2 years	2-5 years	Over 5 years
Lease liabilities	177,883	47,700	42,859	128,596	-
Borrowings	4,971,027	4,971,027	-	-	-
Trade payables	12,331,263	12,331,263	-	-	-
Other financial liabilities	5,473,382	5,473,382	-	-	-
	22,953,555	22,823,372	42,859	128,596	-

		As at 30 June 2024
Particulars	Carrying amount	Less than 1 year	1 - 2 years	2-5 years	Over 5 years
Lease liabilities	138,002	64,468	20,014	46,248	13,215
Borrowings	4,801,562	4,801,562	-	-	-
Trade payables	16,226,113	16,226,113	-	-	-
Other financial liabilities	3,070,363	3,070,363	-	-	-
	24,236,039	24,162,505	20,014	46,248	13,215

32	Capital management

(a) Risk management

The group’s objectives when managing capital are to safeguard their ability to continue as a going concern, so that they can continue to provide returns for shareholders and benefits for other stakeholders, and maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

The gearing ratios at 30 June 2024 and 30 June 2025 were as follows:

Particulars	30 June 2025	30 June 2024
Net debt	4,971,027	4,801,562
Total equity	20,759,044	18,537,139
Net debt to equity ratio	24%	26%

The increase in the net debt ratio is attributable to the Group obtaining financing through external debt for incurring capital expenditure, ie, construction of building premises.

33	Subsequent events

There have been no material subsequent events after the reporting date which require adjustments/disclosure in these CFS.

F-97

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(Amount in Indian Rupees, unless otherwise stated)

34	Non-controlling interests (NCI)

Below is the summarised financial information for each subsidiary with non-controlling interests that are material to the group.

Summarised statement of financial position	Visnet Technology Solutions LLC		VIS GLOBAL INC.		VIS Network UK Ltd		VIS Global Digital Solutions LLC
	Dubai		USA		UK		Oman
	30 June 2025	30 June 2024	30 June 2025	30 June 2024	30 June 2025	30 June 2024	30 June 2025	30 June 2024
Current assets	113,070	341,292	673,502	304,455	39,253	327,083	485,781	530,182
Current liabilities	124,788	212,818	137,170	168,299	26,639	235,452	315,742	473,808
Current net assets	(11,718)	128,473	536,332	136,157	12,614	91,631	170,039	56,374

Non-current assets	24,214	1,848	1,850	900	1,989	1,833	19,257	22,021
Non-current liabilities	(15,563)	-	-	-	-	2,660	5,197	5,927
Non-current net assets	39,777	1,848	1,850	900	1,989	(826)	14,060	16,094

Net assets	28,059	130,321	538,182	137,057	14,603	90,805	184,099	72,467

Accumulated NCI	(173,201)	(60,441)	21,142	6,848	2,489	3,315	(20,487)	(35,295)

Summarised statement of comprehensive income	Visnet Technology Solutions LLC		VIS GLOBAL INC.		VIS Network UK Ltd		VIS Global Digital Solutions LLC
	30 June 2025	30 June 2024	30 June 2025	30 June 2024	30 June 2025	30 June 2024	30 June 2025	30 June 2024

Revenue	2,813,091	329,511	1,449,753	540,431	536,365	446,642	1,999,726	495,036
Profit for the period	(281,901)	(178,325)	285,896	136,852	(16,519)	(28,510)	32,191	(195,322)
Other comprehensive income	-	-	-	-	-	-	-	-
Total comprehensive income	(281,901)	(178,325)	285,896	136,852	(16,519)	(28,510)	32,191	(195,322)

Profit allocated to NCI	(112,760)	(71,330)	14,295	6,843	(826)	(1,426)	14,808	(89,848)

F-98

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

35	Related party disclosure

(a) Details of related parties

Description of relationship	Names of related parties
Mrs. Vijetha Umashankar, Director
Mrs. Swetha K. Acharaya, Director
Mr. Suresh Kamath, Director
Key management personnel (‘KMP’)	Mr. Prajwal T.S., Director
Mr. Hemanth Kurani, Director of Subsidiary/ Associates
Mr. Suresh Vishwanathan, Director of Subsidiary/ Associates
Mrs. Maya Devi, Director of Subsidiary/ Associates
Mr. Umashankar Bantwal
Relatives of Key management personnel	Mr. Kiran N.
Mrs. Vani Kini
Mrs. Poonam
M/s. Ulka Technologies
M/s. Vcloudify Private Limited
M/s. Aasip Technologies Private Limited
Enterprises Owned or Significantly Influenced by KMP	M/s. Vion Consulting Private Limited
M/s. Visnet Ventures Private Limited
M/s. Upaya Innovation Private Limited
M/s. Parea Ventures LLP

(b) Details of transactions with related parties during the year ended 30 June 2024 and balances outstanding as at 30 June 2025:

Name of the related party	Nature of transaction	1 July 2024 to 30 June 2025	Receivable/ (Payable) as at 30 June 2025	1 July 2023 to 30 June 2024	Receivable/ (Payable) as at 30 June 2024
M/s. Aasip Technologies Private Limited	Purchase of service	48,050	2,927	82,490	1,139
M/s. Aasip Technologies Private Limited	Sale of service	3,569	21,444	2,337	279
M/s. Vion Consulting Private Limited	Purchases and training charges	54,458	851	45,346	6,475
M/s. Vion Consulting Private Limited	Sale of service	2,390	(11,798)	150,772	(2,791)
M/s. Vion Consulting Private Limited	Rental income	2,130	(2,102)	2,902	(2,878)
M/s. Ulka Technologies	Purchases and consultancy	44,763	(13,020)	51,008	4,230
M/s. Ulka Technologies	Sale of service	-	6	-	6
M/s. Ulka Technologies	Manpower Development charges	-	-	4,680	(5,012)
VIS Global Pty Ltd	Purchases and consultancy	-	-	-	-
VIS Global Pty Ltd	Sale of service	85,775	53,169	114,017	73,595
Merykh technologies Private Limited	Purchases and consultancy	1,845,411	1,406,111	1,263,905	(436,762)
Merykh technologies Private Limited	Sale of service	1,406,023	2,784,684	1,104,815	1,185,560
Merykh technologies Private Limited	Rental income	4,548	(4,489)	8,705	(8,633)
SmarterHi Communications Private	Purchases and consultancy	18,936	-	25,389	-
SmarterHi Communications Private	Sale of service	14,150	(1,396)	35,830	-

F-99

VIS Networks Private Limited
Notes to consolidated financial statements for the year ended 30 June 2025
(All amounts are in $ unless otherwise stated)

(b) Details of transactions with related parties during the year ended 30 June 2024 and balances outstanding as at 30 June 2025 (Continued):

Name of the related party	Nature of transaction	1 July 2024 to 30 June 2025	Receivable/ (Payable) as at 30 June 2025	1 July 2023 to 30 June 2024	Receivable/ (Payable) as at 30 June 2024
Mrs. Vijetha Umashankar	Director remuneration	66,020	-	49,912	-
Mrs. Swetha K. Acharaya	Director remuneration	149,121	-	81,245	-
Mr. Suresh Kamath	Director remuneration	186,737	-	90,414	-
Mr. Prajwal T.S.	Director remuneration	182,003	-	95,854	-
Mr. Umashankar Bantwal	Salary and incentives	9,652	-	86,182	-
Mr. Kiran N.	Salary and incentives	10,086	-	74,766	-
Mrs. Vani Kini	Consultancy charges	3,245	-	50,647	-
Mrs. Poonam	Consultancy charges	944	-	37,348	-

F-100

Mirragin RAS Consulting Pty Limited

Consolidated Financial Statements

For the Year Ended June 30, 2025

F-101

Independent Auditor’s Report

Opinion on the Financial Statements

We have audited the consolidated financial statements of Mirragin Ras Consulting Pty Limited (the Company) which comprise the consolidated statements of financial position as at June 30, 2025 and 2024, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements including a summary of significant accounting policies.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated Statements of financial position of the Company at June 30, 2025 and 2024 and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the years then ended in accordance with International Financial Reporting Standards (IFRS).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company, and have fulfilled our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the conslidated financial statements in accordance with International Financial Reporting Standard (IFRS) as issued by International Accounting Standards Board (IASB), and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

F-102

In performing an audit in accordance with US GAAS, we:

●	Use professional judgment and exercise professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal controls. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and internal control related matters identified during our audit.

Akhil Sobti, Chartered Accountant – CAANZ Membership No 449425

AICPA Membership No 402307223

19 September 2025

F-103

Mirragin Ras Consulting Pty Limited

Consolidated Statement of Financial Position

As at June 30, 2025

Amounts in USD	Note	As at Jun 30, 2025	As at Jun 30, 2024

Assets

Non-current assets
Right of use assets	4	-	25,552
Intangible assets	5	243,280	276,385
Loans to related parties	6	74,209	-
Security deposit	7	3,098	3,161
		320,587	305,098
Current assets
Accounts receivables	8	181,606	269,298
Cash and cash equivalents	9	57,996	210,701
		239,602	479,999

Total assets		560,189	785,097

Equity and liabilities

Capital and reserves
Share capital	10	1	1
Foreign currency translation reserve		13,054	12,109
Retained earnings		60,502	17,704
Equity attributable to equity holders of the company		73,557	29,814
Non-controlling interest		(3,803)	3,549
Total equity		69,754	33,363

Liabilities

Non-current liabilities
Long term loans	11	177,248	39,472
Due to related parties	12	-	2,764
		177,248	42,236
Current liabilities
Trade and other payables	13	43,713	30,948
Credit card payable	14	13,702	36,506
Taxes payable	15	57,054	385,842
Current portion of long-term loans	11	55,990	39,817
Current portion of lease liability	4	-	10,928
Accrued and other liabilities	16	142,728	205,457
Total liabilities		490,435	751,734

Total equity and liabilities		560,189	785,097

Contingencies and commitments	26	-	-

The accompanying notes are an integral part of these financial statements

F-104

Mirragin Ras Consulting Pty Limited

Consolidated Statement of Profit or Loss & Other Comprehensive Income

For the year ended June 30, 2025

Amounts in USD	Note	For the Year ended June 30, 2025	For the Year ended June 30, 2024

Revenue	18	1,619,998	2,730,635
Cost of sales	19	(1,020,458)	(1,846,059)

Gross profit		599,540	884,576

General and administrative expenses	20	(523,957)	(873,578)
Operating profit /(loss)		75,583	10,998
Finance cost	22	(41,768)	(9,769)
Other income	21	3,628	3,944
Finance income		49	-
Profit/(loss) before taxation		37,492	1,739
Taxation		(2,484)	(710)
Profit/(loss) after taxation		35,008	1,029
Total other comprehensive income/(loss) for the year		1,383	(203)

Total comprehensive income/(loss) for the year		36,391	826

Total comprehensive income/(loss) attributable to:
Shareholders of the parent		43,743	(2,670)
Non-controlling interests		(7,352)	3,496
		36,391	826
Earnings/ (loss) per share	23
Basic		3.65	(0.22)
Diluted		3.65	(0.22)

The accompanying notes are an integral part of these financial statements

F-105

Mirragin Ras Consulting Pty Limited

Consolidated Statement of Changes in Equity

For the year ended June 30, 2025

Amounts in USD	Share Capital	Retained Earnings/ (Accumulated losses)	Foreign Currency Translation Reserve	Non- controlling interest	Total Equity

Balance as at June 30, 2023	1	20,137	12,346	-	32,484
Share capital	-	-	-	53	53
Profit/(loss) for the year	-	(2,433)	-	3,462	1,029
Other comprehensive income/(loss) for the year	-	-	(237)	34	(203)

Balance as at June 30, 2024	1	17,704	12,109	3,549	33,363
Share capital	-	-	-	-	-
Profit/(loss) for the year	-	42,798	-	(7,790)	35,008
Other comprehensive income/(loss) for the year		-	945	438	1,383
Balance as at June 30, 2025	1	60,502	13,054	(3,803)	69,754

The annexed notes are integral part of these financial statements

F-106

Mirragin Ras Consulting Pty Limited

Consolidated Statement of Cash Flows

For the year ended June 30, 2025

Amounts in USD	For the Year ended June 30, 2025	For the Year ended June 30, 2024

Cash flows from operating activities
Net Profit/(Loss) after Tax	35,008	1,029
Adjustment for:
Depreciation and amortization	52,599	29,995
Other comprehensive income/(loss)	1,383	(203)
Other non-cash adjustments	6,121	(181)
Operating profit/(loss) before working capital changes	95,111	30,640

Changes in working capital
(Increase)/decrease in accounts receivables	87,692	888,224
(Increase)/decrease in inventories	-	158,244
(Decrease)/increase in current liabilities	(396,311)	(737,070)
Net Cash (Used) / Generated from Operating Activities	(213,508)	340,038

Cash flows from investing activities
Cash Items From Investing Activities	(74,209)	(237,504)
Cash (Used) / From Investing Activities	(74,209)	(237,504)

Cash flows from financing activities
Proceeds from Loan Financing	137,776	(38,637)
Other Cash Items From Financing Activities	(2,764)	(9,043)
Net cash (used in) / from financing activities	135,012	(47,680)

Net increase / (decrease) in cash and cash equivalents	(152,705)	54,854
Cash and cash equivalents at the beginning of the year	210,701	155,847
Cash and cash equivalents at the end of the year	57,996	210,701

The accompanying notes are an integral part of these financial statements

F-107

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

1.	General information

The principal activities of Mirragin Ras Consulting Pty Ltd and subsidiaries (the Group) are the provisioning of strategic consulting services to businesses looking to optimize their operations and achieve sustainable growth. With a focus on delivering tailored solutions to meet the unique needs of each client, Mirragin Ras Consulting leverages industry expertise and innovative strategies to drive success.

Mirragin Ras Consulting Pty Ltd, the Group’s ultimate parent company, is a limited liability company incorporated in Australia. Its registered office and principal place of business is QLD, 4074 Australia.

These consolidated financial statements of the Group incorporate results of the following subsidiaries:

Name of Subsidiary	Percentage Holding	Country of Incorporation	Principal Activities
Mirragin Consultants Pty Limited	100%	Australia	Consulting services
Project Isidore Pty Limited	68.3% *	Australia	Technology services

* 60% direct ownership and 8.3% indirect ownership, totalling 68.3% ownership interest. The non-controlling interest holds the remaining 31.7% ownership interest in Project Isidore Pty Limited.

2.	Basis of presentation, preparation and compliance Statement of compliance

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS Accounting Standards) as issued by the International Accounting Standards Board (IASB)

Standards, interpretations and amendments to approved accounting standards which became effective during the year

There are certain amendments to the accounting and reporting standards which became effective during the period and are adopted by the Company for the financial year beginning on July 01, 2024. However, these amendments do not have any significant impact on the Company’s financial reporting and therefore have not been presented in these consolidated financial statements.

F-108

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

Standards, interpretations and amendments to approved accounting standards that are issued but not yet effective and have not been early adopted by the Company

The following standards, amendments would be effective from the dates mentioned below and have not been early adopted by the Group:

Standards	Standards, Interpretations and Amendments	Effective date (Annual periods beginning on or after)
IAS 1	‘Presentation of financial statements’, Classification of liabilities as current or non-current — (Amendments)	1-Jan-24
IAS 7	‘Statement of cash flows’, Changes regarding supplier finance arrangements — (Amendments)	1-Jan-24
IAS 21	The Effects of Changes in Foreign Exchange Rates, Lack of Exchangeability — (Amendments)	1-Jan-25
IFRS 7	‘Financial instruments: Disclosures’, Changes regarding supplier finance arrangements — (Amendments)	1-Jan-24
IFRS 9	Financial instruments: Disclosures, to address matters identified during the post-implementation review of the classification and measurement requirements of IFRS 9 — (Amendments)	1-Jan-26
IFRS 16	‘Leases’, Sale and Leaseback transactions — (Amendments)	1-Jan-24
IFRS 17	Insurance contracts	1-Jan-26

The management expects that the adoption of the above standards and amendment will not have any material impact on the Group’s financial statements.

3.	Material accounting policies

Going Concern

The directors have at the time of approving the financial statements, a reasonable expectation that the Group have adequate resources to continue in operational existence for the foreseeable future. Thus, they continue to adopt the going concern basis of accounting in preparing the financial statements.

Basis of consolidation

The Group’s financial statements consolidate those of the parent company and all of its subsidiaries at June 30, 2025.

All transactions and balances between the Group companies are eliminated on consolidation, including unrealized gains and losses on transactions between the Group companies. Where unrealized losses on intra-group asset sales are reversed on consolidation, the underlying asset is also tested for impairment from the Group perspective. Amounts reported in the financial statements of subsidiaries have been adjusted where necessary to ensure consistency with the accounting policies adopted by the Group.

Profit or loss and other comprehensive income of subsidiaries acquired or disposed of during the period are recognized from the effective date of acquisition, or up to the effective date of disposal, as applicable.

F-109

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

The Group attributes total comprehensive income or loss of subsidiaries between the owners of the parent and the non-controlling interests based on their respective ownership interests.

Climate-related matters

The Group has not identified significant risks induced by climate changes that could negatively and materially affect the Group’s financial statements. Management continuously assesses the impact of climate-related matters.

Assumptions could change in the future in response to forthcoming environmental regulations, new commitments taken and changing consumer demand. These changes, if not anticipated, could have an impact on the Group’s future cash flows, financial performance and financial position.

Business combinations

The Group applies the acquisition method in accounting for business combinations. The consideration transferred by the Group to obtain control of a subsidiary is calculated as the sum of the acquisition-date fair values of assets transferred, liabilities incurred, and the equity interests issued by the Group, which includes the fair value of any asset or liability arising

If the Group acquires a controlling interest in a business in which it previously held an equity interest, that equity interest is remeasured to fair value at the acquisition date with any resulting gain or loss recognized in profit or loss or other comprehensive income, as appropriate.

Consideration transferred as part of a business combination does not include amounts related to the settlement of pre-existing relationships. The gain or loss on the settlement of any pre-existing relationship is recognized in profit or loss.

Assets acquired and liabilities assumed are measured at their acquisition-date fair values

Property and Equipment

IT equipment, furniture & fixtures, and office equipment are initially recognized at acquisition cost or manufacturing cost, including any costs directly attributable to bringing the assets to the location and condition necessary for them to be capable of operating in the manner intended by the Group’s management. Buildings and IT equipment also include leasehold property. IT equipment, furniture & fixtures, and office equipment are subsequently measured at cost less accumulated depreciation and impairment losses.

The Group follows a policy of capitalizing tangible assets that have an individual cost exceeding AUD 5,000. Assets with a cost of AUD 5,000 or below are expensed in the period they are incurred. This threshold is reviewed periodically and adjusted if necessary.

Depreciation is recognized on a straight-line basis to write down the cost less estimated residual value of IT equipment, furniture & fixtures, and office equipment. The following useful lives are applied:

●	IT Equipment: 2–5 years
●	Furniture & Fixtures: 3–5 years
●	Office equipment: 3–5 years.

In the case of right-of-use assets, expected useful lives are determined by reference to the lease term. Material residual value estimates and estimates of useful life are updated as required, but at least annually.

F-110

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

Gains or losses arising on the disposal of property and equipment are determined as the difference between the disposal proceeds and the carrying amount of the assets and are recognized in profit or loss either within other income or other expenses.

Intangibles

Initial Recognition of Intangible Assets

Costs incurred during the development phase are recognized as intangible assets if they satisfy all of the following criteria:

Development costs can be measured reliably.

The project is technically and commercially viable.

The Group intends to and has sufficient resources to complete the project.

The Group has the ability to use or sell the project, and.

The software will generate probable future economic benefits.

Development costs that do not meet these criteria are expensed as incurred.

Directly attributable costs eligible for capitalization include employee expenses related to development activities, a proportionate share of applicable overheads, and any related borrowing costs.

Subsequent Measurement

Internally developed projects with a finite useful life are measured using the cost model. Capitalized costs are amortized on a straight-line basis over their estimated useful life. Residual values and useful lives are reviewed at each reporting date, and the assets are subject to impairment testing.

The following useful life applies:

Intellectual property: 10 years

Software: 3-5 years

Brand names: 15-20 years

Amortization and Disposal

Amortization expenses are reported under “Depreciation, Amortization, and Impairment of Non-Financial Assets.”

When an intangible asset is disposed of, the resulting gain or loss is calculated as the difference between the disposal proceeds and the asset’s carrying amount. This gain or loss is recognized in the profit or loss statement under “Other Income” or “Other Expenses.”

Leases

A lease is defined as ‘a contract, or part of a contract, that conveys the right to use an asset (the underlying asset) for a period in exchange for consideration’. To apply this definition the Group assesses whether the contract meets three key evaluations which are whether:

● The contract contains an identified asset, which is either explicitly identified in the contract or implicitly specified by being identified at the time the asset is made available to the Group.

● The Group has the right to obtain substantially all of the economic benefits from use of the identified asset throughout the period of use, considering its rights within the defined scope of the contract.

F-111

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

● The Group has the right to direct the use of the identified asset throughout the period of use. The Group assess whether it has the right to direct ‘how and for what purpose’ the asset is used throughout the period of use.

Each lease’s term is determined on an individual basis and corresponds to the non-cancellable period of the lease commitment, plus any option periods that are reasonably certain to be applied.

Measurement and recognition of leases as a lessee

At the commencement date, the Group measures the right-of-use asset and the lease liability at the present value of the future lease payments at that date, discounted using the interest rate implicit in the lease if that rate is readily available or the Group’s incremental borrowing rate.

The Group depreciates the right-of-use assets on a straight-line basis from the lease commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The Group also assesses the right-of-use asset for impairment when such indicators exist.

Lease payments included in the measurement of the lease liability are made up of fixed payments (including in substance fixed), variable payments based on an index or rate, amounts expected to be payable under a residual value guarantee and payments arising from options reasonably certain to be exercised.

Subsequent to initial measurement, the liability will be reduced for payments made and increased for interest. It is remeasured to reflect any reassessment or modification, or if there are changes in in-substance fixed payments.

When the lease liability is remeasured, the corresponding adjustment is reflected in the right-of-use asset, or profit and loss if the right-of-use asset is already reduced to zero.

On the statement of financial position, right-of-use assets and lease liabilities have been show separately.

Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the first-in, first-out (FIFO) principle and includes expenditures incurred in acquiring the inventories, production or conversion costs, and other costs incurred in bringing them to their existing location and condition.

Costs related to development projects that are in the process of production for sale are classified as inventories. These costs include direct materials, direct labor, and an allocation of overheads incurred during the development phase.

Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale

Trade debts and other receivable

Measurement

Trade and other receivables are recognized and carried at transaction price less an allowance for impairment.

F-112

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

Impairment

A provision for the impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. The amount of the provision is recognized in the statement of profit or loss. Bad debts are written-off in the statement of profit or loss on identification.

Judgments and estimates

The allowance for doubtful debts of the Group is based on the ageing analysis and management’s continuous evaluation of the recoverability of the outstanding receivables. In assessing the ultimate realization of these receivables, management considers, among other factors, the creditworthiness and the past collection history of each customer.

Cash and cash equivalents

Cash and bank balances comprise cash (i.e. cash on hand and demand deposits), together with other short-term, highly liquid investments maturing within 90 days from the date of acquisition that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value. Bank overdrafts are included in liabilities.

Trade and other payables

Trade and other payables are recognized initially at fair value plus directly attributable costs, if any, and subsequently measured at amortized costs.

Loans to Related Parties

Loans to related parties are initially recognized at fair value plus transaction costs. They are subsequently measured at amortized cost using the effective interest method, less provision for impairment.

Loan Valuation

Management has assessed that the loans to Sutton Family Trust are not impaired, as the trust is financially stable and have the ability to repay the loans under the agreed terms.

Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost, any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the statement of profit and loss over the period of the borrowings using the effective interest method. Finance costs are accounted for on an accrual basis and are reported under accrued finance costs to the extent of the amount remaining unpaid.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least twelve months after the reporting date.

Taxation

In making the estimate for income taxes payable by the Group, the management considers the applicable laws and the decisions of the appellate tax authorities on certain issues in the past.

F-113

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

Provisions

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation.

Where the effect of the time value of money is material, the amount expected to be required to settle the obligation is recognized at present value using a pre-tax discount rate. The unwinding of the discount is recognized as finance cost in the statement of profit or loss.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

As the actual outflows can differ from estimates made for provisions due to changes in laws, regulations, public expectations, technology, prices and conditions, and can take place many years in the future, the carrying amounts of provisions are reviewed at each reporting date and adjusted to take account of such changes. Any adjustments to the amount of previously recognized provision are recognized in the statement of profit or loss unless the provision was originally recognized as part of cost of an asset.

Revenue recognition

The Group recognizes revenue from the following major sources:

●Consulting services provided to diversified sectors such as agriculture, mining, airports, commercial aviation & infrastructure, government & emergency services, construction, etc.

●Training Services

●Testing and Assurance Services

●Services Commission

To determine whether to recognize revenue, the Group follows a 5-step process:

1 Identifying the contract with a customer

2.Identifying the performance obligations

3.Determining the transaction price

4.Allocating the transaction price to the performance obligations

5.Recognizing revenue when/as a performance obligation(s) are satisfied

Revenue is recognized either at a point in time or over time, when (or as) the Group satisfies performance obligations by transferring the promised services to its customers. Revenue is measured based on the consideration to which the Group expects to be entitled in a contract with a customer and excludes amounts collected on behalf of third parties. The Group recognizes revenue when it transfers control of the service to a customer. The Group assesses its revenue arrangements against specific criteria to determine if it is acting as a principal or an agent. The Group has concluded that it is acting as a principal in all of its revenue arrangements except for the case of Services Commission where it acts as an agent.

F-114

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

Consulting Service Revenues

Revenue from consulting services is recognized over time as services are performed. Project-based revenue is recognized upon completion of milestones specified in the contract. Retainer fees are recognized over the period services are provided.

Training Revenues

Revenue from in-person training sessions is recognized on the date the training is delivered. Online training revenue is recognized over the access period granted to the customer. Webinar revenue is recognized when the webinar is delivered.

Testing and Assurance Services Revenues

Revenue from testing services is recognized as tests are performed and results are delivered. Assurance service revenue is recognized at the time when the services are rendered.

Services Commission

Commission revenue is recognized when the facilitation of a transaction between the principal and the customer is completed. This revenue is recorded net of any amounts owed to the principal.

Other Revenue

Other revenue Includes miscellaneous revenue recognized either at a point in time or over time depending on the nature of the underlying transaction.

Foreign Currency Transactions and Translations

Foreign currency transactions are recorded at exchange rates prevailing on the date of the transaction. Foreign currency denominated monetary assets and liabilities are retranslated at the exchange rate prevailing on the balance sheet dates and exchange gains and losses arising on settlement and restatement are recognized in the statement of profit and loss. Non-monetary assets and liabilities that are measured in terms of historical cost in foreign currencies are not retranslated.

The results and financial position are translated into a presentation currency using the following procedures:

(a) assets and liabilities for each statement of financial position presented (i.e. including comparatives) are translated at the closing rate at the date of that statement of financial position;

(b) income and expenses for each statement presenting profit or loss and other comprehensive income (i.e. including comparatives) are translated using the average exchange rates for the period; and

(c) all resulting exchange differences are recognized in other comprehensive income.

Functional and Presentation Currency

These financial statements are presented in United States Dollars (USD), which is the presentation currency of the Group while the functional currency of Group is Australian Dollars (AUD).

F-115

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

Financial Instruments

Financial Assets

Initial measurement

All financial assets and liabilities are initially measured at cost which is the fair value of the consideration given or received. These are subsequently measured at fair value, amortized cost or cost as the case may be.

The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them. With the exception of trade receivables, amounts due from related parties and bank balances that do not contain a significant financing component or for which the Group has applied the practical expedient, the Group initially measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs.

Trade receivables that do not contain a significant financing component or for which the Group has applied the practical expedient are measured at the transaction price determined under IFRS 15. Refer to the accounting policy in Revenue Recognition.

In order for a financial asset to be classified and measured at amortized cost or fair value through OCI, it needs to give rise to cash flows that are ‘solely payments of principal and interest (SPPI)’ on the principal amount outstanding.

The Group’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both.

Purchases or sales of financial assets that require delivery of assets within a time frame established by regulation or convention in the marketplace (regular way trades) are recognized on the trade date, i.e., the date that the Group commits to purchase or sell the asset.

The Group’s financial assets include bank balances, trade receivables, amounts due from related parties, deposits and other receivables.

Subsequent measurement

For purposes of subsequent measurement, financial assets are classified in four categories:

● Financial assets at fair value through profit or loss - The Group has not designated any financial asset as fair value through profit or loss.

● Financial assets at amortized cost (debt instruments) - This category is the most relevant to the Group. The Group subsequently measures financial assets at amortized cost using EIR method and are subject to impairment. Gains and losses are recognized in the statement of profit or loss when the asset is derecognized, modified or impaired;

● Financial assets at fair value through OCI with recycling of cumulative gains and losses (debt instruments) -The Group has not designated any financial asset at fair value through OCI with recycling of cumulative gains and losses; and

● Financial assets designated at fair value through OCI with no recycling of cumulative gains and losses upon derecognition (equity instruments) - The Group has not designated any financial asset at fair value through OCI with no recycling of cumulative gains and losses upon derecognition.

Financial Liabilities

Financial liabilities are recognized initially at fair value and, in the case of loans and borrowings and payables, net of directly attributable transaction costs

The Group’s financial liabilities include lease liabilities, trade payables, and loans.

F-116

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

Subsequent measurement

The measurement of financial liabilities depends on their classification as described below:

Financial Liabilities at Fair Value through Profit or Loss

The Group has not designated any financial liability as fair value through profit or loss.

Loans and Borrowings

After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortized cost using the Effective Interest Rate (EIR) method. Gains and losses are recognized in profit or loss when the liabilities are derecognized as well as through the EIR amortization process.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included as finance costs in the statement of profit or loss and other comprehensive income.

Payables

Accounts payable and other payables are measured at amortized cost.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included as finance costs in the statement of profit or loss and other comprehensive income.

Fair Value of Financial Instrument

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

In the principal market for the asset or liability, or

In the absence of a principal market, in the most advantageous market for the asset or liability

The principal or the most advantageous market must be accessible to by the Group. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data is available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

Offsetting of Financial Instruments

Financial assets and financial liabilities are offset, and the net amount reported in the statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts and the Group intends to settle on a net basis, or to realize the assets and liabilities simultaneously.

Earnings per share

Earnings per share, diluted earnings per share are measured as follows:

Basic earnings per share are calculated by dividing profit or loss attributable to owners of the Group by the weighted average number of ordinary shares outstanding during the period, excluding treasury shares. The weighted average number of ordinary shares outstanding is calculated based on the number of ordinary shares outstanding at the beginning of the period, after deduction of treasury shares, adjusted on a time-apportioned basis for shares bought back or issue during the period;

Diluted earnings per share are calculated by dividing profit or loss attributable to owners of the Group by the weighted average number of ordinary shares outstanding during the year as used to calculate basic earnings per share, both items being adjusted on a time-apportioned basis for the effects of all potentially dilutive financial instruments corresponding to (i) performance shares and (ii) free share grants until fully vested.

F-117

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

4.	Right of use assets and liabilities

The analysis by type of right of use asset is as follows:

Building
USD
Gross
As at June 30, 2024	114,996
Addition during the year	-
As at June 30, 2025	114,996

Building
USD
Accumulated depreciation
As at June 30, 2024	78,619
Depreciation for the year	25,047
As at June 30, 2025	103,666

Building
USD
Carrying amount
At June 30, 2024	25,552
At June 30 2025	-

Exchange gain/(loss)
At 30 June 2024	10,825
Add: During the year 2025	505
At 30 June 2025	11,330

Lease Liability

	As at June 30, 2025	As at June 30, 2024
	USD	USD

Current Portion	-	10,928
Non-current portion	-	-
	-	10,928

Maturity Analysis

	As at June 30, 2025	As at June 30, 2024
	USD	USD

Within 1 year	-	10,928
1 to 5 years	-	-
Total	-	10,928

F-118

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

5.	Intangible Assets

Details of the Group’s intangible assets and their carrying amounts are as follows:

(i)	Cost

Intellectual Property
As at June 30, 2024
Additions – internally Developed	281,069
As at June 30, 2025	281,069

(ii)	Accumulated amortization

Intellectual Property
As at June 30, 2024	4,684
Amortization charge	27,552
Foreign exchange movements	5,553
As at June 30, 2025	37,789
Carrying amount
Carrying amount as at June 30, 2024	276,385
Carrying amount as at June 30, 2025	243,280

6.	Loan to related parties

	As at June 30, 2025	As at June 30, 2024
	USD	USD
Loans to Sutton Family Trust	51,621	-
Loan - Defining Films	973	-
Loan - RELMS Business Services Pty Ltd	21,615	-
	74,209	-

The Group has provided loans to Sutton Family Trust which wholly owns the Group, Defining Films and RELMS Business Services Pty Ltd which are also owned by the Shareholder. Refer to Note 17 (Related Party Disclosures) for the details of loans.

F-119

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

7.	Security Deposit

	As at June 30, 2025	As at June 30, 2024
	USD	USD

Security deposit	3,098	3,161
	3,098	3,161

8.	Trade and Other Receivables

	As at June 30, 2025	As at June 30, 2024
	USD	USD

Accounts Receivable	181,606	269,298
	181,606	269,298

Trade Receivables

The average credit period on sales of services is 60 days. No interest is charged on outstanding trade receivables.

The Group measures the loss allowance for trade receivables at an amount equal to lifetime expected credit losses (ECL). These expected credit losses are estimated based on past default experience of the debtor, the current financial position of the debtor, and adjusted for factors specific to the debtors, general economic conditions, and an assessment of both current and forecast conditions at the reporting date.

The Group uses a simplified approach, recognizing a loss allowance based on lifetime ECL from the initial recognition of the receivables. The Group periodically reviews the recoverability of receivables and ascertains the possibility of credit losses. Based on this assessment, the Group creates a provision of doubtful debt that is charged to statement of profit or loss in the period in which these are determined.

9.	Cash and Cash Equivalents

Cash and cash equivalents consist of the following:

	As at June 30, 2025	As at June 30, 2024
	USD	USD

Cash at Bank	57,995	210,700
Cash in Hand	1	1
	57,996	210,701

F-120

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

10.	Share Capital

The share capital of the Company consists only of fully paid ordinary shares with a nominal (par) value of USD 0.000115 per share. All shares are equally eligible to receive dividends and the repayment of capital and represent one vote at shareholders’ meetings of the Company.

	As at June 30, 2025	As at June 30, 2024
	USD	USD

Issued, subscribed and fully paid-up	-	-
12,000 (June 30, 2024 - 12,000) equity shares	1	1
Total issued, subscribed and fully paid-up share capital

11.	Long Term Loans

The carrying amounts of loans as of December 31, are as follows:

Current Portion of Loans:	As at June 30, 2025	As at June 30, 2024
	USD	USD
NAB Business Markets Loan	45,850	-
Unsecured Loan from American Express	-	32,625
Unsecured Loan from QRIDA	10,140	7,192
	55,990	39,817

Non-Current Portion of Loans:	As at June 30, 2025	As at June 30, 2024
	USD	USD

NAB Business Markets Loan	148,295	-
Unsecured Loan from QRIDA	28,953	39,472
	177,248	39,472

Unsecured Loan from American Express:

Principal Amount: USD 106,530 (AUD 150,000)

Interest Rate: 12.95% fixed

Maturity Date: January 24, 2025

Guarantee: Personally guaranteed by Robert Sutton (Managing Director)

Unsecured Loan from Queensland Rural and Industry Development Authority (QRIDA)

Principal Amount: USD 55,356 (AUD 79,470)

Interest Rate: Variable, 0% for the first 12 months from commencement date. Then 2.5% p.a. for the remainder of the loan term.

Maturity Date: July 13, 2030

Secured Loan from National Australia Bank Limited (NAB)

Principal Amount USD 393,000 (AUD 600,000)

Interest Rate: 6.480% per annum plus 1.500% per annum customer margin.

Maturity Date: November 18, 2030

Security: General Security Agreement over all of the present and future rights, property and undertaking of Mirragin Ras Consulting Pty Ltd ACN 149 778 165 over all assets of the business known as Mirragin Unmanned Systems in favour of the NAB over all present and after acquired property.

F-121

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

“Guarantee: Guarantee and Indemnity for AUD 600,000.00 given by Robert Guy Sutton & Laura Danielle Sutton supported by:

● Registered Mortgage over property situated at 79/35 Ashridge Rd Darra QLD 4076 more particularly described in Certificate of Title Reference 50357554.

● Registered Mortgage over property situated at 7 Paluna St Riverhills QLD 4074 more particularly described in Certificate of Title Reference 16941020.

● Registered Mortgage over property situated at 10 Ostrom Street Forrestdale WA 6112 more particularly described in Certificate of Title Volume 4034 Folio 656.”

12.	Due to Related Parties

	As at June 30, 2025	As at June 30, 2024
	USD	USD

Rob Sutton	-	2,764
	-	2,764

13.	Trade and Other Payables

	As at June 30, 2025	As at June 30, 2024
	USD	USD

Trade Payables	43,713	30,948

All amounts are short-term. The carrying values of trade payables are considered to be a reasonable approximation of fair value.

14.	Credit Card Payable

	As at June 30, 2025	As at June 30, 2024
	USD	USD

Credit Card Payable	13,702	36,506

The Group has credit card facility with American Express, bearing interest rates ranging from 0% to 22.99%. The balances are repayable within 30 days of the statement date. As of June 30, 2025, the carrying amount of credit card payables was USD 57,646 (USD 36,506 as of June 30, 2024)

15.	Taxes Payable

	As at June 30, 2025	As at June 30, 2024
	USD	USD

Taxes payable	43,016	364,412
Payroll tax payable	13,646	21,430
Provision for Taxation	392	-
	57,054	385,842

F-122

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

16.	Accrued and Other Liabilities

	As at June 30, 2025	As at June 30, 2024
	USD	USD

Payroll and benefits payable	113,553	150,918
Other payables	29,175	54,539
	142,728	205,457

17.	Related Party Transactions

Loans to related parties

The Group has provided loans to Sutton Family Trust which wholly owns the Group, Defining Films and RELMS Business Services Pty Ltd which are also owned by the Shareholder. These transactions have been carried out on normal commercial terms and conditions and at market rates. Details of these loans are as follows:

	Amount	Repayment Period	Interest Rate
Loan - Sutton Family Trust - 2025	36,577	On demand	8.77%
Loan - RELMS Business Services Pty Ltd	21,615	On demand	8.77%
Loan - Defining Films	973	On demand	8.77%

Nature of Relationship

Sutton Family Trust is considered a related party as it wholly owns the Company. The transactions have been made under terms that are equivalent to those that prevail in arm’s length transactions. Defining Films and RELMS Business Services Pty Ltd are also owned by the Sole Shareholder/Managing Director.

Outstanding Balances

	As at June 30, 2025	As at June 30, 2024
	USD	USD
As of the reporting date, the following balances were outstanding:		-
Loan - Sutton Family Trust – 2025	51,621	-
Loan - Defining Films	973	-
Loan - RELMS Business Services Pty Ltd	21,615	-

F-123

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

Transactions with Key Management Personnel

Related Party	Description	For the year ended June 30, 2025	For the year ended June 30, 2024
		USD	USD
Robert Sutton	Salary	157,465	119,941
Laura Sutton	Salary	16,752	63,405
Robert Sutton	Loan	-	2,764

Key Management Personnel Compensation

Total compensation paid to key management personnel during the year is as follows:

Component	For the year ended June 30, 2025	For the year ended June 30, 2024
	USD	USD
Salary	174,217	183,346

18.	Revenue

	For the year ended June 30, 2025	For the year ended June 30, 2024
	USD	USD
Disaggregation of Revenue
Consulting Service	1,600,982	2,374,514
Testing and Assurance Services	19,016	254,060
Other Revenue	-	27,305
Services Commission 18.1	-	44,925
	1,619,998	2,730,635

18.1	Services Commission

The Group has a contractual arrangement with one of its customers to provide services wherein the Group acts as an agent. Under this arrangement, the service commission revenue is recognized at a point in time when the performance obligation is satisfied. This occurs when the Group facilitates a service transaction between the principal and its customer, and has no further obligations related to the transaction. Revenue from service commissions is recorded on a net basis, representing the amount of commission earned after deducting any amounts owed to the principal.

External revenue by timing of revenue

	For the year ended June 30, 2025	For the year ended June 30, 2024
	USD	USD

Services transferred at a point in time	19,016	356,121
Services transferred over time	1,600,982	2,374,514
	1,619,998	2,730,635

F-124

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

19.	Cost of Revenue

	For the year ended June 30, 2025	For the year ended June 30, 2024
	USD	USD

Salaries, Wages and Benefits	970,691	1,713,132
Subcontractors	20,202	110,259
Cost of goods	22,652	8,113
Travel costs	6,913	14,555
	1,020,458	1,846,059

20.	General and Administration Expense

	For the year ended June 30, 2025	For the year ended June 30, 2024
	USD	USD

Salaries, Wages and Benefits	362,633	714,554
Fee and Subscription	43,381	32,156
Facilities Rental	297	548
Depreciation - ROU Assets	25,047	25,311
Amortization - Intangibles	27,552	4,684
Legal and Professional Charges	6,440	22,729
Marketing and Advertising Expense	1,266	7,809
IT expenses	28,302	32,471
Travelling	1,727	15,072
Insurance	3,347	3,453
Bank charges	8,475	7,961
Other sundry expenses	15,490	6,830
	523,957	873,578

21.	Other income

	For the year ended June 30, 2025	For the year ended June 30, 2024
	USD	USD

Other income	3,636	5,709
Realized currency gain /(loss)	(8)	(6)
	3,628	5,703

Other income mainly includes redemption of American Express reward points.

F-125

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

22.	Finance Cost

	For the year ended June 30, 2025	For the year ended June 30, 2024
	USD	USD

Interest expense	41,476	13,737
Interest expense - Lease Liability	292	1,225
	41,768	14,962
Finance Income
Interest from cash and cash equivalents	49	-

23.	Earnings per share

	For the year ended June 30, 2025	For the year ended June 30, 2024
	USD	USD

Profit /(loss) attributable to the ordinary equity holders of the company	43,743	(2,670)
Weighted average number of ordinary shares	12,000	12,000
Basic earnings / (loss) per share	3.65	(0.22)
Diluted earnings / (loss) per share	3.65	(0.22)

24.	Financial Instruments

Classes and categories of financial instruments

The carrying amounts of financial assets and financial liabilities in each category are as follows:

	As at June 30, 2025	As at June 30, 2024
	USD	USD
Financial Assets
Measured at amortized cost:
- Loans to related parties	74,209	-
- Trade and other receivables	181,606	269,298
- Cash and cash equivalents	57,996	210,701
- Security deposits	3,098	3,161

Financial Liabilities
Measured at amortized cost:
- Loans	233,238	79,289
- Trade and other payables	43,713	30,948
- Taxes payable	57,054	385,842
- Accrued and other liabilities	142,728	205,457

Fair Value Measurement

All financial assets and financial liabilities are measured at amortized cost, and their carrying values approximate their fair values.

F-126

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

Financial Risk Management Objectives and Policies

The Group’s principal financial liabilities comprise loans, trade payables, and other payables. The main purpose of these financial liabilities is to finance the entity’s operations. The Group’s principal financial assets include loans, Investment, trade and other receivables, and cash and cash equivalents that derive directly from its operations.

The Group is exposed to market risk, credit risk, and liquidity risk. The Group’s strategic management oversees the management of these risks.

Market Risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk: currency risk, interest rate risk, and other price risk. The entity is primarily exposed to interest rate risk through its variable-rate borrowings from QRIDA.

Interest Rate Risk:

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The entity’s exposure to the risk of changes in market interest rates relates primarily to the entity’s long-term debt obligations with floating interest rates (QRIDA Loan).

Credit Risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The entity is exposed to credit risk from its operating activities (primarily trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions, and other financial instruments.

Trade Receivables

The Group trades only with recognized, creditworthy third parties. It is the Group’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures. In addition, receivable balances are monitored on an ongoing basis with the result that the entity’s exposure to bad debts is not significant.

Liquidity Risk

Liquidity risk is the risk that the entity will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial asset. The entity monitors its risk to a shortage of funds using a recurring liquidity planning tool. This tool considers the maturity of both its financial investments and financial assets (e.g., trade receivables and other financial assets), and projected cash flows from operations.

F-127

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

Maturities of Financial Liabilities:

The following tables detail the entity’s remaining contractual maturity for its non-derivative financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the entity can be required to pay.

Financial Liabilities	< 1 year	1-5 years	> 5 years
Loans	55,990	177,248	-
Trade and other payables	43,713	-	-
Taxes payable	57,054	-	-
Accrued and other liabilities	142,728	-	-

Capital Management

The primary objective of the entity’s capital management is to ensure that it maintains a strong credit rating and healthy capital ratios in order to support its business and maximize shareholder value. The entity manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets.

The entity monitors capital using a gearing ratio, which is net debt divided by total capital plus net debt. The entity includes within net debt, interest-bearing loans and borrowings, trade and other payables, less cash and cash equivalents.

	As at June 30, 2025	As at June 30, 2024
	USD	USD

Interest-bearing loans and borrowings	233,238	79,289
Cash and cash equivalents	(57,996)	(210,701)
Net Debt	175,242	(131,412)

Total Equity	69,754	33,363
Net Debt	175,242	(131,412)
	244,996	(98,049)
Net debt to adjusted equity ratio	0.72	1.34

F-128

Mirragin Ras Consulting Pty Limited

Notes to the Financial Statement

For the year ended June 30, 2025

25.	Presentation currency

For the purpose of financial statements, the following foreign currency exchange rates were used:

Closing Rate as at:	1 AUD to USD

30 June 2024	0.6682
30 June 2025	0.6550

Average Rate for the period ended:

30 June 2024	0.6619
30 June 2025	0.6471

26.	Contingent Liabilities

As at 30 June 2025, the Group has no contingent liabilities.

Contingent liabilities are potential liabilities that may arise depending on the outcome of an uncertain future event. They are not recognized in the financial statements because their existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Group.

The Group continuously monitors and assesses all potential risks and uncertainties that may impact its financial position. As of the reporting date, the Group has not identified any contingent liabilities that need to be disclosed.

27.	Events After the Reporting Date

No adjusting or significant non-adjusting events have occurred between June 30, 2025 (reporting date) and the date of authorisation.

F-129

Nisus Australia Pty Limited

Financial Statements

For the year ended June 30, 2025

F-130

Independent Auditor’s Report

Opinion on the Financial Statements

We have audited the accompanying consolidated financial statements of Nisus Australia Pty Limited (the Company) which comprise the consolidated statements of financial position as at June 30, 2025 and 2024, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the financial statements including a summary of significant accounting policies.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025 and 2024 and the results of its operations and its cash flows for each of the years then ended in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company, and have fulfilled our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standard (IFRS) as issued by International Accounting Standards Board (IASB), and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists.

F-131

The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

In performing an audit in accordance with US GAAS, we:

●	Use professional judgment and exercise professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal controls. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and internal control related matters identified during our audit.

Akhil Sobti, Chartered Accountant – CAANZ Membership No 449425

AICPA Membership No 402307223

19 September 2025

F-132

Nisus Australia Pty Limited

Statement of Financial Position

As at June 30, 2025

		As at	As at
	Notes	June 30, 2025	June 30, 2024
		AUD	AUD
Assets

Current assets
Trade and other receivables	5	1,307,320	1,257,561
Income tax refundable		-	3,553
Cash and cash equivalents	4	797,919	792,951
Total current assets		2,105,239	2,054,065
Total assets		2,105,239	2,054,065

Equity and liabilities
Equity
Shareholder’s equity	6	1	1
Retained earnings		503,368	337,294
Total equity		503,369	337,295

Liabilities
Current liabilities
Trade payables– related party	7	1,310,587	1,505,785
Trade and other payables	8	174,343	210,986
Accrued and other liabilities	9	116,940	-
Total current liabilities		1,601,870	1,716,771
Total equity and liabilities		2,105,239	2,054,065

The accompanying notes are an integral part of these financial statements

F-133

Nisus Australia Pty Limited

Statements of profit or loss and other comprehensive income

For the year ended June 30, 2025

		For the year ended	For the year ended
	Notes	June 30, 2025	June 30, 2024

Revenue	10	14,330,997	12,673,128
Cost of sales – related party	11	(11,876,908)	(10,774,956)
Cost of sales – other	11	(6,712)	17,145
Gross profit		2,447,377	1,915,318

General and administrative expenses	12	(940,509)	(720,098)
Selling and marketing expenses	13	(14,005)	(14,938)
		(954,515)	(735,037)
Operating profit		1,492,862	1,180,281

Interest income	13	22,530	20,495
Profit before tax		1,515,392	1,200,776
Tax expense		(379,317)	(300,682)
Profit for the year		1,136,075	900,094

Other comprehensive income		-	-
Comprehensive profit for the year		1,136,075	900,094

Earnings per share

Basic	14	11,361	9,001
Diluted		11,361	9,001

The accompanying notes are an integral part of these financial statements

F-134

Nisus Australia Pty Limited

Statement of Changes in Equity

For the year ended June 30, 2025

	Share Capital	Retained Earnings/ (Accumulated losses)	Total Equity
	AUD	AUD	AUD

Balance as at June 30, 2023	1	861,623	861,624
Net income for the year	-	900,094	900,094
Dividend paid	-	(1,424,423)	(1,424,423)
Balance as at June 30, 2024	1	337,294	337,295

Net income of the Year	-	1,136,075	1,136,075
Dividend	-	(970,000)	(970,000)
Balance as at June, 2025	1	503,368	503,369

The annexed notes are integral part of these financial statements

F-135

Nisus Australia Pty Limited

Statement of Cash Flows

For the year ended June 30, 2025

	For the year ended	For the year ended
	June 30, 2025	June 30, 2024
	AUD	AUD
Cash flows from operating activities
Income for the year	1,136,075	900,094
Adjustment for non-cash items:
Depreciation	-	-

Changes in current assets and current liabilities
(Increase)/decrease in trade and other receivables	(49,759)	(295,596)
(Increase)/decrease in other assets	3,553	74,674
(Decrease)/increase in trade payables – related party	(195,198)	63,877
(Decrease)/increase in trade and other payables	140,893	210,986
Cash generated operations	1,035,564	954,034
Taxes paid	(60,596)	(85,390)
Net cash flows from/ (used in) operating activities	974,968	868,644

Cash flows from investing activities
Cash flows generated by/ (used in) from investing activities	-	-
Net cash flows from / (used in) investing activities	-	-

Cash flows from financing activities
Other cash items from financing activities	(970,000)	(1,424,423)
Net cash flows from/ (used in) financing activities	(970,000)	(1,424,423)

Net increase / (decrease) in cash and cash equivalents	4,968	(555,779)
Cash and cash equivalents at the beginning of the year	792,951	1,348,730
Cash and cash equivalents at the end of the year	797,919	792,951

The accompanying notes are an integral part of these financial statements

F-136

Nisus Australia Pty Limited

Notes to the financial statements

For the year ended 30 June 2025

1.	General information and basis of presentation

Nisus Australia is in the business of providing personnel recruitment and ICT Consulting services to a wide range of government departments (e.g. defence), small to medium-sized businesses and individuals.

These financial statements have been prepared using International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applicable to a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business as they become due.

The financial statements of Nisus Australia are presented in Australian dollars (AUD) and are rounded to the nearest AUD.

2.	Basis of presentation, preparation and compliance

Statement of compliance

The financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (IASB)

Standards, interpretations and amendments to approved accounting standards which became effective during the year

There are certain amendments to the accounting and reporting standards which became effective during the year and are adopted by the Company for the financial year beginning on July 01, 2024. However, these amendments do not have any significant impact on the Company’s financial reporting, and therefore have not been presented in these unconsolidated financial statements.

Standards, interpretations and amendments to approved accounting standards that are issued but not yet effective and have not been early adopted by the Company

The following standards, amendments with respect to approved accounting standards as applicable in Pakistan would be effective from dates mentioned below and have not been early adopted by the company:

Standard name	Title	Effective date
IAS 1	Presentation of financial statements’, Classification of liabilities as current or non-current — (Amendments)	1-Jan-24
IAS 7	Statement of cash flows’, Changes regarding supplier finance arrangements — (Amendments)	1-Jan-26
IAS 21	‘The Effects of Changes in Foreign Exchange Rates’, Lack of exchangeability — (Amendments)	1-Jan-25
IFRS 7	‘Financial instruments: Disclosures’, Changes regarding supplier finance arrangements — (Amendments)	1-Jan-26
IFRS 9	‘Financial instruments: Disclosures’, To address matters identified during the post-implementation review of the classification and measurement requirements of IFRS 9 — (Amendments)	1-Jan-26
IFRS 16	Leases’, Sale and Leaseback transactions — (Amendments)	1-Jan-24
IFRS 17	‘Insurance contracts’	1-Jan-26

F-137

Nisus Australia Pty Limited

Notes to the financial statements

For the year ended 30 June 2025

3.	Material accounting policies

Going Concern

The management has assessed the company’s ability to continue as a going concern and has concluded that it is appropriate to prepare the financial statements on a going concern basis. The assessment was based on the company’s current financial position, cash flow projections, and the availability of financial resources. The financial statements have accordingly been prepared on a going concern basis, which assumes that the company will continue to operate for the foreseeable future

Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into entity’s functional currency as rates of exchange in effect at the statement of financial position date. Revenues and expenses denominated in foreign currencies are translated into each entity’s functional currency at rates prevailing on the transaction dates. Gains and losses resulting from translation of monetary assets and liabilities denominated in currencies other than the Company’s functional currency are included in the determination of income for the year.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, deposits held with banks and highly liquid short-term securities with maturities of three months or less at the date of purchase.

Trade Receivables

Trade receivables are recognized initially at the amount of consideration that is unconditional, unless they contain significant financing components when they are recognized at fair value.

Inventories

Inventories are valued at the lower of cost and net realizable value. Net realizable value is the estimated selling price less cost to complete and applicable selling expenses.

Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and impairments. Costs include expenditures that are directly attributable to the acquisition of the asset. Subsequent costs are included in the asset’s carrying value or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably. The carrying value of a replaced asset is derecognized when replaced. Maintenance and repairs are expensed as incurred. Property, plant and equipment are depreciated from the point at which the asset is ready for use. Depreciation is computed using the methods and rates based on the estimated useful lives of the property.

The Company follows a policy of capitalizing tangible assets that have an individual cost exceeding AUD 5,000. Assets with a cost of AUD 5,000 or below are expensed in the period they are incurred. This threshold is reviewed periodically and adjusted if necessary. plant and equipment as outlined below:

F-138

Nisus Australia Pty Limited

Notes to the financial statements

For the year ended 30 June 2025

Class of fixed assets	Depreciation rate (%)	Depreciation method
Plant and equipment	10 to 40	Diminishing value
Motor vehicles	10 to 40	Diminishing value
Leasehold improvements	2.5 to 25	Diminishing value
Low value pool	20 to 40	Diminishing value

Provisions

Provisions are liabilities of uncertain timing or amount. A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation for which the amount can be estimated reliably, and it is more likely than not that an outflow of economic benefits will be required to settle the obligation. Provisions are measured at management’s best estimate of the expenditure required to settle the obligation. When the effect of discounting is significant, the amount of the provision is determined by discounting the expected cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Provisions are reviewed at each reporting date and any changes to estimates are reflected in the statement of operations.

Income Taxes

Income tax expense comprises current and deferred tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive income (loss), in which case the current and/or deferred tax is also recognized directly in equity or other comprehensive income (loss). Current income taxes is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years that are expected to be paid. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. The Company establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities. Deferred income tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

F-139

Nisus Australia Pty Limited

Notes to the financial statements

For the year ended 30 June 2025

Earnings per share

Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share is calculated by adjusting net income (loss) and weighted average number of shares outstanding during the period for the effects of dilutive potential shares, which includes any options granted.

Revenue recognition

Nisus Australia is in the business of providing personnel recruitment and ICT Consulting services. The revenue is based on the services provided. Revenue from contracts with customers is recognised when performance obligations of agreed services are met for the customer at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

To determine whether to recognize revenue, the Company follows a 5-step process:

1. Identifying the contract with a customer

2. Identifying the performance obligations

3. Determining the transaction price

4. Allocating the transaction price to the performance obligations

5. Recognizing revenue when/as a performance obligation(s) are satisfied

For both personnel recruitment service contracts and ICT Consulting service contracts, the arrangement is through Time & Material Agreements. Under this type of agreement, revenue is recognized based on the actual time (measured in the number of hours) expended in serving customers by the conclusion of each invoicing period, typically a month. The process entails Nisus personnel submitting timesheets that are approved by designated customer delegates at the conclusion of each period. Customers are then invoiced for the accumulated hours worked. The standard credit term is a 30-day payment window from the issuance date of the invoices. In accordance with the practical expedient for the invoice method under IFRS 15, the Company recognizes revenue from services at the time of invoicing, provided that it has an enforceable right to payment and has fulfilled its service obligations to the customer.

Financial instruments

Financial Assets

Initial measurement

All financial assets and liabilities are initially measured at cost which is the fair value of the consideration given or received. These are subsequently measured at fair value, amortized cost or cost as the case may be.

The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Company’s business model for managing them. With the exception of trade receivables, amounts due from related parties and bank balances that do not contain a significant financing component or for which the Company has applied the practical expedient, the Company initially measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs.

Trade receivables that do not contain a significant financing component or for which the Company has applied the practical expedient are measured at the transaction price determined under IFRS 15. Refer to the accounting policy in Revenue Recognition.

In order for a financial asset to be classified and measured at amortized cost or fair value through OCI, it needs to give rise to cash flows that are ‘solely payments of principal and interest (SPPI)’ on the principal amount outstanding.

F-140

Nisus Australia Pty Limited

Notes to the financial statements

For the year ended 30 June 2025

The Company’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both.

Purchases or sales of financial assets that require delivery of assets within a time frame established by regulation or convention in the marketplace (regular way trades) are recognized on the trade date, i.e., the date that the Company commits to purchase or sell the asset.

The Company’s financial assets include bank balances and trade receivables.

Subsequent measurement

For purposes of subsequent measurement, financial assets are classified in four categories:

- Financial assets at fair value through profit or loss - The Company has not designated any financial asset as fair value through profit or loss.

- Financial assets at amortized cost (debt instruments) - This category is the most relevant to the Company. The Company subsequently measures financial assets at amortized cost using EIR method and are subject to impairment. Gains and losses are recognized in the statement of profit or loss when the asset is derecognized, modified or impaired;

- Financial assets at fair value through OCI with recycling of cumulative gains and losses (debt instruments) -The Company has not designated any financial asset at fair value through OCI with recycling of cumulative gains and losses; and

- Financial assets designated at fair value through OCI with no recycling of cumulative gains and losses upon derecognition (equity instruments) - The Company has not designated any financial asset at fair value through OCI with no recycling of cumulative gains and losses upon derecognition.

Financial Liabilities

Initial measurement

Financial liabilities are recognized initially at fair value and, in the case of loans and borrowings and payables, net of directly attributable transaction costs

The Company’s financial liabilities include accounts payables and accrued and other liabilities.

Subsequent Measurement

The measurement of financial liabilities depends on their classification as described below:

Financial Liabilities at Fair Value through Profit or Loss

The Company has not designated any financial liability as fair value through profit or loss.

Borrowings

Borrowings are initially recognized at the fair value of the consideration received less directly attributable transaction costs

F-141

Nisus Australia Pty Limited

Notes to the financial statements

For the year ended 30 June 2025

After initial recognition, borrowings are subsequently measured at amortized cost using the effective interest rate method (“EIR”). Gains and losses are recognized in the statement of comprehensive income when the liabilities are derecognized as well as through the amortization process.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included in finance costs in the statement of comprehensive income.

Instalments due within one year are shown as a current liability.

Accrued expenses

Liabilities are recognized for amounts to be paid in the future for goods or services received, whether billed by the supplier or not

Fair Value of Financial Instrument

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

In the principal market for the asset or liability, or

In the absence of a principal market, in the most advantageous market for the asset or liability

The principal or the most advantageous market must be accessible to by the Company. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data is available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

Offsetting of Financial Instruments

Financial assets and financial liabilities are offset, and the net amount reported in the statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts and the Company intends to settle on a net basis, or to realize the assets and liabilities simultaneously.

F-142

Nisus Australia Pty Limited

Notes to the financial statements

For the year ended 30 June 2025

4.	Cash and cash equivalents

	As at June 30, 2025	As at June 30, 2024
	AUD	AUD
Cash at bank	797,918	792,950.0
Cash in hand	1	1
	797,919	792,951.0

5.	Trade and Other Receivables

	As at June 30, 2025	As at June 30, 2024
	AUD	AUD
Accounts receivables	1,307,320	1,257,561

The average credit period on rendering of services is 30 days. No interest is charged on outstanding trade receivables.

The Company measures the loss allowance for trade receivables at an amount equal to lifetime expected credit losses (ECL). These expected credit losses are estimated based on past default experience of the debtor, the current financial position of the debtor, and adjusted for factors specific to the debtors, general economic conditions, and an assessment of both current and forecast conditions at the reporting date.

The Company uses a simplified approach, recognizing a loss allowance based on lifetime ECL from the initial recognition of the receivables. The Company periodically reviews the recoverability of receivables and ascertains the possibility of credit losses. Based on this assessment, the Company creates a provision of doubtful debt that is charged to the statement of profit or loss in the period in which these are determined.

6.	Share capital

The share capital of the Company consists only of fully paid ordinary shares with a nominal (par) value of AUD 1 per share. All shares are equally eligible to receive dividends and the repayment of capital and represent one vote at shareholders’ meetings of the Company.

	As at June 30, 2025	As at June 30, 2024
	AUD	AUD

Fully paid Ordinary Shares- Numbers	100	100
Fully paid Ordinary Shares - Amount (AUD)	1	1

Dividends

During the year ended June 30, 2025, Nisus Australia Pty Ltd. paid dividends of AUD 970,000 to its equity shareholders. (June 30, 2024:1,424,423)

F-143

Nisus Australia Pty Limited

Notes to the financial statements

For the year ended 30 June 2025

7.	Related Party Transactions

Nisus Australia Pty Ltd and Nisus Payroll Pty Ltd are entities under common control, wholly owned by the same shareholder. Nisus Payroll Pty Ltd was established to manage employment services and payroll processing for Nisus Australia Pty Ltd. Under this arrangement, Nisus Payroll Pty Ltd serves as the employer of record for all personnel—including employees and contractors—who are engaged to fulfil customer contracts on behalf of Nisus Australia Pty Ltd. Accordingly, all employment-related payments, including salaries, wages, and contractor fees, are administered through Nisus Payroll Pty Ltd.

Related parties	Relationship	As at June 30, 2025	As at June 30, 2024
		AUD	AUD
Cost of sales
Nisus Payroll Pty Ltd	Entity under common control	11,876,908	10,774,956

Payables
Nisus Payroll Pty Limited	Entity under common control	1,310,587	1,505,785

Related party transactions were made on normal commercial terms and conditions. Outstanding balances are unsecured, interest-free, and repayable on demand, and no guarantees have been given or received in respect of these balances.

Key Management Personnel Compensation
Short-term employee benefits	CEO	6,364	7,549

During the year, the Company incurred expenses of AUD 6,364 on behalf of the Chief Executive Officer (CEO). These transactions have been disclosed as related party transactions in accordance with the requirements of the applicable accounting standards.

8.	Trade and other payables

	As at June 30, 2025	As at June 30, 2024
	AUD	AUD

Trade and other payables – related party	1,310,587	1,505,785
Trade and other payables – others	174,343	210,986
Trade Payable	1,484,930	1,716,771

9.	Accrued and other liabilities

	As at June 30, 2025	As at June 30, 2024
	AUD	AUD

GST	56,344	-
Income tax payable	60,596	-
	116,940	-

F-144

Nisus Australia Pty Limited

Notes to the financial statements

For the year ended 30 June 2025

10.	Revenue

	For the year ended June 30, 2025	For the year ended June 30, 2024
	AUD	AUD

Consulting services	14,330,997	12,673,128

The Company’s revenue is derived solely from the provision of ICT Consulting services under time and materials contracts. Given the nature of the business and the uniformity of service type, customers, and contract terms, the revenue has been presented as a single category. Revenue is recognized over time as services are rendered, based on hours incurred and invoiced to the customer, in accordance with the performance obligations set out in each contract. The Company applies the practical expedient under IFRS 15.121, recognizing revenue at the time of invoicing, as this corresponds directly with the value of the service transferred to the customer.

11.	Cost of sales

	For the year ended June 30, 2025	For the year ended June 30, 2024
	AUD	AUD

Management Fees - Subcontractor	11,809,313	10,757,811
Management Fees - Processing Fees	74,307	-
	11,883,620	10,757,811

The cost of sales includes AUD 11,876,908 of related-party expenses for the year ended 30 June 2025 (30 June 2024: AUD 10,774,956). (Ref. note 7, Related party transactions).

12.	Operating expenses

	For the year ended June 30, 2025	For the year ended June 30, 2024
	AUD	AUD

General and administrative	940,509	720,098
Sales and marketing	14,005	14,938
	954,514	735,037
Expenses by nature
Office expenses	1,765	2,131
Interest and bank charges	160	120
Professional fees	271,741	115,846
Salaries and benefits	638,464	564,039
Insurance	24,364	30,482
Sales and marketing	14,005	14,938
Travel	1,210	4,688
Miscellaneous expense	2,805	2,793
	954,514	735,037

F-145

Nisus Australia Pty Limited

Notes to the financial statements

For the year ended 30 June 2025

13.	Interest income

	For the year ended June 30, 2025	For the year ended June 30, 2024
	AUD	AUD

Interest earned	22,530	20,495

14.	Earnings per share

	For the year ended June 30, 2025	For the year ended June 30, 2024
	AUD	AUD

Profit attributable to the ordinary equity holders of the company	1,136,075	900,094
Weighted average number of ordinary shares	100	100

Basic earnings / (loss) per share	11,361	9,001
Diluted earnings / (loss) per share	11,361	9,001

15.	Financial Instruments

Classes and categories of financial instruments

The carrying amounts of financial assets and financial liabilities in each category are as follows:

	June 30, 2025	June 30, 2024
	AUD	AUD
Financial Assets
Measured at amortized cost:
Loans from related parties	-	-
-Trade and other receivables	1,307,320	1,257,561
-Cash and cash equivalents	797,919	792,951
Financial Liabilities
Measured at amortized cost:
-Trade and other payables	1,484,930	1,716,771
-Accrued and other liabilities	116,940	-

Fair Value Measurement

All financial assets and financial liabilities are measured at amortized cost, and their carrying values approximate their fair values.

Financial Risk Management Objectives and Policies

“The Company’s principal financial liabilities comprise trade payables. The main purpose of these financial liabilities is to finance the entity’s operations. The Company’s principal financial assets include loans, trade receivables, and cash and cash equivalents that derive directly from its operation

F-146

Nisus Australia Pty Limited

Notes to the financial statements

For the year ended 30 June 2025

Market Risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk: currency risk, interest rate risk, and other price risk. The entity is not exposed to interest rate risk

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The entity is not exposure to the risk of changes in market interest rates

Credit Risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The entity is exposed to credit risk from its operating activities primarily trade receivables.

Trade Receivables

The Company trades only with recognized, creditworthy third parties. It is the Company’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures. In addition, receivable balances are monitored on an ongoing basis with the result that the entity’s exposure to bad debts is not significant.

Liquidity Risk

Liquidity risk is the risk that the entity will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial asset. The entity monitors its risk to a shortage of funds using a recurring liquidity planning tool. This tool considers the maturity of both its financial investments and financial assets.

Maturities of Financial Liabilities

The following tables detail the entity’s remaining contractual maturity for its non-derivative financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the entity can be required to pay.

Financial Liabilities	< 1 year	1-5 years	> 5 years
Trade and other payables	1,484,930	-	-
Accrued and other liabilities	116,940	-	-

16.	Contingencies and commitments

As at 30 June 2025, the Company has no contingent liabilities

Contingent liabilities are potential liabilities that may arise depending on the outcome of an uncertain future event. They are not recognized in the financial statements because their existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company.

The Company continuously monitors and assesses all potential risks and uncertainties that may impact its financial position. As of the reporting date, the Company has not identified any contingent liabilities that need to be disclosed.

17.	Events After the Reporting Date

No adjusting or significant non-adjusting events have occurred between the 30 June, 2025 (reporting date) and the date of authorisation.

F-147

Nisus Payroll Pty Limited

Financial Statements

For the year ended June 30, 2025

F-148

Independent Auditor’s Report

Opinion on the Financial Statements

We have audited the accompanying consolidated financial statements of Nisus Payroll Pty Limited (the Company) which comprise the consolidated statements of financial position as at June 30, 2025 and 2024, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the financial statements including a summary of significant accounting policies.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025 and 2024 and the results of its operations and its cash flows for each of the years then ended in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company, and have fulfilled our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standard (IFRS) as issued by International Accounting Standards Board (IASB), and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists.

F-149

The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

In performing an audit in accordance with US GAAS, we:

●	Use professional judgment and exercise professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal controls. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and internal control related matters identified during our audit.

Akhil Sobti, Chartered Accountant – CAANZ Membership No 449425

AICPA Membership No 402307223

19 September 2025

F-150

Nisus Payroll Pty Ltd

Statement of financial position

As at June 30, 2025

		As at June 30, 2025	As at June 30, 2024
	Notes	AUD	AUD
Assets
Current assets
Trade and other receivables – related party	4	1,310,587	1,505,785
Cash and bank balances	5	278,265	365,043
Income taxes receivable	6	-	904
Total current assets		1,588,852	1,871,732
Total assets		1,588,852	1,871,732

Liabilities
Current liabilities
Trade and other payables	7	1,342,665	1,343,837
Accrued and other liabilities	8	239.408	513,977
Total current liabilities		1,582,073	1,857,814
Total liabilities		1,582,073	1,857,814

Shareholder’s equity
Shared capital	9	120	120
Retained earnings		6,659	13,798
Total equity		6.779	13,918
Total equity and liabilities		1,588,852	1,871,732

The annexed notes are an integral part of these financial statements.

F-151

Nisus Payroll Pty Ltd

Statement of profit or loss and other comprehensive income

For the year ended June 30, 2025

		For the year ended June 30, 2025	For the year ended June 30, 2024
	Notes	AUD	AUD

Revenue from related party	11	11,876,908	10,774,956
Revenue – other	11	6,712	45,750
Gross revenue		11,883,620	10,820,706
Cost of sales	12	(11,876,908)	(10,774,956)
Gross profit		6,712	45,750
General and administrative expenses	13	(27,561)	(37,419)
Operating profit / (loss)		(20,849)	8,331
Other income	14	75,84	490
Interest income	15	6,126	4,791
Profit / (loss) before taxation		(7,139)	13,612
Taxation		-	-
Profit / (loss) after taxation		(7,139)	13,612
Other Comprehensive Income for the year		-	-
Total other comprehensive income for the year		-	-
Total comprehensive income / (loss) for the year		(7,139)	13,612

Earnings/(loss) per share
Basic	16	(59)	113
Diluted		(59)	113

The annexed notes are an integral part of these financial statements

F-152

Nisus Payroll Pty Ltd

Statement of Changes in Equity

For the year ended June 30, 2025

	Share Capital	Retained Earnings/ (Accumulated loss)	Total equity
	AUD	AUD	AUD

Balance as at June 30, 2023	120	16,686	16,806
Share capital	-	-	-
Dividend		(16,500)	(16,500)
Profit / (loss) for the year	-	13,612	13,612
Balance as at June 30, 2024	120	13,798	13,918
Share capital	-	-	-
Dividend	-	-	-
Profit/ (loss) for the year	-	(7,139)	(7,139)
Balance as at June 30, 2025	120	6,659	6,779

The annexed notes are integral part of these financial statements.

F-153

Nisus Payroll Pty Ltd

Statement of Cash Flows

For the year ended June 30, 2025

	For the year ended June 30, 2025	For the year ended June 30, 2024
	AUD	AUD
Cash flows from operating activities
Net Profit/(Loss) after tax	(7,139)	13,612
Changes in working capital:
(Increase)/decrease in trade receivables – related party	196,102	(1,381,699)
(Increase)/decrease in other assets	-	137,439
(Decrease)/increase in trade and other payables	(275,741)	1,450,506
Cash flows generated from / (used in) operating activities	(86,779)	219,858

Cash flows from investing activities
Cash flows generated from / (used in) investing activities	-	-

Cash flows from financing activities
Dividend paid	-	(16,500)
Net cash from / (used in) financing activities	-	(16,500)

Net (decrease) / increase in cash and cash equivalents	(86,779)	203,358
Cash and cash equivalents at beginning of the year	365,043	161,685
Cash and cash equivalents at end of the year	278,265	365,043

The annexed notes are integral part of these financial statements

F-154

Nisus Payroll Pty Ltd

Notes to the Financial Statements

For the year ended June 30, 2025

1.	General information and basis of presentation

Nisus Payroll Pty Ltd is in the business of providing ICT Consulting and personnel services.

These financial statements have been prepared using International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applicable to a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business as they become due.

The financial statements of Nisus Payroll are presented in Australian dollars (AUD) and are rounded to the nearest AUD.

2.	Basis of presentation, preparation and compliance

Statement of compliance

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS Accounting Standards) as issued by the International Accounting Standards Board (IASB).

2.1 Standards, interpretations and amendments to approved accounting standards which became effective during the year

There are certain amendments to the accounting and reporting standards which became effective during the year and are adopted by the Company for the financial year beginning on July 01, 2023. However, these amendments do not have any significant impact on the Company’s financial reporting and therefore have not been presented in these unconsolidated financial statements.

2.2 Standards, interpretations and amendments to approved accounting standards that are issued but not yet effective and have not been early adopted by the Company

The following standards, amendments with respect to the approved accounting standards as applicable in Pakistan would be effective from the dates mentioned below and have not been early adopted by the Company:

Standard name	Standards, Interpretations and Amendments	Effective date (Annual periods beginning on or after)
IAS 1	Presentation of financial statements Classification of liabilities as current or non-current (Amendments).	01-Jan-2024
IAS 7	Statement of cash flows, and changes regarding supplier finance arrangements (Amendments).	01-Jan-2026
IAS 21	The Effects of Changes in Foreign Exchange Rates Lack of Exchangeability (Amendments).	01-Jan-2025
IFRS 7	Financial instruments: Disclosures Changes regarding supplier finance arrangements (Amendments).	01-Jan-2026
IFRS 9	Financial instruments: Disclosures To address matters identified during the post-implementation review of the classification and measurement requirements of IFRS 9 (Amendments).	01-Jan-2026
IFRS 16	‘Leases’, Sale and Leaseback transactions — (Amendments)	01 Jan 2024
IFRS 17	‘Insurance contracts’	01 Jan 2026

F-155

Nisus Payroll Pty Ltd

Notes to the Financial Statements

For the year ended June 30, 2025

The management expects that the adoption of above standards and amendment will not have any material impact on the Company’s financial statements.

Material accounting policies

Going Concern

The management has assessed the company’s ability to continue as a going concern and has concluded that it is appropriate to prepare the financial statements on a going concern basis. The assessment was based on the company’s current financial position, cash flow projections, and the availability of financial resources.

The financial statements have accordingly been prepared on a going concern basis, which assumes that the company will continue to operate for the foreseeable future.

Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into each entity’s functional currency as rates of exchange in effect at the statement of financial position date. Revenues and expenses denominated in foreign currencies are translated into each entity’s functional currency at rates prevailing on the transaction dates. Gains and losses resulting from translation of monetary assets and liabilities denominated in currencies other than the Company’s functional currency are included in the determination of income for the year

Cash and Cash Equivalents

Cash and cash equivalents comprise cash on hand, demand deposits and short-term investments which are readily convertible to known amounts of cash, and which are subject to an insignificant risk of change in value.

Trade Receivables

‘Trade receivables are recognized initially at the amount of consideration that is unconditional unless they contain significant financing components when they are recognized at fair value.

Inventories

Inventories are valued at the lower of cost and net realizable value. Net realizable value is the estimated selling price less cost to complete and applicable selling expenses.

F-156

Nisus Payroll Pty Ltd

Notes to the Financial Statements

For the year ended June 30, 2025

Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and impairments. Costs include expenditures that are directly attributable to the acquisition of the asset. Subsequent costs are included in the asset’s carrying value or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably. The carrying value of a replaced asset is derecognized when replaced. Maintenance and repairs are expensed as incurred. Property, plant and equipment are depreciated from the point at which the asset is ready for use. Depreciation is computed using the methods and rates based on the estimated useful lives of the property.

The Company follows a policy of capitalizing tangible assets that have an individual cost exceeding AUD 5,000. Assets with a cost of AUD 5,000 or below are expensed in the period they are incurred. This threshold is reviewed periodically and adjusted if necessary. plant and equipment as outlined below:

Class of fixed assets	Depreciation rate (%)	Depreciation method
Plant and equipment	10 to 40	Diminishing value
Motor vehicles	10 to 40	Diminishing value
Leasehold improvements	2.5 to 25	Diminishing value
Low value pool	20 to 40	Diminishing value

Provisions

Provisions are liabilities of uncertain timing or amount. A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation for which the amount can be estimated reliably, and it is more likely than not that an outflow of economic benefits will be required to settle the obligation. Provisions are measured at management’s best estimate of the expenditure required to settle the obligation. When the effect of discounting is significant, the amount of the provision is determined by discounting the expected cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Provisions are reviewed at each reporting date and any changes to estimates are reflected in the statement of operations.

Income Taxes

Income tax expense comprises current and deferred tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive income (loss), in which case the current and/or deferred tax is also recognized directly in equity or other comprehensive income (loss). Current income taxes is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years that are expected to be paid. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. The Company establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities. Deferred income tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

F-157

Nisus Payroll Pty Ltd

Notes to the Financial Statements

For the year ended June 30, 2025

Earnings per share

Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share is calculated by adjusting net income (loss) and weighted average number of shares outstanding during the period for the effects of dilutive potential shares, which includes any options granted.

Revenue recognition

The entity generates its revenue from its contracts with Nisus Australia Pty Ltd. for supplying skilled professionals. The Company’s business model is to provide temporary staff required for Nisus Australia’s operations. Company will provide qualified personnel, meeting specific needs and requirements of Nisus Australia Pty Ltd.

Revenue represents amounts charged to Nisus Australia for the amount of salaries or wages paid to the manpower supplied. Company also charges a markup on the salaries or wages paid to the manpower supplied. This markup covers our operational costs, including recruitment, administrative overheads

The Company has concluded that it is the principal in its revenue arrangements because it controls the services before transferring them to the customer.

The Company has identified that its performance obligations in the contracts entail sourcing and providing skilled manpower to Nisus Australia for a specified period. In accordance with the contractual terms, the Company invoices Nisus Australia for the provision of skilled manpower. These invoices are typically issued on a monthly basis throughout the duration of the contract and are recognized as revenue.

This revenue recognition practice aligns with the principle of recognizing revenue over time to the extent of the amount the Company is entitled to. It also corresponds to recognizing revenue over time for the satisfaction of performance obligations over time. This determination is based on several factors:

●	Services are transferred to the customer continuously throughout the duration of the contract.
●	The customer benefits as work progresses, with the skilled manpower contributing to ongoing operations or projects.
●	Progress can be reliably measured by invoicing monthly, providing a clear indication of the services rendered.

The Company possesses the enforceable right to payment for the services provided by employees within a given month, further supporting the recognition of revenue over time.

The revenue accounted for within Nisus Payroll’s financial statements are captured in the Cost of Sales figure in Nisus Australia’s financial statements and there is no margin charged to Nisus Australia.

F-158

Nisus Payroll Pty Ltd

Notes to the Financial Statements

For the year ended June 30, 2025

Financial Liabilities

Initial measurement

Financial liabilities are recognized initially at fair value and, in the case of loans and borrowings and payables, net of directly attributable transaction costs

The Company’s financial liabilities include accounts payables and accrued and other liabilities.

Subsequent Measurement

The measurement of financial liabilities depends on their classification as described below:

Financial Liabilities at Fair Value through Profit or Loss

The Company has not designated any financial liability as fair value through profit or loss.

Borrowings

Borrowings are initially recognised at the fair value of the consideration received less directly attributable transaction costs

After initial recognition, borrowings are subsequently measured at amortised cost using the effective interest rate method (“EIR”). Gains and losses are recognised in the statement of comprehensive income when the liabilities are derecognised as well as through the amortisation process.

Amortised cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortisation is included in finance costs in the statement of comprehensive income.

Instalments due within one year are shown as a current liability.

Accrued expenses

Liabilities are recognised for amounts to be paid in the future for goods or services received, whether billed by the supplier or not

Fair Value of Financial Instrument

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

In the principal market for the asset or liability, Orin the absence of a principal market, in the most advantageous market for the asset or liability

The principal or the most advantageous market must be accessible to by the Company. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

F-159

Nisus Payroll Pty Ltd

Notes to the Financial Statements

For the year ended June 30, 2025

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data is available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

Offsetting of Financial Instruments

Financial assets and financial liabilities are offset, and the net amount reported in the statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts and the Company intends to settle on a net basis, or to realize the assets and liabilities simultaneously.

4.	Trade receivables – related party

	As at June 30, 2025	As at June 30, 2024
	AUD	AUD
Accounts receivables	1,310,587	1,505,785
	1,310,587	1,505,785

The average credit period on sales of services is 30 days. No interest is charged on outstanding trade receivables.

The Company measures the loss allowance for trade receivables at an amount equal to lifetime expected credit losses (ECL). These expected credit losses are estimated based on past default experience of the debtor, the current financial position of the debtor, and adjusted for factors specific to the debtors, general economic conditions, and an assessment of both current and forecast conditions at the reporting date.

The Company uses a simplified approach, recognizing a loss allowance based on lifetime ECL from the initial recognition of the receivables. The Company periodically reviews the recoverability of receivables and ascertains the possibility of credit losses. Based on this assessment, the Company creates a provision of doubtful debt that is charged to statement of profit or loss in the period in which these are determined.

5.	Cash and cash equivalents

	As at June 30, 2025	As at June 30, 2024
	AUD	AUD

Cash in hand	120	120
Cash at banks	278,145	364,923
	278,265	365,043

6.	Income taxes receivable

	As at June 30, 2025	As at June 30, 2024
	AUD	AUD

Tax refundable	-	903
	-	138,342

F-160

Nisus Payroll Pty Ltd

Notes to the Financial Statements

For the year ended June 30, 2025

7.	Trade and other payables

	As at June 30, 2025	As at June 30, 2024
	AUD	AUD

Wages Payables	1,342,665	1,343,837
	1,342,665	1,343,837

All amounts are short-term. The carrying values of trade payables are considered to be a reasonable approximation of fair value.

8.	Accrued and other liabilities

	As at June 30, 2025	As at June 30, 2024
	AUD	AUD

ATO integrated account	238,690	513,977
Payroll and benefits payable	2	-
Lease Liability	716	-
	239,408	513,977

9.	Share capital

The share capital of the Company consists only of fully paid ordinary shares with a nominal (par) value of AUD 1 per share. All shares are equally eligible to receive dividends and the repayment of capital and represent one vote at shareholders’ meetings of the Company.

	As at June 30, 2025	As at June 30, 2024
	AUD	AUD

Fully paid ordinary share capital - amount (AUD)	120	120
	120	120

Dividends

During the year ended June 30, 2024, Nisus Payroll Pty Ltd. paid dividends of AUD 16,500 to its equity shareholders.

10.	Related Party Transactions

Nisus Payroll Pty Ltd and Nisus Australia Pty Ltd are entity under common control, wholly owned by the same shareholders. Nisus Payroll Pty Ltd was incorporated to provide payroll and staffing services exclusively to Nisus Australia Pty Ltd. All revenues of Nisus Payroll are derived from providing contract-based employees to Nisus Australia. Further, these transactions are also occurred on arm length basis.

The Company considers these transactions to be related party transactions and has disclosed them in accordance with applicable accounting standards.

Related parties	Relationship	As at June 30, 2025	As at June 30, 2024
Revenue		AUD	AUD
Nisus Australia Pty limited	Entity under common control	11,876,908	10,774,956

Receivable
Nisus Australia Pty Limited	Entity under common control	1,310,587	1,505,785

F-161

Nisus Payroll Pty Ltd

Notes to the Financial Statements

For the year ended June 30, 2025

Related party transactions were made on normal commercial terms and conditions. Outstanding balances are unsecured, interest-free, and repayable on demand, and no guarantees have been given or received in respect of these balances.

Key Management Personnel Compensation

Short-term employee benefits	CEO’s Son	28,280	-

During the year, CEO’s son was employed during the year and received wages of AUD 25,363, along with superannuation contributions at the rate of 11.5% (AUD 2,917). This transaction has been disclosed as related party transactions in accordance with the requirements of the applicable accounting standards.

11.	Revenue

	For the year ended June 30, 2025	For the year ended June 30, 2024
	AUD	AUD

Consulting Income	11,883,620	10,820,706
	11,883,620	10,820,706

The Company’s revenue is derived solely from the provision of ICT Consulting services under time and materials contracts. Given the nature of the business and the uniformity of service type, customers, and contract terms, the revenue has been presented as a single category. Revenue is recognized over time as services are rendered, based on hours incurred and invoiced to the customer, in accordance with the performance obligations set out in each contract. The Company applies the practical expedient under IFRS 15.121, recognizing revenue at the time of invoicing, as this corresponds directly with the value of the service transferred to the customer.

Revenue includes AUD 11,876,908 of related-party revenue for the year ended 30 June 2025 (30 June 2024: AUD 10,774,956). (Ref. note 10, Related party transactions).

12.	Cost of sales

	For the year ended June 30, 2025	For the year ended June 30, 2024
	AUD	AUD

Salaries and wages	11,876,908	10,774,956
	11,876,908	10,774,956

13.	General and administrative expenses

	For the year ended June 30, 2025	For the year ended June 30, 2024
	AUD	AUD

Office expense	13,297	469
Accrued Superannuation	10,357	(8,800)
Travel	3,907	45,750
	27,561	37,419

F-162

Nisus Payroll Pty Ltd

Notes to the Financial Statements

For the year ended June 30, 2025

14.	Interest Income

	For the year ended June 30, 2025	For the year ended June 30, 2024
	AUD	AUD

Interest Income	6,126	4,791
	6,126	4,791

15.	Other income

	For the year ended June 30, 2025	For the year ended June 30, 2024
	AUD	AUD

Other income	7,584	490
	7,584	490

16.	Earning per share

	For the year ended June 30, 2025	For the year ended June 30, 2024
	AUD	AUD

Profit & loss attributable to the ordinary equity holders of the company	(7,139)	13,612
Weighted average number of ordinary shares	120	120

Basic earnings / (loss) per share	(59)	113
Diluted earnings / (loss) per share	(59)	113

17.	Financial Instruments

Classes and categories of financial instruments

The carrying amounts of financial assets and financial liabilities in each category are as follows:

	June 30, 2025	June 30, 2024
	AUD	AUD
Financial Assets
Measured at amortized cost:
Income taxes receivable	-	904
Trade and other receivables	1,310,587	1,505,785
Cash and cash equivalents	278,265	365,043
Financial Liabilities
Measured at amortized cost:
Trade and other payables	1,342,665	1,343,837
Accrued and other liabilities	239,408	513,977

F-163

Nisus Payroll Pty Ltd

Notes to the Financial Statements

For the year ended June 30, 2025

Fair Value Measurement

All financial assets and financial liabilities are measured at amortized cost, and their carrying values approximate their fair values.

Market Risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk: currency risk, interest rate risk, and other price risk. The entity is not exposed to interest rate risk.

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The entity is not exposure to the risk of changes in market interest rates

Credit Risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The entity is not exposed to credit risk

Liquidity Risk

Liquidity risk is the risk that the entity will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial asset. The entity is not exposed to credit risk

Maturities of Financial Liabilities

The following tables detail the entity’s remaining contractual maturity for its non-derivative financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the entity can be required to pay.

Financial Liabilities	< 1 year	1-5 years	> 5 years
Trade and other payables	1,342,665	-	-
Accrued and other liabilities	239,408	-	-

18.	Contingencies and commitments

As at June 30, 2025, the Company had no contingent liabilities.

Contingent liabilities are potential liabilities that may arise depending on the outcome of an uncertain future event. They are not recognized in the financial statements because their existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company.

The Company continuously monitors and assesses all potential risks and uncertainties that may impact its financial position. As of the reporting date, the Company has not identified any contingent liabilities that need to be disclosed.

19.	Events after the reporting date

No adjusting or significant non-adjusting events have occurred between the June 30, 2025 (reporting date) and the date of authorisation.

F-164

Vega Global Technologies Pty Ltd

Financial Statements

For the year ended June 30, 2025

F-165

Independent Auditor’s Report

Opinion on the Financial Statements

We have audited the financial statements of Vega Global Technologies Pty Limited (the Company) which comprise the statement of financial position as at June 30, 2025 and 2024, and the related statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the years ended June 30, 2025 and 2024 and the related notes to the financial statements including a summary of significant accounting policies.

In our opinion, the accompanying financial statements present fairly, in all material respects, the Statement of financial position of the Company at June 30, 2025 and 2024 and the related statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the periods above mentioned, in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company, and have fulfilled our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standard (IFRS) as issued by International Accounting Standards Board (IASB), and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

F-166

In performing an audit in accordance with US GAAS, we:

●	Use professional judgment and exercise professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal controls. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and internal control related matters identified during our audit.

Akhil Sobti, Chartered Accountant – CAANZ Membership No 449425

AICPA Membership No 402307223

19 September 2025

F-167

Vega Global Technologies Pty Ltd

Statement of Financial Position

As at June 30, 2025

		As at	As at
	Notes	June 30, 2025	June 30, 2024
		AUD	AUD
Assets

Non-current assets
Property, plant and equipment
Intangible Assets	4	1	1
Total non-current assets		1	1

Current assets
Cash and cash equivalents	5	100	100
Total current assets		100	100
Total assets		101	101

Equity and liabilities
Equity
Shareholder’s equity	6	100	100
Retained earnings		-	-
Total equity		100	100

Liabilities
Current liabilities
Trade and other payables	7	1	1
Total current liabilities		1	1
Total equity and liabilities		101	101

The accompanying notes are an integral part of these financial statements

F-168

Vega Global Technologies Pty Ltd

Statements of profit or loss and other comprehensive income

For the year ended June 30, 2025

	Notes	For the year ended June 30, 2025	For the year ended June 30, 2024
		AUD	AUD

Revenue		-	-
Operating Expenses		-	-
Operating income		-	-
Other income		-	-
income before tax		-	-
Tax expense		-	-
Net income and total comprehensive income		-	-

Number of common shares outstanding - basic and diluted		1,832,063	1,832,063

Basic and diluted earnings per share		-	-

The accompanying notes are an integral part of these financial statements

F-169

Vega Global Technologies Pty Ltd

Statement of Changes in Equity

For the year ended June 30, 2025

	Share Capital	Retained Earnings/ (Accumulated losses)	Total Equity
	AUD	AUD	AUD

Balance as at June 30, 2023	100	-	-
Net income for the year	-	-	-
Balance as at June 30, 2024	100	-	-

Net income of the Year	-	-	-
Balance as at June, 2025	100	-	-

The annexed notes are integral part of these financial statements

F-170

Vega Global Technologies Pty Ltd

Statement of Cash Flows

For the year ended June 30, 2025

	For the year ended June 30, 2025	For the year ended June 30, 2024
	AUD	AUD
Cash flows from operating activities
Income for the year	-	-

Net Cash generated/(used in) from operating activities	-	-
	-	-
Cash flows from investing activities

Cash generated/(used in) from investing activities	-	-

Cash flows from financing activities
Other cash items from financing activities	-	-
Cash generated/(used in) financing activities	-	-

Net increase / (decrease) in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of the year	100	100
Cash and cash equivalents at end of the year	100	100

The accompanying notes are an integral part of these financial statements

F-171

Vega Global Technologies Pty Ltd

Notes to the financial statements

For the year ended June 30, 2025

1.	General information and basis of presentation

Vega Global Technologies Pty Ltd (Previously Intelsec Pty Ltd), established in April 11, 2023, is a leading global system integrator and managed service provider specializing in digital workplace systems, audiovisual solutions, video conferencing, and collaboration technologies.

These financial statements have been prepared using International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applicable to a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business as they become due.

The financial statements of Vega Global Technologies Pty Ltd are presented in Australian dollars (AUD) and are rounded to the nearest AUD.

2.	Basis of presentation, preparation and compliance

Statement of compliance

The financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”)

Standards, interpretations and amendments to approved accounting standards which became effective during the year

There are certain amendments to the accounting and reporting standards which became effective during the year and are adopted by the Company for the financial year beginning on July 01, 2024. However, these amendments do not have any significant impact on the Company’s financial reporting, and therefore have not been presented in these unconsolidated financial statements.

Standards, interpretations and amendments to approved accounting standards that are issued but not yet effective and have not been early adopted by the Company

The following standards, amendments with respect to approved accounting standards as applicable would be effective from dates mentioned below and have not been early adopted by the company:

Standard name	Title	Effective date
IAS 1	Presentation of financial statements’, Classification of liabilities as current or non-current — (Amendments)	1-Jan-24
IAS 7	Statement of cash flows’, Changes regarding supplier finance arrangements — (Amendments)	1-Jan-26
IAS 21	‘The Effects of Changes in Foreign Exchange Rates’, Lack of exchangeability — (Amendments)	1-Jan-25
IFRS 7	‘Financial instruments: Disclosures’, Changes regarding supplier finance arrangements — (Amendments)	1-Jan-26
IFRS 9	‘Financial instruments: Disclosures’, To address matters identified during the post-implementation review of the classification and measurement requirements of IFRS 9 — (Amendments)	1-Jan-26
IFRS 16	Leases’, Sale and Leaseback transactions — (Amendments)	1-Jan-24
IFRS 17	‘Insurance contracts’	1-Jan-26

F-172

Vega Global Technologies Pty Ltd

Notes to the financial statements

For the year ended June 30, 2025

3.	Material accounting policies

Going Concern

The management has assessed the company’s ability to continue as a going concern and has concluded that it is appropriate to prepare the financial statements on a going concern basis. The assessment was based on the company’s current financial position, cash flow projections, and the availability of financial resources. The financial statements have accordingly been prepared on a going concern basis, which assumes that the company will continue to operate for the foreseeable future

Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into entity’s functional currency as rates of exchange in effect at the statement of financial position date. Revenues and expenses denominated in foreign currencies are translated into each entity’s functional currency at rates prevailing on the transaction dates. Gains and losses resulting from translation of monetary assets and liabilities denominated in currencies other than the Company’s functional currency are included in the determination of income for the year.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, deposits held with banks and highly liquid short-term securities with maturities of three months or less at the date of purchase.

Trade Receivables

Trade receivables are recognized initially at the amount of consideration that is unconditional, unless they contain significant financing components when they are recognized at fair value.

Inventories

Inventories are valued at the lower of cost and net realizable value. Net realizable value is the estimated selling price less cost to complete and applicable selling expenses.

Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and impairments. Costs include expenditures that are directly attributable to the acquisition of the asset. Subsequent costs are included in the asset’s carrying value or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably. The carrying value of a replaced asset is derecognized when replaced. Maintenance and repairs are expensed as incurred. Property, plant and equipment are depreciated from the point at which the asset is ready for use. Depreciation is computed using the methods and rates based on the estimated useful lives of the property.

F-173

Vega Global Technologies Pty Ltd

Notes to the financial statements

For the year ended June 30, 2025

The Company follows a policy of capitalizing tangible assets that have an individual cost exceeding AUD 5,000. Assets with a cost of AUD 5,000 or below are expensed in the period they are incurred. This threshold is reviewed periodically and adjusted if necessary. plant and equipment as outlined below:

Class of fixed assets	Depreciation rate (%)	Depreciation method
Plant and equipment	10 to 40	Diminishing value
Motor vehicles	10 to 40	Diminishing value
Leasehold improvements	2.5 to 25	Diminishing value
Low value pool	20 to 40	Diminishing value

Provisions

Provisions are liabilities of uncertain timing or amount. A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation for which the amount can be estimated reliably, and it is more likely than not that an outflow of economic benefits will be required to settle the obligation. Provisions are measured at management’s best estimate of the expenditure required to settle the obligation. When the effect of discounting is significant, the amount of the provision is determined by discounting the expected cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Provisions are reviewed at each reporting date and any changes to estimates are reflected in the statement of operations.

Income Taxes

Income tax expense comprises current and deferred tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive income (loss), in which case the current and/or deferred tax is also recognized directly in equity or other comprehensive income (loss). Current income taxes is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years that are expected to be paid. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. The Company establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities. Deferred income tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Earnings per share

Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share is calculated by adjusting net income (loss) and weighted average number of shares outstanding during the period for the effects of dilutive potential shares, which includes any options granted.

F-174

Vega Global Technologies Pty Ltd

Notes to the financial statements

For the year ended June 30, 2025

Revenue recognition

Vega Global is engaged in system integration and provision of managed services, specializing in digital workplace systems, audiovisual solutions, video conferencing, and collaboration technologies.

Revenue is derived from the services provided to customers. In accordance with IFRS 15 – Revenue from Contracts with Customers, revenue is recognized when the Company satisfies its performance obligations by transferring the agreed services to the customer at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services.

For digital workplace systems, audiovisual solutions, video conferencing, and collaboration technologies, the Company typically enters into Time & Material Agreements. Under these arrangements, revenue is recognized based on the actual time (measured in hours) incurred in providing services to customers during each invoicing period, generally on a monthly basis.In line with the practical expedient of the invoice method under IFRS 15, the Company recognizes revenue from services at the time of invoicing, provided that:

The Company has an enforceable right to payment

The Company has fulfilled its service obligations to the customer.

Financial Liabilities

Initial measurement

All financial assets and liabilities are initially measured at cost which is the fair value of the consideration given or received. These are subsequently measured at fair value, amortized cost or cost as the case may be.

The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Company’s business model for managing them. With the exception of trade receivables, amounts due from related parties and bank balances that do not contain a significant financing component or for which the Company has applied the practical expedient, the Company initially measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs.

Trade receivables that do not contain a significant financing component or for which the Company has applied the practical expedient are measured at the transaction price determined under IFRS 15. Refer to the accounting policy in Revenue Recognition.

In order for a financial asset to be classified and measured at amortised cost or fair value through OCI, it needs to give rise to cash flows that are ‘solely payments of principal and interest (SPPI)’ on the principal amount outstanding.

The Company’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both.

Purchases or sales of financial assets that require delivery of assets within a time frame established by regulation or convention in the marketplace (regular way trades) are recognised on the trade date, i.e., the date that the Company commits to purchase or sell the asset.

The Company’s financial assets include bank balances and trade receivables.

Subsequent Measurement

The measurement of financial liabilities depends on their classification as described below:

Financial Liabilities at Fair Value through Profit or Loss

The Company has not designated any financial liability as fair value through profit or loss.

Borrowings

Borrowings are initially recognised at the fair value of the consideration received less directly attributable transaction costs

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Vega Global Technologies Pty Ltd

Notes to the financial statements

For the year ended June 30, 2025

After initial recognition, borrowings are subsequently measured at amortised cost using the effective interest rate method (“EIR”). Gains and losses are recognised in the statement of comprehensive income when the liabilities are derecognised as well as through the amortisation process.

Amortised cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortisation is included in finance costs in the statement of comprehensive income.

Instalments due within one year are shown as a current liability.

Accrued expenses

Liabilities are recognised for amounts to be paid in the future for goods or services received, whether billed by the supplier or not

Fair Value of Financial Instrument

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

In the principal market for the asset or liability, Orin the absence of a principal market, in the most advantageous market for the asset or liability

The principal or the most advantageous market must be accessible to by the Company. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data is available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

Offsetting of Financial Instruments

Financial assets and financial liabilities are offset, and the net amount reported in the statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts and the Company intends to settle on a net basis, or to realize the assets and liabilities simultaneously.

4.	Intangible Assets

	As at June 30, 2025	As at June 30, 2024
	AUD	AUD
Cost	1	1

Additions during the year	-	-

Accumulated Amortization	-	-

Amortization Expense During the year	-	-
Net Book Value	1	1

F-176

Vega Global Technologies Pty Ltd

Notes to the financial statements

For the year ended June 30, 2025

On 10 July 2023, the Company entered into a Heads of Agreement with Natraj Balasubramanian (a director of the Company) to acquire 100% of the intellectual property (IP) legally and beneficially owned by Natraj Balasubramanian. Under the terms of the agreement, Natraj Balasubramanian assigned full ownership of the IP to the Company, free from encumbrances, in consideration for nominal cash payment of AUD 1 (inclusive of GST).

Settlement occurred on 12 July 2023, at which time legal title to the IP was transferred to the Company. The IP was recognized as an intangible asset at its acquisition cost of AUD 1

The Company considers the recognition of the IP at nominal value to represent a significant judgment under IAS 1.122, given the unusual nature of the transaction and the fact that it was not conducted at fair value.

Amortization and Useful Life

The IP is not yet being amortised, as management is in the process of determining its useful life and whether it has an indefinite or finite life. Once determined, the asset will be amortised on a systematic basis over its useful life.

Impairment Testing

In accordance with IAS 36, management has assessed the IP for impairment as at 30 June 2025. No impairment indicators were identified, and the recoverable amount of the IP was not considered to be lower than its carrying value of AUD 1.

5.	Cash and cash equivalents

	As at June 30, 2025	As at June 30, 2024
	AUD	AUD
Cash at bank	-	-
Cash in hand	100	100
	100	100

6.	Share capital

The share capital of the Company consists only of fully paid ordinary shares with a nominal (par) value of AUD 100 all shares. All shares are equally eligible to receive dividends and the repayment of capital and represent one vote at shareholders’ meetings of the Company.

	As at June 30, 2025	As at June 30, 2024
	AUD	AUD

Fully paid Ordinary Shares- Numbers	1,832,063	1,832,063
Fully paid Ordinary Shares - Amount (AUD)	100	100

F-177

Vega Global Technologies Pty Ltd

Notes to the financial statements

For the year ended June 30, 2025

7.	Trade and other payables

	As at June 30, 2025	As at June 30, 2024
	AUD	AUD

Trade Payable	1	1

8.	Related Party Transactions

In accordance with IAS 24 Related Party Disclosures, the Company has identified the following related party relationships and transactions:

Key Management Personnel

Natraj Balasubramanian serves as a director of the Company. As such, Natraj Balasubramanian is considered a related party.

Transactions with Related Parties

During the year ended 10 July 2023, the Company acquired intellectual property (IP) from Natraj Balasubramanian. Under a Heads of Agreement, Natraj Balasubramanian assigned 100% of the legal and beneficial ownership of the IP to the Company.

Consideration for the IP assignment was AUD 1 (inclusive of GST).

Legal title to the IP transferred on settlement, two business days after execution of the agreement.

The IP has been recognized in the Company’s Statement of Financial Position as an intangible asset at cost (AUD 1)

No other transactions were undertaken with Natraj Balasubramanian in their capacity as a director.

9.	Earnings per share

	For the year ended June 30, 2025	For the year ended June 30, 2024
	AUD	AUD

Profit attributable to the ordinary equity holders of the company	-	-
Weighted average number of ordinary shares	1,832,063	1,832,063

Basic earnings / (loss) per share	-	-
Diluted earnings / (loss) per share	-	-

F-178

Vega Global Technologies Pty Ltd

Notes to the financial statements

For the year ended June 30, 2025

10.	Financial Instruments

Classes and categories of financial instruments

The carrying amounts of financial assets and financial liabilities in each category are as follows:

	As at June 30, 2025	As at June 30, 2024
	AUD	AUD
Financial Assets
Measured at amortized cost:
-Cash and cash equivalents	100	100
Financial Liabilities
Measured at amortized cost:
-Trade and other payables	1	1

Fair Value Measurement

All financial assets and financial liabilities are measured at amortized cost, and their carrying values approximate their fair values.

Financial Risk Management Objectives and Policies

“The Company’s principal financial liabilities comprise trade payables. The main purpose of these financial liabilities is to finance the entity’s operations. The Company’s principal financial assets include loans, trade receivables, and cash and cash equivalents that derive directly from its operation

Market Risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk: currency risk, interest rate risk, and other price risk. The entity is not exposed to interest rate risk

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The entity is not exposure to the risk of changes in market interest rates

Credit Risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The entity is exposed to credit risk from its operating activities primarily trade receivables.

Trade Receivables

The Company trades only with recognized, creditworthy third parties. It is the Company’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures. In addition, receivable balances are monitored on an ongoing basis with the result that the entity’s exposure to bad debts is not significant.

F-179

Vega Global Technologies Pty Ltd

Notes to the financial statements

For the year ended June 30, 2025

Liquidity Risk

Liquidity risk is the risk that the entity will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial asset. The entity monitors its risk to a shortage of funds using a recurring liquidity planning tool. This tool considers the maturity of both its financial investments and financial assets.

Maturities of Financial Liabilities

The following tables detail the entity’s remaining contractual maturity for its non-derivative financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the entity can be required to pay.

Financial Liabilities	< 1 year	1-5 years	> 5 years
Trade and other payables	1	-	-

11.	Contingencies and commitments

As at 30 June 2025, the Company has no contingent liabilities

Contingent liabilities are potential liabilities that may arise depending on the outcome of an uncertain future event. They are not recognized in the financial statements because their existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company.

The Company continuously monitors and assesses all potential risks and uncertainties that may impact its financial position. As of the reporting date, the Company has not identified any contingent liabilities that need to be disclosed.

12.	Events After The Reporting Date

No adjusting or significant non-adjusting events have occurred between June 30, 2025 (reporting date) and the date of authorisation.

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